Exhibit 99.3

PRO FORMA VALUATION REPORT STANDARD CONVERSION

Eastern Bankshares, Inc. | Boston, Massachusetts

HOLDING COMPANY FOR:

Eastern Bank | Boston, Massachusetts

Dated as of April 17, 2020

1311-A Dolley Madison Boulevard, Suite 2A

McLean, Virginia 22101

703.528.1700

rpfinancial.com

April 17, 2020

Board of Trustees

Eastern Bank Corporation

Board of Directors

Eastern Bankshares, Inc.

Eastern Bank

265 Franklin Street

Boston, Massachusetts 02110

Members of the Boards of Trustees and Directors:

At your request, we have completed and hereby provide a draft independent appraisal (“Appraisal”) of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

This draft Appraisal is subject to revision and will be filed in final form as part of the Applications that will be filed by Eastern Bank Corporation, currently a “no-stock” mutual holding company, in connection with its plan of conversion (the “Plan”), and thus this draft Appraisal will be superseded by the Appraisal filed in final form. Such revisions will reflect any changes in the financial data included in the prospectus, any changes to the pro assumptions, new information learned in conducting ongoing due diligence, updated financial information for the public peer group selected for valuation purposes, more current market pricing data, and discussions with other parties retained by Eastern Bank Corporation to facilitate the Plan. Accordingly, the valuation conclusion set forth in this draft Appraisal may be subject to change.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” (the “Valuation Guidelines”) of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”), the Massachusetts Commissioner of Banks (the “Commissioner”) and other state banking regulatory agencies, and applicable regulatory interpretations thereof. As described more fully herein, RP Financial formally requested that the FRB and the Commissioner waive the Valuation Guidelines restriction of including only public thrifts in the valuation peer group selection and permit inclusion of public commercial banking companies since there is an insufficient number of public thrifts comparable to Eastern Bank in its asset size class within the region and since Eastern Bank operates a commercial bank charter under the current mutual holding company structure. The FRB and the Commissioner granted this waiver prior to the submission of this draft Appraisal.

Washington Headquarters
1311-A Dolley Madison Boulevard	Main: (703) 528-1700
Suite 2A	Fax: (703) 528-1788
McLean, VA 22101	Toll-Free: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Trustees

Board of Directors

April 17, 2020

Description of Plan of Conversion

On                     , 2020, the Board of Trustees of Eastern Bank Corporation (the “MHC”) and the Board of Directors of Eastern Bankshares, Inc. (“Eastern Bankshares” or the “Company”) adopted the Plan; whereby, the MHC will convert to stock form. As a result of the conversion, the MHC, which currently owns all of the issued and outstanding common stock of Eastern Bank will be succeeded by Eastern Bankshares, a newly formed Massachusetts stock holding company. Following the conversion, the MHC will no longer exist. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Eastern Bankshares or the Company.

Eastern Bankshares will offer its common stock in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Plans including Eastern Bank’s employee stock ownership plan (the “ESOP”) and Employees, Officers, Directors, Trustees and Corporators of Eastern Bank and the MHC as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated offering. At least 50% of the net proceeds from the stock offering will be invested in Eastern Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of Eastern Bank, a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Eastern Bankshares may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for a contribution to the Eastern Bank Charitable Foundation, an existing charitable foundation previously established by Eastern Bank (the “Foundation”). The Foundation contribution will be funded with 4.0% of the number of shares of common stock that will be outstanding after the offering and that contribution. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Eastern Bank operates, and the contribution will enable those communities to share in the Company’s long-term growth. The Foundation is dedicated completely to community activities and the promotion of charitable causes.

RP® Financial, LC.

RP® Financial, LC. (“RP Financial”) is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for the Appraisal, we are independent of the Company, Eastern Bank, the MHC and the other parties engaged by Eastern Bank, the Company or the MHC to assist in the stock conversion process.

Board of Trustees

Board of Directors

April 17, 2020

Valuation Methodology

In preparing our Appraisal, we have reviewed the regulatory applications of the Company, the Bank and the MHC, including the prospectus that will be filed with the FRB and the Securities and Exchange Commission (“SEC”). We have conducted a financial analysis of the Company, Eastern Bank and the MHC that has included a review of audited financial information for the fiscal years ended December 31, 2015 through December 31, 2019, a review of various unaudited information and internal financial reports through December 31, 2019, and due diligence related discussions with the Company’s management; Ernst & Young LLP, the Company’s independent auditor; Nutter McClennen & Fist LLP, the Company’s counsel for the stock issuance, and Keefe, Bruyette & Woods, Inc. and JPMorgan Securities LLC, the Company’s marketing advisors in connection with the stock offering. All assumptions and conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

We have investigated the competitive environment within which Eastern Bankshares operates and have assessed Eastern Bankshares’ relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on Eastern Bankshares and the industry as a whole. We have analyzed the potential effects of the stock offering on Eastern Bankshares’ operating characteristics and financial performance as they relate to the pro forma market value of Eastern Bankshares. We have reviewed the economic and demographic characteristics of the Company’s primary market area. We have compared Eastern Bankshares’ financial performance and condition with selected publicly-traded bank and thrift companies in accordance with the Valuation Guidelines, pursuant to the non-objection by the FRB and the Commissioner of our request to include publicly-traded commercial banking companies in the Company’s valuation Peer Group as there was an insufficient number of regional public thrifts that could be considered comparable to the Company. We have reviewed the current conditions in the securities markets in general and the market for bank and thrift stocks in particular, including the market for existing bank and thrift issues and initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses banks and thrifts subject to announced or rumored acquisition, and/or institutions that exhibit other unusual characteristics.

The Appraisal is based on Eastern Bankshares’ representation that the information contained in the regulatory applications and additional information furnished to us by Eastern Bankshares and its independent auditor, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by Eastern Bankshares, or its independent auditor, legal counsel and other authorized agents nor did we independently value the assets or liabilities of Eastern Bankshares. The valuation considers Eastern Bankshares only as a going concern and should not be considered as an indication of Eastern Bankshares’ liquidation value.

Board of Trustees

Board of Directors

April 17, 2020

Our appraised value is predicated on a continuation of the current operating environment for Eastern Bankshares and for all banks and thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of bank and thrift stocks as a whole or the value of Eastern Bankshares’ stock alone. It is our understanding that there are no current plans for selling control of Eastern Bankshares following completion of the stock offering. To the extent that such factors can be foreseen, they have been factored into our analysis.

The estimated pro forma market value is defined as the price at which Eastern Bankshares’ common stock, immediately upon completion of the stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

It is our opinion that, as of April 17, 2020, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including shares to be issued to the Foundation, equaled $1,588,541,670 at the midpoint, equal to 158,854,167 shares offered at a per share value of $10.00. Pursuant to the conversion guidelines, the 15% valuation range indicates a minimum value of $1,350,260,420 and a maximum value of $1,826,822,920. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 135,026,042 at the minimum and 182,682,292 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $2,100,846,360 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 210,084,636. Based on this valuation range, the offering range is as follows: $1,296,250,000 at the minimum, $1,525,000,000 at the midpoint, $1,753,750,000 at the maximum and $2,016,812,500 at the super maximum. Based on the $10.00 per share offering price, the number of offering shares is as follows: 129,625,000 at the minimum, 152,500,000 at the midpoint, 175,375,000 at the maximum and 201,681,250 at the super maximum.

Limiting Factors and Considerations

The valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is determined in accordance with applicable regulatory guidelines and is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof. The appraisal reflects only a valuation range as of this date for the pro forma market value of Eastern Bankshares immediately upon issuance of the stock and does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market on the date of issuance of such securities or at anytime thereafter following the completion of the stock offering.

Board of Trustees

Board of Directors

April 17, 2020

RP Financial’s valuation was based on the financial condition and operations of Eastern Bankshares as of December 31, 2019, the date of the financial data included in the prospectus.

RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

This valuation will be updated as provided for in the conversion regulations and the Valuation Guidelines. These updates will consider, among other things, any developments or changes in the financial performance and condition of Eastern Bankshares, management policies, and current conditions in the equity markets for bank and thrift shares, both existing issues and new issues. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for bank and thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update. The valuation will also be updated at the completion of Eastern Bankshares’ stock offering.

Respectfully submitted,
RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

William E. Pommerening
CEO and Managing Director

Gregory E. Dunn
Director

RP® Financial, LC.	TABLE OF CONTENTS
i

TABLE OF CONTENTS

EASTERN BANKSHARES, INC.

EASTERN BANK

Boston, Massachusetts

DESCRIPTION	PAGE NUMBER

CHAPTER ONE OVERVIEW AND FINANCIAL ANALYSIS

Introduction	I.1
Plan of Conversion	I.1
Strategic Overview	I.2
Balance Sheet Trends	I.5
Income and Expense Trends	I.8
Interest Rate Risk Management	I.12
Lending Activities and Strategy	I.13
Asset Quality	I.15
Funding Composition and Strategy	I.16
Subsidiary Activities	I.16
Legal Proceedings	I.17

CHAPTER TWO MARKET AREA

Introduction	II.1
National Economic Factors	II.1
Market Area Demographics	II.5
Regional Economy	II.9
Unemployment Trends	II.11
Market Area Deposit Characteristics and Competition	II.12

CHAPTER THREE PEER GROUP ANALYSIS

Peer Group Selection	III.1
Financial Condition	III.6
Income and Expense Components	III.8
Loan Composition	III.11
Interest Rate Risk	III.11
Credit Risk	III.14
Summary	III.14

RP® Financial, LC.	TABLE OF CONTENTS
ii

TABLE OF CONTENTS

EASTERN BANKSHARES, INC.

EASTERN BANK

Boston, Massachusetts

(continued)

DESCRIPTION	PAGE NUMBER
CHAPTER FOUR VALUATION ANALYSIS

Introduction	IV.1
Appraisal Guidelines	IV.1
RP Financial Approach to the Valuation	IV.1
Valuation Analysis	IV.2
1. Financial Condition	IV.3
2. Profitability, Growth and Viability of Earnings	IV.4
3. Asset Growth	IV.6
4. Primary Market Area	IV.6
5. Dividends	IV.8
6. Liquidity of the Shares	IV.8
7. Marketing of the Issue	IV.9
A. The Public Market	IV.9
B. The New Issue Market	IV.16
C. The Acquisition Market	IV.16
8. Management	IV.18
9. Effect of Government Regulation and Regulatory Reform	IV.19
Summary of Adjustments	IV.19
Valuation Approaches 1. Price-to-Earnings (“P/E”)	IV.19 IV.21
2. Price-to-Book (“P/B”)	IV.22
3. Price-to-Assets (“P/A”)	IV.24
Comparison to Recent Offerings	IV.24
Valuation Conclusion	IV.25

RP® Financial, LC.	LIST OF TABLES
iii

LIST OF TABLES

EASTERN BANKSHARES, INC.

EASTERN BANK

Boston, Massachusetts

TABLE NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheet Data	I.6
1.2	Historical Income Statements	I.9

2.1	Summary Demographic Data	II.6
2.2	Primary Market Area Employment Sectors	II.9
2.3 2.4	Boston MSA and Manchester-Nashua MSA Largest Employers Unemployment Trends	II.10 II.11
2.5	Deposit Summary	II.13
2.6	Market Area Deposit Competitors	II.14

3.1	Peer Group of Publicly-Traded Banks and Thrifts	III.3
3.2	Balance Sheet Composition and Growth Rates	III.7
3.3	Income as a Pct. of Avg. Assets and Yields, Costs, Spreads	III.9
3.4	Loan Portfolio Composition and Related Information	III.12
3.5	Interest Rate Risk Measures and Net Interest Income Volatility	III.13
3.6	Credit Risk Measures and Related Information	III.15

4.1	Market Area Unemployment Rates	IV.7
4.2	Pricing Characteristics and After-Market Trends	IV.17
4.3	Market Pricing Versus Peer Group	IV.23

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.1

I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction

Eastern Bank, established in 1818, is a Massachusetts-chartered commercial bank headquartered in Boston, Massachusetts. Eastern Bank Corporation (the “MHC”) was formed in 1989 as a Massachusetts mutual holding company in connection with the reorganization of Eastern Bank’s mutual saving bank predecessor into the mutual holding company form of organization. To date, the MHC has not engaged in any business activity other than ownership of all the common stock of Eastern Bank. Eastern Bank serves the Boston metropolitan area, southeast New Hampshire and southeastern Massachusetts, including the peninsula of Cape Cod through the headquarters office in Boston and 89 full-service branch offices. The Bank’s financial services are also delivered through 25 insurance offices. A map of Eastern Bank’s branch and insurance office locations is provided in Exhibit I-1. Eastern Bank is a member of the Federal Home Loan Bank (“FHLB”) system and its deposits are insured up to the maximum allowable amount by the Federal Deposit Insurance Corporation (“FDIC”). As of December 31, 2019, Eastern Bank Corporation had total assets of $11.629 billion, total deposits of $9.551 billion and total equity of $1.600 billion equal to 13.76% of total assets. The MHC’s audited financial statements are included by reference as Exhibit I-2.

Plan of Conversion

On ___________________, 2020, the Board of Trustees of the MHC and the Board of Directors of Eastern Bankshares, Inc. (“Eastern Bankshares” or the “Company”) adopted the plan of conversion (the “Plan”); whereby, the MHC will convert to stock form. As a result of the conversion, the MHC, which currently owns all of the issued and outstanding common stock of Eastern Bank will be succeeded by Eastern Bankshares, a newly formed Massachusetts stock holding company. Following the conversion, the MHC will no longer exist. For purposes of this document, the existing consolidated entity will hereinafter be referred to as Eastern Bankshares or the Company.

Eastern Bankshares will offer its common stock in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Plans including Eastern Bank’s employee stock ownership plan (the “ESOP”), and Employees, Officers, Directors, Trustees and Corporators of the Bank or the MHC, as such terms are defined in the Company’s Plan for purposes of applicable regulatory

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.2

guidelines governing stock offerings by mutual institutions. To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated offering. At least 50% of the net proceeds from the stock offering will be invested in Eastern Bank and the balance of the net proceeds will be retained by the Company.

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, funding a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Eastern Bankshares may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for a contribution to the Eastern Bank Charitable Foundation, an existing charitable foundation previously established by Eastern Bank (the “Foundation”). The Foundation contribution will be funded with 4.0% of the number of shares of common stock that will be outstanding after the offering and that contribution. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Eastern Bank operates, and the contribution will enable those communities to share in the Company’s long-term growth. The Foundation is dedicated completely to community activities and the promotion of charitable causes.

Strategic Overview

The Company offers a full range of financial services to individual, corporate, municipal and institutional customers. The Company’s traditional banking activities include secured and unsecured commercial and consumer lending, originating mortgage loans secured by residential and commercial properties and accepting consumer, commercial and municipal deposits. The Bank’s lending activities are primarily conducted in Massachusetts and New Hampshire. Beyond traditional banking services, Eastern Bankshares’ provides a variety of financial services to address the full range of banking services required of a diverse customer base, including international banking services, municipal banking products and services, capital market investment products and services, and providing financial services to New England based community banks, insurance companies and other financial service companies. Eastern Bank also offers wealth management services, and insurance products and services through its wholly-owned subsidiary, Eastern Insurance Group, LLC (“Eastern Insurance”). For more than 25 years, the Company has pursued a strategy of supplementing organic growth with growth through acquisitions, which have included acquisitions of whole banks, branch offices, insurance agencies and trust departments.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.3

Loans constitute the major portion of the Company’s composition of interest-earning assets, with commercial real estate loans and commercial business loans comprising the two largest concentrations of the Company’s loan portfolio. Investments serve as a supplement to the Company’s lending activities and the investment portfolio is considered to be indicative of a low risk investment philosophy, as government-sponsored residential mortgage-backed securities constitute a significant portion of the Company’s investment portfolio.

Deposits have consistently served as the primary funding source for the Company, with supplemental funding provided by utilization of borrowings as an alternative funding source for purposes of managing funding costs and interest rate risk. Core deposits, consisting of transaction and savings account deposits constitute the substantial portion of the Company’s deposit base. Borrowings currently held by the Company consist primarily of federal funds purchased and FHLB advances.

Eastern Bankshares’ earnings base is largely dependent upon net interest income and operating expense levels. The Company’s net interest margin has trended higher in recent years, which is somewhat counter to industrywide trends. The improvement in the Company’s net interest margin has been facilitated by loan growth, particularly with respect to growth of higher yielding types of loans which has translated into an upward trend in the overall yield earned on interest-earning assets. While Eastern Bankshares’ funding costs have also trended higher in recent years, the increase has been less compared to the increase in yield earned on interest-earning assets. A decline in borrowings and maintenance of a high concentration of deposits in relatively low costing core deposits were factors that have served to contain the increase in the Company’s funding costs. Operating expenses have trended higher in recent years, but have been maintained at a relatively stable level as a percent of average assets.

Non-interest operating income is a significant source of revenues for the Company, with insurance commissions providing the largest contribution to the Company’s non-interest operating income. Throughout its history, Eastern Insurance has grown through acquiring relatively small insurance agencies in existing and adjacent markets and is one of the largest insurance agencies headquartered in Massachusetts.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.4

The amount of loan loss provisions established has fluctuated in recent periods, giving consideration to credit quality trends, growth of the loan portfolio and economic conditions in the Company’s lending markets.

The post-offering business plan of the Company is expected to continue to focus on implementing strategic initiatives to develop and grow a full service community banking franchise. Accordingly, Eastern Bankshares will continue to be an independent full-service community bank, with a commitment to meeting the retail and commercial banking needs of individuals and businesses in the markets that are served by its network of branches and nearby surrounding markets.

The MHC’s Board of Trustees and Eastern Bank’s Board of Directors have elected to complete a public stock offering to sustain growth strategies and facilitate implementation of its strategic plan. Additionally, in the near term, the stock offering will serve to substantially increase regulatory capital and liquidity and, thereby, facilitate building and maintaining loan loss reserves while also providing the Company with greater flexibility to work with borrowers affected by the COVID-19 induced recession. Over the long term, the capital realized from the stock offering will increase the Company’s operating flexibility and allow for additional growth of the balance sheet. The additional funds realized from the stock offering will provide an alternative funding source to deposits and borrowings in meeting the Company’s future funding needs, which may facilitate a reduction in Eastern Bankshares’ funding costs. Eastern Bankshares’ higher equity-to-assets ratio will also enable the Company to pursue expansion opportunities. Such expansion would most likely occur through the establishment of additional banking offices to gain a market presence in nearby markets that are complementary to the Company’s existing branch network. The Company will also be in a better position to pursue growth through additional acquisitions of other financial service providers following the stock offering, given its strengthened capital position. The projected uses of proceeds are highlighted below.

•

The Company. The Company is expected to retain not more than 50% of the net offering proceeds. At present, funds at the Company level, net of the loan to the ESOP, are expected to be primarily invested initially into liquid funds held as a deposit at Eastern Bank. Over time, the funds may be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into Eastern Bank, repurchases of common stock and the payment of cash dividends.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.5

•

Eastern Bank. At least 50% of the net conversion proceeds will be infused into Eastern Bank. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into Eastern Bank are anticipated to become part of general operating funds and are expected to be primarily utilized to fund loan growth over time.

Overall, it is the Company’s objective to pursue controlled growth that will serve to increase returns, while continuing to emphasize management of the overall risk associated with Eastern Bankshares’ operations.

Balance Sheet Trends

Table 1.1 shows the Company’s historical balance sheet data for the past five years. From yearend 2015 through yearend 2019, Eastern Bankshares’ assets increased at a 4.94% annual rate. Asset growth was largely driven by loan growth, which was primarily funded by deposit growth. A summary of Eastern Bankshares’ key operating ratios for the past five years is presented in Exhibit I-3.

Eastern Bankshares’ loans receivable portfolio increased at a 5.92% annual rate from yearend 2015 through yearend 2019, in which the loans receivable balance trended higher throughout the period. Following three years of relatively strong loan growth for the three years ending December 31, 2018, the Company’s loan growth slowed in 2019. The Company’s comparatively stronger loan growth relative to asset growth served to increase the loans-to-assets ratio from 73.72% at yearend 2015 to 76.53% at yearend 2019.

Eastern Bankshares’ emphasis on commercial lending is evidenced by the historical composition of its loan portfolio. Over the past five years, commercial loans have consistently comprised the largest concentration of the Company’s loan portfolio and have been the primary source of loan growth. As of December 31, 2019, the balance of commercial loans totaled $6.223 billion, or 69.24% of total loans, and consisted of $3.536 billion of commercial real estate loans, $1.642 billion of commercial business loans, $771.5 million of business banking loans and $273.6 million of commercial construction loans. Comparatively, commercial loans comprised 62.92% of total loans at yearend 2015. As of December 31, 2019, the balance of the Company’s loan portfolio consisted of $1.429 billion of residential mortgage loans, or 15.90% of total loans, and $1.336 billion of consumer loans, or 14.86% of total loans. Consumer loans held by the Company at December 31, 2019 consisted of $933.1 million of home equity loans and $402.4 million of other consumer loans. Comparatively, at yearend 2015, residential mortgage loans and consumer loans comprised 14.54% and 22.55% of total loans outstanding, respectively. A decline in automobile loans outstanding largely accounted for the lower concentration of consumer loans maintained in the loan portfolio at yearend 2019 compared to yearend 2105, as the Company exited its indirect auto lending program in 2018.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.6

Table 1.1

Eastern Bankshares, Inc.

Historical Balance Sheet Data

	At December 31,										12/31/15- 12/31/19 Annual. Growth Rate Pct
	2015		2016		2017		2018		2019
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$9,588,786	100.00%	$9,801,109	100.00%	$10,873,073	100.00%	$11,378,287	100.00%	$11,628,775	100.00%	4.94%
Cash and cash equivalents	683,796	7.13%	104,750	1.07%	311,153	2.86%	259,708	2.28%	362,602	3.12%	-14.67%
Trading securities	61,050	0.64%	51,663	0.53%	46,791	0.43%	52,899	0.46%	961	0.01%	-64.58%
Investment securities	979,647	10.22%	1,207,596	12.32%	1,504,810	13.84%	1,455,898	12.80%	1,508,236	12.97%	11.39%
Loans held for sale	21,998	0.23%	2,038	0.02%	2,354	0.02%	22	0.00%	26	0.00%	-81.46%
Loans receivable, net	7,069,066	73.72%	7,635,838	77.91%	8,153,986	74.99%	8,774,913	77.12%	8,899,184	76.53%	5.92%
FHLB stock	10,548	0.11%	15,342	0.16%	24,270	0.22%	17,959	0.16%	9,027	0.08%	-3.82%
Bank-owned life insurance	71,931	0.75%	75,125	0.77%	76,161	0.70%	75,434	0.66%	77,546	0.67%	1.90%
Goodwill and other intangibles	362,762	3.78%	362,980	3.70%	373,042	3.43%	381,276	3.35%	377,734	3.25%	1.02%
Rabbi trust assets	67,543	0.70%	69,757	0.71%	70,924	0.65%	64,819	0.57%	78,012	0.67%	3.67%
Deposits	$8,133,730	84.83%	$8,188,950	83.55%	$8,815,452	81.08%	$9,399,493	82.61%	$9,551,392	82.14%	4.10%
Borrowings	53,048	0.55%	154,331	1.57%	526,505	4.84%	334,287	2.94%	235,395	2.02%	45.14%
Equity	$1,205,014	12.57%	$1,254,927	12.80%	$1,330,514	12.24%	$1,433,141	12.60%	$1,600,153	13.76%	7.35%
Tangible equity	$842,252	8.78%	$891,947	9.10%	$957,472	8.81%	$1,051,865	9.24%	$1,222,419	10.51%	9.76%
Loans/Deposits		86.91%		93.25%		92.50%		93.36%		93.17%

(1)	Ratios are as a percent of ending assets.

Sources: Eastern Bankshares’ draft prospectus tables, audited and unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.7

The intent of the Company’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting Eastern Bankshares’ overall credit and interest rate risk objectives. It is anticipated that proceeds retained at the holding company level will be invested into liquid funds held as a deposit at Eastern Bank. Since yearend 2015, the Company’s level of cash and investment securities (inclusive of FHLB stock) ranged from a low of 14.07% of assets at yearend 2016 to a high of 17.36% of assets at yearend 2017. As of December 31, 2019, cash and investments equaled 16.17% of assets. Mortgage-backed securities totaling $1.168 billion comprised the most significant component of the Company’s investment portfolio at December 31, 2019. Other investments held by the Company at December 31, 2019 consisted of municipal bonds ($283.5 million), U.S. Treasury securities ($50.4 million) and a qualified zone academy bond ($6.3 million). The investment securities portfolio is maintained as available for sale and, as of December 31, 2019, the investment portfolio had a net unrealized gain of $28.0 million. Exhibit I-4 provides historical detail of the Company’s investment portfolio. The Company also maintains a trading securities portfolio, which had declined to a nominal balance as of December 31, 2019. The trading securities portfolio consists of municipal bonds and will be eliminated in 2020. As of December 31, 2019, the Company also held $362.6 million of cash and cash equivalents and $9.0 million of FHLB stock.

The Company also maintains an investment in bank-owned life insurance (“BOLI”) policies and rabbi trust investments. The BOLI investment, which was largely obtained in merger and acquisitions that have been completed by the Company, covers the lives of certain participating executives. The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds. Rabbi trust investments consist primarily of cash and cash equivalents, U.S. Government agency obligations, equity securities, mutual funds and other exchange-traded funds. The purpose of the rabbi trust investments is to fund certain executive non-qualified retirement benefits and deferred compensation. As of December 31, 2019, the cash surrender value of the Company’s BOLI equaled $77.5 million and the rabbi trust investments totaled $78.0 million.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.8

Since year end 2015, Eastern Bankshares’ funding needs have been addressed through a combination of deposits, borrowings and internal cash flows. From yearend 2015 through yearend 2019, the Company’s deposits increased at a 4.10% annual rate. Deposits as a percent of assets decreased from 84.83% at yearend 2015 to 82.14% at yearend 2019. Deposits growth was sustained throughout the period covered in Table 1.1. Deposit growth trends in recent years reflect that deposit growth has been largely realized through growth of core deposits, primarily consisting of money market deposits. Core deposits comprised 96.55% of total deposits at December 31, 2019, versus 95.73% of total deposits at December 31, 2017.

Borrowings serve as an alternative funding source for the Company to address funding needs for growth and to support management of deposit costs and interest rate risk. From yearend 2015 through yearend 2019, borrowings ranged from a low of $53.0 million, or 0.55% of assets, at yearend 2015 to a high of $526.5 million, or 4.84% of assets, at yearend 2017. As of December 31, 2019, the Company borrowings totaled $235.4 million, or 2.02% of assets. Borrowings currently held by the Company consist primarily of federal funds purchased and also included FHLB advances and escrow deposits of borrowers.

The Company’s equity increased at a 7.35% annual rate from yearend 2015 through yearend 2019, which was largely related to retention of earnings. A stronger rate of equity growth relative to asset growth since yearend 2015 provided for an increase in the Company’s equity-to-assets ratio from 12.57% at yearend 2015 to 13.76% at yearend 2019. Similarly, the Company’s tangible equity-to-assets ratio increased from 8.78% at yearend 2015 to 10.51% at yearend 2019. Goodwill and other intangibles, resulting from the numerous acquisitions that have been completed by the Company, totaled $377.7 million, or 3.25% of assets, at December 31, 2019. Eastern Bank maintained capital surpluses relative to all of its regulatory capital requirements at December 31, 2019. The addition of stock proceeds will serve to strengthen the Company’s capital position, as well as support growth opportunities. At the same time, the increase in Eastern Bankshares’ pro forma capital position will initially depress its ROE.

Income and Expense Trends

Table 1.2 shows the Company’s historical income statements for the past five years. The Company’s reported earnings ranged from a low of $62.6 million, or 0.65% of average assets, during 2015 to a high of $135.1 million, or 1.18% of average assets, during 2019. Net interest income and operating expenses represent the primary components of the Company’s recurring earnings, while non-interest operating income is also a significant contributor to the Company’s earnings. Loan loss provisions have had a varied impact on the Company’s earnings over the past five years. Non-operating income and losses generally have not been a significant factor in the Company’s earnings over the past five years.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.9

Table 1.2

Eastern Bankshares, Inc.

Historical Income Statements

	For the Year Ended December 31,
	2015		2016		2017		2018		2019
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)
Interest income	$280,796	2.90%	$299,194	3.02%	$345,406	3.32%	$415,166	3.73%	$445,017	3.90%
Interest expense	(5,819)	-0.06%	(5,620)	-0.06%	(6,892)	-0.07%	(25,122)	-0.23%	(33,753)	-0.30%

Net interest income	$274,977	2.84%	$293,574	2.96%	$338,514	3.26%	$390,044	3.50%	$411,264	3.61%
Provision for loan losses	325	0.00%	(7,900)	-0.08%	(5,800)	-0.06%	(15,100)	-0.14%	(6,300)	-0.06%

Net interest income after provisions	$275,302	2.85%	$285,674	2.88%	$332,714	3.20%	$374,944	3.37%	$404,964	3.55%
Non-interest operating income	$150,006	1.55%	$164,621	1.66%	$171,474	1.65%	$177,942	1.60%	$169,135	1.48%
Operating expense	(333,695)	-3.45%	(367,643)	-3.71%	(389,413)	-3.75%	(397,928)	-3.57%	(412,684)	-3.62%

Net operating income	$91,613	0.95%	$82,652	0.83%	$114,775	1.10%	$154,958	1.39%	$161,415	1.42%
Non-Operating Income/(Losses)
Gains (losses) on sales of securities AFS, net	($62)	0.00%	$261	0.00%	$11,356	0.11%	$50	0.00%	$2,016	0.02%
Trading securities gains, net	2,365	0.02%	2,085	0.02%	2,235	0.02%	2,156	0.02%	1,297	0.01%
Gains (losses) on sales of other assets, net	—	0.00%	—	0.00%	6,075	0.06%	1,989	0.02%	(15)	0.00%
Income from investments held in rabbi trusts	698	0.01%	2,161	0.02%	6,587	0.06%	(1,542)	-0.01%	9,866	0.09%

Net non-operating income(loss)	$3,001	0.03%	$4,507	0.05%	$26,253	0.25%	$2,653	0.02%	$13,164	0.12%
Net income before tax	$94,614	0.98%	$87,159	0.88%	$141,028	1.36%	$157,611	1.42%	$174,579	1.53%
Income tax provision	(32,050)	-0.33%	(24,445)	-0.25%	(54,331)	-0.52%	(34,884)	-0.31%	(39,481)	-0.35%

Net income (loss)	$62,564	0.65%	$62,714	0.63%	$86,697	0.83%	$122,727	1.10%	$135,098	1.18%
Adjusted Earnings
Net income	$62,564	0.65%	$62,714	0.63%	$86,697	0.83%	$122,727	1.10%	$135,098	1.18%
Add(Deduct): Non-operating income	(3,001)	-0.03%	(4,507)	-0.05%	(26,253)	-0.25%	(2,653)	-0.02%	(13,164)	-0.12%
Tax effect (2)	1,200	0.01%	1,803	0.02%	10,501	0.10%	690	0.01%	3,423	0.03%

Adjusted earnings	$60,763	0.63%	$60,010	0.61%	$70,945	0.68%	$120,764	1.08%	$125,357	1.10%
Expense Coverage Ratio (3)	0.82x		0.80x		0.87x		0.98x		1.00x
Efficiency Ratio (4)	78.59%		80.30%		76.37%		70.00%		71.12%

(1)	Ratios are as a percent of average assets.
(2)	Assumes a 40.0% effective tax rate for 2015-2017 and a 26.0% effective tax rate for 2018 and 2019.
(3)	Expense coverage ratio calculated as net interest income before provisions for loan losses divided by operating expenses.
(4)	Efficiency ratio calculated as operating expenses divided by the sum of net interest income before provisions for loan losses plus non-interest operating income.

Sources: Eastern Bankshares’ draft prospectus tables, audited & unaudited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.10

During the period covered in Table 1.2, the Company’s net interest income to average assets ratio ranged from a low of 2.84% during 2015 to a high of 3.61% during 2019. The upward trend in the Company’s net interest income ratio since 2015 has been driven by an increase in the interest income ratio. Notably, loan growth and an upward trend in the average yield earned on the loan portfolio provided for a more significant increase in the yield earned on interest-earning assets relative to the increase in the rate paid on interest-bearing liabilities. Higher yields earned on commercial loans accounted for most of the increase in the weighted average yield earned on loans. Overall, during the past five years, the Company’s interest rate spread (fully tax-equivalent basis) increased from a low of 3.13% during 2015 to a high of 3.74% during 2019. The Company’s net interest rate spreads and yields and costs for the past five years are set forth in Exhibit I-3 and Exhibit I-5.

Non-interest operating income has been a significant contributor to the Company’s earnings over the past five years. Throughout the period shown in Table 1.2, non-interest operating income ranged from a low of $150.0 million, or 1.55% of average assets, during 2015 to a high of $177.9 million, or 1.60% of average assets, during 2018. For 2019, non-interest operating income totaled $169.1 million, or 1.48% of average assets. Insurance commissions constitute the largest source of non-interest operating income for the Company and accounted for 54% of the Company’s non-interest operating income during 2019, while the Eastern Insurance subsidiary accounted for $9.7 million of the Company’s net income during 2019. Other significant sources of non-interest operating income include service charges on deposit accounts, debit card processing fees and trust and investment advisory fees.

Operating expenses represent the other major component of the Company’s earnings, which have been maintained at a relatively high ratio as a percent of average assets. The Company’s relatively high operating expense ratios have been largely attributable to the significance of operational areas that are largely off-balance sheet activities, which includes the Company’s insurance business, wealth management services and mortgage banking operations. Notably, as the result of the significance of the Company’s off-balance sheet activities, the Company maintains a relatively low ratio of assets per employee. While operating expenses have trended higher over the past four years, the Company has been effective in leveraging the increase in operating expenses through consistent growth of the balance sheet. Overall, the Company’s operating expenses to average assets ratio ranged from a low of 3.45% during 2015 to a high of 3.75% during 2017. For 2019, operating expenses totaled $412.7 million, or 3.62% of average assets.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.11

Overall, during the past five years, the Company’s expense coverage ratios (net interest income divided by operating expenses) ranged from a low of 0.80x during 2016 to a high of 1.00x during 2019. Similarly, the Company’s efficiency ratio (operating expenses as a percent of the sum of net interest income and other operating income) reflected an improving trend in core earnings since 2016, based on high and low efficiency ratios of 80.30% and 70.00% during 2016 and 2018, respectively. For 2019, the Company’s efficiency ratio increased slightly to equal 71.12%.

During the period covered in Table 1.2, the amount of loan loss provisions and recoveries recorded by the Company ranged from a recovery of $325,000, or 0.00% of average assets, during 2015 to loan loss provisions of $15.1 million, or 0.14% of average assets, during 2018. For 2019, the Company reported loan loss provisions of $6.3 million, or 0.06% of average assets. As of December 31, 2019 the Company maintained loan loss allowances of $82.3 million, equal to 0.92% of total loans receivable and 188.00% of non-performing loans. Exhibit I-6 sets forth the Company’s loan loss allowance activity for the past five years.

Non-operating income and losses generally have not been a significant factor in the Company’s earnings over the past five years. Net non-operating income ranged from a low of $2.7 million, or 0.02% of average assets, during 2018 to a high of $26.3 million, or 0.25% of average assets, during 2017. For 2019, net non-operating income equaled $13.2 million, or 0.12% of average assets, and consisted of a $2.0 million gain on sale of available for sale securities, $9.9 million of income from investments held in rabbi trusts, $1.3 million of trading securities gains and $15,000 of losses on the sale of other assets.

Over the past five years, the Company’s effective tax rate ranged from a low of 22.13% in 2018 to a high of 38.53% during 2017 and equaled 22.61% during 2019. As set forth in the Company’s prospectus, the Company’s marginal effective tax rate is 26.0%.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.12

Interest Rate Risk Management

The Company’s balance sheet is slightly asset sensitive in the short-term (less than one year). While financial institutions in general have been experiencing some interest spread compression during recent periods, the Company has been effective in increasing its interest rate spread through realizing a more significant increase in the overall yield earned on interest-earning assets relative to the increase in the overall rate paid on interest-bearing liabilities. The increase in yield has been primarily realized through earning higher yields on the loan portfolio, particularly with respect to the commercial loan portfolio. As of December 31, 2019, an analysis of the Company’s economic value of equity (“EVE”) and net interest income indicated that in the event of an instantaneous parallel 200 basis point increase in the U.S. Treasury yield curve EVE would increase by 1.0% and net interest income would increase by 2.7% in year one, which were within policy limits (see Exhibit I-7).

The Company pursues a number of strategies to manage interest rate risk, particularly with respect to seeking to limit the repricing mismatch between interest rate sensitive assets and liabilities. The Company manages interest rate risk from the asset side of the balance sheet through lending diversification that emphasis origination of adjustable rate or shorter term fixed rate loans, investing in investment securities with short-terms or adjustable interest rates, maintaining the investment portfolio as available for sale and selling originations of longer term 1-4 family fixed rate loans. The Company has also entered in interest rate swap agreements to hedge a portion of its floating rate commercial loans portfolio. As of December 31, 2019, of the Company’s total loans due after December 31, 2020, adjustable rate loans comprised 66.7% of total loans receivable (see Exhibit I-8). On the liability side of the balance sheet, the Company’s interest rate risk is primarily managed through maintaining a very high concentration of deposits in lower costing and less interest rate sensitive transaction and savings account deposits. Transaction and savings account deposits comprised 96.55% of the Company’s total deposits at December 31, 2019.

Management of the Company’s interest rate risk is further supported by the Company’s diversification into activities that generate significant sources of non-interest operating income, which provide a fairly stable source of revenues throughout various interest rate environments.

The infusion of stock proceeds will serve to further limit the Company’s interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase in the Company’s capital position will lessen the proportion of interest rate sensitive liabilities funding assets.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.13

Lending Activities and Strategy

Pursuant to the Company’s strategic plan, the Company is pursuing a diversified lending strategy emphasizing commercial real estate loans and commercial business loans as the primary areas of targeted loan growth. Other areas of lending for the Company include 1-4 family residential mortgage loans, commercial construction loans, home equity loans and other consumer loans. Exhibit I-9 provides historical detail of Eastern Bank’s loan portfolio composition for the past five years and Exhibit I-10 provides the contractual maturity of the Company’s loan portfolio by loan type as of December 31, 2019.

Commercial Real Estate Loans. Commercial real estate loans consist largely of loans originated by the Company, which are generally collateralized by properties in the Company’s regional lending area. On a limited basis, the Company supplements originations of commercial real estate loans with purchased loan participations from local banks. Loan participations are subject to the same underwriting criteria and loan approvals as applied to loans originated by the Company. Eastern Bankshares generally originates commercial real estate loans up to a loan-to-value (“LTV”) ratio of 75% and generally requires a minimum debt-coverage ratio of 1.25 times. Commercial real estate loans are originated with terms and amortization periods up to 30 years. Loan terms offered on commercial real estate loans include fixed rate and adjustable rate loans, which may include a balloon provision. Adjustable rate loans are generally indexed to the 30-day LIBOR. Properties securing the commercial real estate loan portfolio include office, industrial, retail, hotel, affordable housing and multi-family. At December 31, 2019, the Company’s ten largest commercial real estate loans had an average balance of $22.7 million, ranging from $19.4 million to $25.8 million. As of December 31, 2019, the Company’s outstanding balance of commercial real estate loans totaled $3.536 billion equal to 39.34% of total loans outstanding.

Commercial Business Loans. The commercial business loan portfolio is generated through extending loans to businesses operating in the local market area. Further expansion of commercial business lending activities is a desired area of loan growth for the Company, pursuant to which the Company is a full-service community bank to its commercial loan customers through offering a full range of commercial loan products that can be packaged with lower cost commercial deposit products. The Company offers a variety of secured and unsecured commercial business loans that include term loans and revolving lines of credit. Substantially all commercial business loans are floating rate loans indexed to LIBOR or the

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.14

prime rate as published in The Wall Street Journal. The commercial business loan portfolio also includes participations in the syndicated loan market and the Shared National Credit (“SNC”) Program. As of December 31, 2019, the SNC portfolio totaled $419.0 million equal to 25.5% of the commercial business loan portfolio. At December 31, 2019, the Company’s ten largest commercial business lending relationships had an average balance of $33.4 million and ranged in size from $28.5 million to $41.6 million. As of Decembe31, 2019, the Company’s outstanding balance of commercial business loans totaled $1.642 billion equal to 18.27% of total loans outstanding.

1-4 Family Residential Mortgage Loans. Eastern Bankshares offers both fixed rate and adjustable rate 1-4 family residential mortgage loans with terms of up to 30 years. Loans are generally underwritten to secondary market guidelines, so as to allow for the sale of such loans if such a strategy is warranted for purposes of interest rate risk management. The Company’s current practice is to generally sell conforming longer term fixed rate loans on a servicing released basis. ARM loans offered by the Company have initial repricing terms of up to ten years and then reprice annually for the balance of the loan term. As of December 31, 2019, the Company’s outstanding balance of 1-4 family residential mortgage loans totaled $1.429 billion equal to 15.90% of total loans outstanding.

Business Banking Loans. Business banking loans consist of loans to small businesses with exposures of under $1 million and small investment real estate projects with exposures of under $3 million. The business banking loan portfolio includes loans that are guaranteed by the U.S. Small Business Administration (“SBA”), which are originated through the SBA 7(a) loan program. As of December 31, 2019, the Company’s outstanding balance of business banking loans totaled $771.5 million equal to 8.58% of total loans outstanding and consisted of $229 million of commercial business loans and $542 million of commercial real estate loans.

Home Equity Lines of Credit. The Company’s 1-4 family lending activities include home equity lines of credit. Home equity lines of credit are indexed to the prime rate as published in The Wall Street Journal and are offered for terms of up to a ten year draw period followed by a repayment term of 15 years. The Company will originate home equity lines of credit up to a maximum LTV ratio of 80%, inclusive of other liens on the property. As of December 31, 2019, the Company’s outstanding balance of home equity lines of credit totaled $933.1 million equal to 10.38% of total loans receivable.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.15

Commercial Construction Loans. Construction loans originated by the Company consist of loans to finance the construction and development of 1-4 family residences and commercial real estate properties. Most of the commercial construction loan portfolio consists of commercial real estate properties. The Company also originates loans on unimproved land for purposes of development. Commercial construction loans are generally originated for terms of up to 36 months and are generally offered up to a maximum LTV ratio of 75% of the appraised market value upon completion of the project. As of December 31, 2019, the Company’s outstanding balance of commercial construction loans totaled $273.6 million equal to 3.04% of total loans outstanding and included $18.5 million of land development loans.

Consumer Loans. Consumer lending other than home equity lines of credit has been somewhat of a limited area of lending diversification for the Company, with such loans consisting primarily of automobile loans originated through the Company’s indirect automobile loan program. The Company exited its indirect auto lending program in 2018. The balance of the consumer loan portfolio consists of other types of installment loans, personal loans and unsecured lines of credit. As of December 31, 2019, the Company held $402.4 million of consumer loans equal to 4.48% of total loans outstanding.

Asset Quality

A healthy regional economy and the Company’s emphasis on lending in local markets have supported maintenance of relatively favorable credit quality measures. Over the past five years, Eastern Bankshares’ balance of non-performing assets ranged from a low of $18.5 million, or 0.17% of assets, at yearend 2017 to a high of $43.8 million, or 0.38% of assets, at yearend 2019. As shown in Exhibit I-11, non-performing assets at December 31, 2019 consisted of $42.5 million of non-accruing loans and $1.3 million of accruing loans past due 90 days or more. Most of the increase in the balance of non-performing loans since yearend 2017 was primarily due to an increase in non-accruing commercial loans, which increased from $10.3 million at yearend 2017 to $34.1 million at yearend 2019. The substantial portion of the increase in non-accruing commercial loans was related to a $16.0 million SNC participation, which became a non-performing loan in 2019.

To track the Company’s asset quality and the adequacy of valuation allowances, the Company has established detailed asset classification policies and procedures which are consistent with regulatory guidelines. Classified assets are reviewed monthly by senior management and the Board. Pursuant to these procedures, when needed, the Company establishes additional valuation allowances to cover anticipated losses in classified or non-classified assets. As of December 31, 2019, the Company maintained loan loss allowances of $82.3 million equal to 0.92% of total loans receivable and 188.00% of non-performing loans.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.16

Funding Composition and Strategy

Deposits have consistently served as the Company’s primary funding source and at December 31, 2019 deposits accounted for 97.59% of Eastern Bankshares’ combined balance of deposits and borrowings. Exhibit I-12 sets forth the Company’s deposit composition for the past three years. Transaction and savings account deposits constituted 96.55% of total deposits at December 31, 2019, as compared to 95.73% of total deposits at December 31, 2017. The slight increase in the concentration of core deposits comprising total deposits since yearend 2017 was realized through growth of core deposits and a decline in CDs. Since yearend 2017, money market account deposits have been the largest source of core deposit growth for the Company and such deposits comprise the largest concentration of the Company’s core deposits. As of December 31, 2019, money market deposits equaled $7.650 billion, or 82.95% of total core deposits.

The balance of the Company’s deposits consists of CDs, which equaled 3.45% of total deposits at December 31, 2019 compared to 4.27% of total deposits at December 31, 2017. Eastern Bankshares’ current CD composition reflects a higher concentration of short-term CDs (maturities of one year or less). Exhibit I-13 sets forth the maturity schedule of the Company’s jumbo CDs (CD accounts with balances of $100,000 or more). As of December 31, 2019, jumbo CDs amounted to $157.6 million, or 47.89% of total CDs.

Borrowings serve as an alternative funding source for the Company to facilitate management of funding costs and interest rate risk Borrowings totaled $235.4 million at December 31, 2019 and consisted of $201.1 million of federal funds purchased, $19.0 million of FHLB advances and $15.3 million of escrow deposits of borrowers.

Subsidiary Activities

Upon completion of the stock offering, the only entity controlled directly by Eastern Bankshares will be Eastern Bank, which will be a wholly-owned subsidiary. Eastern Bank’s subsidiaries are as follows:

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
I.17

Eastern Insurance Group LLC is a full service insurance agency headquartered in Natick, Massachusetts. Eastern Insurance’s business consists of insurance-related activities acting as an independent agent in offering commercial, personal and employee benefits insurance products to individual and commercial clients. Insurance products include commercial property and liability, workers compensation, life, accident and health and automobile insurance. Eastern Insurance also offer a wide range of employee benefits products and services, including professional advice related to health care cost management, employee engagement and retirement and executive services. As an agency business, Eastern Insurance does not assume any underwriting or insurance risk.

Broadway Securities Corporation is engaged in buying, selling, dealing and holding securities.

Market Street Securities Corporation is engaged in buying, selling, dealing and holding securities.

Real Property Services, Inc. provides real estate services.

Shared Value Investments LLC owns BCC Solar III Investment Fund, LLC, which in turn owns BCC NMTC CDE XXII, LLC, a company that invests in a solar community development entity (CDE) that is considered a variable interest entity (VIE). The CDE is considered a VIE because as a group, the holders of the equity investment at risk lack any of the characteristics of a controlling financial interest. BCC NMTC CDE XXII, LLC is considered the primary beneficiary of the CDE as it has the power to direct the activities of a VIE that most significantly impact the VIEs economic performance and the obligation to absorb losses of and the right to receive benefits from the VIE that potentially could be significant to the VIE.

Legal Proceedings

The Company is not currently party to any pending legal proceedings that the Company’s management believes would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

RP® Financial, LC.	MARKET AREA
II.1

II. MARKET AREA

Introduction

Eastern Bankshares serves the Boston metropolitan area, southeast New Hampshire and southeastern Massachusetts, including the peninsula of Cape Cod through the headquarters office in Boston and 89 full-service branch offices. The Massachusetts branches are located in the counties of Essex (20 offices), Suffolk (10 offices), Middlesex (23 offices), Plymouth (15 offices), Norfolk (9 offices), Barnstable (5 offices) and Bristol (1 office), and the New Hampshire branches are located in the counties of Hillsborough (3 offices), Merrimack (1 office), Rockingham (1 office) and Strafford (1 office). Exhibit II-1 provides information on the Company’s office properties.

With operations in a major metropolitan area, the Company’s competitive environment includes a significant number of thrifts, commercial banks and other financial services companies, some of which have a national presence. The Boston metropolitan area has a highly developed economy, with a relatively high concentration of highly skilled workers who are employed in a number of different industry clusters including healthcare, financial services and technology.

Future growth opportunities for Eastern Bankshares depend in part on the future growth and stability of the national and regional economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been examined to help determine the growth potential that exists for the Company, the relative economic health of the Company’s market area, and the resultant impact on value.

National Economic Factors

The future success of the Company’s operations is partially dependent upon various national and local economic trends. In assessing national economic trends over the past few quarters, U.S. manufacturing activity for July 2019 declined to an index reading of 51.2, which was its lowest reading in nearly three years. The downward trend in service sector activity also continued in July, based on an index reading of 53.7. Job growth slowed to 164,000 jobs in July, while the July unemployment rate remained at 3.7%. In a sign that lower mortgage rates were starting to spur home buying, existing home sales rose 2.5% in July. However, July new home sales were down 12.8%. Manufacturing activity for August contracted for the first time in three years with an index reading of 49.1. Comparatively, service sector activity for August

RP® Financial, LC.	MARKET AREA
II.2

accelerated to an index reading 56.4. Job growth continued to slow in August, as the U.S. economy added 130,000 jobs in August and the August unemployment rate remained at 3.7%. Existing home sales increased 1.3% in August, which was the strongest pace for home sales in nearly a year and a half. New home sales also rebounded in August, increasing 7.1% compared to July. September manufacturing activity contracted further to an index reading of 47.8, which was the lowest level since June 2009. A slowing U.S. economy also impacted service sector activity in September, as September service sector activity expanded at its slowest pace in three years with an index reading of 52.6. The U.S. economy added 136,000 jobs in September, while the September unemployment rate fell to a 50 year low of 3.5%. Existing and new home sales for September declined by 2.2% and 0.7%, respectively. Third quarter GDP slowed to an annualized rate of 1.9% (subsequently revised to 2.1%).

Manufacturing activity contracted for a third straight month in October 2019 with an index reading of 48.3, which was up slightly from September. Comparatively, October service sector activity accelerated to an index reading of 54.7. U.S. employers added 128,000 jobs in October, while the October unemployment rate ticked up to 3.6%. Retail sales for October increased 0.3%. Existing home sales for October climbed 1.9%, versus a 0.7% decline in October new home sales. November manufacturing activity contracted for a fourth straight month, with an index reading of 48.1. November service sector activity continued to expand, although at a slightly lower rate based on an index reading of 53.9. Job growth for November was stronger than expected, as U.S. employers added 266,000 jobs and the November unemployment rate declined to 3.5%. Retail sales for November increased 0.2%. Home sales for November showed a pick-up in both existing and new home sales, based on respective increases of 2.7% and 1.3%. Manufacturing activity declined for the fifth consecutive month in December to an index reading of 47.2, which was the lowest reading since the financial crisis. Comparatively, December service sector activity accelerated to an index reading of 55.0. U.S. employers added 145,000 jobs in December and the December unemployment rate held steady at 3.5%. December retail sales showed a healthy increase of 0.3%. December existing home sales were up 3.6%, while December new home sales slipped 0.4%. Fourth quarter GDP increased at a 2.1% annual rate.

Manufacturing activity for January 2020 expanded for the first time since July 2019, with an index reading of 50.9. January service sector activity also accelerated to an index reading of 55.5, which was its highest reading since August 2019. U.S. employers added 225,000 jobs in January and the unemployment rate for January increased to 3.6%. Low mortgage rates and

RP® Financial, LC.	MARKET AREA
II.3

more housing inventory spurred an 11.8% increase in February existing home sales. February new home sales increased 4.9%, which was an 11-month high. Manufacturing activity for February slowed to an index reading of 50.1, while February service sector activity accelerated to a 1-year high index reading of 55.5. February’s employment report showed a pick-up in hiring, as U.S. employers added 275,000 jobs and the February unemployment rate dropped to 3.5%. Retail sales for February showed a decline of 0.5%. February existing home sales showed a healthy increase of 11.8%, while February new home sales declined 4.4%. The significant impact that the Covid-19 pandemic was having on the U.S. economy was evident in the March data. Manufacturing activity for March fell to an index reading of 49.1, while service sector activity for March slowed to a more than three and one-half year low index reading of 52.5. The U.S. economy shed 701,000 jobs in March and the March unemployment rate jumped to 4.4%. Retail sales for March plunged 8.7%.

In terms of interest rates trends over the past few quarters, the 10-year Treasury yield dipped below 2.0% at the start of the third quarter of 2019 and then stabilized at slightly above 2.0% for the balance of July. The Federal Reserve cut its target rate by 0.25% at the end of July, which was its first rate cut since 2008. Treasury yields plummeted to multi-year lows during August, as investor worries that intensifying trade tensions would drag on the economy spurred a flight to safety. In mid-August, the yield on the 10-year Treasury note fell below the yield on the 2-year Treasury note for the first time since 2007. A report that manufacturing activity for August shrank for the first time in three years served to push the 10-year Treasury yield below 1.50% in early-September. An unexpected increase in producer prices for August contributed to long-term Treasury yields trending higher through mid-September. The Federal Reserve concluded its mid-September policy meeting by cutting its target rate by another 0.25%, which was followed by Treasury prices rallying higher through the end of the third quarter.

Growing concerns about the strength of the global economy continued the downward trend in long-term Treasury yields at the beginning of October 2019, which was followed by long-term Treasury yields edging higher into late-October. The favorable employment report for September, along with an improved outlook for the U.S.-China trade talks, were noted factors contributing to the upturn in long-term Treasury yields. Another rate cut by the Federal Reserve and weak manufacturing data pushed Treasury yields lower at the end of October. Treasury yields reversed course and moved higher in the first week of November, as investors gravitated toward more risky investments following the better-than-expected job growth reported for

RP® Financial, LC.	MARKET AREA
II.4

October. Signs of further progress in U.S.-China trade negotiations pushed the 10-year Treasury yield above 1.90% going into mid-November, which was its highest yield since July. Long-term Treasury yields drifted lower in the second half of November and the beginning of December, as renewed concerns about the prospect for a U.S.-China trade agreement and manufacturing activity contracting for a fourth straight month in November prompted a flight to safe haven investments. An improving outlook for the U.S. economy pushed the 10-year Treasury yield back above 1.90% going into the second half of December, which was followed by a fairly stable interest rate environment in the last two weeks of 2019.

Long-term Treasury yields edged lower at the start of 2020 and then stabilized through mid-January, as investors reacted a report that December manufacturing activity declined to its lowest reading since the financial crisis. The downward trend in long-term Treasury yields resumed during the second half of January, as the Federal Reserve concluded its late-January policy meeting leaving its benchmark interest rate unchanged and reaffirmed its current policy stance. Some favorable economic reports pushed Treasury yields higher in early-February, which was followed by a rally in Treasury bonds in the final week of February and the first week of March as long-term yields fell to record lows. On March 3rd the Federal Reserve executed an emergency half-percentage point rate cut, based on increased recession risks as the result of the coronavirus. Long-term Treasury yields fell to new record lows following the rate cut, as investors moved into safe haven investments amid growing worries that the Covid-19 pandemic could seriously disrupt an already sluggish global economy. The yield on the 30-year Treasury fell below 1% for the first time in its history. The Federal Reserve delivered another emergency rate cut of 1% on March 13th, which slashed its target rate to a range between 0% and 0.25%. Long-term Treasury yields spiked higher going into the second of March, as investors dumped long-term bonds for cash and short-term Treasuries. After spiking up to a yield of 1.26% on March 18th, the yield on the 10-year Treasury trended lower as the Federal Reserve took further steps to increase market liquidity by extending loans and buying unlimited amounts of U.S. government debt. The downward trend in long-term Treasury yields continued into early-April, with the 10-year Treasury yield declining to 0.59% following the release of the March employment report. A stock market rally provided for a slight upward trend in long-term Treasury yields going into mid-April, which was followed by long-term Treasury yields edging lower on news that March retail sales plunged 8.7%. As of April 17, 2020, the bond equivalent yields for U.S. Treasury bonds with terms of one and ten years equaled 0.16% and 0.65%, respectively, versus comparable year ago yields of 2.44% and 2.59%. Exhibit II-2 provides historical interest rate trends.

RP® Financial, LC.	MARKET AREA
II.5

Based on the consensus outlook of economists surveyed by The Wall Street Journal in April 2020, GDP was projected to contract 4.9% in 2020. The U.S. unemployment rate was forecasted to equal 12.6% in June 2020 and 9.7% in December 2020. An average of 450,000 jobs were projected to be lost per month during 2020. On average, the economists forecasted the federal funds rate to equal 0.12% in June 2020 and then increase nominally to 0.13% in December 2020. On average, the economists forecasted that the 10-year Treasury yield would equal 0.72% in June 2020 and then increase slightly to 0.95% by the end of 2020. The surveyed economists also forecasted home prices would decline by 1.2% in 2020 and 2020 housing starts were forecasted to decrease from 1.29 million in 2019 to 1.12 million in 2020.

The April 2020 mortgage finance forecast from the Mortgage Bankers Association (the “MBA”) was for 2020 existing home sales to decrease by 1.9% from 2019 sales, while 2020 new home sales were forecasted to increase by 5.4% from sales in 2019. The 2020 median sale prices for existing and new homes were forecasted to increase by 5.6% and decrease by 2.4%, respectively. Total mortgage production was forecasted to increase in 2020 to $2.426 trillion, compared to $2.173 trillion in 2019. The forecasted increase in 2020 originations was based on a 2.4% decrease in purchase volume and a 31.4% increase in refinancing volume. Purchase mortgage originations were forecasted to total $1.242 trillion in 2020, versus refinancing volume totaling $1.184 trillion. Housing starts for 2020 were projected to decrease by 7.8% to total 1.197 million.

Market Area Demographics

Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the market area served by Eastern Bankshares. Demographic data for the primary market area counties, as well as for Massachusetts, New Hampshire and the U.S., is provided in Table 2.1.

Population and household data indicate that the market area served by the Company’s branches is a mix of urban and suburban markets. Accordingly, the primary market area counties include densely populated markets, ranking among the largest populations in the states of Massachusetts and New Hampshire. Middlesex County has the largest population among the eleven primary market area counties and is the largest county in Massachusetts, followed by the counties of Suffolk, Essex and Norfolk as the third, fourth and fifth largest counties in Massachusetts. Likewise, the Company’s New Hampshire primary market area

RP® Financial, LC.	MARKET AREA
II.6

Table 2.1

Eastern Bankshares, Inc.

Summary Demographic Data

	Year			Growth Rate
	2015	2020	2025	2015-2020	2020-2025
				(%)	(%)
Population (000)
USA	319,460	330,342	341,133	0.7%	0.6%
Massachusetts	6,759	6,958	7,170	0.6%	0.6%
New Hampshire	1,327	1,365	1,393	0.6%	0.4%
Suffolk, MA	770	820	859	1.3%	0.9%
Essex, MA	772	798	826	0.7%	0.7%
Middlesex, MA	1,576	1,631	1,690	0.7%	0.7%
Plymouth, MA	506	523	538	0.7%	0.6%
Norfolk, MA	696	711	732	0.4%	0.6%
Barnstable, MA	215	213	214	-0.2%	0.1%
Bristol, MA	555	568	582	0.4%	0.5%
Hillsborough, NH	404	417	426	0.6%	0.4%
Merrimack, NH	147	152	155	0.6%	0.4%
Rockingham, NH	300	312	320	0.8%	0.5%
Strafford, NH	125	131	134	0.9%	0.6%

Households (000)
USA	121,099	125,476	129,799	0.7%	0.7%
Massachusetts	2,639	2,731	2,824	0.7%	0.7%
New Hampshire	527	546	560	0.7%	0.5%
Suffolk, MA	314	337	355	1.4%	1.0%
Essex, MA	297	308	320	0.7%	0.7%
Middlesex, MA	611	635	660	0.8%	0.8%
Plymouth, MA	187	195	202	0.9%	0.7%
Norfolk, MA	268	275	284	0.5%	0.6%
Barnstable, MA	96	96	98	0.0%	0.2%
Bristol, MA	216	223	229	0.6%	0.6%
Hillsborough, NH	158	164	169	0.8%	0.5%
Merrimack, NH	58	60	61	0.8%	0.5%
Rockingham, NH	118	124	128	1.0%	0.7%
Strafford, NH	48	51	52	1.0%	0.6%

Median Household Income ($)
USA	53,706	66,010	72,525	4.2%	1.9%
Massachusetts	67,928	85,145	95,032	4.6%	2.2%
New Hampshire	66,776	81,669	91,653	4.1%	2.3%
Suffolk, MA	52,021	72,336	82,544	6.8%	2.7%
Essex, MA	69,051	80,867	87,769	3.2%	1.7%
Middlesex, MA	84,582	107,635	120,732	4.9%	2.3%
Plymouth, MA	74,950	94,893	107,180	4.8%	2.5%
Norfolk, MA	85,104	109,585	122,481	5.2%	2.3%
Barnstable, MA	61,869	78,924	90,101	5.0%	2.7%
Bristol, MA	57,590	74,385	85,179	5.3%	2.7%
Hillsborough, NH	71,522	88,792	100,442	4.4%	2.5%
Merrimack, NH	63,926	77,226	84,784	3.9%	1.9%
Rockingham, NH	80,497	99,103	113,726	4.2%	2.8%
Strafford, NH	57,378	75,461	83,760	5.6%	2.1%

RP® Financial, LC.	MARKET AREA
II.7

Table 2.1

Eastern Bankshares, Inc.

Summary Demographic Data

	Year			Growth Rate
	2015	2020	2025	2015-2020	2020-2025
				(%)	(%)
Per Capita Income ($)
USA	28,840	36,492	40,799	4.8%	2.3%
Massachusetts	28,840	48,985	55,084	11.2%	2.4%
New Hampshire	28,840	44,774	51,078	9.2%	2.7%
Suffolk, MA	28,840	46,958	53,703	10.2%	2.7%
Essex, MA	28,840	45,369	49,537	9.5%	1.8%
Middlesex, MA	28,840	60,321	67,592	15.9%	2.3%
Plymouth, MA	28,840	48,264	55,130	10.8%	2.7%
Norfolk, MA	28,840	60,142	67,155	15.8%	2.2%
Barnstable, MA	28,840	48,896	56,526	11.1%	2.9%
Bristol, MA	28,840	40,465	46,781	7.0%	2.9%
Hillsborough, NH	28,840	46,518	53,565	10.0%	2.9%
Merrimack, NH	28,840	40,819	45,441	7.2%	2.2%
Rockingham, NH	28,840	53,093	61,292	13.0%	2.9%
Strafford, NH	28,840	38,518	43,563	6.0%	2.5%

2020 Age Distribution (%)	0-14 Yrs.	15-34 Yrs.	35-54 Yrs.	55-69 Yrs.	70+ Yrs.
USA	18.5	26.8	25.2	18.5	11.0
Massachusetts	16.1	27.1	25.6	19.6	11.5
New Hampshire	15.2	25.2	24.9	22.6	12.2
Suffolk, MA	15.1	34.2	26.8	14.9	8.9
Essex, MA	17.2	25.4	25.1	20.5	11.8
Middlesex, MA	16.2	27.6	26.9	18.5	10.8
Plymouth, MA	16.9	24.0	25.1	21.7	12.3
Norfolk, MA	16.8	25.1	26.3	20.0	11.9
Barnstable, MA	11.8	19.1	20.0	27.6	21.4
Bristol, MA	16.5	25.5	25.9	20.2	11.9
Hillsborough, NH	16.4	25.6	26.2	21.0	10.8
Merrimack, NH	15.2	25.0	25.0	22.6	12.3
Rockingham, NH	15.1	23.2	26.0	23.8	11.8
Strafford, NH	15.1	31.9	23.6	19.1	10.3

2020 HH Income Dist. (%)	Less Than 25,000	$25,000 to 50,000	$50,000 to 100,000	$100,000+
USA	18.6	20.7	29.2	31.5
Massachusetts	16.1	15.8	25.0	43.1
New Hampshire	12.9	17.2	30.0	39.9
Suffolk, MA	23.4	15.5	23.1	38.0
Essex, MA	16.6	16.7	26.2	40.5
Middlesex, MA	12.2	12.3	22.5	53.0
Plymouth, MA	11.9	15.2	25.3	47.5
Norfolk, MA	11.2	12.3	22.5	54.0
Barnstable, MA	13.5	17.8	30.1	38.6
Bristol, MA	18.2	17.8	26.9	37.2
Hillsborough, NH	11.8	16.0	28.1	44.1
Merrimack, NH	12.6	17.9	33.9	35.5
Rockingham, NH	9.5	13.6	27.3	49.5
Strafford, NH	14.8	17.3	32.5	35.3

Source: S&P Global Market Intelligence.

RP® Financial, LC.	MARKET AREA
II.8

counties are the four largest counties in the state of New Hampshire. The primary market area counties maintain populations ranging from 1.6 million in Middlesex County to 131,000 in Strafford County. Population and household growth rates were the strongest in the counties of Suffolk, Rockingham and Strafford, while Barnstable County was the only county that experienced a decline in population and flat household growth. With the exception of the counties of Norfolk, Barnstable and Bristol, population and household growth rates for the primary market area counties were similar to or exceeded the comparable state and U.S. growth rates. Population and household growth trends for the primary market area counties are generally projected to remain fairly consistent with the growth trends recorded during the past five years, although projected population and household growth rates for Suffolk County are projected to show slightly slower growth and Barnstable County is projected to reverse the trend of population shrinkage and record a slight increase in population over the next five years.

Age distribution measures reflect that the primary market area counties were generally in-line with the comparable state and U.S age distribution measures, with the counties of Suffolk and Strafford maintaining comparatively younger populations and the county of Barnstable maintaining a comparatively older population.

Income measures indicate that the primary market area counties include a mix of economic classes. The primary market area counties had 2020 median household incomes ranging from $72,336 in Suffolk County to $109,585 in Norfolk County, as compared to $66,010 for the U.S., $85,145 for Massachusetts and $81,669 for New Hampshire. Per capita income measures for the primary market area counties ranged from $38,518 for Strafford County to $60,321 for Middlesex County, versus $36,492 for the U.S., $48,985 for Massachusetts and $44,744 for New Hampshire. Median household income measures show the counties of Middlesex, Plymouth and Norfolk are relatively affluent markets in Massachusetts, and the counties of Rockingham and Hillsborough are relatively affluent markets in New Hampshire. Comparatively, median household income for the counties of Suffolk, Essex, Barnstable and Bristol fell below Massachusetts’ median household income, and median household income for the counties of Merrimack and Strafford fell below New Hampshire’s median household income. However, all of the primary market area counties maintained median household incomes that exceeded median household income for the U.S. Projected income growth rates for the primary market area counties are generally fairly consistent with the U.S. and state growth rates, with the strongest household income growth projected for Rockingham County and the weakest household income growth projected for Essex County.

RP® Financial, LC.	MARKET AREA
II.9

The relative affluence of the primary market area counties with the higher income measures is further evidenced by a comparison of household income distribution measures, as these counties maintain a lower percentage of households with incomes of less than $25,000 and a higher percentage of households with incomes over $100,000. Suffolk County is the only primary market area county that maintains a higher percentage of households with incomes of less than $25,000 compared to the U.S., while all of the primary market area counties maintain a higher percent of households with incomes over $100,000 compared to the U.S.

Regional Economy

Comparative employment data in Table 2.2 shows that employment in services and education, healthcare and social services constitute the two primary sources of employment for all of the primary market area counties. Wholesale/retail jobs were the third largest employment sector for all of the primary market area counties. Other noteworthy sources of employment throughout the Company’s primary area counties include the manufacturing, finance/insurance/real estate and construction sectors.

Table 2.2

Eastern Bankshares, Inc.

Primary Market Area Employment Sectors

(Percent of Labor Force)

			Suffolk	Essex	Middlesex	Plymouth	Norfolk	Barnstable	Bristol	Hillsborough	Merrimack	Rockingham	Strafford
Employment Sector	Massachusetts	Rhode Island	County	County	County	County	County	County	County	County	County	County	County
Services	26.9%	23.5%	31.7%	27.9%	30.0%	25.7%	26.6%	29.9%	22.1%	24.9%	22.2%	22.9%	25.4%
Education,Healthcare, Soc. Serv.	28.1%	24.8%	30.2%	26.2%	28.3%	24.8%	28.2%	22.7%	26.6%	22.7%	27.1%	22.1%	26.3%
Government	3.8%	3.7%	3.9%	3.8%	3.3%	4.4%	3.4%	4.9%	4.2%	3.0%	5.3%	3.6%	4.2%
Wholesale/Retail Trade	12.9%	15.1%	10.7%	13.1%	10.4%	15.3%	12.3%	16.6%	16.8%	14.9%	15.3%	16.3%	14.3%
Finance/Insurance/Real Estate	7.4%	6.3%	8.2%	6.7%	7.1%	8.5%	11.1%	6.5%	5.4%	7.1%	6.4%	6.6%	7.2%
Manufacturing	9.1%	12.9%	4.7%	10.6%	10.0%	7.1%	6.8%	3.9%	11.7%	14.0%	10.7%	14.0%	11.9%
Construction	5.4%	6.8%	3.9%	5.5%	4.8%	6.7%	5.1%	9.0%	7.1%	6.4%	7.5%	6.7%	4.4%
Information	2.4%	2.1%	2.3%	2.4%	3.3%	2.0%	2.6%	1.5%	1.7%	2.7%	1.7%	2.5%	1.5%
Transportation/Utility	3.7%	4.0%	4.1%	3.6%	2.7%	5.3%	3.7%	4.0%	3.8%	4.0%	3.0%	4.8%	4.4%
Agriculture	0.4%	0.8%	0.1%	0.2%	0.2%	0.3%	0.2%	1.1%	0.5%	0.5%	0.8%	0.6%	0.5%
Other	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Source: S&P Global Market Intelligence.

RP® Financial, LC.	MARKET AREA
II.10

The market area served by the Company, characterized primarily as the Boston and Manchester-Nashua MSAs, has a highly developed and diverse economy, with the regions’ many colleges and universities serving to attract industries in need of a highly skilled and educated workforce. Healthcare, high-tech and financial services companies constitute major sources of employment in the Company’s regional market area, as well as the colleges and universities that populate the Boston and Manchester-Nashua MSAs. Tourism also is a prominent component of the Company’s market area economy, as Boston annually ranks as one of the nation’s top tourist destinations. Table 2.3 lists the major employers in the Boston and Manchester-Nashua MSAs.

Table 2.3

Eastern Bankshares, Inc.

Boston MSA Largest Employers

Company/Institution	Industry	Employees
Massachusetts General Hospital	Health Care	16,999
Brigham and Women’s Hospital	Health Care	13,303
U Mass System Admin Office	Medical Business Admin	10,000
Boston Children’s Hospital	Health Care	8,000
Boston University	Higher Education	8,000
Beth Israel Deaconess Med. Center	Health Care	7,743
Massachusetts Bay Transportation	Transportation	6,001
Boston Medical Center	Health Care	5,335
Boston University Medical Campus	Higher Education-Medical	5,000
Floating Hospital for Children	Health Care	5,000

Source: Infogroup, 2020

Manchester-Nashua MSA Largest Employers

Company/Institution	Industry	Employees
Elliot Hospital	Health Care	4,000
Southern New Hampshire University	Higher Education	3,386
Catholic Medical Center	Health Care	2,854
VA Medical Center	Health Care	850
Comcast	Communications	800
Citizens Bank	Financial	630
Summit Packaging	Manufacturing	600
St. Anselm College	Higher Education	500

Source: www.yourmanchesternh.com (via NHBR Book of Lists 2019)

RP® Financial, LC.	MARKET AREA
II.11

Unemployment Trends

Comparative unemployment rates for the primary market area counties, as well as for the U.S., Massachusetts and New Hampshire are shown in Table 2.4. February 2020 unemployment rates for the primary market area counties ranged from a low of 2.4% for Middlesex County to a high of 6.1% for Barnstable County. With the exception of the counties of Barnstable and Bristol, all of the primary market area counties reported unemployment rates that were lower than the February 2020 U.S. unemployment rate of 3.8%. The February 2020 unemployment rates for Massachusetts and New Hampshire equaled 3.3% and 3.1%, respectively. Nine out of the eleven primary market area counties reported higher unemployment rates for February 2020 compared to a year ago, which was in contrast with the Massachusetts and national trends. Comparatively, New Hampshire’s February 2020 unemployment was also up slightly from a year ago.

Table 2.4

Eastern Bankshares, Inc.

Unemployment Trends

	February 2019	February 2020
Region	Unemployment	Unemployment
USA	4.1%	3.8%
Massachusetts	3.4%	3.3%
New Hampshire	3.0%	3.1%
Suffolk, MA	2.6%	2.7%
Essex, MA	3.2%	3.3%
Middlesex, MA	2.4%	2.4%
Plymouth, MA	3.4%	3.6%
Norfolk, MA	2.6%	2.7%
Barnstable, MA	5.9%	6.1%
Bristol, MA	4.4%	4.6%
Hillsborough, NH	3.0%	3.2%
Merrimack, NH	2.6%	2.6%
Rockingham, NH	3.1%	3.3%
Strafford, NH	2.7%	2.8%

Source: S&P Global Market Intelligence.

RP® Financial, LC.	MARKET AREA
II.12

Market Area Deposit Characteristics and Competition

The Company’s retail deposit base is closely tied to the markets that comprise the Boston and Manchester-Nashua MSAs. Table 2.5 displays deposit market trends from June 30, 2014 through June 30, 2019 for the primary market counties. Additional data is also presented for the states of Massachusetts and New Hampshire. Consistent with Massachusetts and New Hampshire, commercial banks maintained a larger market share of deposits than savings institutions in all of the primary market area counties. Overall, from June 30, 2014 to June 30, 2019, bank and thrift deposits increased in nine out of the eleven primary market area counties.

Eastern Bankshares’ highest balance of deposits is in Suffolk County, where the Company maintains its headquarters. Comparatively, the Company’s largest market share of deposits is in Plymouth County. The Company’s $3.0 billion of deposits at the Suffolk County branches represented a 1.4% market share of bank and thrift deposits at June 30, 2019, while the Plymouth County branches accounted for $1.1 billion of the Company’s deposits and an 8.8% market share of Plymouth County’s bank and thrift deposits at June 30, 2019. Overall, the Company’s deposit market share at June 30, 2019 ranged from a low of 0.4% in Bristol County to a high of 8.8% in Plymouth County. Over the past five years, Suffolk County was the only county where the Company realized an increase in deposit market share.

As implied by the Company’s relatively low market share of deposits in the majority of the counties that are served by its branches, the Company faces significant competition. Among the Company’s competitors are much larger institutions. Eastern Bankshares’ financial institution competitors include other locally-based thrifts and banks, as well as regional, super-regional and money center banks. Table 2.6 lists the Company’s largest competitors in the primary market area counties currently served by its branches, based on deposit market share. The Company’s deposit market share and market rank have also been provided in Table 2.6.

RP® Financial, LC.	MARKET AREA
II.13

Table 2.5

Eastern Bankshares, Inc.

Deposit Summary

	As of June 30,
	2014			2019			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2014-2019
	(Dollars in Thousands)						(%)
Massachusetts	$371,438,781	100.0%	2,191	$407,502,167	100.0%	2,137	1.9%
Commercial Banks	316,646,116	85.2%	1,514	341,057,709	83.7%	1,475	1.5%
Savings Institutions	54,792,665	14.8%	677	66,444,458	16.3%	662	3.9%
New Hampshire	$31,273,802	100.0%	430	$35,401,277	100.0%	409	2.5%
Commercial Banks	24,869,973	79.5%	289	28,804,215	81.4%	289	3.0%
Savings Institutions	6,403,829	20.5%	141	6,597,062	18.6%	120	0.6%
Suffolk County, MA	$215,485,770	100.0%	226	$214,171,497	100.0%	238	-0.1%
Commercial Banks	211,556,630	98.2%	191	209,808,495	98.0%	203	-0.2%
Savings Institutions	3,929,140	1.8%	35	4,363,002	2.0%	35	2.1%
Eastern Bank	2,163,655	1.0%	9	2,954,744	1.4%	10	6.4%
Essex County, MA	$19,719,951	100.0%	250	$25,857,003	100.0%	244	5.6%
Commercial Banks	11,209,094	56.8%	156	13,761,566	53.2%	147	4.2%
Savings Institutions	8,510,857	43.2%	94	12,095,437	46.8%	97	7.3%
Eastern Bank	1,941,556	9.8%	24	2,122,562	8.2%	20	1.8%
Middlesex County, MA	$52,221,358	100.0%	511	$65,335,279	100.0%	503	4.6%
Commercial Banks	38,403,365	73.5%	376	49,497,439	75.8%	372	5.2%
Savings Institutions	13,817,993	26.5%	135	15,837,840	24.2%	131	2.8%
Eastern Bank	1,566,257	3.0%	26	1,761,014	2.7%	25	2.4%
Plymouth County, MA	$10,231,123	100.0%	157	$12,864,391	100.0%	149	4.7%
Commercial Banks	7,684,458	75.1%	126	9,186,380	71.4%	118	3.6%
Savings Institutions	2,546,665	24.9%	31	3,678,011	28.6%	31	7.6%
Eastern Bank	969,170	9.5%	16	1,134,730	8.8%	15	3.2%
Norfolk County, MA	$23,347,761	100.0%	245	$29,018,769	100.0%	251	4.4%
Commercial Banks	18,175,564	77.8%	180	23,417,629	80.7%	193	5.2%
Savings Institutions	5,172,197	22.2%	65	5,601,140	19.3%	58	1.6%
Eastern Bank	706,264	3.0%	9	832,378	2.9%	9	3.3%
Barnstable County, MA	$7,245,006	100.0%	114	$8,277,172	100.0%	100	2.7%
Commercial Banks	4,246,964	58.6%	81	4,508,154	54.5%	67	1.2%
Savings Institutions	2,998,042	41.4%	33	3,769,018	45.5%	33	4.7%
Eastern Bank	293,981	4.1%	6	290,937	3.5%	5	-0.2%
Bristol County, MA	$9,167,961	100.0%	156	$11,597,809	100.0%	148	4.8%
Commercial Banks	6,078,583	66.3%	101	7,196,398	62.0%	92	3.4%
Savings Institutions	3,089,378	33.7%	55	4,401,411	38.0%	56	7.3%
Eastern Bank	65,255	0.7%	1	48,271	0.4%	1	-5.9%
Hillsborough County, NH	$12,090,168	100.0%	98	$11,867,264	100.0%	95	-0.4%
Commercial Banks	11,808,002	97.7%	87	11,520,880	97.1%	83	-0.5%
Savings Institutions	282,166	2.3%	11	346,384	2.9%	12	4.2%
Eastern Bank	301,834	2.5%	3	202,074	1.7%	3	-7.7%
Merrimack County, NH	$3,708,639	100.0%	51	$4,429,249	100.0%	51	3.6%
Commercial Banks	2,562,698	69.1%	29	3,227,038	72.9%	31	4.7%
Savings Institutions	1,145,941	30.9%	22	1,202,211	27.1%	20	1.0%
Eastern Bank	60,780	1.6%	1	50,891	1.1%	1	-3.5%
Rockingham County, NH	$6,296,967	100.0%	96	$8,288,169	100.0%	94	5.6%
Commercial Banks	5,430,935	86.2%	79	6,964,532	84.0%	70	5.1%
Savings Institutions	866,032	13.8%	17	1,323,637	16.0%	24	8.9%
Eastern Bank	58,160	0.9%	1	49,594	0.6%	1	-3.1%
Strafford County, NH	$1,466,918	100.0%	31	$1,879,660	100.0%	29	5.1%
Commercial Banks	1,246,880	85.0%	23	1,512,166	80.4%	21	3.9%
Savings Institutions	220,038	15.0%	8	367,494	19.6%	8	10.8%
Eastern Bank	21,226	1.4%	1	20,740	1.1%	1	-0.5%

Source: FDIC.

RP® Financial, LC.	MARKET AREA
II.14

Table 2.6

Eastern Bankshares, Inc.

Market Area Deposit Competitors

Location	Name	Market Share (%)	Rank
Suffolk County, MA	State Street B&T Co (MA)	50.09
	Bank of America, NA (NC)	21.40
	Citizens Bank, NA (RI)	11.62
	Santander Bank, NA (DE)	4.00
	First Republic Bank (CA)	3.99
	Eastern Bank (MA)	1.38	7 out of 41
Essex County, MA	TD Bank, NA (DE)	11.46
	Salem Five Cents Savings Bank (MA)	11.19
	Institution for Savings in Newburyport (MA)	10.69
	Bank of America, NA (NC)	9.79
	Eastern Bank (MA)	8.21	5 out of 34
Middlesex County, MA	Bank of America, NA (NC)	23.22
	Citizens Bank, NA (RI)	12.55
	TD Bank, NA (DE)	5.88
	Middlesex Savings Bank (MA)	5.00
	Century Bank & Trust Co (MA)	4.92
	Eastern Bank (MA)	2.70	11 out of 53
Plymouth County, MA	Rockland Trust Company (MA)	24.10
	HarborOne Bank (MA)	13.35
	Citizens Bank, NA (RI)	11.28
	Hingham Institution for Savings (MA)	9.76
	Eastern Bank (MA)	8.82	5 out of 19
Norfolk County, MA	Bank of America, NA (NC)	23.48
	Citizens Bank, NA (RI)	14.65
	Rockland Trust Company (MA)	5.98
	Needham Bank (MA)	5.25
	Santander Bank, NA (DE)	5.24
	Eastern Bank (MA)	2.87	10 out of 42
Barnstable County, MA	The Cape Cod Five Cents SB (MA)	31.54
	TD Bank, NA (DE)	13.42
	Bank of America, NA (NC)	11.60
	Rockland Trust Company (MA)	10.86
	Cape Cod Co-operative Bank	10.06
	Eastern Bank (MA)	3.51	9 out of 10
Bristol County, MA	Bank of America, NA (NC)	15.83
	Bristol County Savings Bank (MA)	14.31
	BayCoast Bank (MA)	11.68
	Santander Bank, NA (DE)	11.27
	Citizens Bank, NA (RI)	8.07
	Eastern Bank (MA)	0.42	16 out of 16
Hillsborough County, NH	Citizens Bank, NA (RI)	37.45
	TD Bank, NA (DE)	22.32
	Bank of America, NA (NC)	20.86
	People’s United Bank, NA (CT)	3.68
	Santander Bank, NA (DE)	3.67
	Eastern Bank (MA)	1.70	8 out of 20
Merrimack County, NH	TD Bank, NA (DE)	28.93
	Bank of America, NA (NC)	15.51
	Merrimack County Savings Bank (NH)	14.75
	Citizens Bank, NA (RI)	13.54
	Franklin Savings Bank (NH)	5.66
	Eastern Bank (MA)	1.15	13 out of 15
Rockingham County, NH	TD Bank, NA (DE)	25.42
	Citizens Bank, NA (RI)	17.39
	Bank of America, NA (NC)	12.29
	Santander Bank, NA (DE)	7.01
	People’s United Bank, NA (CT)	6.50
	Eastern Bank (MA)	0.60	15 out of 25
Strafford County, NH	Citizens Bank, NA (RI)	28.15
	TD Bank, NA (DE)	24.54
	Federal Savings Bank (NH)	14.37
	People’s United Bank, NA (CT)	11.46
	Bank of America, NA (NC)	7.62
	Eastern Bank (MA)	1.10	9 out of 12

Source: S&P Global Market Intelligence.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.1

III. PEER GROUP ANALYSIS

This chapter presents an analysis of Eastern Bankshares’ operations versus a group of comparable savings and banking institutions (the “Peer Group”) selected from the universe of all publicly-traded savings and banking institutions in a manner consistent with the regulatory valuation guidelines and other regulatory guidance. The basis of the pro forma market valuation of Eastern Bankshares’ is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to Eastern Bankshares, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.

Peer Group Selection

The Peer Group selection process follows the general parameters set forth in the regulatory valuation guidelines and other regulatory guidance. In applying the selection criteria it was appropriate to include public commercial banking companies as well as public thrifts to assemble at least a ten member Peer Group of financial institutions meeting the asset size and regional criteria. Further, recognizing that Eastern Bank is a state-chartered commercial bank operating as a subsidiary of a mutual holding company, we considered the Bank’s operating strategy and financial characteristics in selecting Peer Group members. Since the inclusion of commercial banking companies in the Peer Group was an exception to the applicable regulatory valuation guidelines, RP Financial sought and received prior authorization from the FRB and the Commissioner to include commercial banking companies in the Peer Group along with the comparable public thrifts selected. The inclusion of these commercial banking companies narrows some of the key differences that may have resulted with an all thrift Peer Group, as the asset size range and region of the country would have been broader and their operating strategies and financial characteristics would have been more diverse.

Specifically, we have limited the Peer Group composition to publicly-traded thrift and commercial banking companies whose common stock is either listed on the NYSE or NASDAQ, since their stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Institutions that are not listed on the NYSE or

RP® Financial, LC.	PEER GROUP ANALYSIS
III.2

NASDAQ are inappropriate, since the trading activity for thinly-traded or closely-held stocks are typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded banking companies and savings institutions is included as Exhibit III-1.

From the universe of publicly-traded thrifts and commercial banking companies, we selected 11 institutions with characteristics similar to those of Eastern Bankshares. In the selection process, we applied two “screens” to the universe of all public companies that were eligible for consideration:

•

Screen #1 New England thrifts and commercial banking companies with assets between $6.0 billion and $18.0 billion, tangible equity/tangible assets ratios of at least 9.40%, non-performing assets/assets ratios of less than 1.50% and reported and core return on average assets (“ROAA”) ratios of greater than 0.50%. Three companies met this criteria and were included in the Peer Group: Brookline Bancorp, Inc. of Massachusetts (commercial bank charter), Independent Bank Corp. of Massachusetts (commercial bank charter), and Meridian Bancorp, Inc. of Massachusetts (thrift charter). Exhibit III-2 provides financial and public market pricing characteristics of all publicly-traded New England banks and thrifts.

•

Screen #2 Mid-Atlantic thrifts and commercial banking companies with assets between $6.0 billion and 18.0 billion, tangible equity/tangible assets ratios of at least 9.40%, non-performing assets/assets ratios of less than 1.50% and reported and core ROAAs of greater than 0.50%. Eight companies met this criteria and were included in the Peer Group: Eagle Bancorp, Inc. of Maryland (commercial bank charter), Kearny Financial Corp. of New Jersey (thrift charter), Northwest Bancshares, Inc. of Pennsylvania (commercial bank charter), OceanFirst Financial Corp. of New Jersey (commercial bank charter), Provident Financial Services, Inc. of New Jersey (thrift charter), S&T Bancorp, Inc. of Pennsylvania (commercial bank charter), Sandy Springs Bancorp, Inc. of Maryland (commercial bank charter) and WSFS Financial Corporation of Delaware (thrift charter). Exhibit III-3 provides financial and public market pricing characteristics of all publicly-traded Mid-Atlantic banks and thrifts.

Table 3.1 shows the general characteristics of the 11 Peer Group companies and Exhibit III-4 provides summary demographic and deposit market share data for the primary market areas they serve. While there are expectedly some differences between the Peer Group companies and Eastern Bankshares, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of Eastern Bankshares’ financial condition and growth, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group as of the most recent publicly available date. Comparative data for all public thrifts and banks, and public Massachusetts banks and thrifts have been included in the Chapter III tables as well.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.3

Table 3.1

Peer Group of Publicly-Traded Banks and Thrifts

As of December 31, 2019 or the Most Recent Date Available

										As of April 17, 2020
Ticker	Financial Institution	Exchange	Region	City	State	Total Assets	Offices	Fiscal Mth End	Conv. Date	Stock Price	Market Value
						($Mil)				($)	($Mil)
BRKL	Brookline Bancorp, Inc.	NASDAQ	NE	Boston	MA	$7,878	53	Dec	3/24/1998	10.72	852
INDB	Independent Bank Corp.	NASDAQ	NE	Rockland	MA	$11,539	99	Dec	NA	68.84	2,309
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	$6,363	40	Dec	1/22/2008	10.77	543
EGBN	Eagle Bancorp, Inc.	NASDAQ	MA	Bethesda	MD	$9,003	20	Dec	6/9/1998	30.06	968
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	$6,641	49	Jun	2/23/2005	8.26	673
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	$10,580	183	Dec	11/4/1994	9.99	1,068
OCFC	OceanFirst Financial Corp.	NASDAQ	MA	Toms River	NJ	$8,135	84	Dec	7/2/1996	14.75	883
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	$9,918	85	Dec	1/15/2003	13.35	879
STBA	S&T Bancorp, Inc.	NASDAQ	MA	Indiana	PA	$7,572	74	Dec	NA	26.03	1,021
SASR	Sandy Spring Bancorp, Inc.	NASDAQ	MA	Olney	MD	$8,438	56	Dec	NA	22.00	1,048
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	$12,273	98	Dec	11/26/1986	23.33	1,189

Source: S&P Global Market Intelligence.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.4

In addition to the selection criteria used to identify the Peer Group companies, a summary description of the key comparable characteristics of each of the Peer Group companies relative to Eastern Bankshares’ characteristics is detailed below.

•

Brookline Bancorp, Inc. of Massachusetts. Comparable due to Boston market area, similar return on average assets, similar impact of loan loss provisions on earnings, similar combined concentration of mortgage-backed securities and 1-4 family loans comprising assets, lending diversification emphasis on commercial real estate and commercial business loans, and relatively favorable credit quality measures.

•

Independent Bank Corp. of Massachusetts. Comparable due to Boston market area, similar asset size, similar size of branch network, similar interest-earning asset composition, similar interest-bearing funding composition, similar net interest income to average assets ratio, similar impact of loan loss provisions on earnings, lending diversification emphasis on commercial real estate and commercial business loans, and relatively favorable credit quality measures.

•

Meridian Bancorp, Inc. of Massachusetts. Comparable due to Boston market area, similar return on average assets, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.

•

Eagle Bancorp, Inc. of Maryland. Comparable due to similar interest-bearing funding composition, similar net interest income to average assets ratio, lending diversification emphasis on commercial real estate and commercial business loans, and relatively favorable credit quality measures.

•	Kearny Financial Corp. of New Jersey. Comparable due to lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.

•

Northwest Bancshares, Inc. of Pennsylvania. Comparable due to similar asset size, similar interest-bearing funding composition, similar return on average assets, similar net interest income to average assets ratio and lending diversification emphasis on commercial real estate loans.

•

OceanFirst Financial Corp. of New Jersey. Comparable due to similar size of branch network, similar interest-earning asset composition, similar return on average assets, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.

•

Provident Financial Services, Inc. of New Jersey. Comparable due to similar asset size, similar size of branch network, similar interest-earning asset composition, similar return on average assets, similar combined concentration of mortgage-backed securities and 1-4 family loans comprising assets and lending diversification emphasis on commercial real estate loans.

•	S&T Bancorp, Inc. of Pennsylvania. Comparable due to similar interest-bearing funding composition and lending diversification emphasis on commercial real estate and commercial business loans.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.5

•

Sandy Spring Bancorp, Inc. of Maryland. Comparable due to similar interest-earning asset composition, similar impact of loan loss provisions on earnings, lending diversification emphasis on commercial real estate loans and relatively favorable credit quality measures.

•

WSFS Financial Corporation of Delaware. Comparable due to similar asset size, similar interest-bearing funding composition, similar return on average assets, relatively high earning contribution from sources of non-interest operating income, lending diversification emphasis on commercial real estate and commercial business loans, and relatively favorable credit quality measures.

In aggregate, the Peer Group companies maintained a similar level of tangible equity as the industry average (10.72% of tangible assets versus 10.19% for all public companies), generated a higher ROAA (1.32% core ROAA versus 1.19% for all public companies), and earned a slightly lower ROE (9.84% core ROE versus 10.17% for all public companies). Overall, the Peer Group’s average P/TB ratio and average core P/E multiple were higher and similar compared to the respective averages for all publicly-traded banks and thrifts.

	All Public Banks and Thrifts	Peer Group
Financial Characteristics (Averages)
Assets ($Mil)	$42,699	$9,036
Market capitalization ($Mil)	$3,563	$1,040
Tangible equity/tangible assets (%)	10.19%	10.72%
Core return on average assets (%)	1.19	1.32
Core return on average equity (%)	10.17	9.84
Pricing Ratios (Averages)(1)
Core price/earnings (x)	8.92x	8.80x
Price/tangible book (%)	99.55%	107.37%
Price/assets (%)	9.59	11.01

(1) Based on market prices as of April 17, 2020.

Since the Peer Group companies have some key differences to the Company, as will be evaluated in the following pages, it is necessary to determine such differences for the purpose of determining valuation adjustments in the next chapter. However, in general, those selected for the Peer Group are relatively comparable to Eastern Bankshares, and provide a good basis for the valuation analysis incorporated herein. Comparative data for all public banks and thrifts and public Massachusetts banks and thrifts are included in the Chapter III tables as well.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.6

Financial Condition

Table 3.2 shows comparative balance sheet measures for the Company and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Company’s and the Peer Group’s ratios reflect balances as of December 31, 2019. Eastern Bankshares’ equity/assets ratio of 13.76% equaled the Peer Group’s average equity/assets ratio. With the infusion of the net proceeds, the Company’s pro forma equity/assets ratio will exceed the Peer Group’s equity/assets ratio. Tangible equity ratios for the Company and the Peer Group average equaled 10.51% and 10.37%, respectively. The increase in the Company’s higher pro forma capital will be favorable from a risk perspective and in terms of future earnings potential through leveraging and lower funding costs. At the same time, the Company’s higher pro forma capitalization will initially depress its comparative ROE. Both Eastern Bankshares’ and the Peer Group’s capital ratios reflect capital surpluses over the regulatory capital requirements.

The interest-earning assets (“IEA”) compositions for the Company and the Peer Group were somewhat similar, with loans constituting the greatest percentage for both. The Company’s loans/assets ratio of 76.53% was slightly lower than the comparable Peer Group average of 78.59%. Comparatively, the Company’s cash and investments ratio of 16.18% of assets was slightly higher than the Peer Group average of 13.85%. Overall, Eastern Bankshares’ IEA amounted to 92.71% of assets, which approximated the comparable Peer Group ratio of 92.44%. The Peer Group’s non-interest earning assets included BOLI of 1.53% of assets and goodwill/intangibles of 3.40% of assets, on average, while the Company maintained lesser BOLI of 0.67% of assets and similar goodwill/intangibles of 3.25% of assets.

Eastern Bankshares’ funding strategy reflected greater reliance on deposits and lesser borrowings utilization. Specifically, the Company’s deposits equaled 82.14% of assets, exceeding the Peer Group average of 76.36%. Comparatively, the Company’s lower borrowings represented 2.02% of assets, as compared to an 8.89% average for the Peer Group. Total interest-bearing liabilities (“IBL”) for the Company and the Peer Group were similar at 84.16% and 85.25% of assets, respectively.

A key measure of balance sheet strength is the IEA/IBL ratio, and the Company’s ratio marginally exceeded the Peer Group average at 110.16% and 108.43%, respectively. The additional capital realized from net offering proceeds will enhance the Company’s current IEA/IBL ratio, as the increase in new capital will lower the IBL ratio while increasing the IEA ratio through reinvestment of proceeds.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.7

Table 3.2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of December 31, 2019

	Balance Sheet as a Percent of Assets											Balance Sheet Annual Growth Rates							Regulatory Capital
	Cash & Equival.		MBS & Invest	BOLI	Net Loans (1)	Deposits	Borrowed Funds	Sub. Debt	Total Equity	Goodwill & Intang	Tangible Equity	Assets	MBS, Cash Invests	Loans	Deposits	Borrows. &Subdebt	Total Equity	Tangible Equity	Tier 1 Leverage	Tier 1 Risk-Based	Risk-Based Capital
Eastern Bankshares, Inc.	MA
December 31, 2019		3.12%	13.06%	0.67%	76.53%	82.14%	2.02%	0.00%	13.76%	3.25%	10.51%	2.20%	5.28%	1.42%	1.62%	-29.58%	11.65%	16.21%	11.47%	12.66%	13.56%
All Non-MHC Public Companies
Averages		5.27%	16.45%	1.49%	71.93%	78.99%	7.27%	0.89%	11.93%	1.92%	10.04%	10.70%	10.87%	10.92%	10.70%	11.32%	15.08%	0.01%	10.34%	13.17%	14.70%
Medians		3.81%	15.03%	1.54%	73.99%	79.93%	5.90%	0.84%	11.60%	1.28%	9.56%	6.28%	5.03%	6.18%	6.35%	0.74%	9.78%	0.00%	10.21%	12.53%	14.03%
State of MA
Averages		5.58%	14.20%	1.43%	73.51%	77.82%	7.35%	0.49%	11.85%	1.57%	10.24%	10.08%	5.82%	10.29%	10.51%	-5.76%	26.76%	0.00%	9.91%	13.08%	14.37%
Medians		3.85%	11.00%	1.34%	79.28%	77.89%	6.06%	0.56%	11.04%	0.76%	9.54%	6.95%	5.85%	6.52%	9.13%	-7.85%	11.97%	0.00%	9.77%	12.77%	13.73%
Comparable Group
Averages		2.24%	11.61%	1.53%	78.59%	76.36%	7.94%	0.95%	13.76%	3.40%	10.37%	14.35%	6.42%	14.50%	14.48%	12.66%	22.90%	19.65%	11.08%	13.63%	15.10%
Medians		1.69%	10.60%	1.31%	77.68%	77.58%	7.42%	0.99%	13.60%	4.11%	9.96%	7.15%	1.06%	8.47%	8.84%	0.77%	7.61%	8.25%	11.14%	12.87%	14.07%
Comparable Group
BRKL Brookline Bancorp, Inc.	MA	0.99%	8.19%	0.53%	84.98%	74.20%	10.74%	1.06%	12.04%	2.10%	9.94%	6.28%	-6.75%	6.86%	6.89%	0.77%	3.84%	4.93%	10.28%	11.58%	13.59%
INDB Independent Bank Corp.	MA	1.32%	10.60%	1.73%	77.57%	80.27%	2.18%	0.99%	14.99%	4.70%	10.29%	28.74%	1.06%	29.07%	23.16%	39.70%	59.12%	46.19%	11.28%	13.53%	14.83%
EBSB Meridian Bancorp, Inc.	MA	6.41%	0.93%	0.65%	89.85%	77.58%	10.31%	0.00%	11.45%	0.35%	11.10%	2.67%	6.61%	1.90%	0.76%	11.43%	7.70%	8.05%	11.14%	11.77%	12.62%
EGBN Eagle Bancorp, Inc.	MD	2.69%	9.77%	0.84%	83.76%	80.37%	3.46%	2.42%	13.25%	1.16%	12.08%	7.15%	-0.79%	8.47%	3.59%	113.41%	7.37%	8.25%	11.62%	12.87%	16.20%
KRNY Kearny Financial Corp.	NJ	0.63%	22.71%	3.92%	67.59%	63.37%	19.55%	0.00%	16.56%	3.26%	13.30%	-1.37%	11.73%	-5.36%	0.37%	-1.37%	-7.50%	-9.05%	13.62%	22.93%	23.74%
NWBI Northwest Bancshares, Inc.	PA	0.58%	8.16%	1.80%	83.39%	81.88%	2.84%	1.16%	12.90%	3.52%	9.38%	9.22%	0.57%	9.44%	8.84%	21.59%	7.61%	5.77%	11.91%	15.00%	15.70%
OCFC OceanFirst Financial Corp.	NJ	1.46%	12.06%	2.88%	75.28%	76.75%	7.42%	1.15%	13.98%	4.73%	9.25%	9.71%	-1.92%	11.26%	8.84%	15.72%	10.95%	11.54%	10.17%	13.19%	14.07%
PFS Provident Financial Services, Inc.	NJ	1.90%	15.18%	1.99%	74.19%	72.41%	11.91%	0.00%	14.41%	4.45%	9.96%	0.85%	-4.51%	1.14%	3.99%	-19.02%	4.04%	3.82%	10.34%	12.74%	13.47%
STBA S&T Bancorp, Inc.	PA	2.26%	9.40%	0.92%	80.78%	80.28%	4.62%	0.73%	13.60%	4.36%	9.24%	20.85%	15.48%	20.25%	24.02%	-22.41%	27.38%	25.36%	10.29%	11.84%	13.22%
SASR Sandy Spring Bancorp, Inc.	MD	1.69%	13.04%	1.31%	77.68%	74.64%	9.32%	2.43%	13.13%	4.11%	9.02%	4.68%	14.30%	2.47%	8.88%	-16.47%	6.09%	9.43%	9.70%	11.21%	14.85%
WSFS WSFS Financial Corporation	DE	4.66%	17.70%	0.25%	69.42%	78.22%	4.93%	0.55%	15.09%	4.61%	10.48%	69.08%	34.89%	74.02%	69.97%	-4.10%	125.29%	101.82%	11.54%	13.29%	13.78%

(1)	Includes loans held for sale.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.8

The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Eastern Bankshares’ and the Peer Group’s growth rates are based on growth for the twelve months ended December 31, 2019. Eastern Bankshares recorded a 2.20% increase in assets, versus asset growth of 14.35% recorded by the Peer Group. The Peer Group’s higher growth rate was in part due to acquisition related growth that was recorded by some of the Peer Group companies during the twelve month period analyzed. Asset growth for Eastern Bankshares was realized through a 1.42% increase in loans and a 5.28% increase in cash and investments. Comparatively, asset growth for the Peer Group was driven by a 14.50% increase in loans and was supplemented with a 6.42% increase in cash and investments.

Asset growth for Eastern Bankshares was funded by a 1.62% increase in deposits, which also funded a 29.58% reduction in borrowings. Asset growth for the Peer Group was funded through deposit growth of 14.48% and a 12.66% increase in borrowings. The Company’s tangible equity growth rate of 16.21% was largely attributable to retention of earnings. Comparatively, the Peer Group’s tangible equity growth rate equaled 19.65%. The Company’s post-conversion tangible equity growth rate will be constrained for the foreseeable future by a substantially higher pro forma capital position. Stock repurchases and dividend payments could also slow the Company’s tangible equity growth rate in the longer term following the minority stock offering.

Income and Expense Components

Table 3.3 summarizes key components of the income statement for the Company and the Peer Group, based on earnings for the twelve months ended December 31, 2019. Eastern Bankshares and the Peer Group reported net income to average assets ratios of 1.18% and 1.21%, respectively. The Peer Group’s slightly higher return on average assets was realized through a lower ratio for operating expenses, which was largely offset by the Company’s higher ratios for net interest income and non-interest operating income and lower ratio for loan loss provisions.

The Company’s higher net interest income ratio was realized through a lower interest expense ratio, which was partially offset by the Peer Group’s higher interest income ratio. The Company’s lower interest expense was supported by maintaining a lower cost of funds (0.54% versus 1.31% for the Peer Group). Likewise, the Peer Group’s higher interest income ratio was supported by a higher yield earned on interest-earning assets (4.56% versus 4.28% for the Company). Overall, Eastern Bankshares and the Peer Group reported net interest income to average assets ratios of 3.60% and 3.24%, respectively.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.9

Table 3.3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended December 31, 2019 or the Most Recent 12 Months Available

			Net Interest Income					Non-Interest Income			NonOp Items			Yields, Costs, and Spreads
	Net Income		Income	Expense	NII	Loss Provis. on IEA	NII After Provis.	Gain on Sale of Loans	Other Non-Int Income	Total Non-Int Expense	Net Gains/ Losses (1)	Extrao. Items	Provision for Taxes	Yield On IEA	Cost Of IBL	Yld-Cost Spread	MEMO: Assets/ FTE Emp.	MEMO: Effective Tax Rate
	(%)		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Eastern Bankshares, Inc.	MA
December 31, 2019		1.18%	3.90%	0.30%	3.60%	0.06%	3.54%	0.01%	1.56%	3.62%	0.03%	0.00%	0.35%	4.28%	0.54%	3.74%	$6,443	22.62%
All Non-MHC Public Companies
Averages		1.14%	4.25%	0.95%	3.30%	0.13%	3.17%	0.20%	0.73%	2.68%	-0.03%	0.00%	0.31%	4.62%	1.30%	3.31%	$7,860	20.73%
Medians		1.15%	4.22%	0.94%	3.30%	0.09%	3.18%	0.05%	0.62%	2.59%	0.00%	0.00%	0.29%	4.58%	1.33%	3.34%	$6,632	20.64%
State of MA
Averages		0.96%	3.89%	1.02%	2.87%	0.10%	2.77%	0.25%	0.82%	2.63%	-0.03%	0.00%	0.27%	4.18%	1.31%	2.86%	$9,833	20.05%
Medians		0.99%	4.05%	1.12%	2.82%	0.06%	2.79%	0.02%	0.45%	2.50%	-0.01%	0.00%	0.30%	4.36%	1.34%	2.80%	$8,262	22.84%
Comparable Group
Averages		1.21%	4.18%	0.94%	3.24%	0.10%	3.14%	0.05%	0.60%	2.11%	-0.11%	0.00%	0.36%	4.56%	1.31%	3.25%	$9,942	22.92%
Medians		1.15%	4.16%	0.99%	3.31%	0.12%	3.16%	0.02%	0.64%	2.09%	-0.05%	0.00%	0.35%	4.58%	1.26%	3.36%	$9,323	23.90%
Comparable Group
BRKL Brookline Bancorp, Inc.	MA	1.15%	4.54%	1.23%	3.31%	0.12%	3.18%	0.02%	0.36%	2.04%	-0.01%	0.00%	0.37%	4.81%	1.45%	3.36%	$9,944	24.36%
INDB Independent Bank Corp.	MA	1.52%	4.11%	0.50%	3.61%	0.06%	3.56%	0.10%	0.90%	2.36%	-0.20%	0.00%	0.49%	4.59%	0.82%	3.77%	$8,459	24.27%
EBSB Meridian Bancorp, Inc.	MA	1.06%	4.23%	1.48%	2.75%	-0.04%	2.79%	0.00%	0.17%	1.59%	0.03%	0.00%	0.35%	4.37%	1.70%	2.67%	$12,342	24.54%
EGBN Eagle Bancorp, Inc.	MD	1.61%	4.85%	1.19%	3.66%	0.15%	3.51%	0.10%	0.18%	1.50%	-0.06%	0.00%	0.61%	5.03%	2.14%	2.89%	$18,270	27.36%
KRNY Kearny Financial Corp.	NJ	0.64%	3.55%	1.34%	2.21%	-0.03%	2.24%	0.02%	0.22%	1.59%	-0.05%	0.00%	0.21%	3.89%	1.73%	2.16%	$12,886	24.87%
NWBI Northwest Bancshares, Inc.	PA	1.07%	4.04%	0.55%	3.49%	0.22%	3.27%	0.02%	0.95%	2.83%	-0.04%	0.00%	0.30%	4.44%	0.77%	3.67%	$4,816	21.74%
OCFC OceanFirst Financial Corp.	NJ	1.10%	3.84%	0.66%	3.18%	0.02%	3.16%	0.00%	0.52%	2.09%	-0.26%	0.00%	0.23%	4.36%	0.80%	3.56%	$9,323	17.50%
PFS Provident Financial Services, Inc.	NJ	1.15%	3.78%	0.75%	3.03%	0.13%	2.90%	0.01%	0.64%	2.02%	-0.03%	0.00%	0.35%	4.15%	1.08%	3.07%	$9,888	23.42%
STBA S&T Bancorp, Inc.	PA	1.32%	4.31%	0.99%	3.32%	0.20%	3.12%	0.03%	0.66%	2.09%	-0.14%	0.00%	0.26%	4.71%	1.26%	3.45%	$7,298	16.30%
SASR Sandy Spring Bancorp, Inc.	MD	1.39%	4.16%	0.99%	3.17%	0.06%	3.11%	0.16%	0.69%	2.12%	-0.01%	0.00%	0.44%	4.58%	1.56%	3.02%	$9,259	23.83%
WSFS WSFS Financial Corporation	DE	1.29%	4.54%	0.66%	3.88%	0.22%	3.65%	0.10%	1.30%	2.97%	-0.39%	0.00%	0.40%	5.19%	1.08%	4.11%	$6,878	23.90%

(1)	Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.10

The Company maintained a significantly higher level of operating expenses than the Peer Group, at 3.62% and 2.11% of average assets, respectively, reflecting greater off-balance sheet revenue sources. Accordingly, the Company maintains a comparatively higher number of employees relative to its asset size, as assets per full-time equivalent employee equaled $6.443 million for the Company versus $9.942 million for the Peer Group.

When viewed together net interest income and operating expenses provide considerable insight into a financial institution’s earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Company’s earnings were less favorable than the Peer Group’s, at 0.99x and 1.54x, respectively.

Sources of non-interest operating income provided a larger contribution to the Company’s earnings, at 1.57% and 0.65% of Eastern Bankshares’ and the Peer Group’s average assets, respectively. Taking non-interest operating income into account, Eastern Bankshares’ efficiency ratio (operating expenses, as a percent of the sum of non-interest operating income and net interest income) of 70.02% was less favorable than the Peer Group’s efficiency ratio of 54.24%.

Loan loss provisions had a slightly larger impact on the Peer Group’s earnings at 0.10% of average assets as compared to 0.06% for the Company, reflecting the Peer Group’s faster loan growth.

Net non-operating gains equaled 0.03% of average assets for the Company, while the Peer Group recorded a net non-operating loss of 0.11% of average assets. Typically, gains and losses from the sale of assets and other non-operating activities are relatively volatile, and thus are excluded from a valuation earnings base. Extraordinary items were not a factor for either the Company or the Peer Group.

Income taxes had a similar impact on the Company’s and the Peer Group’s earnings, with effective tax rates of 22.62% and 22.92%, respectively. As indicated in the prospectus, the Company’s effective marginal federal and state income tax rate is equal to 26.00%.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.11

Loan Composition

Table 3.4 presents a comparison of loan portfolio compositions including the investment in mortgage-backed securities. The Company’s loan portfolio composition reflected a lower combined concentration of 1-4 family permanent mortgage loans and mortgage-backed securities in comparison to the Peer Group average (22.33% of assets versus 28.21% for the Peer Group), recognizing that the Company’s higher concentration of mortgage-backed securities was more than offset by the Peer Group’s higher concentration of 1-4 family loans. The Peer Group on average maintains a notable level of loans serviced for others (“LSFOs”), while the Company maintained a small balance of LSFOs.

Overall, the Company has greater diversification into higher risk and higher yielding lending, reflecting higher concentrations of commercial business loans (16.09% of assets versus 10.78% for the Peer Group) and consumer loans (11.48% of assets versus 1.61% for the Peer Group). Commercial real estate loans constituted the greatest portfolio concentration for the Company and the Peer Group (28.78% of assets for the Company versus 30.06% for the Peer Group). The Peer Group also had higher concentrations of construction/land loans and multi-family loans. In total, construction/land, commercial real estate, multi-family, commercial business and consumer loans comprised 64.98% and 58.39% of the Company’s and the Peer Group’s assets, respectively. Overall, the Company has a higher risk profile with a risk weighted assets-to-assets ratio of 86.58%, versus the Peer Group average ratio of 80.80%.

Interest Rate Risk

Table 3.5 highlights key measures reflecting interest rate risk. In terms of balance sheet composition, there is similarity between the Company’s and the Peer Group’s tangible equity-to-assets ratios, IEA/IBL ratios and ratios of non-interest earning assets as a percent of assets. On a pro forma basis, the infusion of net offering proceeds should improve the Company’s position relative to the Peer Group with higher pro forma equity-to-assets and IEA/IBL ratios. In addition, it is anticipated that the net offering proceeds will increase the Company’s liquidity with initial investment in short- to intermediate-term securities.

To analyze interest rate risk on earnings, we reviewed quarterly changes in net interest income as a percent of average assets for the Company in comparison to the Peer Group average. In general, the quarterly fluctuations in their respective net interest income ratios in recent periods have not been significantly different. As noted above, on a pro forma basis it is reasonable to expect the Company’s quarterly fluctuations in the net income ratio will be less given the higher capitalization and initial investment of the net offering proceeds in short- and intermediate-term securities.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.12

Table 3.4

Loan Portfolio Composition and Related Information

Comparable Institution Analysis

As of December 31, 2019

	Portfolio Composition as a Percent of Assets
	MBS		1-4 Family	Constr. & Land	Multi- Family	Comm RE	Commerc. Business	Consumer	RWA/ Assets	Serviced For Others	Servicing Assets
	(%)		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)
Eastern Bankshares, Inc.	MA
December 31, 2019		10.04%	12.29%	2.35%	6.28%	28.78%	16.09%	11.48%	86.58%	$15,615	$0
All Public Companies
Averages		9.38%	18.43%	5.33%	6.04%	24.15%	14.89%	3.32%	77.25%	$14,462,401	$93,568
Medians		7.96%	16.81%	4.54%	3.45%	25.29%	13.28%	1.14%	77.65%	$97,837	$495
State of MA
Averages		9.50%	24.98%	4.70%	6.78%	22.60%	13.65%	1.56%	73.88%	$292,436	$4,143
Medians		8.02%	26.75%	4.41%	4.85%	24.12%	13.29%	0.41%	74.73%	$74,189	$499
Comparable Group
Averages		7.38%	20.83%	6.16%	9.78%	30.06%	10.78%	1.61%	80.80%	$232,698	$1,345
Medians		6.59%	17.99%	4.88%	6.26%	31.62%	8.04%	0.31%	82.12%	$100,193	$562
Comparable Group
BRKL Brookline Bancorp, Inc.	MA	3.16%	15.34%	3.07%	11.82%	31.62%	23.41%	0.50%	86.86%	$8,294	$0
INDB Independent Bank Corp.	MA	9.76%	27.49%	5.11%	4.94%	26.81%	13.59%	0.22%	80.00%	$656,384	$5,116
EBSB Meridian Bancorp, Inc.	MA	0.18%	11.55%	11.26%	15.82%	44.77%	7.07%	0.19%	94.29%	$100,193	$172
EGBN Eagle Bancorp, Inc.	MD	6.08%	5.09%	17.91%	7.49%	39.46%	14.90%	0.02%	93.56%	$11,349	$310
KRNY Kearny Financial Corp.	NJ	11.22%	21.15%	0.32%	30.58%	14.91%	1.02%	0.07%	57.49%	$0	$0
NWBI Northwest Bancshares, Inc.	PA	6.59%	41.59%	2.35%	4.64%	17.72%	6.86%	10.95%	78.92%	$793,098	$1,847
OCFC OceanFirst Financial Corp.	NJ	6.81%	34.29%	2.82%	6.26%	26.69%	4.23%	1.20%	72.81%	$50,042	$43
PFS Provident Financial Services, Inc.	NJ	9.66%	14.82%	4.96%	12.50%	34.23%	8.04%	0.22%	77.88%	$96,323	$562
STBA S&T Bancorp, Inc.	PA	5.56%	17.60%	4.38%	5.70%	33.28%	19.63%	0.90%	82.34%	$509,152	$4,661
SASR Sandy Spring Bancorp, Inc.	MD	6.27%	22.20%	10.73%	2.98%	34.44%	7.66%	0.31%	82.12%	$113,209	$899
WSFS WSFS Financial Corporation	DE	15.87%	17.99%	4.88%	4.91%	26.78%	12.22%	3.10%	82.58%	$221,630	$1,189

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.13

Table 3.5

Interest Rate Risk Measures and Net Interest Income Volatility

Comparable Institution Analysis

As of December 31, 2019 or the Most Recent Date Available.

	Balance Sheet Measures
	Tangible Equity/		IEA/	Non-Earn. Assets/	Quarterly Change in Net Interest Income
	Assets		IBL	Assets	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
	(%)		(%)	(%)	(change in net interest income is annualized in basis points)
Eastern Bankshares, Inc.
December 31, 2019		10.5%	110.2%	7.3%	-12	-1	1	2	9	2
All Public Thrifts
Average		10.2%	141.2%	8.6%	-6	-3	-2	-7	2	2
Median		9.8%	136.1%	8.1%	-5	-3	-1	-7	2	2
State of MA
Average		10.4%	132.1%	8.0%	-3	1	-3	-9	1	-3
Median		9.5%	130.9%	6.9%	-3	1	-3	-9	3	-2
Comparable Group
Average		10.7%	108.4%	7.6%	-8	-7	0	-3	-1	3
Median		10.4%	108.2%	7.9%	-5	-7	-4	-3	1	4
Comparable Group
BRKL Brookline Bancorp, Inc.	MA	10.2%	109.5%	5.8%	-1	-7	-5	-3	1	-4
INDB Independent Bank Corp.	MA	10.8%	107.2%	10.5%	-12	-4	-8	0	10	8
EBSB Meridian Bancorp, Inc.	MA	11.1%	110.6%	2.8%	-3	7	-4	-10	-6	-5
EGBN Eagle Bancorp, Inc.	MD	12.2%	111.6%	3.8%	-21	-16	-5	-3	-17	0
KRNY Kearny Financial Corp.	NJ	13.7%	109.7%	9.1%	-12	-3	-7	-3	-10	-3
NWBI Northwest Bancshares, Inc.	PA	9.7%	107.3%	7.9%	-4	-12	0	-6	2	4
OCFC OceanFirst Financial Corp.	NJ	9.7%	104.1%	11.2%	-5	-7	-7	-1	5	-1
PFS Provident Financial Services, Inc.	NJ	10.4%	108.2%	8.7%	-1	-15	3	-9	6	6
STBA S&T Bancorp, Inc.	PA	9.7%	107.9%	7.6%	-8	-3	1	-1	-2	6
SASR Sandy Spring Bancorp, Inc.	MD	9.4%	107.0%	7.6%	-12	0	-4	-3	-12	17
WSFS WSFS Financial Corporation	DE	11.0%	109.7%	8.2%	-5	-17	40	2	8	7

NA=Change is greater than 100 basis points during the quarter.

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
III.14

Credit Risk

As noted above, the Company has a higher credit risk profile based on its higher risk weighted assets-to-assets level, and the following analysis continues to underscore this characterization. As shown in Table 3.6, the Company’s ratios for non-performing/assets and non-performing loans/loans equaled 0.77% and 0.99%, respectively, versus the lower Peer Group average ratios of 0.61% and 0.72%, respectively. These ratios include accruing loans that are classified as troubled debt restructurings, which accounted for slightly more than 50% of the Company’s non-performing loan balance at December 31, 2019. The Company’s and the Peer Group’s loss reserves as a percent of non-performing loans equaled 92.46% and 170.96%, respectively. Loss reserves maintained as percent of loans receivable equaled 0.92% for the Company, versus 0.74% for the Peer Group. The Peer Group’s lower reserve ratios in part reflects fair value accounting in recent acquisition transactions. Net loan charge-offs were a larger factor for the Peer Group, as net loan charge-offs for the Company and the Peer Group equaled 0.05% and 0.11% of loans, respectively.

Summary

Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Company. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent appropriate.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.15

Table 3.6

Credit Risk Measures and Related Information

Comparable Institution Analysis

As of December 31, 2019

		REO/ Assets	NPAs & 90+Del/ Assets (1)	Adj NPAs & 90+Del/ Assets (2)	NPLs/ Loans (3)	Rsrves/ Loans HFI	Rsrves/ NPLs (3)	Rsrves/ NPAs & 90+Del (1)	Net Loan Chargeoffs (4)	NLCs/ Loans
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Eastern Bankshares, Inc.	MA
December 31, 2019		0.00%	0.77%	0.38%	0.99%	0.92%	92.46%	92.46%	$4,658	0.05%
All Public Companies
Averages		0.08%	0.68%	0.48%	0.85%	0.91%	164.00%	138.89%	$96,723	0.14%
Medians		0.03%	0.53%	0.38%	0.63%	0.89%	125.32%	103.88%	$1,661	0.08%
State of MA
Averages		0.00%	0.31%	0.23%	0.34%	0.89%	355.65%	341.94%	$3,906	0.08%
Medians		0.00%	0.27%	0.20%	0.32%	0.85%	220.57%	220.57%	$1,379	0.03%
Comparable Group
Averages		0.01%	0.61%	0.42%	0.72%	0.74%	170.96%	161.71%	$7,992	0.11%
Medians		0.01%	0.59%	0.42%	0.61%	0.76%	112.63%	101.25%	$7,171	0.11%
Comparable Group
BRKL Brookline Bancorp, Inc.	MA	0.03%	0.63%	0.41%	0.54%	0.91%	167.18%	123.96%	$7,171	0.11%
INDB Independent Bank Corp.	MA	0.00%	0.59%	0.42%	0.73%	0.76%	104.62%	101.25%	$2,553	0.03%
EBSB Meridian Bancorp, Inc.	MA	0.00%	0.09%	0.05%	0.10%	0.88%	876.54%	876.54%	$348	0.01%
EGBN Eagle Bancorp, Inc.	MD	0.00%	0.73%	0.54%	0.86%	0.98%	112.79%	112.79%	$9,377	0.13%
KRNY Kearny Financial Corp.	NJ	0.00%	0.42%	0.33%	0.61%	0.69%	112.63%	111.82%	$827	0.02%
NWBI Northwest Bancshares, Inc.	PA	0.01%	0.88%	0.67%	1.04%	0.66%	63.10%	62.43%	$19,932	0.23%
OCFC OceanFirst Financial Corp.	NJ	0.00%	0.44%	0.22%	0.58%	0.27%	46.95%	46.61%	$1,361	0.02%
PFS Provident Financial Services, Inc.	NJ	0.03%	0.87%	0.44%	1.13%	0.76%	67.03%	64.90%	$13,137	0.18%
STBA S&T Bancorp, Inc.	PA	0.04%	1.12%	0.70%	1.27%	0.87%	68.37%	63.30%	$13,645	0.22%
SASR Sandy Spring Bancorp, Inc.	MD	0.02%	0.50%	0.46%	0.61%	0.84%	136.02%	131.30%	$2,038	0.03%
WSFS WSFS Financial Corporation	DE	0.02%	0.46%	0.34%	0.44%	0.56%	125.32%	83.88%	$17,523	0.22%

(1)	NPAs are defined as nonaccrual loans, accruing loans 90 days or more past due, performing TDRs, and OREO.
(2)	Adjusted NPAs are defined as nonaccrual loans, accruing loans 90 days or more past due and OREO (performing TDRs are excluded).
(3)	NPLs are defined as nonaccrual loans, accruing loans 90 days or more past due and performing TDRs.
(4)	Net loan chargeoffs are shown on a last twelve month basis.

Source:

S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.1

IV. VALUATION ANALYSIS

Introduction

This chapter presents the valuation analysis and methodology prepared pursuant to the regulatory valuation guidelines, and the valuation adjustments and assumptions incorporated in the determination of the estimated pro forma market value of the common stock to be issued in conjunction with the Company’s stock offering.

Appraisal Guidelines

The federal regulatory appraisal guidelines required by the FRB, the OCC, the FDIC and state banking agencies, including the Commissioner, specify the pro forma market value methodology for determining the pro forma market value of a converting mutual institution. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected, which as noted includes public thrifts and commercial banking companies; (2) a financial and operational comparison of the subject company to the peer group is conducted to determine key differences; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences relative to the selected peer group. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation

The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes “fundamental analysis” techniques. Additionally, the valuation incorporates a “technical analysis” of recently completed conversions. It should be noted that these valuation analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

RP® Financial, LC.	VALUATION ANALYSIS
IV.2

The pro forma market value determined herein is a preliminary value for the Company’s to-be-issued stock. Throughout the application phase and stock issuance process, RP Financial will: (1) review changes in the Company’s operations and financial condition; (2) monitor the Company’s operations and financial condition relative to the Peer Group to identify key fundamental changes; (3) monitor external factors that may impact value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for bank and thrift stocks and the selected Peer Group; and (4) monitor pending conversion offerings If material changes should occur prior to the close of the offering, RP Financial will evaluate if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering regarding the range of value and the proposed closing value.

The appraised value determined herein is based on the current market and operating environment for the Company and for all banks and thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, accounting and income taxes, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all bank and thrift stocks, the selected Peer Group, pending conversion offerings, and public MHCs, including the pro forma market value of Eastern Bankshares. To the extent a change in factors impacting the Company’s value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

A fundamental analysis identifying similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Company and the Peer Group and how those differences affect the pro forma valuation. Consistent with the regulatory valuation guidelines, key differences have been evaluated in the following areas: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and the effect of government regulations and/or regulatory reform. We have also considered the market for bank and thrift stocks, including new issues, to assess the impact on value of Eastern Bankshares coming to market at this time.

RP® Financial, LC.	VALUATION ANALYSIS
IV.3

1.	Financial Condition

The financial condition of an institution is an important determinant in pro forma market value because investors typically look to such factors as overall asset/liability (“A/L”) composition, credit quality, balance sheet liquidity, funding liabilities, and capital, in assessing investment attractiveness. The similarities and differences in the Company’s and the Peer Group’s financial strengths are noted as follows:

•

Overall A/L Composition. Loans funded by retail deposits were the primary components of both Eastern Bankshares’ and the Peer Group’s balance sheets. Based on reported financials, the Company’s IEA composition exhibited a slightly lower concentration of loans and a slightly higher concentration of cash and investments. The Company has greater diversification into higher risk loans than the Peer Group. Overall, the Company’s asset composition provided for a lower yield earned on IEA and a higher risk weighted assets-to-assets ratio in comparison to the Peer Group averages. Eastern Bankshares’ funding composition reflected a higher level of deposits and a lower level of borrowings in comparison to the Peer Group averages, which provided the Company with a lower cost of funds. Overall, as a percent of assets, the Company maintained a similar level of IEAs and a slightly lower level of IBLs relative to the Peer Group averages, which translated into a slightly higher IEA/IBL ratio for the Company. After factoring in the impact of the net stock proceeds, the Company’s IEA/IBL ratio will further exceed the Peer Group’s ratio. The Company’s IEA yield can be expected to decline as the offering proceeds will initially be invested into short- to intermediate-term investment securities pending longer term reinvestment at higher yields. On balance, RP Financial concluded that A/L composition was a neutral factor in our adjustment for financial condition.

•

Credit Quality. The Company’s ratios for non-performing assets as a percent of assets and non-performing loans as a percent of loans were slightly higher than the comparable ratios for the Peer Group. In comparison to the Peer Group, the Company maintained lower loss reserves as a percent of non-performing loans and higher loss reserves as a percent of loans. Net loan charge-offs as a percent of loans were higher for the Peer Group. The Company’s risk weighted assets-to-assets ratio was slightly higher than the Peer Group’s ratio. Overall, RP Financial concluded that credit quality was a neutral factor in our adjustment for financial condition.

•

Balance Sheet Liquidity. The Company maintained a slightly higher level of cash and investment securities than the Peer Group. Following the infusion of stock proceeds, the Company’s cash and investments ratio is expected to increase. Net proceeds retained at the holding company level will be deposited at the Bank. The Company’s borrowing capacity appears to be slightly greater than the Peer Group’s borrowing capacity, based on the Company’s lower level of borrowings, and the net offering proceeds should initially reduce the need for borrowings to support balance sheet liquidity. Overall, RP Financial concluded that balance sheet liquidity was a slightly positive factor in our adjustment for financial condition.

RP® Financial, LC.	VALUATION ANALYSIS
IV.4

•

Funding Liabilities. The Company’s funding liabilities mix reflected higher deposits and lower borrowings relative to the comparable Peer Group averages, which translated into a lower cost of funds for the Company. The Company’s ratio of total IBL as a percent of assets was slightly below the Peer Group’s average. Following the stock offering, the increase in the Company’s capital will reduce the level of IBL funding assets. Overall, RP Financial concluded that funding liabilities were a slightly positive factor in our adjustment for financial condition.

•

Capital. The Company and Peer Group currently operate with similar tangible equity-to-assets ratios. Following the stock offering, Eastern Bankshares’ pro forma tangible capital position will exceed the Peer Group’s tangible equity-to-assets ratio. At the same time, the Company’s growth in equity is expected to be lower given the lower profitability and higher equity, and thus the pro forma return on equity (“ROE”) is expected to be substantially lower than the Peer Group’s average ROE for a sustained period. On balance, RP Financial concluded that capital strength was a slightly positive factor in our adjustment for financial condition.

On balance, Eastern Bankshares’ balance sheet strength was considered to be more favorable relative to the Peer Group, and thus, a slight upward adjustment was applied for the Company’s financial condition.

2.	Profitability, Growth and Viability of Earnings

Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution’s earnings stream and prospects to generate future earnings heavily influence the multiple that the investment community will pay for earnings. The comparative summary for profitability, growth and viability of earnings of the Company and the Peer Group appears below.

•

Reported Earnings. The Company’s reported earnings were slightly lower than the Peer Group’s on a ROAA basis. The Peer Group maintained a more favorable operating expense ratio, which was largely offset by the Company’s more favorable ratios for net interest income, non-interest operating income, loan loss provisions and non-operating gains and losses. The Company’s reinvestment of stock proceeds will increase interest income, however this benefit will be mitigated by the increase in operating expenses associated with operating as a publicly-traded company and the implementation of stock benefit plans. Pro forma earnings should also benefit as annual charitable contributions by the Company are expected to diminish as the Foundation will have greater funds to distribute on a post-offering basis. Overall, the Company’s reported earnings were considered to be similar to the Peer Group’s reported earnings and, thus, RP Financial concluded that this was a neutral factor in our adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.5

•

Core Earnings. The Company operated with a higher net interest income ratio, a higher operating expense ratio and a higher level of non-interest operating income. The Company’s higher net interest income ratio and higher operating expense ratio translated into a lower expense coverage ratio in comparison to the Peer Group’s ratio (equal to 0.99x versus 1.54x for the Peer Group). Similarly, the Company’s efficiency ratio of 70.02% was less favorable than the Peer Group’s efficiency ratio of 54.24%. Loan loss provisions had a slightly larger impact on the Peer Group’s earnings. The Company’s pro forma earnings on a core basis – incorporating the reinvestment of the proceeds in short- to intermediate-term investments, the increased operating expenses from being a public company with stock benefit plans, and the reduction in annual charitable contributions – are expected to remain less favorable relative to the Peer Group. When coupled with the higher pro forma equity, the Company’s pro forma ROE is expected to be substantially lower than the Peer Group’s average ROE for a sustained period. Therefore, RP Financial concluded that this was a slightly negative factor in our adjustment for profitability, growth and viability of earnings.

•

Interest Rate Risk. Quarterly changes in the Company’s and the Peer Group’s net interest income to average assets ratios indicated similar volatility. Other factors impacting interest rate risk, such as capital levels, IEA/IBL ratios and levels of non-interest earning assets were also similar for the Company and the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to provide the Company with higher tangible equity and IEA/IBL ratios and perhaps provide greater stability in the quarterly net interest margin. On balance, interest rate risk was a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

•

Credit Risk. In terms of future exposure to credit quality related losses, the Peer Group maintained a slightly higher concentration of assets in loans, while the Company’s loan composition reflected a greater degree of diversification into higher risk types of loans. Loan loss provisions were a slightly larger factor in the Peer Group’s earnings. Overall, RP Financial concluded that credit risk was a neutral factor in the adjustment for profitability, growth and viability of earnings.

•

Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Company currently maintains a higher interest rate spread than the Peer Group, suggesting a higher earnings growth potential. The reinvestment of the net proceeds will add to net interest income, but the initial reinvestment yields are expected to reduce the overall spread. Second, the infusion of stock proceeds will provide the Company with greater growth potential; however, the post-conversion plan does not anticipate strong growth or substantially different business lines or A/L mix, so the growth is expected to be moderate. Overall, earnings growth potential was considered to be a slightly positive factor in our adjustment for profitability, growth and viability of earnings.

•

Return on Equity. Currently, the Company’s core ROE is slightly lower than the Peer Group’s core ROE. As the result of the significant increase in capital that will be realized from the infusion of the net stock proceeds, the Company’s pro forma ROE is expected to be substantially below the Peer Group’s average ROE; especially, given that the proceeds reinvestment benefit will be largely offset by an increase in operating expenses (including public company expenses and stock benefit expenses). Accordingly, this was a slightly negative factor in the adjustment for profitability, growth and viability of earnings.

RP® Financial, LC.	VALUATION ANALYSIS
IV.6

On balance, a slight downward adjustment has been applied for profitability, growth and viability of earnings.

3.	Asset Growth

The Peer Group’s stronger asset growth was in part attributable to acquisition related growth by certain of the members. Specifically, the Company grew 2.2% over the last 12 months while the Peer Group on average grew 14.4%. The Company’s organic growth plans are expected to lead to moderate asset growth. Over the past 12 months, the Company experienced faster growth in cash and investments than loans, while the opposite was true for the Peer Group on average. Overall, net of the Peer Group’s acquisition related growth, the Peer Group’s stronger organic growth supports stronger earnings growth potential. However, the much greater capital position of the Company on a pro forma basis positions it with the ability to grow faster than the Peer Group. On balance, no adjustment was applied for asset growth.

4.	Primary Market Area

The economic and demographic health, population base and type of the primary market area served can impact an institution’s market value, as well as the competitive environment and market share in the local market served. The Company’s branch network serves the greater Boston metropolitan area, southeast New Hampshire and the peninsula of Cape Cod. Operating in a densely populated market area provides the Company with growth opportunities, but such growth must be achieved in a highly competitive market environment. Summary demographic and deposit market share data for the Company and the Peer Group companies is provided in Exhibit III-4.

Despite the Company being among the largest independent banking companies in the region, the competitiveness of the market area is highlighted by the Company’s relatively low branch market share of deposits in the majority of the market area counties served. The average and median deposit market shares maintained by the Peer Group companies were well above the Company’s market share of deposits in Suffolk County. Overall, the degree of competition faced by the Peer Group companies was viewed as less than the Company’s competitive environment in Suffolk County, while the growth potential in the markets served by the Peer Group companies was for the most part viewed to be slightly less favorable than provided by the Company’s primary market area.

RP® Financial, LC.	VALUATION ANALYSIS
IV.7

The Peer Group companies generally operate in markets with similar-sized populations as Suffolk County. Population growth for the primary market area counties served by the Peer Group companies reflected a range of growth rates, but, overall, population growth rates for the markets served by the Peer Group companies were all less than Suffolk County’s historical and projected population growth rates. Suffolk County has a slightly higher per capita income compared to the average per capita income for the markets served by the Peer Group. However, on average, the Peer Group’s primary market area counties were slightly more affluent markets within their respective states compared to Suffolk County’s per capita income as a percent of Massachusetts’ per capita income (112.3% for the Peer Group versus 105.6% for Suffolk County).

As shown in Table 4.1, the average unemployment rate for the primary market area counties served by the Peer Group companies was above Suffolk County’s unemployment rate.

Table 4.1

Market Area Unemployment Rates

Eastern Bannkshares, Inc. and the Peer Group Companies (1)

	County	February 2020 Unemployment
Eastern Bankshares, Inc.—MA	Suffolk	2.7%
Peer Group Average		4.1
The Peer Group
Brookline Bancorp, Inc. – MA	Norfolk	2.7
Independent Bank Corp.—MA	Plymouth	3.6
Meridian Bancorp, Inc. – MA	Essex	3.3
Eagle Bancorp, Inc.– MD	Montgomery	2.9
Kearny Financial Corp.—NJ	Essex	5.0
Northwest Bancshares, Inc.—PA	Warren	6.0
OceanFirst Financial Corp. – NJ	Ocean	4.6
Provident Financial Services, Inc.—NJ	Hudson	3.6
S&T Bancorp, Inc. – PA	Indiana	6.2
Sandy Springs Bancorp, Inc. – MD	Montgomery	2.9
WSFS Financial Corporation – DE	New Castle	3.8

(1)	Unemployment rates are not seasonally adjusted.

Source: S&P Global Market Intelligence.

RP® Financial, LC.	VALUATION ANALYSIS
IV.8

On balance, we concluded that a slight upward adjustment was appropriate for the Company’s market area.

5.	Dividends

At this time the Company has not established a dividend policy. Future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives, financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

All eleven of the Peer Group companies pay regular cash dividends, with implied dividend yields ranging from 2.06% to 7.61%. The average dividend yield on the stocks of the Peer Group institutions equaled 4.33% as of April 17, 2020. Comparatively, as of April 17, 2020, the average dividend yield on the stocks of all fully-converted publicly-traded banks and thrifts equaled 3.91%.

Overall, while the Company has not established a definitive dividend policy prior to its stock offering, the Company will have the capacity to pay a dividend comparable to the Peer Group’s average dividend yield based on pro forma earnings and capitalization. On balance, we concluded that no adjustment was warranted for this factor.

6.	Liquidity of the Shares

The Peer Group is by definition composed of larger thrift and commercial banking companies whose stocks are publicly-traded. Ten of the Peer Group members trade on the NASDAQ system and Provident Financial Services trades on the NYSE. It is anticipated that the Company’s stock will be quoted on the NASDAQ following the stock offering.

The number of shares outstanding and market capitalization provides an indication of the degree of liquidity there will be in a particular stock recognizing that share liquidity may also be impacted by the amount of ownership by institutional shareholders, stock benefit plans, insiders and other shareholders. The market capitalization of the Peer Group companies ranged from $673.4 million to $2.3 billion as of April 17, 2020, with average and median market

RP® Financial, LC.	VALUATION ANALYSIS
IV.9

values of $1.0 billion and $968.2 million, respectively. The shares issued and outstanding of the Peer Group companies ranged from 33.2 million to 106.9 million, with average and median shares outstanding of 57.8 million and 51.6 million, respectively. The Company’s stock offering is expected to have a pro forma market value that will be in the upper half of the Peer Group’s range of market values, with shares outstanding above the Peer Group’s range of shares outstanding given that the Company’s $10.00 per share initial public offering (“IPO”) price falls below the average price per share of the Peer Group members.

Overall, we anticipate that the Company’s public stock will have a similar degree of liquidity as the Peer Group companies on average and, therefore, concluded no adjustment was necessary for this factor.

7.	Marketing of the Issue

Three separate markets exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the bank and thrift acquisition market. All three of these markets were considered in the valuation of the Company’s to-be-issued stock.

A.	The Public Market

The value of publicly-traded bank and thrift stocks is easily measurable and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded banks and thrifts. In general, bank and thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays various stock price indices as of April 17, 2020.

RP® Financial, LC.	VALUATION ANALYSIS
IV.10

In terms of assessing general stock market conditions, the overall stock market has been mixed in recent quarters. The broader stock market traded higher at the start of the second quarter of 2019, which was supported by some upbeat economic data reported by Europe and China and a favorable U.S. jobs report for March. U.S. trade tensions with Europe contributed to a pullback in the stock market heading into mid-April, which was followed by an uneven trading market going into the second half of April. Investors reacting to first quarter earnings reports and ongoing concerns about the health of the world economy were among the factors that provided for an up and down market in the second half of April. A strong GDP report for the first quarter of 2019 helped to lift stocks at the end of April, with major stock indexes recording their best four-month start to a year since at least 1999. Stocks fell at the start of May after the Federal Reserve left interest rates unchanged and reiterated that it would remain patient on moving its target rate. A strong jobs report for April helped stocks to rebound to close out the first trading week of May. However, stocks reversed course the following week, as escalating U.S.-China trade tensions precipitated a sell-off in the broader stock market. Aided by some stronger-than-expected earnings reports from Cisco Systems and Walmart, stocks rebounded going into the second half of May. Stocks closed out May trading down sharply, as a flare-up in U.S.-China trade tensions, worries about slowing economic growth and the threat of tariffs being imposed on Mexico spurred a retreat from riskier investments. A weak jobs report for May and indications from the Federal Reserve that a rate cut may be warranted to boost the economy contributed to stocks rebounding strongly higher in the first week of June. Stocks continued to rally higher going into the second half of June, as the S&P 500 closed at a new record high. Factors that helped to sustain the stock market rally included the U.S.’s decision to hold off on implementing trade tariffs on Mexico and growing expectations for a near term rate cut by the Federal Reserve. Stocks traded unevenly at the close of the second quarter.

Signs of a thawing in trade relations between the U.S. and China contributed to stock market gains at the start of the third quarter of 2019. Stocks retreated following the release of the June employment report, as better-than-expected job growth diminished hopes that the Federal Reserve would aggressively cut rates. A rally in healthcare stocks and indications from the Federal Reserve that it was poised to cut interest rates to bolster a slowing U.S. economy contributed to major U.S. stock indexes closing at record highs in mid-July. Some better-than-expected second quarter earnings reports helped to sustain gains in the broader stock market going into the second half of July, which was followed by stocks trading lower after the European Central Bank hinted that it was preparing to cut interest rates for the first time since 2016. Stocks dropped sharply at the end of July after the Federal Reserve cut

RP® Financial, LC.	VALUATION ANALYSIS
IV.11

its target rate by 0.25%, but signaled caution on future interest rate cuts. The sell-off in the broader stock market sharpened in early-August, as fresh trade threats between the U.S. and China raised fears of an economic slowdown. The ebbs and flows of U.S.-China trade negotiations provided for a volatile stock market heading into mid-August, which included an 800-point decline in the Dow Jones Industrial Average (“DJIA”). Economically sensitive industries led the downturn, such as banking and manufacturing companies, based on growing concerns of a recession after the yield on the two-year Treasury note briefly fell below the yield on the ten-year Treasury note. Some strong earnings reports posted by some retail issues contributed to stock market gains going in the second half of August, which was followed by a return to volatility with day-to-day swings in the stock market dominated by investors reacting to the most recent developments in the trade dispute between the U.S. and China. A decline in U.S. manufacturing activity for August fueled a stock market sell-off on the first day of trading in September, which was followed by stocks rallying to close out the first week of trading in September on news that the U.S. and China planned to hold trade talks in Washington during October. The unveiling of a sweeping stimulus package by the European Central Bank helped to sustain the broader stock market rally going into mid-September, as the DJIA closed higher for eight consecutive trading sessions. News of an attack on Saudi Arabia’s oil facilities pushed stocks lower going into the second half of September, which was followed by an up and down market in the closing weeks of the third quarter as investors assessed the Federal Reserve’s mixed outlook on future interest rate cuts, the ongoing U.S. trade negotiations with China and the impeachment proceedings against President Trump.

A report showing that manufacturing activity contracted for a second straight month prompted a sharp sell-off in the broader stock market at the start of the fourth quarter of 2019, as worries intensified that a slowdown in U.S. manufacturing activity could presage a possible economic downturn. Stocks closed out the first week of trading in October on an upswing, with investors betting that economic data showing a slowing economy would boost the case for the Federal Reserve to continue to cut interest rates. Following a two-day downturn, stocks surged higher through mid-October on growing optimism over U.S.-China trade talks. Stocks traded unevenly in the second half of October, which was followed by a broad-based rally at the start of November. Sound economic data, including better-than-expected job growth reported for October, and some robust third quarter earnings reports were factors that propelled U.S. stock indexes to record highs. Optimism over a phase-one trade deal between the U.S. and China helped to sustain the upward trend in the broader stock market through mid-

RP® Financial, LC.	VALUATION ANALYSIS
IV.12

November, while a rally in tech, retail and real estate shares led major U.S. indexes to record highs at the end of November. Stocks reversed course at the start of December, as investors reacted to a downbeat report for December manufacturing activity and indications from President Trump that the trade war with China could continue well into next year. The November employment report showing another month of strong job growth, U.S. business activity improving to a five-month high and a preliminary trade truce between the U.S. and China contributed to major U.S. indexes rallying to record highs in mid-December. Fueled by an improving outlook for the U.S. economy, major U.S. stock indexes marched to more record highs in late-December and recorded their best year since 2013.

News that China was planning to further loosen its monetary policy to help re-invigorate China’s economy contributed to major U.S. stock indexes closing at new record highs on the first day of trading in 2020, which was followed by a one day sell-off. A report showing a decline in December manufacturing activity and a U.S. airstrike that killed a top Iranian military official were noted factors that prompted the sell-off. Signs of easing tensions between the U.S. and Iran, as well as reassuring indications that trade negotiations remained on track with China, contributed to major U.S. stock indexes rebounding to record highs heading into mid-January. More record highs were posted by the major U.S. stock indexes in mid-January, with the DJIA closing above 29000 for the first time following the signing of a trade agreement between the U.S. and China. Fears that the spreading Covid-19 pandemic would slow economic growth fueled a sell-off in the broader stock market in the second half of January. An upbeat manufacturing report for January and diminished worries about the economic impact of the coronavirus contributed to stocks rallying in the first week of February. Major U.S. stock indexes closed at record highs heading into mid-February, as investors focused on signs of strength in the U.S. economy. Stocks retreated in mid-February and then plunged sharply lower in last week of February, as Covid-19 pandemic fears fueled the worst weekly loss in the stock market since 2008. All three major U.S. stock indexes slipped into correction territory at the end of February.

RP® Financial, LC.	VALUATION ANALYSIS
IV.13

Volatility prevailed in the broader stock market throughout March 2020, with speculation on the severity of the Covid-19 pandemic and its long-term impact on the global economy continuing to dominate trading activity. After the DJIA posted its worst one-day decline since 1987 on March 12th, stocks rebounded when President Trump declared a national emergency to combat the spread of the coronavirus. Stock market turmoil extended into the third week of March, with the major U.S. stock indexes recording their worst week since the financial crisis. Fears that the emergency measures taken by the Federal Reserve would not be enough to ward off a Covid-19 induced recession, a flight to liquidity and oil prices dropping below $20 a barrel all contributed to the historic sell-off. Stocks traded sharply higher in the fourth week of March, which was fueled by U.S. lawmakers reaching an agreement on a $2 trillion stimulus package. Notwithstanding the end of March rally, the first quarter of 2020 was the worst quarter for major U.S. stock market indexes since the financial crisis.

Stocks opened the second quarter of 2020 with a bruising sell-off after President Trump issued a warning on the coronavirus pandemic, which was followed by major U.S. stock indexes surging higher. News that New York recorded its first daily decline in Covid-19 deaths and the Federal Reserve’s commitment to provide an unprecedent level of support for the economy were noted factors that powered the stock market rally. The second week of April concluded with stocks posting their biggest week of gains since 1974. Stocks advanced a second consecutive week going into mid-April, as investors reacted to reports that an antiviral medicine was showing promise and the growing potential for the gradual reopening of the U.S. economy. On April 17, 2020, the DJIA closed at 24242.49, a decrease of 8.7% from one year ago and a decrease of 15.1% year-to-date, and the NASDAQ closed at 8670.30, an increase of 8.2% from one year ago and a decrease of 3.6% year-to-date. The S&P 500 Index closed at 2874.56 on April 17, 2020, a decrease of 1.0% from one year ago and a decrease of 11.0% year-to-date.

The market for financial institution stocks has also been mixed in recent quarters. Strong job growth reflected in the March employment report and mild inflation data served to boost financial institution shares during the first half of April 2019. Financial institution shares retreated slightly going into late-April, as investors reacted to first quarter earnings reports and the prospect of interest rate spreads coming under further pressure as the result of higher funding costs and a slowdown in loan growth. Low inflation data and stronger-than-expected first quarter GDP growth boosted financial institution shares at the close of April, which was followed by a pullback in financial institution stocks at the start of May as the Federal Reserve concluded its policy meeting leaving interest rates unchanged and indicated that it would not move to cut rates in the near future despite recent low inflation data. Bank and thrift shares traded higher on the strong jobs report for April and then followed the broader stock market lower in the second week of May. Ongoing concerns of weakening loan demand and the flat yield curve continued to pressure bank and thrift shares lower going into the second half of May

RP® Financial, LC.	VALUATION ANALYSIS
IV.14

2019. An industrywide increase in non-performing loans reported by banks during the first quarter of 2019 and President Trump’s threat to impose tariffs on Mexico contributed to financial institution shares retreating further at the end of May. The May employment report sparked a rebound in bank and thrift stocks at the close of the first week of trading in June, as investors bet that the weak job growth reported for May would increase the potential for the Federal Reserve to cut rates. In contrast to the broader stock market, financial institution shares edged lower following the Federal Reserve’s June policy meeting and conclusion to hold rates steady. News that all of the big U.S. banks passed their stress test and increased both stock buy-backs and dividends contributed to broader market gains in the financial sector at the close of the second quarter.

Financial institution shares traded in a fairly narrow range throughout most of July 2019 and then edged higher at the end of July after the Federal Reserve cut its target rate by 0.25%. Mounting concerns of an economic slowdown pressured bank and thrift stocks lower during the first half of August, which was followed by a rebound in financial institution shares as investors gravitated into sectors that experienced the steepest declines during the mid-August sell-off. Financial institution shares retreated at end of August and at the start of September, as investors shied away from economically sensitive stocks after weaker-than-expected manufacturing data raised concerns over the health of the U.S. economy. Financial shares participated in the broader stock market rally at end of the first week of trading in September, which was driven by news that trade talks between the U.S. and China had been scheduled for October. The positive trend in financial institution shares continued going into mid-September, as value stocks led the broader stock market rally that was fueled by a relaxation of trade tensions between the U.S. and China. Financial institution shares closed out the third quarter trading in a narrow range following the Federal Reserve’s mid-September rate cut and signaling a divided outlook for further rate cuts.

Concerns of a slowing U.S. economy pressured bank and thrift stocks lower at the start of the fourth quarter of 2019, which was followed by an upturn in financial institution shares as slowing job growth reflected in the September employment report boosted the case for another rate cut by the Federal Reserve. Solid third quarter earnings posted by some of the large banks helped to sustain the upward trend in financial institution shares through late-October. Financial institution shares sold off at the end of October after the Federal Reserve cut its target rate by 25 basis points and then rallied higher along with the broader stock market

RP® Financial, LC.	VALUATION ANALYSIS
IV.15

in early-November, as the October employment report sparked a more optimistic outlook about the strength of the U.S. economy. Following the upswing, bank and thrift shares traded in a narrow range through the end of November. A downbeat report for manufacturing activity in November pulled bank and thrift shares lower at the beginning of December, which was followed by financial institution shares trending higher going into the second half of December as financial institution shares participated in the broader stock market rally. Profit taking contributed to bank and thrift shares easing lower in the final trading days of 2019.

Growing tensions between the U.S. and Iraq, along with manufacturing activity showing another decline in December, pulled financial institution shares lower during the initial trading days of 2020. Financial institution shares edged higher going into mid-January, as some big banks kicked-off fourth quarter earnings season with mostly favorable results. Financial institution shares traded in a narrow range going in to late-January and then pulled back at the end of January, as worries that the Covid-19 pandemic would slow economic growth escalated. After rebounding along with the broader stock market in early-February, bank stocks stabilized going into the second half of February. Driven by worries that the Covid-19 pandemic could have a significant impact on the economy, financial institution shares followed the broader stock market lower in late-February and early-March. The sell-off in bank and thrift shares accelerated through the third week of March, as near zero interest rates and a free-falling U.S. economy threatened to upend almost all of a bank’s business lines. News that U.S. lawmakers were nearing an agreement to approve the stimulus package helped bank stocks to rebound in late-March, which was followed by more volatility during the first two weeks of April. Bank and thrift stocks spiked lower with the release of the March employment report, which was followed by bank and thrift stocks rebounding along with the broader stock market ahead of the start of first quarter earnings season. First quarter earnings reports posted by some of the big banks fueled a sell-off in bank and thrift stocks in mid-April, as plunging profits due to significant increases in loan loss provisions sent a message that big banks were preparing for a bad recession and a flood of borrower defaults. On April 17, 2020, the SNL Thrift Index for all publicly-traded thrifts closed at 619.6, a decrease of 32.7% from one year ago and a decrease of 27.8% year-to-date. On April 17, 2020, the SNL Bank Index for all publicly-traded banks closed at 413.3, a decrease of 28.8% from one year ago and a decrease of 37.8% year-to-date.

RP® Financial, LC.	VALUATION ANALYSIS
IV.16

B.	The New Issue Market

In addition to bank and thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Company’s pro forma market value. The new issue market is separate and distinct from the market for seasoned thrift stocks in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value whereas in the current market for existing bank and thrift stocks the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 4.2, two standard conversions have been completed during the past twelve months and no standard conversions have been completed during the past three months. Both of the standard conversion offerings were completed in July 2019. The average closing pro forma price/tangible book ratio of the two standard conversion offerings equaled 66.9%. On average, the two standard conversion offerings reflected price appreciation of 28.0% after the first week of trading. As of April 17, 2020, the two recent standard conversion offerings reflected a 1.7% decrease in price on average from their IPO prices.

Although there is no deal experience in the current market for an offering such as that proposed by the Company, the size and financial characteristics would seem to attract investors even in a weaker market and economic environment, albeit at a lower valuation level given the heightened uncertainty associated with an IPO in the prevailing stock market environment.

C.	The Acquisition Market

Also considered in the valuation was the potential impact on Eastern Bankshares’ stock price of recently completed and pending acquisitions of other bank and thrift institutions operating in Massachusetts. As shown in Exhibit IV-4, there were 17 Massachusetts bank and

RP® Financial, LC.	VALUATION ANALYSIS
IV.17

Table 4.2

Pricing Characteristics and After-Market Trends

Conversions Completed Trailing 12 Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases					Pro Forma Data							Post-IPO Pricing Trends
			Financial		Asset						Char. Found.		% Off Incl. Fdn.+Merger					Pricing
			Info.		Quality								Shares					Ratios(2)(5)			Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial								First		After		After
Institution	Conversion Date	Ticker	Assets	Equity/ Assets	NPAs/ Assets	Res. Cov.	Gross Proc.	% Offer	% of Mid.	Exp./ Proc.	Form	Public Off. Inc. Fdn.	ESOP	Recog. Plans	Stk Option	Mgmt.& Dirs.	Div. Yield	P/TB	Core P/E	P/A	Core ROA	TE/A	Core ROE	IPO Price	Trading Day	% Chg	First Week(3)	% Chg	First Month(4)	% Chg	Thru 4/17/2020	% Chg
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)	(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Standard Conversions
Eureka Homestead Bancorp, Inc., LA	7/10/19	ERKH-OTC Pink	$98	12.52%	0.00%	NM	$14.3	100%	89%	8.9%	N.A.	N.A.	8.0%	4.0%	10.0%	3.7%	0.00%	60.5%	44.0x	13.0%	0.3%	21.5%	1.4%	$10.00	$12.10	21.0%	$12.10	21.0%	$12.17	21.7%	$9.80	-2.0%
Richmond Mutual Bancorporation, Inc., IN*	7/2/19	RMBI- NASDAQ	$883	9.40%	0.48%	143%	$130.3	100%	132%	2.2%	C/S	3.7%	8.0%	4.0%	10.0%	1.0%	0.00%	73.2%	21.2x	13.7%	0.7%	18.8%	3.6%	$10.00	$13.65	36.5%	$13.50	35.0%	$13.23	32.3%	$9.86	-1.4%
		Averages - Standard Conversions:	$491	10.96%	0.24%	143%	$72.3	100%	111%	5.5%	N.A.	N.A.	8.0%	4.0%	10.0%	2.3%	0.00%	66.9%	32.6x	13.4%	0.5%	20.2%	2.5%	$10.00	$12.88	28.8%	$12.80	28.0%	$12.70	27.0%	$9.83	-1.7%
		Medians - Standard Conversions:	$491	10.96%	0.24%	143%	$72.3	100%	111%	5.5%	N.A.	N.A.	8.0%	4.0%	10.0%	2.3%	0.00%	66.9%	32.6x	13.4%	0.5%	20.2%	2.5%	$10.00	$12.88	28.8%	$12.80	28.0%	$12.70	27.0%	$9.83	-1.7%
Second Step Conversions
Cincinnati Bancorp, Inc., OH	1/24/20	CNNB- NASDAQ	$221	10.60%	0.14%	469%	$16.5	56%	132%	7.9%	N.A.	N.A.	8.0%	4.0%	10.0%	7.1%	0.00%	81.3%	54.3x	12.7%	0.2%	15.6%	1.5%	$10.00	$10.72	7.2%	$10.69	6.9%	$10.70	7.0%	$7.40	-26.0%
FFBW, Inc., WI	1/17/20	FFBW- NASDAQ	$258	23.76%	0.50%	186%	$42.7	55%	115%	3.1%	N.A.	N.A.	8.0%	4.0%	10.0%	0.8%	0.00%	79.1%	64.2x	26.2%	0.4%	33.1%	1.2%	$10.00	$10.75	7.5%	$10.70	7.0%	$10.66	6.6%	$8.77	-12.3%
Provident Bancorp, Inc., MA*	10/17/19	PVBC- NASDAQ	$1,032	12.81%	0.69%	218%	$102.1	52%	89%	2.6%	N.A.	N.A.	8.0%	4.0%	10.0%	2.8%	0.00%	88.8%	20.2x	17.4%	0.9%	19.6%	4.4%	$10.00	$10.82	8.2%	$11.45	14.5%	$11.75	17.5%	$8.24	-17.6%
HarborOne Northeast Bancorp, Inc., MA*	8/15/19	HONE- NASDAQ	$3,656	9.94%	0.53%	116%	$310.4	53%	115%	1.4%	N.A.	N.A.	8.0%	4.0%	10.0%	0.6%	0.00%	105.4%	39.8x	14.9%	0.4%	14.4%	2.3%	$10.00	$10.02	0.2%	$10.17	1.7%	$10.13	1.3%	$7.38	-26.2%
		Averages - Second Step Conversions:	$1,292	14.28%	0.47%	247%	$117.9	54%	113%	3.7%	N.A.	N.A.	8.0%	4.0%	10.0%	2.8%	0.00%	88.7%	44.6x	17.8%	0.5%	20.7%	2.4%	$10.00	$10.58	5.8%	$10.75	7.5%	$10.81	8.1%	$7.95	-20.5%
		Medians - Second Step Conversions:	$645	11.71%	0.52%	202%	$72.4	54%	115%	2.8%	N.A.	N.A.	8.0%	4.0%	10.0%	1.8%	0.00%	85.1%	47.1x	16.2%	0.4%	17.6%	1.9%	$10.00	$10.74	7.4%	$10.70	6.9%	$10.68	6.8%	$7.82	-21.8%
Mutual Holding Companies
Bogota Financial Corp., NJ*	1/17/20	BSBK- NASDAQ	$666	11.13%	0.08%	375%	$56.6	43%	132%	3.4%	C/S	4.4%	8.7%	4.4%	10.9%	2.2%	0.00%	71.0%	55.6x	16.9%	0.4%	17.0%	2.1%	$10.00	$11.63	16.30%	$11.68	16.8%	$11.25	12.5%	$8.29	-17.1%
Pioneer Bancorp, Inc., NY*	7/18/19	PBFS- NASDAQ	$1,386	9.51%	0.94%	108%	$111.7	43%	132%	2.2%	C/S	2.0%	8.7%	4.4%	10.9%	2.1%	0.00%	76.0%	14.1x	16.2%	1.2%	14.7%	7.9%	$10.00	$15.00	50.00%	$14.29	42.9%	$14.03	40.3%	$8.72	-12.8%
First Seacoast Bancorp, NH	7/17/19	FSEA- NASDAQ	$395	8.47%	0.08%	889%	$26.8	44%	132%	5.6%	C/S	2.2%	8.7%	4.4%	10.9%	2.9%	0.00%	71.6%	52.4x	13.6%	0.3%	13.2%	1.9%	$10.00	$9.43	-5.70%	$9.14	-8.6%	$8.93	-10.7%	$5.98	-40.2%
TEB Bancorp, Inc., WI (Equitable Bank)	5/6/19	TBBA-OTC Pink	$310	4.52%	1.76%	98%	$13.1	50%	109%	10.5%	N.A.	N.A.	0.0%	0.0%	0.0%	4.0%	0.00%	67.7%	NM	8.2%	0.0%	11.6%	-0.2%	$10.00	$8.50	-15.00%	$10.30	3.0%	$9.25	-7.5%	$6.50	-35.0%
		Averages - MHC Conversions:	$689	8.41%	0.72%	368%	$52.0	45%	127%	5.4%	N.A.	N.A.	6.5%	3.3%	8.2%	2.8%	0.00%	71.6%	40.7x	13.7%	0.5%	14.1%	2.9%	$10.00	$11.14	11.4%	$11.35	13.5%	$10.87	8.7%	$7.37	-26.3%
		Medians - MHC Conversions:	$530	8.99%	0.51%	242%	$41.7	44%	132%	4.5%	N.A.	N.A.	8.7%	4.4%	10.9%	2.6%	0.00%	71.3%	52.4x	14.9%	0.3%	13.9%	2.0%	$10.00	$10.53	5.3%	$10.99	9.9%	$10.25	2.5%	$7.40	-26.1%
		Averages - All Conversions:	$890	11.27%	0.52%	289%	$82.4	60%	118%	4.8%	N.A.	N.A.	7.4%	3.7%	9.3%	2.7%	0.00%	77.5%	40.6x	15.3%	0.5%	18.0%	2.6%	$10.00	$11.26	12.6%	$11.40	14.0%	$11.21	12.1%	$8.09	-19.1%
		Medians - All Conversions:	$530	10.27%	0.49%	186%	$49.6	53%	124%	3.2%	N.A.	N.A.	8.0%	4.0%	10.0%	2.5%	0.00%	74.6%	44.0x	14.3%	0.4%	16.3%	2.0%	$10.00	$10.79	7.9%	$11.08	10.8%	$10.98	9.8%	$8.27	-17.4%

Note: * - Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	As a percent of MHC offering for MHC transactions.
(2)	Does not take into account the adoption of SOP 93-6.
(3)	Latest price if offering is less than one week old.
(4)	Latest price if offering is more than one week but less than one month old.
(5)	Mutual holding company pro forma data on full conversion basis.
(6)	Simultaneously completed acquisition of another financial institution.
(7)	Simultaneously converted to a commercial bank charter.
(8)	Former credit union.4/17/2020

RP® Financial, LC.	VALUATION ANALYSIS
IV.18

thrift acquisitions completed from the beginning of 2017 through year-to-date 2020 and there are currently four acquisitions pending for Massachusetts bank and thrift institutions. The recent acquisition activity involving Massachusetts bank and savings institutions may imply a certain degree of acquisition speculation for the Company’s stock. To the extent that acquisition speculation may impact the Company’s offering, we have largely taken this into account in selecting companies for the Peer Group which operate in markets that have experienced a comparable level of acquisition activity as the Company’s market and, thus, are subject to the same type of acquisition speculation that may influence Eastern Bankshares’ stock. However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Eastern Bankshares’ stock would tend to be less compared to the stocks of the Peer Group companies.

* * * * * * * * * * *

In determining the valuation adjustment for marketing of the issue, we considered trends in both the overall market for bank and thrift stocks, the new issue market and the local acquisition market for bank thrift stocks. Taking these factors and trends into account, RP Financial concluded that a slight downward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.	Management

Eastern Bankshares’ management team appears to have experience and expertise in all of the key areas of the Company’s operations. Exhibit IV-5 provides summary resumes of the Company’s Board of Directors and senior management. The financial characteristics of the Company suggest that the Board and senior management have been effective in implementing an operating strategy that can be well managed by the Company’s present organizational structure. The Company currently does not have any senior management positions that are vacant.

Similarly, the returns, capital positions and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

RP® Financial, LC.	VALUATION ANALYSIS
IV.19

9.	Effect of Government Regulation and Regulatory Reform

In summary, as a fully-converted, federally-insured banking institution Eastern Bankshares will be operating in substantially the same regulatory environment as the Peer Group members — all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank’s pro forma regulatory capital ratios. Accordingly, no adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments

Overall, based on the factors discussed above, we concluded that the Company’s pro forma market value should reflect the following valuation adjustments relative to the Peer Group:

Key Valuation Parameters:	Valuation Adjustment
Financial Condition	Slight Upward
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Slight Downward
Management	No Adjustment
Effect of Government Regulations and Regulatory Reform	No Adjustment

Valuation Approaches

In applying the accepted valuation methodology promulgated by the FRB and the Commissioner, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Company’s to-be-issued stock – price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches – all performed on a pro forma basis including the effects of the stock proceeds, the stock benefit plans and the contribution to a charitable foundation. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Company’s prospectus for effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits IV-7 and IV-8).

RP® Financial, LC.	VALUATION ANALYSIS
IV.20

In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group, taking into consideration the valuation adjustments, as well as the pricing at closing of recent conversions.

RP Financial’s valuation placed an emphasis on the following:

•

P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. The P/E approach in a conversion valuation reflects the expectations that earnings will grow as the proceeds are reinvested and leveraged, which involves assumptions regarding the use of proceeds. As a result, the P/E in conversion pricing typically reflects a premium over the Peer Group companies, and the expectation that such premium will remain for a sustained period as the implementation of the plan to reinvest and leverage the proceeds may take several years. In comparison, the Peer Group members are largely seasoned thrift and banking companies that have already leveraged capital raised in prior offerings (including thrift conversion offerings). Thus, it is typical that other valuation approaches will reflect a valuation discount to the Peer Group pricing to counterbalance the premium P/E multiple. In evaluating earnings, it is essential to evaluate core earnings, that is, earnings adjusted for nonrecurring items on an after-tax basis.

•

P/B Approach. The P/B approach is a valuable valuation method for mutual-to-stock conversions, recognizing that in a conversion scenario the P/B ratios must be discounted from pro forma book value in that the converting mutual already has existing capital. This expected pricing discount to book value is the counterbalance to the expected premium P/E multiple described above. It is essential to modify the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or “P/TB”), in that the investment community also adjusts book value to exclude goodwill and other acquisition related intangible assets in making investment decisions.

•

P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors typically assign less weight to balance sheet size given the preference to attribute greater weight to book value and earnings. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, high P/A ratios may limit the investment community’s willingness to pay market multiples for earnings or book value when the pro forma ROE is expected to be low.

RP® Financial, LC.	VALUATION ANALYSIS
IV.21

The Company will adopt “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above and the dilutive impact of the stock contribution to the Foundation, RP Financial concluded that as of April 17, 2020, the pro forma market value of Eastern Bankshares’ conversion stock equaled $1,588,541,670 at the midpoint, equal to 158,854,167 shares at $10.00 per share.

1. Price-to-Earnings (“P/E”). The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds and the after-tax cost of the stock benefit plans. In deriving Eastern Bankshares’ core earnings, the adjustments we made to reported earnings included the elimination of gains on the sale of securities of $2.016 million, Rabbi trust income of $9.866 million, trading securities gains of $1.297 million and losses on sale of other assets of $15,000. As shown below, on an after-tax basis, reflecting the marginal income tax rate of 26.0% for the earnings adjustments, the Company’s core earnings were determined to equal $125.356 million for the twelve months ended December 31, 2019.

Amount
($000)
Net income	$135,098
Deduct: Gain on sale of securities (1)	(1,492)
Deduct: Rabbi trust income (1)	(7,301)
Deduct: Trading securities gains (1)	(960)
Add: Losses on sale of other assets (1)	11

Core earnings estimate	$125,356

(1)	Tax effected at 26.0%.

RP® Financial, LC.	VALUATION ANALYSIS
IV.22

Based on Eastern Bankshares’ reported and core earnings and incorporating the impact of the pro forma assumptions discussed previously, the Company’s pro forma reported and core P/E multiples at the $1.589 billion midpoint value equaled 12.12 times and 13.10 times, respectively, which reflected premiums of 26.65% and 48.86% relative to the Peer Group’s average reported and core P/E multiples of 9.57 times and 8.80 times, respectively (see Table 4.3). In comparison to the Peer Group’s median reported and core earnings multiples which equaled 8.43 times and 8.44 times, respectively, the Company’s pro forma reported and core P/E multiples at the midpoint value indicated premiums of 43.77% and 55.21%, respectively. The Company’s pro forma P/E ratios based on reported earnings at the minimum and the super maximum equaled 10.26x and 16.20x, respectively, and based on core earnings at the minimum and the super maximum equaled 11.08x and 17.51x, respectively.

2. Price-to-Book (“P/B”). The application of the P/B valuation method requires calculating the Company’s pro forma market value by applying a valuation P/B ratio, as derived from the Peer Group’s P/B ratio, to Eastern Bankshares’ pro forma book value. Based on the $1.589 billion midpoint valuation, Eastern Bankshares’ pro forma P/B and P/TB ratios equaled 54.41% and 62.50%, respectively. In comparison to the average P/B and P/TB ratios for the Peer Group of 80.14% and 107.37%, respectively, the Company’s ratios reflected a discount of 32.11% on a P/B basis and a discount of 41.79% on a P/TB basis. In comparison to the Peer Group’s median P/B and P/TB ratios of 78.88% and 97.46%, respectively, the Company’s pro forma P/B and P/TB ratios at the midpoint value reflected discounts of 31.02% and 35.87%, respectively. At the top of the super range, the Company’s P/B and P/TB ratios equaled 62.77% and 70.77%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 21.67% and 34.09%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 20.42% and 27.39%, respectively.

RP Financial considered the discounts under the book value approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value given that the Company already has equity. As noted earlier, the discounts reflected under the book value approach counterbalances the premiums over the Peer Group multiples reflected in the Company’s P/E multiples.

RP® Financial, LC.	VALUATION ANALYSIS
IV.23

Table 4.3

Market Pricing Versus Peer Group

Eastern Bank Corporation

As of April 17, 2020

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)								Offering
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Size
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Eastern Bank Corporation		MA
Super Maximum			$10.00	$2,100.85	$0.57	$15.93	16.20x	62.77%	15.71%	70.77%	17.51x	$0.00	0.00%	0.00%	$13,375	25.02%	22.84%	0.67%	0.97%	3.88%	0.90%	3.58%	$2,016.81
Maximum			$10.00	$1,826.82	$0.66	$17.07	14.01x	58.58%	13.90%	66.67%	15.14x	$0.00	0.00%	0.00%	$13,147	23.72%	21.46%	0.68%	0.99%	4.18%	0.92%	3.87%	$1,753.75
Midpoint			$10.00	$1,588.54	$0.76	$18.39	12.12x	54.41%	12.27%	62.50%	13.10x	$0.00	0.00%	0.00%	$12,949	22.55%	20.23%	0.69%	1.01%	4.49%	0.94%	4.15%	$1,525.00
Minimum			$10.00	$1,350.26	$0.90	$20.16	10.26x	49.60%	10.59%	57.60%	11.08x	$0.00	0.00%	0.00%	$12,751	21.35%	18.95%	0.70%	1.03%	4.84%	0.96%	4.48%	$1,296.25
All Non-MHC Public Companies(6)
Averages			$21.98	$3,562.77	$2.65	$25.96	9.07x	82.80%	9.59%	99.55%	8.92x	$0.80	3.91%	35.45%	$42,699	11.93%	10.19%	0.68%	1.14%	9.80%	1.19%	10.17%
Median			$16.38	$316.16	$2.07	$21.11	8.26x	77.74%	8.92%	93.04%	7.98x	$0.68	3.78%	30.81%	$3,565	11.61%	9.78%	0.53%	1.15%	9.92%	1.20%	10.37%
All Non-MHC State of MA(6)
Averages			$34.31	$1,968.25	$3.66	$34.24	10.93x	84.83%	9.55%	103.40%	10.46x	$1.03	3.61%	29.64%	$22,530	11.85%	10.39%	0.46%	0.96%	9.22%	1.00%	9.51%
Medians			$13.05	$364.21	$1.89	$19.58	9.91x	83.99%	8.72%	94.85%	9.55x	$0.70	3.56%	34.94%	$4,776	11.04%	9.54%	0.43%	0.99%	9.56%	1.04%	9.95%
State of MA(1)
BHLB	Berkshire Hills Bancorp, Inc.	MA	$15.32	$769.09	$2.51	$34.65	07.78x	44.22%	5.77%	67.91%	6.11x	$0.96	6.27%	47.21%	$13,216	13.31%	9.19%	0.37%	0.75%	5.75%	0.95%	7.30%
BPFH	Boston Private Financial Holdings, Inc.	MA	$6.98	$580.77	$1.00	$9.84	07.19x	70.91%	6.58%	77.25%	7.00x	$0.48	6.88%	37.11%	$8,831	9.27%	8.58%	0.26%	0.93%	10.09%	0.96%	10.36%
BRKL	Brookline Bancorp, Inc.	MA	$10.72	$852.46	$1.12	$11.79	09.75x	90.89%	10.94%	110.08%	9.55x	$0.46	4.29%	40.91%	$7,857	12.04%	10.15%	0.50%	1.15%	9.57%	1.17%	9.76%
CATC	Cambridge Bancorp	MA	$47.15	$255.19	$6.23	$53.06	08.78x	88.86%	8.92%	101.05%	7.57x	$2.12	4.50%	28.86%	$2,856	10.04%	8.93%	0.16%	0.97%	11.40%	1.13%	13.20%
CNBK.A	Century Bancorp, Inc.	MA	$58.78	$327.28	$7.11	$59.73	08.19x	96.07%	5.88%	96.84%	NM	$0.48	0.82%	6.69%	$5,492	6.06%	6.01%	0.08%	0.76%	12.44%	0.76%	12.40%
EBTC	Enterprise Bancorp, Inc.	MA	$23.34	$273.98	$2.88	$25.09	08.08x	93.04%	8.53%	94.85%	8.10x	$0.70	3.00%	17.13%	$3,235	9.17%	9.01%	0.99%	1.10%	12.31%	1.09%	12.27%
HONE	HarborOne Bancorp, Inc.	MA	$7.38	$401.13	$0.36	$11.40	22.36x	64.75%	10.62%	73.08%	20.26x	NA	NA	NA	$4,059	16.40%	14.81%	1.14%	0.49%	3.82%	0.54%	4.21%
HIFS	Hingham Institution for Savings	MA	$150.00	$320.51	$15.08	$115.75	10.47x	128.93%	12.07%	128.93%	9.70x	$1.68	1.12%	15.49%	$2,590	9.54%	9.54%	0.27%	1.55%	16.82%	1.31%	14.22%
INDB	Independent Bank Corp.	MA	$68.84	$2,309.49	$5.72	$49.69	13.69x	138.54%	20.77%	201.81%	12.04x	$1.84	2.67%	35.39%	$11,395	14.99%	10.80%	0.57%	1.52%	10.85%	1.73%	12.34%
EBSB	Meridian Bancorp, Inc.	MA	$10.77	$543.43	$1.28	$13.61	08.28x	79.12%	9.06%	81.65%	8.44x	$0.32	2.97%	23.08%	$6,344	11.45%	11.14%	0.09%	1.06%	9.56%	1.04%	9.39%
PVBC	Provident Bancorp, Inc.	MA	$8.24	$148.98	$0.60	$11.86	13.73x	69.49%	14.30%	69.49%	13.85x	NA	NA	NA	$1,122	20.59%	20.59%	0.68%	1.04%	7.38%	1.03%	7.32%
RNDB	Randolph Bancorp, Inc.	MA	$8.81	$44.71	$0.64	$14.07	13.77x	62.62%	7.79%	NA	13.82x	NA	NA	NA	$631	12.43%	NA	0.86%	0.54%	4.31%	0.54%	4.29%
STT	State Street Corporation	MA	$58.49	$20,585.20	$6.18	$60.07	10.07x	96.24%	5.72%	172.68%	8.83x	$2.08	3.56%	34.94%	$245,610	9.95%	6.29%	0.00%	1.00%	8.95%	1.14%	10.15%
WNEB	Western New England Bancorp, Inc.	MA	$5.58	$143.31	$0.52	$8.74	10.94x	63.87%	6.79%	68.54%	10.75x	$0.20	3.58%	39.22%	$2,181	10.64%	9.98%	0.52%	0.63%	5.79%	0.64%	5.89%
Comparable Group
Averages			$21.65	$1,039.52	$2.58	$25.38	9.57x	80.14%	11.01%	107.37%	8.80x	$0.82	4.33%	36.59%	$9,036	13.76%	10.72%	0.58%	1.21%	9.05%	1.32%	9.84%
Medians			$14.75	$968.20	$2.15	$22.88	8.43x	78.88%	10.17%	97.46%	8.44x	$0.76	4.29%	36.92%	$8,765	13.60%	10.43%	0.50%	1.15%	9.56%	1.35%	9.76%
Comparable Group
BRKL	Brookline Bancorp, Inc.	MA	$10.72	$852.46	$1.12	$11.79	9.75x	90.89%	10.94%	110.08%	9.55x	$0.46	4.29%	40.91%	$7,857	12.04%	10.15%	0.50%	1.15%	9.57%	1.17%	9.76%
INDB	Independent Bank Corp.	MA	$68.84	$2,309.49	$5.72	$49.69	13.69x	138.54%	20.77%	201.81%	12.04x	$1.84	2.67%	35.39%	$11,395	14.99%	10.80%	0.57%	1.52%	10.85%	1.73%	12.34%
EBSB	Meridian Bancorp, Inc.	MA	$10.77	$543.43	$1.28	$13.61	8.28x	79.12%	9.06%	81.65%	8.44x	$0.32	2.97%	23.08%	$6,344	11.45%	11.14%	0.09%	1.06%	9.56%	1.04%	9.39%
EGBN	Eagle Bancorp, Inc.	MD	$30.06	$968.20	$4.33	$35.82	7.19x	83.92%	11.12%	91.99%	6.95x	$0.88	2.93%	21.05%	$8,989	13.25%	12.23%	0.73%	1.61%	12.20%	1.67%	12.62%
KRNY	Kearny Financial Corp.	NJ	$8.26	$673.43	$0.53	$12.85	16.86x	64.26%	10.64%	80.03%	15.55x	$0.32	3.87%	55.10%	$6,610	16.56%	13.74%	0.42%	0.64%	3.73%	0.69%	4.04%
NWBI	Northwest Bancshares, Inc.	PA	$9.99	$1,068.27	$1.12	$12.66	9.61x	78.88%	10.17%	108.48%	8.93x	$0.76	7.61%	52.88%	$10,494	12.90%	9.72%	0.88%	1.07%	8.36%	1.15%	8.99%
OCFC	OceanFirst Financial Corp.	NJ	$14.75	$882.63	$2.15	$22.88	8.43x	64.48%	9.02%	97.46%	6.87x	$0.68	4.61%	38.86%	$8,246	13.98%	9.71%	0.44%	1.10%	7.84%	1.35%	9.61%
PFS	Provident Financial Services, Inc.	NJ	$13.35	$878.78	$1.81	$21.49	7.67x	62.12%	8.95%	89.86%	7.39x	$0.92	6.89%	52.87%	$9,809	14.41%	10.43%	0.87%	1.15%	8.07%	1.19%	8.38%
STBA	S&T Bancorp, Inc.	PA	$26.03	$1,020.92	$3.07	$30.13	9.23x	86.39%	11.75%	127.22%	8.49x	$1.12	4.30%	29.43%	$8,765	13.60%	9.66%	1.08%	1.32%	9.98%	1.44%	10.86%
SASR	Sandy Spring Bancorp, Inc.	MD	$22.00	$1,048.25	$3.31	$32.40	6.77x	67.91%	8.92%	98.89%	6.65x	$1.20	5.45%	36.92%	$8,629	13.13%	9.40%	0.50%	1.39%	10.51%	1.42%	10.69%
WSFS	WSFS Financial Corporation	DE	$23.33	$1,188.87	$3.91	$35.88	7.78x	65.02%	9.82%	93.63%	5.97x	$0.48	2.06%	16.00%	$12,256	15.09%	10.98%	0.33%	1.29%	8.85%	1.68%	11.55%

(1)

Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)

Equity and tangible equity equal common equity and tangible common equity, respectively. ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.	VALUATION ANALYSIS
IV.24

3. Price-to-Assets (“P/A”). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Company’s pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the $1.589 billion midpoint of the valuation range, Eastern Bankshares’ pro forma P/A ratio equaled 12.27% of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 11.01%, which implies a premium of 11.44% has been applied to the Company’s pro forma P/A ratio. In comparison to the Peer Group’s median P/A ratio of 10.17%, the Company’s pro forma P/A ratio at the midpoint value reflects a premium of 20.65%.

Comparison to Recent Offerings

As indicated at the beginning of this chapter, RP Financial’s analysis of recent conversion offering pricing characteristics at closing and in the aftermarket has been limited to a “technical” analysis and, thus, the pricing characteristics of recent conversion offerings cannot be a primary determinate of value. Particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the stock proceeds (i.e., external funds vs. deposit withdrawals). As discussed previously, two standard conversion offerings were completed during the past twelve months and no standard conversion offerings have been completed during the past three months. In comparison to the 66.90% average closing forma P/TB ratio of the two recent standard conversions, the Company’s P/TB ratio of 62.50% at the midpoint value reflects an implied discount of 6.58%. At the top of the super maximum, the Company’s P/TB ratio of 70.77% reflects an implied premium of 5.78% relative to the two recent standard conversions average P/TB ratio at closing. The current P/TB ratio of the only recent standard conversion that is publicly-traded (Richmond Mutual Bancorporation) equaled 71.02%, based on closing stock prices as of April 17, 2020. In comparison to the current P/TB ratio of Richmond Mutual Bancorporation, the Company’s P/TB ratio at the midpoint value reflects an implied discount of 12.00% and at the top of the super maximum reflects an implied discount of 0.35%.

RP® Financial, LC.	VALUATION ANALYSIS
IV.25

Valuation Conclusion

Based on the foregoing, it is our opinion that, as of April 17, 2020, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, including shares to be issued to the Foundation, equaled $1,588,541,670 at the midpoint, equal to 158,854,167 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% valuation range indicates a minimum value of $1,350,260,420 and a maximum value of $1,826,822,920. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 135,026,042 at the minimum and 182,682,292 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $2,100,846,360 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 210,084,636. Based on this valuation range, the offering range is as follows: $1,296,250,000 at the minimum, $1,525,000,000 at the midpoint, $1,753,750,000 at the maximum and $2,016,812,500 at the super maximum. Based on the $10.00 per share offering price, the number of offering shares is as follows: 129,625,000 at the minimum, 152,500,000 at the midpoint, 175,375,000 at the maximum and 201,681,250 at the super maximum. The pro forma valuation calculations relative to the Peer Group are shown in Table 4.3 and are detailed in Exhibit IV-7 and Exhibit IV-8.

EXHIBITS

LIST OF EXHIBITS

Exhibit Number	Description

I-1	Map of Office Locations

I-2	Audited Financial Statements

I-3	Key Operating Ratios

I-4	Investment Portfolio Composition

I-5	Yields and Costs

I-6	Loan Loss Allowance Activity

I-7	Interest Rate Risk Analysis

I-8	Fixed and Adjustable Rate Loans

I-9	Loan Portfolio Composition

I-10	Contractual Maturity by Loan Type

I-11	Non-Performing Assets

I-12	Deposit Composition

I-13	Maturity of Jumbo Time Deposits

II-1	Description of Office Properties

II-2	Historical Interest Rates

LIST OF EXHIBITS (continued)

Exhibit Number	Description

III-1	General Characteristics of Publicly-Traded Institutions

III-2	Public Market Pricing of New England Bank and Thrift Institutions

III-3	Public Market Pricing of Mid-Atlantic Bank and Thrift Institutions

III-4	Peer Group Market Area Comparative Analysis

IV-1	Stock Prices: As of April 17, 2020

IV-2	Historical Stock Price Indices

IV-3	Stock Indices as of April 17, 2020

IV-4	Massachusetts Bank and Thrift Acquisitions 2017—Present

IV-5	Director and Senior Management Summary Resumes

IV-6	Pro Forma Regulatory Capital Ratios

IV-7	Pro Forma Analysis Sheet

IV-8	Pro Forma Effect of Conversion Proceeds

V-1	Firm Qualifications Statement

EXHIBIT I-1

Eastern Bankshares, Inc.

Map of Office Locations

Exhibit I-1

Eastern Bankshares, Inc.

Map of Office Locations

Source: Eastern Bankshares’ prospectus.

EXHIBIT I-2

Eastern Bankshares, Inc.

Audited Financial Statements

[Incorporated by Reference]

EXHIBIT I-3

Eastern Bankshares, Inc.

Key Operating Ratios

Exhibit I-3

Eastern Bankshares, Inc.

Key Operating Ratios

	As of or For the Years Ended December 31,
	2019	2018	2017	2016	2015
Performance Ratios:[1]
Return on average assets (1)	1.18%	1.10%	0.83%	0.63%	0.65%
Return on average equity (2)	8.75%	9.02%	6.62%	5.06%	5.33%
Interest rate spread (FTE) (3)	3.74%	3.68%	3.59%	3.28%	3.13%
Net interest margin (FTE) (4)	3.96%	3.84%	3.65%	3.33%	3.17%
Noninterest expenses to average assets	3.62%	3.57%	3.75%	3.71%	3.45%
Efficiency ratio (5)	69.53%	69.73%	72.62%	79.46%	77.97%
Average interest-earning assets to average interest-bearing liabilities	167.46%	167.29%	174.98%	174.87%	165.52%
Capital Ratios:
Average equity to average assets	13.53%	12.22%	12.60%	12.51%	12.15%
Total capital to risk weighted assets	13.56%	12.41%	12.04%	11.63%	11.69%
Tier 1 capital to risk weighted assets	12.65%	11.51%	11.15%	10.76%	10.83%
Common equity tier 1 capital to risk weighted assets	12.65%	11.51%	11.15%	10.76%	10.83%
Tier 1 capital to average assets	11.47%	10.39%	9.85%	9.87%	9.56%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	0.92%	0.91%	0.90%	0.91%	0.92%
Allowance for loan losses as a percentage of nonperforming loans	188.00%	303.32%	397.46%	308.00%	386.07%
Net charge-offs (recoveries) to average outstanding loans during the period	0.05%	0.10%	0.02%	0.04%	(0.03)%
Nonperforming loans as a percentage of total loans	0.49%	0.30%	0.23%	0.30%	0.24%
Nonperforming loans as a percentage of total assets	0.38%	0.23%	0.17%	0.23%	0.18%
Total nonperforming assets as a percentage of total assets	0.38%	0.23%	0.17%	0.38%	0.33%

(1)	Represents net income divided by average total assets.
(2)	Represents net income divided by average equity.
(3)	Represents the difference between average yield on average interest-earning assets and the average cost of interest-bearing liabilities for the periods on a fully tax-equivalent (FTE) basis.
(4)	Represents net interest income as a percentage of average interest-earning assets adjusted on a FTE basis.
(5)	Represents noninterest expenses divided by the sum of net interest income and noninterest income.

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-4

Eastern Bankshares, Inc.

Investment Portfolio Composition

Exhibit I-4

Eastern Bankshares, Inc.

Investment Portfolio Composition

	2019	2018	2017
	(In thousands)
Available for sale securities:
Government-sponsored residential mortgage-backed securities	$1,167,968	$1,136,137	$1,167,444
U.S. Treasury securities	50,420	—	—
State and municipal bonds and obligations	283,538	313,716	331,380
Other	6,310	6,045	5,986
Trading Securities:
Municipal bonds and obligations	961	52,899	46,791

Total	$1,509,197	$1,508,797	$1,551,601

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-5

Eastern Bankshares, Inc.

Yields and Costs

Exhibit I-5

Eastern Bankshares, Inc.

Yields and Costs

	Year Ended December 31,
	2019			2018			2017
	Average Outstanding Balance	Interest	Average Yield / Cost (5)	Average Outstanding Balance	Interest	Average Yield / Cost (5)	Average Outstanding Balance	Interest	Average Yield / Cost (5)
	(Dollars in thousands)
Interest-earning assets:
Loans and leases (1)
Residential	$1,439,845	$53,736	3.73%	$1,358,387	$49,840	3.67%	$1,221,924	$43,968	3.60%
Commercial	6,089,410	291,055	4.78%	5,653,675	262,234	4.64%	5,203,327	213,078	4.10%
Consumer	1,419,692	60,009	4.23%	1,554,087	59,669	3.84%	1,543,107	52,629	3.41%

Total loans and leases	8,948,947	404,800	4.52	8,566,149	371,743	4.34%	7,968,358	309,675	3.89%
Investment securities	1,435,719	42,494	2.96%	1,539,901	45,707	2.97%	1,353,286	43,538	3.22%
Federal funds sold and other short-term investments	144,856	2,977	2.06%	192,112	3,412	1.78%	244,900	2,800	1.14%

Total interest- earning assets	10,529,522	450,271	4.28%	10,298,162	420,862	4.09%	9,566,544	356,013	3.72%
Non-interest-earning assets	874,588			839,208			825,252

Total assets	$11,404,110			$11,137,370			$10,391,796

Interest-bearing liabilities:
Deposits:
Savings	$991,244	$210	0.02%	$1,048,289	$229	0.02%	$1,021,419	$240	0.02%
Interest checking	1,842,993	3,947	0.21%	1,821,854	3,325	0.18%	1,602,995	1,011	0.06%
Money market investments	2,769,934	19,150	0.69%	2,422,531	9,988	0.41%	2,261,096	2,023	0.09%
Certificate of deposits	392,035	3,994	1.02%	452,885	3,843	0.85%	377,276	962	0.25%

Total interest-bearing deposits	5,996,206	27,301	0.46%	5,745,559	17,385	0.3%	5,262,786	4,236	0.08%
Borrowings	291,413	6,452	2.21%	410,312	7,737	1.89%	204,294	2,656	1.3%

Total interest-bearing liabilities	6,287,619	33,753	0.54%	6,155,871	25,122	0.41%	5,467,080	6,892	0.13%

Exhibit I-5 (continued)

Eastern Bankshares, Inc.

Yields and Costs

	2019			2018				2017
	Average Outstanding Balance	Interest	Aver-age Yield / Cost (5)	Average Outstanding Balance	Interest	Aver-age Yield / Cost (5)	Average Outstanding Balance	Interest	Average Yield / Cost (5)
	(Dollars in thousands)
	3,573,300			3,620,937			3,615,296

Total liabilities	9,860,919			9,776,808			9,082,376
Total net worth	1,543,191			1,360,562			1,309,420

Total liabilities and net worth	11,404,110			$11,137,370			$10,391,796

Net interest income - FTE		$416,518			$395,740			$349,121

Net interest rate spread (2)			3.74%			3.68%			3.59%
Net interest-earning assets (3)	$4,241,903			$4,142,291			$4,099,464

Net interest margin - FTE (4)			3.96%			3.84%			3.65%
Average interest- earning assets to interest-bearing liabilities	167.46%			167.29%			174.98%

(1)	Non-accrual loans are included in Loans.

(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

(5)	Annualized.

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-6

Eastern Bankshares, Inc.

Loan Loss Allowance Activity

Exhibit I-6

Eastern Bankshares, Inc.

Loan Loss Allowance Activity

	As of December 31,
	2019	2018	2017	2016	2015
	(Dollars in thousands)
Average total loans	$8,948,947	$8,563,066	$7,965,477	$7,384,043	$6,928,791

Allowance for loan losses, beginning of year	80,655	74,111	70,188	65,500	64,083
Charged-off loans:
Commercial and industrial	1,123	3,646	1,104	1,859	75
Commercial real estate	—	49	(135)	307	—
Commercial construction	—	—	—	—	526
Business banking	5,974	6,345	5,414	1,547	1,489
Residential real estate	66	27	207	206	413
Consumer home equity	205	285	21	202	250
Other consumer	2,131	2,109	2,234	1,709	1,986

Total charged-off loans	9,499	12,461	8,845	5,830	4,739
Recoveries on loans previously charged-off
Commercial and industrial	3,748	2,753	5,593	1,470	514
Commercial real estate	12	132	12	(62)	4,058
Commercial construction	—	—	21	—	444
Business banking	604	375	614	244	275
Residential real estate	105	152	164	275	394
Consumer home equity	52	60	37	104	97
Other consumer	320	433	527	587	699

Total recoveries	4,841	3,905	6,968	2,618	6,481
Net loans charged-off (recoveries)
Commercial and industrial	(2,625)	893	(4,489)	389	(439)
Commercial real estate	(12)	(83)	(147)	369	(4,058)
Commercial construction	—	—	(21)	—	82
Business banking	5,371	5,970	4,800	1,303	1,214
Residential real estate	(39)	(125)	43	(69)	19
Consumer home equity	153	224	(16)	98	153
Other consumer	1,810	1,677	1,707	1,122	1,287

Total net loans charged-off	4,658	8,556	1,877	3,212	(1,742)

Provision for loan losses	6,300	15,100	5,800	7,900	(325)

Total allowance for loan losses, end of year	$82,297	$80,655	$74,111	$70,188	$65,500

Net charge-offs to average total loans outstanding during this period	0.05%	0.10%	0.02%	0.04%	(0.03)%
Allowance for loan losses as a percent of total loans	0.92%	0.92%	0.91%	0.92%	0.93%
Allowance for loan losses as a percent of nonperforming loans	188.00%	303.34%	400.62%	315.17%	387.51%

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-7

Eastern Bankshares, Inc.

Interest Rate Risk Analysis

Exhibit I-7

Eastern Bankshares, Inc.

Interest Rate Risk Analysis

Interest Rate Sensitivity

Change in Interest Rates (basis points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
(Dollars in thousands)
400	$433,300	5.2%
300	428,186	4.0%
200	422,881	2.7%
Flat	411,704	—%
-100	395,697	(3.9)%

Change in Interest Rate (Basis Points)	Estimated EVE	Estimated Increase (Decrease in EVE) from Level		EVE as a Percentage of Total Assets
		Amount	Percent
	(Dollars in thousands)
400	$2,446,754	$14,005	0.6%	22.51%
300	2,453,287	20,538	0.8%	22.11%
200	2,457,642	24,893	1.0%	21.67%
Flat	2,432,749	—	-%	20.52%
-100	2,364,175	(68,574)	-2.8%	19.54%

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-8

Eastern Bankshares, Inc.

Fixed and Adjustable Rate Loans

Exhibit I-8

Eastern Bankshares, Inc.

Fixed and Adjustable Rate Loans

	Due After December 31, 2020
	Fixed	Adjustable	Total
	(In thousands)
Commercial and industrial	$364,301	$907,264	$1,271,565
Commercial real estate	637,926	2,702,447	3,340,373
Commercial construction	51,354	172,184	223,538
Business banking	187,572	496,237	683,809
Residential real estate	890,682	537,293	1,427,975
Consumer home equity	247,477	683,039	930,516
Other consumer	365,838	6,152	371,990

Total loans	$2,745,150	$5,504,616	$8,249,766

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-9

Eastern Bankshares, Inc.

Loan Portfolio Composition

Exhibit I-9

Eastern Bankshares, Inc.

Loan Portfolio Composition

	2019	2018	2017	2016	2015
	Amount	Amount	Amount	Amount	Amount
	(In thousands)
Commercial and industrial	$1,642,184	$1,658,765	$1,395,597	$1,268,980	$1,125,247
Commercial real estate	3,535,635	3,211,496	2,830,496	2,757,926	2,453,347
Commercial construction	273,580	312,831	400,971	256,821	298,765
Business banking	771,498	740,938	761,229	728,615	609,595
Residential real estate	1,428,630	1,430,764	1,290,461	1,153,255	1,036,710
Consumer home equity	933,088	949,410	931,496	892,241	850,677
Other consumer	402,431	551,799	616,791	647,293	757,127

Total loans	$8,987,046	$8,856,003	$8,227,041	$7,705,131	$7,131,468
Less:
Allowance for Loan Losses	(82,297)	(80,655)	(74,111)	(70,188)	(65,500)
Unamortized premiums, net of unearned discounts and deferred fees	(5,565)	(435)	1,056	895	3,098

Total Loans Receivable, net	$8,899,184	$8,774,913	$8,153,986	$7,635,838	$7,069,066

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-10

Eastern Bankshares, Inc.

Contractual Maturity by Loan Type

Exhibit I-10

Eastern Bankshares, Inc.

Contractual Maturity by Loan Type

	One Year or Less	One to Five Years	After Five Years
		(In thousands)
Commercial and industrial	$370,626	$829,690	$441,875
Commercial real estate	195,221	1,015,562	2,324,812
Commercial construction	50,081	106,236	117,302
Business banking	87,770	253,550	430,259
Residential real estate	955	5,171	1,422,804
Consumer home equity	2,572	21,413	909,103
Other consumer	30,441	287,121	84,868

Total loans	$737,667	$2,518,743	$5,731,023

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-11

Eastern Bankshares, Inc.

Non-Performing Assets

Exhibit I-11

Eastern Bankshares, Inc.

Non-Performing Assets

	As of December 31,
	2019	2018	2017	2016	2015
	(Dollars in thousands)
Non-accrual loans:
Residential	5,598	5,535	6,680	6,512	5,666
Commercial	$34,093	$17,598	$10,274	$13,057	$8,016
Consumer	2,760	3,037	1,212	723	788

Total non-accrual loans	42,451	26,170	18,166	20,292	14,470

Accruing loans past due 90 days or more:
Commercial	1,315	410	324	1,459	2,258
Residential	—	—		510	132
Consumer	9	9	9	9	43

Total accruing loans past due 90 days or more	1,324	419	333	1,978	2,433

Total other real estate owned:	—	35	35	653	772
Total non-performing loans	43,775	26,589	18,499	22,270	16,903

Other non-performing assets
Securities	—	—	—	13,834	13,853

Total non-performing assets	$43,775	$26,624	$18,534	$36,757	$31,528

Total accruing troubled debt restructured loans	$48,623	$41,465	$46,448	$43,687	$40,491
Total non-performing loans to total loans	0.49%	0.30%	0.22%	0.29%	0.24%
Total non-performing assets to total assets	0.38%	0.23%	0.17%	0.38%	0.33%

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-12

Eastern Bankshares, Inc.

Deposit Composition

Exhibit I-12

Eastern Bankshares, Inc.

Deposit Composition

	2019		2018		2017
	Amount	% Change	Amount	% Change	Amount
	(Dollars in thousands)
Demand	$386,446	14.61%	$337,169	-6.03%	$358,817
Interest checking	214,462	-53.81%	464,352	71.96%	270,030
Savings	971,119	-2.85%	999,649	-3.28%	1,033,520
Money market investments	7,650,226	7.40%	7,123,375	5.11%	6,777,091
Certificate of deposits	329,139	-30.70%	474,948	26.32%	375,994

Total deposits	$9,551,392	1.62%	$9,399,493	6.63%	$8,815,452

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT I-13

Eastern Bankshares, Inc.

Maturity of Jumbo Time Deposits

Exhibit I-13

Eastern Bankshares, Inc.

Maturity of Jumbo Time Deposits

Maturing in	Amount
(Dollars in thousands)
Three months or less	$58,958
Over three months through six months	43,008
Over six months through 12 months	44,643
Over 12 months	11,029

Total	$157,638

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT II-1

Description of Office Properties

Exhibit II-1

Eastern Bankshares, Inc.

Description of Office Properties

Properties

At December 31, 2019, we conducted our banking business through our main office and 89 branch offices located in eastern Massachusetts and southern New Hampshire. In addition, Eastern Bank occupies two administrative/operational offices, in Lynn and Brockton, Massachusetts. Eastern Insurance Group represents many leading insurance companies. Eastern Insurance Group operates through 23 non-branch offices in eastern Massachusetts, one office in Keene, New Hampshire, and one office in Providence, Rhode Island. At December 31, 2019, we leased [•] of our offices, and the total net book value of our land, buildings, furniture, fixtures and equipment was $[•] million.

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT II-2

Historical Interest Rates

Exhibit II-2

Historical Interest Rates(1)

		Prime	90 Day	One Year	10 Year
Year/Qtr. Ended		Rate	T-Note	T-Note	T-Note
2005:	Quarter 1	5.75%	2.80%	3.43%	4.51%
	Quarter 2	6.00%	3.12%	3.51%	3.98%
	Quarter 3	6.75%	3.55%	4.01%	4.34%
	Quarter 4	7.25%	4.08%	4.38%	4.39%
2006:	Quarter 1	7.75%	4.63%	4.82%	4.86%
	Quarter 2	8.25%	5.01%	5.21%	5.15%
	Quarter 3	8.25%	4.88%	4.91%	4.64%
	Quarter 4	8.25%	5.02%	5.00%	4.71%
2007:	Quarter 1	8.25%	5.04%	4.90%	4.65%
	Quarter 2	8.25%	4.82%	4.91%	5.03%
	Quarter 3	7.75%	3.82%	4.05%	4.59%
	Quarter 4	7.25%	3.36%	3.34%	3.91%
2008:	Quarter 1	5.25%	1.38%	1.55%	3.45%
	Quarter 2	5.00%	1.90%	2.36%	3.99%
	Quarter 3	5.00%	0.92%	1.78%	3.85%
	Quarter 4	3.25%	0.11%	0.37%	2.25%
2009:	Quarter 1	3.25%	0.21%	0.57%	2.71%
	Quarter 2	3.25%	0.19%	0.56%	3.53%
	Quarter 3	3.25%	0.14%	0.40%	3.31%
	Quarter 4	3.25%	0.06%	0.47%	3.85%
2010:	Quarter 1	3.25%	0.16%	0.41%	3.84%
	Quarter 2	3.25%	0.18%	0.32%	2.97%
	Quarter 3	3.25%	0.18%	0.32%	2.97%
	Quarter 4	3.25%	0.12%	0.29%	3.30%
2011:	Quarter 1	3.25%	0.09%	0.30%	3.47%
	Quarter 2	3.25%	0.03%	0.19%	3.18%
	Quarter 3	3.25%	0.02%	0.13%	1.92%
	Quarter 4	3.25%	0.02%	0.12%	1.89%
2012:	Quarter 1	3.25%	0.07%	0.19%	2.23%
	Quarter 2	3.25%	0.09%	0.21%	1.67%
	Quarter 3	3.25%	0.10%	0.17%	1.65%
	Quarter 4	3.25%	0.05%	0.16%	1.78%
2013:	Quarter 1	3.25%	0.07%	0.14%	1.87%
	Quarter 2	3.25%	0.04%	0.15%	2.52%
	Quarter 3	3.25%	0.02%	0.10%	2.64%
	Quarter 4	3.25%	0.07%	0.13%	3.04%
2014:	Quarter 1	3.25%	0.05%	0.13%	2.73%
	Quarter 2	3.25%	0.04%	0.11%	2.53%
	Quarter 3	3.25%	0.02%	0.13%	2.52%
	Quarter 4	3.25%	0.04%	0.25%	2.17%
2015:	Quarter 1	3.25%	0.03%	0.26%	1.94%
	Quarter 2	3.25%	0.01%	0.28%	2.35%
	Quarter 3	3.25%	0.00%	0.33%	2.06%
	Quarter 4	3.50%	0.16%	0.65%	2.27%
2016:	Quarter 1	3.50%	0.21%	0.59%	1.78%
	Quarter 2	3.50%	0.26%	0.45%	1.49%
	Quarter 3	3.50%	0.29%	0.59%	1.60%
	Quarter 4	3.75%	0.51%	0.85%	2.45%
2017:	Quarter 1	4.00%	0.76%	1.03%	2.40%
	Quarter 2	4.25%	1.03%	1.24%	2.31%
	Quarter 3	4.25%	1.06%	1.31%	2.33%
	Quarter 4	4.50%	1.39%	1.76%	2.40%
2018:	Quarter 1	4.75%	1.73%	2.09%	2.74%
	Quarter 2	5.00%	1.93%	2.33%	2.85%
	Quarter 3	5.25%	2.19%	2.59%	3.05%
	Quarter 4	5.50%	2.45%	2.63%	2.69%
2019:	Quarter 1	5.50%	2.40%	2.40%	2.41%
	Quarter 2	5.00%	2.12%	1.92%	2.00%
	Quarter 3	4.75%	1.88%	1.75%	1.68%
	Quarter 4	4.75%	1.55%	1.59%	1.92%
2020:	Quarter 1	3.25%	0.11%	0.17%	0.70%
	As of April 17, 2020	3.25%	0.12%	0.16%	0.65%

(1)	End of period data.

Sources: Federal Reserve and The Wall Street Journal.

EXHIBIT III-1

General Characteristics of Publicly-Traded Institutions

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

April 17, 2020

										As of
										April 17, 2020
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
FCCY	1st Constitution Bancorp	NASDAQ	MA	Cranbury	NJ	$1,586	27	Dec		$10.95	$106
SRCE	1st Source Corporation	NASDAQ	MW	South Bend	IN	6,623	82	Dec		32.65	809
ACNB	ACNB Corporation	NASDAQ	MA	Gettysburg	PA	1,720	33	Dec		23.81	206
ALRS	Alerus Financial Corporation	NASDAQ	MW	Grand Forks	ND	2,357	15	Dec	9/12/19	15.90	270
ABTX	Allegiance Bancshares, Inc.	NASDAQ	SW	Houston	TX	4,993	27	Dec	10/7/15	23.15	455
AMAL	Amalgamated Bank	NASDAQ	MA	New York	NY	5,325	12	Dec	8/8/18	9.31	287
AMTB	Amerant Bancorp Inc.	NASDAQ	SE	Coral Gables	FL	7,985	29	Dec		12.49	513
AMNB	American National Bankshares Inc.	NASDAQ	SE	Danville	VA	2,479	27	Dec		22.07	236
AMRB	American River Bankshares	NASDAQ	WE	Rancho Cordova	CA	720	11	Dec	8/29/83	10.41	59
ABCB	Ameris Bancorp	NASDAQ	SE	Atlanta	GA	18,243	177	Dec	5/19/94	22.56	1,532
ASRV	AmeriServ Financial, Inc.	NASDAQ	MA	Johnstown	PA	1,171	17	Dec		2.76	47
ATLO	Ames National Corporation	NASDAQ	MW	Ames	IA	1,737	22	Dec		19.31	168
AROW	Arrow Financial Corporation	NASDAQ	MA	Glens Falls	NY	3,184	41	Dec		26.35	386
ASB	Associated Banc-Corp	NYSE	MW	Green Bay	WI	32,386	257	Dec		12.44	1,937
ACBI	Atlantic Capital Bancshares, Inc.	NASDAQ	SE	Atlanta	GA	2,910	3	Dec		11.33	236
AUB	Atlantic Union Bankshares Corporation	NASDAQ	SE	Richmond	VA	17,563	148	Dec		22.09	1,720
AUBN	Auburn National Bancorporation, Inc.	NASDAQ	SE	Auburn	AL	828	8	Dec		40.84	146
AX	Axos Financial, Inc.	NYSE	WE	Las Vegas	NV	12,269	1	Jun	3/14/05	17.81	1,071
BANC	Banc of California, Inc.	NYSE	WE	Santa Ana	CA	7,828	32	Dec	8/22/02	8.98	452
BANF	BancFirst Corporation	NASDAQ	SW	Oklahoma City	OK	8,566	119	Dec		33.36	1,093
BCTF	Bancorp 34, Inc.	NASDAQ	SW	Alamogordo	NM	394	4	Dec	5/16/00	9.25	28
TBBK	Bancorp, Inc.	NASDAQ	MA	Wilmington	DE	5,657	1	Dec		6.27	360
BXS	BancorpSouth Bank	NYSE	SE	Tupelo	MS	21,053	316	Dec		20.78	2,110
BFC	Bank First Corporation	NASDAQ	MW	Manitowoc	WI	2,210	24	Dec		55.50	372
BAC	Bank of America Corporation	NYSE	SE	Charlotte	NC	2,434,079	4,242	Dec		23.28	195,198
BOCH	Bank of Commerce Holdings	NASDAQ	WE	Sacramento	CA	1,480	11	Dec		6.42	109
BOH	Bank of Hawaii Corporation	NYSE	WE	Honolulu	HI	18,095	66	Dec		57.63	2,377
BMRC	Bank of Marin Bancorp	NASDAQ	WE	Novato	CA	2,707	24	Dec		31.03	414
BK	Bank of New York Mellon Corporation	NYSE	MA	New York	NY	381,508	52	Dec		37.39	32,239
BPRN	Bank of Princeton	NASDAQ	MA	Princeton	NJ	1,455	21	Dec		20.20	128
BKSC	Bank of South Carolina Corporation	NASDAQ	SE	Charleston	SC	445	5	Dec		15.50	85
BOTJ	Bank of the James Financial Group, Inc.	NASDAQ	SE	Lynchburg	VA	725	18	Dec		9.80	41
OZK	Bank OZK	NASDAQ	SE	Little Rock	AR	23,556	243	Dec	7/17/97	18.34	2,378
BSVN	Bank7 Corp.	NASDAQ	SW	Oklahoma City	OK	866	9	Dec	9/19/18	7.17	63
BFIN	BankFinancial Corporation	NASDAQ	MW	Burr Ridge	IL	1,488	20	Dec	6/23/05	7.64	109
BKU	BankUnited, Inc.	NYSE	SE	Miami Lakes	FL	32,871	80	Dec	1/27/11	18.85	1,760
BWFG	Bankwell Financial Group, Inc.	NASDAQ	NE	New Canaan	CT	1,882	12	Dec	5/15/14	15.87	128
BANR	Banner Corporation	NASDAQ	WE	Walla Walla	WA	12,604	178	Dec	10/31/95	33.31	1,165
BCML	BayCom Corp	NASDAQ	WE	Walnut Creek	CA	1,994	35	Dec	5/3/18	12.22	143
BCBP	BCB Bancorp, Inc.	NASDAQ	MA	Bayonne	NJ	2,907	30	Dec	12/31/00	9.96	167
BHLB	Berkshire Hills Bancorp, Inc.	NYSE	NE	Boston	MA	13,216	132	Dec	6/27/00	15.32	761
BOKF	BOK Financial Corporation	NASDAQ	SW	Tulsa	OK	42,172	128	Dec	6/7/91	47.53	3,178
BPFH	Boston Private Financial Holdings, Inc.	NASDAQ	NE	Boston	MA	8,831	23	Dec		6.98	586
BDGE	Bridge Bancorp, Inc.	NASDAQ	MA	Bridgehampton	NY	4,922	38	Dec		18.25	353
BWB	Bridgewater Bancshares, Inc.	NASDAQ	MW	Bloomington	MN	2,269	9	Dec	3/13/18	8.96	261
BYFC	Broadway Financial Corporation	NASDAQ	WE	Los Angeles	CA	440	3	Dec	1/8/96	1.39	25
BRKL	Brookline Bancorp, Inc.	NASDAQ	NE	Boston	MA	7,857	53	Dec	3/24/98	10.72	851
BMTC	Bryn Mawr Bank Corporation	NASDAQ	MA	Bryn Mawr	PA	5,263	44	Dec	8/8/86	27.54	514
BFST	Business First Bancshares, Inc.	NASDAQ	SW	Baton Rouge	LA	2,274	26	Dec		12.04	159
BY	Byline Bancorp, Inc.	NYSE	MW	Chicago	IL	5,522	61	Dec	6/29/17	9.92	394
CFFI	C&F Financial Corporation	NASDAQ	SE	Toano	VA	1,657	30	Dec		31.78	109

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

April 17, 2020

										As of
										April 17, 2020
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
CADE	Cadence Bancorporation	NYSE	SW	Houston	TX	17,800	101	Dec	4/12/17	5.47	674
CATC	Cambridge Bancorp	NASDAQ	NE	Cambridge	MA	2,856	17	Dec		47.15	250
CAC	Camden National Corporation	NASDAQ	NE	Camden	ME	4,430	62	Dec		28.35	420
CBNK	Capital Bancorp, Inc.	NASDAQ	MA	Rockville	MD	1,428	6	Dec	9/25/18	11.08	145
CCBG	Capital City Bank Group, Inc.	NASDAQ	SE	Tallahassee	FL	3,089	63	Dec		18.17	304
COF	Capital One Financial Corporation	NYSE	SE	McLean	VA	390,365	470	Dec	11/15/94	54.63	24,625
CFFN	Capitol Federal Financial, Inc.	NASDAQ	MW	Topeka	KS	9,237	54	Sep	3/31/99	11.80	1,624
CSTR	CapStar Financial Holdings, Inc.	NASDAQ	SE	Nashville	TN	2,037	13	Dec	9/21/16	9.54	171
CARE	Carter Bank & Trust	NASDAQ	SE	Martinsville	VA	4,006	100	Dec		7.93	200
CARV	Carver Bancorp, Inc.	NASDAQ	MA	New York	NY	569	7	Mar	10/24/94	1.92	7
CATY	Cathay General Bancorp	NASDAQ	WE	Los Angeles	CA	18,094	61	Dec		23.43	1,862
CBFV	CB Financial Services, Inc.	NASDAQ	MA	Carmichaels	PA	1,322	28	Dec		19.09	104
CBMB	CBM Bancorp, Inc.	NASDAQ	MA	Baltimore	MD	220	4	Dec	9/27/18	11.58	42
CBTX	CBTX, Inc.	NASDAQ	SW	Houston	TX	3,479	35	Dec	11/7/17	16.70	419
CFBK	Central Federal Corporation	NASDAQ	MW	Worthington	OH	881	7	Dec	12/30/98	10.10	55
CPF	Central Pacific Financial Corp.	NYSE	WE	Honolulu	HI	6,013	35	Dec		15.08	416
CVCY	Central Valley Community Bancorp	NASDAQ	WE	Fresno	CA	1,597	21	Dec		12.93	154
CNBK.A	Century Bancorp, Inc.	NASDAQ	NE	Medford	MA	5,492	27	Dec		58.78	209
CHMG	Chemung Financial Corporation	NASDAQ	MA	Elmira	NY	1,788	33	Dec		25.76	121
COFS	ChoiceOne Financial Services, Inc.	NASDAQ	MW	Sparta	MI	1,386	27	Dec		24.99	181
CNNB	Cincinnati Bancorp, Inc.	NASDAQ	MW	Cincinnati	OH	242	6	Dec	10/14/15	7.40	22
CIT	CIT Group Inc.	NYSE	MA	New York	NY	50,833	92	Dec	7/1/02	19.91	1,933
C	Citigroup Inc.	NYSE	MA	New York	NY	1,951,158	706	Dec		45.45	91,620
CZNC	Citizens & Northern Corporation	NASDAQ	MA	Wellsboro	PA	1,654	27	Dec		18.40	245
CZWI	Citizens Community Bancorp, Inc.	NASDAQ	MW	Eau Claire	WI	1,531	29	Dec	3/30/04	6.01	67
CFG	Citizens Financial Group, Inc.	NYSE	NE	Providence	RI	165,733	1,052	Dec	9/23/14	19.87	8,660
CIZN	Citizens Holding Company	NASDAQ	SE	Philadelphia	MS	1,195	25	Dec		18.49	109
CHCO	City Holding Company	NASDAQ	SE	Cross Lanes	WV	5,019	95	Dec		65.67	963
CIVB	Civista Bancshares, Inc.	NASDAQ	MW	Sandusky	OH	2,310	35	Dec		13.91	231
CCNE	CNB Financial Corporation	NASDAQ	MA	Clearfield	PA	3,764	42	Dec		16.58	250
CCB	Coastal Financial Corporation	NASDAQ	WE	Everett	WA	1,129	14	Dec	7/17/18	13.99	147
CVLY	Codorus Valley Bancorp, Inc.	NASDAQ	MA	York	PA	1,887	38	Dec		13.11	119
CBAN	Colony Bankcorp, Inc.	NASDAQ	SE	Fitzgerald	GA	1,515	29	Dec		10.87	97
COLB	Columbia Banking System, Inc.	NASDAQ	WE	Tacoma	WA	14,080	150	Dec	6/30/92	25.15	1,789
CMA	Comerica Incorporated	NYSE	SW	Dallas	TX	73,402	439	Dec		30.00	4,157
CBSH	Commerce Bancshares, Inc.	NASDAQ	MW	Kansas City	MO	26,066	164	Dec		57.32	6,326
CBU	Community Bank System, Inc.	NYSE	MA	De Witt	NY	11,410	231	Dec		61.73	3,176
ESXB	Community Bankers Trust Corporation	NASDAQ	SE	Richmond	VA	1,431	24	Dec	6/5/06	4.65	101
TCFC	Community Financial Corporation	NASDAQ	MA	Waldorf	MD	1,798	12	Dec		18.78	109
CTBI	Community Trust Bancorp, Inc.	NASDAQ	MW	Pikeville	KY	4,366	80	Dec	7/1/81	32.67	560
CWBC	Community West Bancshares	NASDAQ	WE	Goleta	CA	914	9	Dec		5.88	53
CNOB	ConnectOne Bancorp, Inc.	NASDAQ	MA	Englewood Cliffs	NJ	6,174	37	Dec		13.59	534
CLDB	Cortland Bancorp	NASDAQ	MW	Cortland	OH	737	14	Dec		13.83	57
ICBK	County Bancorp, Inc.	NASDAQ	MW	Manitowoc	WI	1,379	5	Dec	1/15/15	18.45	124
CFB	CrossFirst Bankshares, Inc.	NASDAQ	MW	Leawood	KS	4,931	7	Dec	8/14/19	8.46	444
CFR	Cullen/Frost Bankers, Inc.	NYSE	SW	San Antonio	TX	34,027	155	Dec		62.34	3,840
CUBI	Customers Bancorp, Inc.	NYSE	MA	Wyomissing	PA	11,521	15	Dec		10.58	324
CVBF	CVB Financial Corp.	NASDAQ	WE	Ontario	CA	11,282	59	Dec		19.36	2,654
DCOM	Dime Community Bancshares, Inc.	NASDAQ	MA	Brooklyn	NY	6,354	28	Dec	6/26/96	15.33	532
EBMT	Eagle Bancorp Montana, Inc.	NASDAQ	WE	Helena	MT	1,054	23	Dec	4/4/00	16.39	106
EGBN	Eagle Bancorp, Inc.	NASDAQ	MA	Bethesda	MD	8,989	20	Dec	6/9/98	30.06	943
EWBC	East West Bancorp, Inc.	NASDAQ	WE	Pasadena	CA	44,196	110	Dec	2/8/99	28.01	3,976
ESBK	Elmira Savings Bank	NASDAQ	MA	Elmira	NY	607	12	Dec	3/1/85	11.38	39
EMCF	Emclaire Financial Corp	NASDAQ	MA	Emlenton	PA	915	20	Dec	12/12/96	22.00	62

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

April 17, 2020

										As of
										April 17, 2020
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
EBTC	Enterprise Bancorp, Inc.	NASDAQ	NE	Lowell	MA	3,235	25	Dec		23.34	254
EFSC	Enterprise Financial Services Corp	NASDAQ	MW	Clayton	MO	7,334	37	Dec	2/14/97	27.30	723
EQBK	Equity Bancshares, Inc.	NASDAQ	MW	Wichita	KS	3,950	53	Dec	11/10/15	16.36	253
ESQ	Esquire Financial Holdings, Inc.	NASDAQ	MA	Jericho	NY	798	3	Dec	6/26/17	14.53	119
ESSA	ESSA Bancorp, Inc.	NASDAQ	MA	Stroudsburg	PA	1,811	23	Sep	4/3/07	11.60	118
FNB	F.N.B. Corporation	NYSE	MA	Pittsburgh	PA	34,615	367	Dec		7.66	2,443
FMAO	Farmers & Merchants Bancorp, Inc.	NASDAQ	MW	Archbold	OH	1,607	30	Dec		20.73	230
FMNB	Farmers National Banc Corp.	NASDAQ	MW	Canfield	OH	2,449	39	Dec	8/4/82	11.32	322
FBSS	Fauquier Bankshares, Inc.	NASDAQ	SE	Warrenton	VA	722	11	Dec		13.41	49
FBK	FB Financial Corporation	NYSE	SE	Nashville	TN	6,125	79	Dec	9/15/16	19.84	602
FFBW	FFBW, Inc.	NASDAQ	MW	Brookfield	WI	292	4	Dec	10/10/17	8.77	64
FDBC	Fidelity D & D Bancorp, Inc.	NASDAQ	MA	Dunmore	PA	1,010	14	Dec		39.00	146
FITB	Fifth Third Bancorp	NASDAQ	MW	Cincinnati	OH	169,369	1,143	Dec		16.63	11,862
FISI	Financial Institutions, Inc.	NASDAQ	MA	Warsaw	NY	4,384	53	Dec	6/25/99	17.24	261
FBNC	First Bancorp	NASDAQ	SE	Southern Pines	NC	6,144	102	Dec		23.37	668
FNLC	First Bancorp, Inc.	NASDAQ	NE	Damariscotta	ME	2,069	16	Dec		19.90	211
FBP	First BanCorp.	NYSE	MA	San Juan	PR	12,611	68	Dec		5.42	1,176
FBMS	First Bancshares, Inc.	NASDAQ	SE	Hattiesburg	MS	3,942	83	Dec	8/27/96	18.44	392
FRBA	First Bank	NASDAQ	MA	Hamilton	NJ	2,012	19	Dec	3/27/07	6.73	137
BUSE	First Busey Corporation	NASDAQ	MW	Champaign	IL	9,696	86	Dec		16.64	896
FBIZ	First Business Financial Services, Inc.	NASDAQ	MW	Madison	WI	2,097	4	Dec		15.88	130
FCAP	First Capital, Inc.	NASDAQ	MW	Corydon	IN	827	18	Dec	2/1/93	53.48	166
FCBP	First Choice Bancorp	NASDAQ	WE	Cerritos	CA	1,690	10	Dec		14.73	162
FCNC.A	First Citizens BancShares, Inc.	NASDAQ	SE	Raleigh	NC	39,824	568	Dec		336.00	3,516
FCF	First Commonwealth Financial Corporation	NYSE	MA	Indiana	PA	8,309	148	Dec		8.89	867
FCBC	First Community Bankshares, Inc.	NASDAQ	SE	Bluefield	VA	2,799	63	Dec		22.51	388
FCCO	First Community Corporation	NASDAQ	SE	Lexington	SC	1,170	21	Dec	6/29/98	13.88	105
FDEF	First Defiance Financial Corp.	NASDAQ	MW	Defiance	OH	3,469	78	Dec	7/19/93	15.08	550
FFBC	First Financial Bancorp.	NASDAQ	MW	Cincinnati	OH	14,512	150	Dec		13.64	1,357
FFIN	First Financial Bankshares, Inc.	NASDAQ	SW	Abilene	TX	8,262	84	Dec		25.66	3,582
THFF	First Financial Corporation	NASDAQ	MW	Terre Haute	IN	4,023	82	Dec		31.98	434
FFNW	First Financial Northwest, Inc.	NASDAQ	WE	Renton	WA	1,342	13	Dec	10/9/07	9.36	87
FFWM	First Foundation Inc.	NASDAQ	WE	Irvine	CA	6,314	21	Dec		11.18	498
FGBI	First Guaranty Bancshares, Inc.	NASDAQ	SW	Hammond	LA	2,117	34	Dec	11/5/15	12.90	130
FHB	First Hawaiian, Inc.	NASDAQ	WE	Honolulu	HI	20,167	58	Dec	8/3/16	16.39	2,143
FHN	First Horizon National Corporation	NYSE	SE	Memphis	TN	43,311	271	Dec		8.01	2,482
INBK	First Internet Bancorp	NASDAQ	MW	Fishers	IN	4,100	1	Dec		14.56	139
FIBK	First Interstate BancSystem, Inc.	NASDAQ	WE	Billings	MT	14,644	152	Dec	3/24/10	28.48	1,226
FRME	First Merchants Corporation	NASDAQ	MW	Muncie	IN	12,457	136	Dec		26.32	1,417
FMBH	First Mid Bancshares, Inc.	NASDAQ	MW	Mattoon	IL	3,839	65	Dec		23.91	395
FMBI	First Midwest Bancorp, Inc.	NASDAQ	MW	Chicago	IL	17,850	125	Dec	3/31/83	13.66	1,571
FXNC	First National Corporation	NASDAQ	SE	Strasburg	VA	800	14	Dec	9/7/83	14.95	72
FNWB	First Northwest Bancorp	NASDAQ	WE	Port Angeles	WA	1,307	12	Dec	1/29/15	10.73	96
FLIC	First of Long Island Corporation	NASDAQ	MA	Glen Head	NY	4,098	52	Dec		14.57	342
FRC	First Republic Bank	NYSE	WE	San Francisco	CA	116,264	83	Dec	12/9/10	100.02	17,211
FSFG	First Savings Financial Group	NASDAQ	MW	Jeffersonville	IN	1,293	15	Sep	10/6/08	42.29	99
FUNC	First United Corporation	NASDAQ	MA	Oakland	MD	1,442	25	Dec		13.70	95
FUSB	First US Bancshares, Inc.	NASDAQ	SE	Birmingham	AL	789	20	Dec		6.05	38
MYFW	First Western Financial, Inc.	NASDAQ	SW	Denver	CO	1,252	10	Dec	7/18/18	13.55	107
FBC	Flagstar Bancorp, Inc.	NYSE	MW	Troy	MI	23,266	161	Dec	4/30/97	21.43	1,172
FFIC	Flushing Financial Corporation	NASDAQ	MA	Uniondale	NY	7,018	21	Dec	11/21/95	11.73	323
FNCB	FNCB Bancorp, Inc.	NASDAQ	MA	Dunmore	PA	1,204	17	Dec		6.26	113
FRAF	Franklin Financial Services Corporation	NASDAQ	MA	Chambersburg	PA	1,269	24	Dec		23.36	104
FSBW	FS Bancorp, Inc.	NASDAQ	WE	Mountlake Terrace	WA	1,713	23	Dec	7/9/12	37.89	154

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

April 17, 2020

										As of
										April 17, 2020
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
FULT	Fulton Financial Corporation	NASDAQ	MA	Lancaster	PA	21,886	237	Dec		10.93	1,755
FVCB	FVCBankcorp, Inc.	NASDAQ	SE	Fairfax	VA	1,537	11	Dec	9/13/18	10.10	138
GABC	German American Bancorp, Inc.	NASDAQ	MW	Jasper	IN	4,398	71	Dec		27.61	736
GBCI	Glacier Bancorp, Inc.	NASDAQ	WE	Kalispell	MT	13,684	178	Dec		33.02	3,129
GLBZ	Glen Burnie Bancorp	NASDAQ	MA	Glen Burnie	MD	385	8	Dec		8.54	24
GSBC	Great Southern Bancorp, Inc.	NASDAQ	MW	Springfield	MO	5,015	103	Dec		38.48	533
GWB	Great Western Bancorp, Inc.	NYSE	MW	Sioux Falls	SD	12,852	177	Sep	10/14/14	18.65	1,051
GNTY	Guaranty Bancshares, Inc.	NASDAQ	SW	Addison	TX	2,318	31	Dec	5/8/17	24.15	270
GFED	Guaranty Federal Bancshares, Inc.	NASDAQ	MW	Springfield	MO	1,012	16	Dec	4/10/95	14.00	61
HWC	Hancock Whitney Corporation	NASDAQ	SE	Gulfport	MS	30,601	224	Dec		18.40	1,630
HAFC	Hanmi Financial Corporation	NASDAQ	WE	Los Angeles	CA	5,538	35	Dec		10.47	318
HONE	HarborOne Bancorp, Inc.	NASDAQ	NE	Brockton	MA	4,059	29	Dec	6/29/16	7.38	390
HWBK	Hawthorn Bancshares, Inc.	NASDAQ	MW	Jefferson City	MO	1,493	21	Dec		19.24	110
HBT	HBT Financial, Inc.	NASDAQ	MW	Bloomington	IL	3,245	64	Dec	10/10/19	10.80	290
HTLF	Heartland Financial USA, Inc.	NASDAQ	MW	Dubuque	IA	13,210	122	Dec		30.04	1,091
HTBK	Heritage Commerce Corp	NASDAQ	WE	San Jose	CA	4,109	18	Dec		7.49	460
HFWA	Heritage Financial Corporation	NASDAQ	WE	Olympia	WA	5,553	64	Dec	1/31/94	18.26	661
HTH	Hilltop Holdings Inc.	NYSE	SW	Dallas	TX	15,172	63	Dec		16.41	1,455
HIFS	Hingham Institution for Savings	NASDAQ	NE	Hingham	MA	2,590	12	Dec	12/13/88	150.00	318
HMNF	HMN Financial, Inc.	NASDAQ	MW	Rochester	MN	778	14	Dec	6/30/94	15.55	76
HBCP	Home Bancorp, Inc.	NASDAQ	SW	Lafayette	LA	2,200	40	Dec	10/2/08	24.79	217
HOMB	Home BancShares, Inc.	NASDAQ	SE	Conway	AR	15,032	167	Dec	6/22/06	12.95	2,085
HFBL	Home Federal Bancorp, Inc. of Louisiana	NASDAQ	SW	Shreveport	LA	455	8	Jun	1/18/05	23.19	39
HMST	HomeStreet, Inc.	NASDAQ	WE	Seattle	WA	6,812	63	Dec	2/10/12	21.62	513
HTBI	HomeTrust Bancshares, Inc.	NASDAQ	SE	Asheville	NC	3,470	41	Jun	7/10/12	14.25	247
HOPE	Hope Bancorp, Inc.	NASDAQ	WE	Los Angeles	CA	15,667	58	Dec		8.39	1,034
HBNC	Horizon Bancorp, Inc.	NASDAQ	MW	Michigan City	IN	5,247	75	Dec		10.05	449
HBMD	Howard Bancorp, Inc.	NASDAQ	MA	Baltimore	MD	2,375	16	Dec		9.48	172
HBAN	Huntington Bancshares Incorporated	NASDAQ	MW	Columbus	OH	109,002	872	Dec		8.06	8,327
HVBC	HV Bancorp, Inc.	NASDAQ	MA	Doylestown	PA	355	6	Dec	1/11/17	11.59	25
IROQ	IF Bancorp, Inc.	NASDAQ	MW	Watseka	IL	678	8	Jun	7/7/11	16.77	54
INDB	Independent Bank Corp.	NASDAQ	NE	Rockland	MA	11,395	99	Dec		68.84	2,288
IBCP	Independent Bank Corporation	NASDAQ	MW	Grand Rapids	MI	3,565	69	Dec		12.98	279
IBOC	International Bancshares Corporation	NASDAQ	SW	Laredo	TX	12,113	194	Dec		25.67	1,638
ISTR	Investar Holding Corporation	NASDAQ	SW	Baton Rouge	LA	2,149	31	Dec	6/30/14	11.24	119
ISBC	Investors Bancorp, Inc.	NASDAQ	MA	Short Hills	NJ	26,699	155	Dec	10/11/05	8.27	2,054
JPM	JPMorgan Chase & Co.	NYSE	MA	New York	NY	2,687,379	5,014	Dec		95.18	279,355
KRNY	Kearny Financial Corp.	NASDAQ	MA	Fairfield	NJ	6,610	49	Jun	2/23/05	8.26	661
KEY	KeyCorp	NYSE	MW	Cleveland	OH	144,988	1,104	Dec		10.81	10,660
LBAI	Lakeland Bancorp, Inc.	NASDAQ	MA	Oak Ridge	NJ	6,711	53	Dec		10.39	517
LKFN	Lakeland Financial Corporation	NASDAQ	MW	Warsaw	IN	4,947	52	Dec		36.99	934
LARK	Landmark Bancorp, Inc.	NASDAQ	MW	Manhattan	KS	998	29	Dec	3/28/94	20.94	95
LCNB	LCNB Corp.	NASDAQ	MW	Lebanon	OH	1,639	35	Dec		12.25	153
LEVL	Level One Bancorp, Inc.	NASDAQ	MW	Farmington Hills	MI	1,585	17	Dec	4/19/18	16.93	127
LMST	Limestone Bancorp, Inc.	NASDAQ	MW	Louisville	KY	1,246	21	Dec	9/21/06	13.10	74
LOB	Live Oak Bancshares, Inc.	NASDAQ	SE	Wilmington	NC	4,815	1	Dec	7/23/15	13.65	525
LBC	Luther Burbank Corporation	NASDAQ	WE	Santa Rosa	CA	7,046	14	Dec	12/7/17	9.68	531
MTB	M&T Bank Corporation	NYSE	MA	Buffalo	NY	119,873	786	Dec		105.48	13,547
MCBC	Macatawa Bank Corporation	NASDAQ	MW	Holland	MI	2,069	29	Dec	4/1/98	7.19	243
MFNC	Mackinac Financial Corporation	NASDAQ	MW	Manistique	MI	1,320	30	Dec		9.95	106
MNSB	MainStreet Bancshares, Inc.	NASDAQ	SE	Fairfax	VA	1,277	7	Dec	8/31/05	14.33	116
MLVF	Malvern Bancorp, Inc.	NASDAQ	MA	Paoli	PA	1,259	9	Sep	5/19/08	11.62	85
MRLN	Marlin Business Services Corp.	NASDAQ	MA	Mount Laurel	NJ	1,207	1	Dec	11/11/03	7.47	76
MBWM	Mercantile Bank Corporation	NASDAQ	MW	Grand Rapids	MI	3,633	42	Dec	10/23/97	21.68	356

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

April 17, 2020

										As of
										April 17, 2020
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
MBIN	Merchants Bancorp	NASDAQ	MW	Carmel	IN	6,372	11	Dec	10/26/17	14.64	407
EBSB	Meridian Bancorp, Inc.	NASDAQ	NE	Peabody	MA	6,344	40	Dec	1/22/08	10.77	533
MRBK	Meridian Corporation	NASDAQ	MA	Malvern	PA	1,150	7	Dec	11/6/17	12.07	77
CASH	Meta Financial Group, Inc.	NASDAQ	MW	Sioux Falls	SD	6,181	1	Sep	9/20/93	17.78	645
MCBS	MetroCity Bankshares, Inc.	NASDAQ	SE	Doraville	GA	1,632	19	Dec	10/2/19	10.20	257
MCB	Metropolitan Bank Holding Corp.	NYSE	MA	New York	NY	3,358	8	Dec	11/7/17	22.17	178
MPB	Mid Penn Bancorp, Inc.	NASDAQ	MA	Millersburg	PA	2,231	39	Dec	12/31/91	17.05	137
MBCN	Middlefield Banc Corp.	NASDAQ	MW	Middlefield	OH	1,182	16	Dec		17.00	105
MSBI	Midland States Bancorp, Inc.	NASDAQ	MW	Effingham	IL	6,087	74	Dec	5/23/16	16.02	376
MSVB	Mid-Southern Bancorp, Inc.	NASDAQ	MW	Salem	IN	208	3	Dec	4/8/98	11.50	39
MOFG	MidWestOne Financial Group, Inc.	NASDAQ	MW	Iowa City	IA	4,654	58	Dec		19.30	297
MVBF	MVB Financial Corp.	NASDAQ	SE	Fairmont	WV	1,944	19	Dec		13.79	149
NBHC	National Bank Holdings Corporation	NYSE	SW	Greenwood Village	CO	5,896	101	Dec	9/19/12	23.18	705
NKSH	National Bankshares, Inc.	NASDAQ	SE	Blacksburg	VA	1,322	25	Dec		27.85	173
NBTB	NBT Bancorp Inc.	NASDAQ	MA	Norwich	NY	9,716	148	Dec		31.71	1,365
NYCB	New York Community Bancorp, Inc.	NYSE	MA	Westbury	NY	53,641	238	Dec	11/23/93	10.17	4,659
NCBS	Nicolet Bankshares, Inc.	NASDAQ	MW	Green Bay	WI	3,577	39	Dec		53.05	554
NBN	Northeast Bank	NASDAQ	NE	Lewiston	ME	1,207	12	Jun	8/19/87	10.51	98
NTRS	Northern Trust Corporation	NASDAQ	MW	Chicago	IL	136,828	55	Dec		80.00	16,601
NFBK	Northfield Bancorp, Inc.	NASDAQ	MA	Woodbridge	NJ	5,055	38	Dec	11/7/07	10.55	507
NRIM	Northrim BanCorp, Inc.	NASDAQ	WE	Anchorage	AK	1,644	16	Dec	11/6/90	20.87	140
NWBI	Northwest Bancshares, Inc.	NASDAQ	MA	Warren	PA	10,494	181	Dec	11/4/94	9.99	1,092
NWFL	Norwood Financial Corp.	NASDAQ	MA	Honesdale	PA	1,231	27	Dec		23.10	140
OVLY	Oak Valley Bancorp	NASDAQ	WE	Oakdale	CA	1,148	18	Dec		13.00	105
OCFC	OceanFirst Financial Corp.	NASDAQ	MA	Toms River	NJ	8,246	84	Dec	7/2/96	14.75	880
OFG	OFG Bancorp	NYSE	MA	San Juan	PR	9,298	58	Dec		11.39	583
OVBC	Ohio Valley Banc Corp.	NASDAQ	MW	Gallipolis	OH	1,013	15	Dec		24.39	111
ONB	Old National Bancorp	NASDAQ	MW	Evansville	IN	20,412	196	Dec		13.40	2,208
OPOF	Old Point Financial Corporation	NASDAQ	SE	Hampton	VA	1,054	22	Dec		15.40	82
OSBC	Old Second Bancorp, Inc.	NASDAQ	MW	Aurora	IL	2,636	29	Dec		7.17	209
OPBK	OP Bancorp	NASDAQ	WE	Los Angeles	CA	1,180	9	Dec	3/27/18	7.32	105
OPHC	OptimumBank Holdings, Inc.	NASDAQ	SE	Fort Lauderdale	FL	127	3	Dec		2.35	7
OBNK	Origin Bancorp, Inc.	NASDAQ	SW	Ruston	LA	5,325	45	Dec	5/8/18	20.60	460
ORRF	Orrstown Financial Services, Inc.	NASDAQ	MA	Shippensburg	PA	2,383	32	Dec	11/19/87	12.11	131
OTTW	Ottawa Bancorp, Inc.	NASDAQ	MW	Ottawa	IL	301	3	Dec	7/11/05	9.55	29
PMBC	Pacific Mercantile Bancorp	NASDAQ	WE	Costa Mesa	CA	1,416	6	Dec	6/14/00	3.57	75
PPBI	Pacific Premier Bancorp, Inc.	NASDAQ	WE	Irvine	CA	11,776	41	Dec	6/24/97	18.54	1,074
PACW	PacWest Bancorp	NASDAQ	WE	Beverly Hills	CA	26,771	77	Dec		18.42	2,095
PKBK	Parke Bancorp, Inc.	NASDAQ	MA	Sewell	NJ	1,681	7	Dec	11/26/02	12.57	135
PBHC	Pathfinder Bancorp, Inc.	NASDAQ	MA	Oswego	NY	1,094	10	Dec	11/15/95	9.40	43
PCB	PCB Bancorp	NASDAQ	WE	Los Angeles	CA	1,746	13	Dec	8/9/18	8.98	127
PCSB	PCSB Financial Corporation	NASDAQ	MA	Yorktown Heights	NY	1,649	16	Jun	4/20/17	13.08	199
PGC	Peapack-Gladstone Financial Corporation	NASDAQ	MA	Bedminster	NJ	5,183	22	Dec		16.28	300
PWOD	Penns Woods Bancorp, Inc.	NASDAQ	MA	Williamsport	PA	1,665	27	Dec		21.86	143
PEBO	Peoples Bancorp Inc.	NASDAQ	MW	Marietta	OH	4,354	80	Dec	12/31/90	22.23	457
PEBK	Peoples Bancorp of North Carolina, Inc.	NASDAQ	SE	Newton	NC	1,155	20	Dec		17.84	96
PFIS	Peoples Financial Services Corp.	NASDAQ	MA	Scranton	PA	2,475	30	Dec		34.03	236
PBCT	People’s United Financial, Inc.	NASDAQ	NE	Bridgeport	CT	58,590	429	Dec	7/6/88	11.48	4,871
PUB	People’s Utah Bancorp	NASDAQ	SW	American Fork	UT	2,406	26	Dec	6/10/15	17.48	339
PNFP	Pinnacle Financial Partners, Inc.	NASDAQ	SE	Nashville	TN	27,805	113	Dec	8/18/00	38.87	2,898
PLBC	Plumas Bancorp	NASDAQ	WE	Quincy	CA	865	14	Dec		16.67	87
PNC	PNC Financial Services Group, Inc.	NYSE	MA	Pittsburgh	PA	410,295	2,344	Dec		101.50	43,481
BPOP	Popular, Inc.	NASDAQ	MA	Hato Rey	PR	52,115	228	Dec		35.19	3,069
PFBC	Preferred Bank	NASDAQ	WE	Los Angeles	CA	4,628	13	Dec	2/14/05	33.51	482

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

April 17, 2020

										As of
										April 17, 2020
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
PFBI	Premier Financial Bancorp, Inc.	NASDAQ	SE	Huntington	WV	1,781	50	Dec	5/17/96	11.76	159
PFHD	Professional Holding Corp.	NASDAQ	SE	Coral Gables	FL	1,053	8	Dec	2/6/20	15.00	118
PB	Prosperity Bancshares, Inc.	NYSE	SW	Houston	TX	32,186	308	Dec	11/12/98	50.20	4,726
PVBC	Provident Bancorp, Inc.	NASDAQ	NE	Amesbury	MA	1,122	7	Dec	7/15/15	8.24	156
PROV	Provident Financial Holdings, Inc.	NASDAQ	WE	Riverside	CA	1,107	13	Jun	6/27/96	13.70	98
PFS	Provident Financial Services, Inc.	NYSE	MA	Jersey City	NJ	9,809	85	Dec	1/15/03	13.35	867
PBIP	Prudential Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	1,295	10	Sep	3/29/05	12.04	93
QCRH	QCR Holdings, Inc.	NASDAQ	MW	Moline	IL	4,909	24	Dec	10/6/93	27.65	427
RNDB	Randolph Bancorp, Inc.	NASDAQ	NE	Stoughton	MA	631	5	Dec	7/1/16	8.81	44
RBB	RBB Bancorp	NASDAQ	WE	Los Angeles	CA	2,789	24	Dec	7/26/17	13.44	260
RRBI	Red River Bancshares, Inc.	NASDAQ	SW	Alexandria	LA	1,988	25	Dec	5/2/19	33.00	234
RF	Regions Financial Corporation	NYSE	SE	Birmingham	AL	126,240	1,428	Dec		9.52	8,999
RBNC	Reliant Bancorp, Inc.	NASDAQ	SE	Brentwood	TN	1,898	31	Dec		11.39	185
RNST	Renasant Corporation	NASDAQ	SE	Tupelo	MS	13,401	173	Dec		23.23	1,302
RBCA.A	Republic Bancorp, Inc.	NASDAQ	MW	Louisville	KY	5,620	43	Dec	7/21/98	31.24	574
FRBK	Republic First Bancorp, Inc.	NASDAQ	MA	Philadelphia	PA	3,341	32	Dec		2.01	112
RMBI	Richmond Mutual Bancorporation, Inc.	NASDAQ	MW	Richmond	IN	986	13	Dec	7/1/19	9.86	128
RVSB	Riverview Bancorp, Inc.	NASDAQ	WE	Vancouver	WA	1,184	19	Mar	10/26/93	5.08	112
RIVE	Riverview Financial Corporation	NASDAQ	MA	Harrisburg	PA	1,080	29	Dec		4.96	38
STBA	S&T Bancorp, Inc.	NASDAQ	MA	Indiana	PA	8,765	74	Dec		26.03	1,022
SAL	Salisbury Bancorp, Inc.	NASDAQ	NE	Lakeville	CT	1,112	14	Dec		33.48	95
SASR	Sandy Spring Bancorp, Inc.	NASDAQ	MA	Olney	MD	8,629	67	Dec		22.00	1,038
SBFG	SB Financial Group, Inc.	NASDAQ	MW	Defiance	OH	1,039	20	Dec		13.74	105
SBBX	SB One Bancorp	NASDAQ	MA	Paramus	NJ	2,002	18	Dec		17.00	155
SBCF	Seacoast Banking Corporation of Florida	NASDAQ	SE	Stuart	FL	7,109	51	Dec	2/1/84	18.22	950
SLCT	Select Bancorp, Inc.	NASDAQ	SE	Dunn	NC	1,275	22	Dec	4/20/00	6.99	122
SFBS	ServisFirst Bancshares, Inc.	NASDAQ	SE	Birmingham	AL	8,948	20	Dec	5/13/14	29.50	1,559
SVBI	Severn Bancorp, Inc.	NASDAQ	MA	Annapolis	MD	827	7	Dec		5.13	63
SHBI	Shore Bancshares, Inc.	NASDAQ	MA	Easton	MD	1,559	22	Dec		8.80	111
BSRR	Sierra Bancorp	NASDAQ	WE	Porterville	CA	2,594	41	Dec		16.92	273
SBNY	Signature Bank	NASDAQ	MA	New York	NY	50,616	33	Dec	3/22/04	88.79	4,679
SI	Silvergate Capital Corporation	NYSE	WE	La Jolla	CA	2,128	2	Dec	11/6/19	13.72	254
SFNC	Simmons First National Corporation	NASDAQ	SE	Pine Bluff	AR	21,259	247	Dec		17.91	2,002
SMBK	SmartFinancial, Inc.	NASDAQ	SE	Knoxville	TN	2,449	35	Dec		12.99	188
SFBC	Sound Financial Bancorp, Inc.	NASDAQ	WE	Seattle	WA	720	10	Dec	1/8/08	22.00	59
SPFI	South Plains Financial, Inc.	NASDAQ	SW	Lubbock	TX	3,237	29	Dec	5/8/19	13.00	225
SSB	South State Corporation	NASDAQ	SE	Columbia	SC	15,921	156	Dec		54.29	1,818
SFST	Southern First Bancshares, Inc.	NASDAQ	SE	Greenville	SC	2,267	13	Dec	10/25/99	26.55	200
SMBC	Southern Missouri Bancorp, Inc.	NASDAQ	MW	Poplar Bluff	MO	2,312	49	Jun	4/13/94	23.18	197
SONA	Southern National Bancorp of Virginia, Inc.	NASDAQ	SE	McLean	VA	2,722	48	Dec	10/31/06	9.36	227
SBSI	Southside Bancshares, Inc.	NASDAQ	SW	Tyler	TX	6,749	64	Dec		28.92	964
STXB	Spirit of Texas Bancshares, Inc.	NASDAQ	SW	Conroe	TX	2,385	38	Dec	5/3/18	10.19	175
STND	Standard AVB Financial Corp.	NASDAQ	MA	Monroeville	PA	984	19	Dec	10/6/10	21.20	96
STT	State Street Corporation	NYSE	NE	Boston	MA	245,610	3	Dec		58.49	20,476
STL	Sterling Bancorp	NYSE	MA	Montebello	NY	30,586	80	Dec	1/7/99	10.63	2,102
SBT	Sterling Bancorp, Inc.	NASDAQ	MW	Southfield	MI	3,240	30	Dec	11/16/17	3.14	155
SYBT	Stock Yards Bancorp, Inc.	NASDAQ	MW	Louisville	KY	3,724	42	Dec	10/27/95	29.05	643
SMMF	Summit Financial Group, Inc.	NASDAQ	SE	Moorefield	WV	2,403	40	Dec		17.07	203
SSBI	Summit State Bank	NASDAQ	WE	Santa Rosa	CA	696	5	Dec	7/13/06	7.49	45
SIVB	SVB Financial Group	NASDAQ	WE	Santa Clara	CA	71,005	6	Dec		173.69	9,004
SNV	Synovus Financial Corp.	NYSE	SE	Columbus	GA	48,203	298	Dec		16.90	2,558
TCF	TCF Financial Corporation	NASDAQ	MW	Detroit	MI	46,652	517	Dec		24.80	3,724
TBNK	Territorial Bancorp Inc.	NASDAQ	WE	Honolulu	HI	2,086	30	Dec	7/13/09	25.40	233
TCBI	Texas Capital Bancshares, Inc.	NASDAQ	SW	Dallas	TX	32,548	12	Dec	8/13/03	24.07	1,131

Exhibit III-1

Characteristics of Publicly-Traded Bank and Thrifts

April 17, 2020

										As of
										April 17, 2020
						Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchange	Region	City	State	Assets	Offices	Mth End	Date	Price	Value
						($Mil)				($)	($Mil)
TSBK	Timberland Bancorp, Inc.	NASDAQ	WE	Hoquiam	WA	1,271	24	Sep	1/12/98	16.50	135
TOWN	TowneBank	NASDAQ	SE	Portsmouth	VA	11,948	44	Dec	10/7/98	18.39	1,320
TCBK	TriCo Bancshares	NASDAQ	WE	Chico	CA	6,471	78	Dec		28.90	847
TSC	TriState Capital Holdings, Inc.	NASDAQ	MA	Pittsburgh	PA	7,766	2	Dec	5/8/13	10.54	309
TBK	Triumph Bancorp, Inc.	NASDAQ	SW	Dallas	TX	5,060	62	Dec	11/6/14	25.51	594
TFC	Truist Financial Corporation	NYSE	SE	Charlotte	NC	473,078	2,954	Dec		33.40	45,989
TRST	TrustCo Bank Corp NY	NASDAQ	MA	Glenville	NY	5,221	148	Dec		5.37	502
TRMK	Trustmark Corporation	NASDAQ	SE	Jackson	MS	13,498	200	Dec		24.48	1,558
USB	U.S. Bancorp	NYSE	MW	Minneapolis	MN	495,426	2,812	Dec		35.06	51,581
UMBF	UMB Financial Corporation	NASDAQ	MW	Kansas City	MO	26,561	95	Dec		45.26	2,223
UMPQ	Umpqua Holdings Corporation	NASDAQ	WE	Portland	OR	28,847	246	Dec		11.04	2,449
UNB	Union Bankshares, Inc.	NASDAQ	NE	Morrisville	VT	873	20	Dec		25.98	102
UBCP	United Bancorp, Inc.	NASDAQ	MW	Martins Ferry	OH	686	20	Dec		9.53	56
UBOH	United Bancshares, Inc.	NASDAQ	MW	Columbus Grove	OH	880	19	Dec	6/23/98	14.50	51
UBSI	United Bankshares, Inc.	NASDAQ	SE	Charleston	WV	19,662	138	Dec	6/16/87	25.21	2,591
UCBI	United Community Banks, Inc.	NASDAQ	SE	Blairsville	GA	12,916	143	Dec		18.69	1,447
UBFO	United Security Bancshares	NASDAQ	WE	Fresno	CA	957	13	Dec		7.62	111
UNTY	Unity Bancorp, Inc.	NASDAQ	MA	Clinton	NJ	1,719	19	Dec		12.76	128
UVSP	Univest Financial Corporation	NASDAQ	MA	Souderton	PA	5,381	47	Dec	9/28/73	15.76	453
VLY	Valley National Bancorp	NASDAQ	MA	Wayne	NJ	37,436	241	Dec		7.27	2,887
VBTX	Veritex Holdings, Inc.	NASDAQ	SW	Dallas	TX	7,955	40	Dec	10/8/14	13.87	672
VBFC	Village Bank and Trust Financial Corp.	NASDAQ	SE	Midlothian	VA	540	9	Dec		26.34	38
WAFD	Washington Federal, Inc.	NASDAQ	WE	Seattle	WA	16,423	235	Sep	11/17/82	24.71	1,915
WASH	Washington Trust Bancorp, Inc.	NASDAQ	NE	Westerly	RI	5,293	24	Dec		33.30	563
WSBF	Waterstone Financial, Inc.	NASDAQ	MW	Wauwatosa	WI	1,996	15	Dec	10/4/05	12.79	315
WBS	Webster Financial Corporation	NYSE	NE	Waterbury	CT	30,389	157	Dec		23.65	2,159
WFC	Wells Fargo & Company	NYSE	WE	San Francisco	CA	1,927,555	5,440	Dec		28.38	113,389
WSBC	WesBanco, Inc.	NASDAQ	SE	Wheeling	WV	15,720	237	Dec		22.92	1,529
WTBA	West Bancorporation, Inc.	NASDAQ	MW	West Des Moines	IA	2,474	13	Dec	4/24/94	15.95	261
WABC	Westamerica Bancorporation	NASDAQ	WE	San Rafael	CA	5,620	80	Dec		61.00	1,647
WAL	Western Alliance Bancorporation	NYSE	WE	Phoenix	AZ	26,822	38	Dec	6/29/05	30.99	3,203
WNEB	Western New England Bancorp, Inc.	NASDAQ	NE	Westfield	MA	2,181	25	Dec	12/27/01	5.58	134
WTFC	Wintrust Financial Corporation	NASDAQ	MW	Rosemont	IL	36,621	182	Dec		33.74	1,948
WSFS	WSFS Financial Corporation	NASDAQ	MA	Wilmington	DE	12,256	97	Dec	11/26/86	23.33	1,155
WVFC	WVS Financial Corp.	NASDAQ	MA	Pittsburgh	PA	355	6	Jun	11/29/93	13.57	24
ZION	Zions Bancorporation, National Association	NASDAQ	SW	Salt Lake City	UT	69,172	426	Dec		29.08	4,801
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	NASDAQ	MW	Greenfield	WI	428	6	Dec	1/8/19	8.44	40
BSBK	Bogota Financial Corp. (MHC)	NASDAQ	MA	Teaneck	NJ	767	4	Dec	1/15/20	8.29	107
CLBK	Columbia Financial, Inc. (MHC)	NASDAQ	MA	Fair Lawn	NJ	8,189	62	Dec	4/19/18	14.65	1,633
CFBI	Community First Bancshares, Inc. (MHC)	NASDAQ	SE	Covington	GA	319	3	Dec	4/27/17	6.75	53
FSEA	First Seacoast Bancorp (MHC)	NASDAQ	NE	Dover	NH	409	5	Dec	7/16/19	5.98	35
GCBC	Greene County Bancorp, Inc. (MHC)	NASDAQ	MA	Catskill	NY	1,444	18	Jun	12/30/98	21.00	188
KFFB	Kentucky First Federal Bancorp (MHC)	NASDAQ	MW	Frankfort	KY	329	7	Jun	3/2/05	5.80	47
LSBK	Lake Shore Bancorp, Inc. (MHC)	NASDAQ	MA	Dunkirk	NY	611	12	Dec	4/3/06	12.73	74
MGYR	Magyar Bancorp, Inc. (MHC)	NASDAQ	MA	New Brunswick	NJ	641	7	Sep	1/23/06	8.83	51
OFED	Oconee Federal Financial Corp. (MHC)	NASDAQ	SE	Seneca	SC	503	8	Jun	1/13/11	16.50	94
PDLB	PDL Community Bancorp (MHC)	NASDAQ	MA	Bronx	NY	1,054	14	Dec	9/29/17	8.24	137
PBFS	Pioneer Bancorp, Inc. (MHC)	NASDAQ	MA	Albany	NY	1,392	23	Jun	7/17/19	8.72	208
RBKB	Rhinebeck Bancorp, Inc. (MHC)	NASDAQ	MA	Poughkeepsie	NY	974	15	Dec	1/16/19	6.17	68
RBKB	Rhinebeck Bancorp, Inc. (MHC)	NASDAQ	MA	Poughkeepsie	NY	974	15	Dec	1/16/19	6.17	68
TFSL	TFS Financial Corporation (MHC)	NASDAQ	MW	Cleveland	OH	14,806	37	Sep	4/20/07	13.91	3,803

Source: S&P Global Market Intelligence.

EXHIBIT III-2

Public Market Pricing of New England Bank and Thrift Institutions

Exhibit III-2

Public Market Pricing of New England Institutions

As of April 17, 2020

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Exchange	2nd Step
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	Ratio	Proceeds
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	($Mil)
All Non-MHC Public Companies(6)
Averages			$21.98	$3,562.77	$2.65	$25.96	9.07x	82.80%	9.59%	99.55%	8.92x	$0.80	3.91%	35.45%	$42,699	11.93%	10.19%	0.68%	1.14%	9.80%	1.19%	10.17%
Median			$16.38	$316.16	$2.07	$21.11	8.26x	77.74%	8.92%	93.04%	7.98x	$0.68	3.78%	30.81%	$3,565	11.61%	9.78%	0.53%	1.15%	9.92%	1.20%	10.37%
Comparable Group
Averages			$28.35	$1,790.11	$3.41	$31.45	9.71x	83.01%	8.97%	99.96%	9.70x	$1.04	4.10%	32.28%	$24,458	11.48%	9.90%	0.69%	1.05%	10.06%	1.07%	10.24%
Medians			$19.87	$327.28	$2.46	$24.13	8.51x	79.12%	8.53%	95.28%	8.55x	$1.06	3.94%	35.39%	$4,244	10.60%	9.01%	0.54%	1.05%	10.15%	1.11%	10.17%
Comparable Group
BWFG	Bankwell Financial Group, Inc.	CT	$15.87	$124.92	$2.31	$23.18	$6.87	68.46%	6.63%	69.53%	6.87x	$0.56	3.53%	22.94%	$1,882	9.69%	9.56%	0.98%	0.97%	10.20%	0.97%	10.20%
BHLB	Berkshire Hills Bancorp, Inc.	MA	$15.32	$769.09	$2.51	$34.65	$7.78	44.22%	5.77%	67.91%	6.11x	$0.96	6.27%	47.21%	$13,216	13.31%	9.19%	0.37%	0.75%	5.75%	0.95%	7.30%
BPFH	Boston Private Financial Holdings, Inc.	MA	$6.98	$580.77	$1.00	$9.84	$7.19	70.91%	6.58%	77.25%	7.00x	$0.48	6.88%	37.11%	$8,831	9.27%	8.58%	0.26%	0.93%	10.09%	0.96%	10.36%
BRKL	Brookline Bancorp, Inc.	MA	$10.72	$852.46	$1.12	$11.79	$9.75	90.89%	10.94%	110.08%	9.55x	$0.46	4.29%	40.91%	$7,857	12.04%	10.15%	0.50%	1.15%	9.57%	1.17%	9.76%
CATC	Cambridge Bancorp	MA	$47.15	$255.19	$6.23	$53.06	$8.78	88.86%	8.92%	101.05%	7.57x	$2.12	4.50%	28.86%	$2,856	10.04%	8.93%	0.16%	0.97%	11.40%	1.13%	13.20%
CAC	Camden National Corporation	ME	$28.35	$429.46	$3.68	$31.26	$7.68	90.69%	9.69%	114.44%	7.70x	$1.32	4.66%	34.15%	$4,430	10.69%	8.66%	0.25%	1.30%	12.44%	1.29%	12.42%
CNBK.A	Century Bancorp, Inc.	MA	$58.78	$327.28	$7.11	$59.73	$8.19	96.07%	5.88%	96.84%	NM	$0.48	0.82%	6.69%	$5,492	6.06%	6.01%	0.08%	0.76%	12.44%	0.76%	12.40%
CFG	Citizens Financial Group, Inc.	RI	$19.87	$8,476.27	$3.92	$47.63	$6.78	41.59%	4.84%	63.90%	NM	$1.56	7.85%	37.88%	$165,733	13.40%	9.51%	0.87%	1.10%	8.33%	1.14%	8.56%
EBTC	Enterprise Bancorp, Inc.	MA	$23.34	$273.98	$2.88	$25.09	$8.08	93.04%	8.53%	94.85%	8.10x	$0.70	3.00%	17.13%	$3,235	9.17%	9.01%	0.99%	1.10%	12.31%	1.09%	12.27%
FNLC	First Bancorp, Inc.	ME	$19.90	$217.32	$2.33	$19.50	$8.50	102.06%	10.48%	118.80%	8.55x	$1.20	6.03%	51.28%	$2,069	10.27%	8.95%	1.43%	1.27%	12.51%	1.26%	12.44%
HONE	HarborOne Bancorp, Inc.	MA	$7.38	$401.13	$0.36	$11.40	$22.36	64.75%	10.62%	73.08%	20.26x	NA	NA	NA	$4,059	16.40%	14.81%	1.14%	0.49%	3.82%	0.54%	4.21%
HIFS	Hingham Institution for Savings	MA	$150.00	$320.51	$15.08	$115.75	$10.47	128.93%	12.07%	128.93%	9.70x	$1.68	1.12%	15.49%	$2,590	9.54%	9.54%	0.27%	1.55%	16.82%	1.31%	14.22%
INDB	Independent Bank Corp.	MA	$68.84	$2,309.49	$5.72	$49.69	$13.69	138.54%	20.77%	201.81%	12.04x	$1.84	2.67%	35.39%	$11,395	14.99%	10.80%	0.57%	1.52%	10.85%	1.73%	12.34%
EBSB	Meridian Bancorp, Inc.	MA	$10.77	$543.43	$1.28	$13.61	$8.28	79.12%	9.06%	81.65%	8.44x	$0.32	2.97%	23.08%	$6,344	11.45%	11.14%	0.09%	1.06%	9.56%	1.04%	9.39%
NBN	Northeast Bank	ME	$10.51	$95.14	NA	$18.05	$7.01	58.22%	7.88%	59.18%	NM	$0.04	0.38%	2.67%	$1,207	13.53%	13.34%	3.11%	1.18%	8.95%	NA	NA
PNBK	Patriot National Bancorp, Inc.	CT	$5.88	$22.90	NA	NA	NM	33.82%	2.37%	34.82%	NM	$0.04	0.68%	NA	NA	NA	NA	NA	NA	NA	NA	NA
PBCT	People’s United Financial, Inc.	CT	$11.48	$4,875.11	$1.44	$17.36	$9.04	66.12%	8.73%	115.01%	7.95x	$0.71	6.18%	41.93%	$58,590	13.56%	8.45%	0.58%	1.01%	7.36%	1.14%	8.34%
PVBC	Provident Bancorp, Inc.	MA	$8.24	$148.98	$0.60	$11.86	$13.73	69.49%	14.30%	69.49%	13.85x	NA	NA	NA	$1,122	20.59%	20.59%	0.68%	1.04%	7.38%	1.03%	7.32%
RNDB	Randolph Bancorp, Inc.	MA	$8.81	$44.71	$0.64	$14.07	$13.77	62.62%	7.79%	NA	13.82x	NA	NA	NA	$631	12.43%	NA	0.86%	0.54%	4.31%	0.54%	4.29%
SAL	Salisbury Bancorp, Inc.	CT	$33.48	$94.72	$3.80	$40.22	$8.52	83.24%	8.50%	95.72%	8.82x	$1.16	3.46%	28.75%	$1,112	10.22%	9.01%	1.05%	1.00%	10.22%	0.96%	9.88%
STT	State Street Corporation	MA	$58.49	$20,585.20	$6.18	$60.07	$10.07	96.24%	5.72%	172.68%	8.83x	$2.08	3.56%	34.94%	$245,610	9.95%	6.29%	0.00%	1.00%	8.95%	1.14%	10.15%
UNB	Union Bankshares, Inc.	VT	$25.98	$116.21	$2.41	$16.07	$11.39	157.45%	13.16%	162.80%	NM	$1.28	4.93%	41.23%	$873	8.23%	7.97%	0.52%	1.30%	15.63%	1.32%	15.80%
WASH	Washington Trust Bancorp, Inc.	RI	$33.30	$578.20	$4.00	$29.00	$8.41	114.84%	10.92%	133.73%	8.32x	$2.04	6.13%	51.52%	$5,293	9.51%	8.28%	0.36%	1.34%	14.37%	1.35%	14.52%
WBS	Webster Financial Corporation	CT	$23.65	$2,167.04	NA	$33.28	$5.83	71.06%	7.20%	86.97%	NM	$1.60	6.77%	39.41%	$30,389	10.56%	8.88%	0.97%	1.32%	12.48%	NA	NA
WNEB	Western New England Bancorp, Inc.	MA	$5.58	$143.31	$0.52	$8.74	$10.94	63.87%	6.79%	68.54%	10.75x	$0.20	3.58%	39.22%	$2,181	10.64%	9.98%	0.52%	0.63%	5.79%	0.64%	5.89%
MHCs
FSEA	First Seacoast Bancorp (MHC)	NH	$5.98	$35.00	$0.18	$9.38	NM	63.71%	8.88%	63.71%	32.72x	NA	NA	NA	$409	13.94%	13.94%	0.26%	-0.02%	-0.16%	0.12%	0.99%

(1)

Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3)	Indicated 12 month dividend, based on last quarterly dividend declared.

(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

EXHIBIT III-3

Public Market Pricing of Mid-Atlantic Bank and Thrift Institutions

Exhibit III-3

Public Market Pricing of Mid-Atlantic Institutions

As of April 17, 2020

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Exchange	2nd Step
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	Ratio	Proceeds
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	($Mil)
All Non-MHC Public Companies(6)
Averages			$21.98	$3,562.77	$2.65	$25.96	9.07x	82.80%	9.59%	99.55%	8.92x	$0.80	3.91%	35.45%	$42,699	11.93%	10.19%	0.68%	1.14%	9.80%	1.19%	10.17%
Median			$16.38	$316.16	$2.07	$21.11	8.26x	77.74%	8.92%	93.04%	7.98x	$0.68	3.78%	30.81%	$3,565	11.61%	9.78%	0.53%	1.15%	9.92%	1.20%	10.37%
Comparable Group
Averages			$19.41	$5,798.49	$2.31	$24.68	8.96x	76.26%	8.43%	91.39%	8.64x	$0.83	4.20%	38.77%	$68,187	11.46%	9.93%	0.78%	1.01%	8.94%	1.05%	9.23%
Medians			$13.11	$253.24	$1.81	$18.84	8.15x	70.23%	7.88%	85.38%	7.89x	$0.64	4.19%	35.00%	$3,341	10.81%	9.40%	0.61%	1.06%	9.50%	1.10%	9.82%
Comparable Group
FCCY	1st Constitution Bancorp	NJ	$10.95	$111.70	$1.69	$16.74	$7.16	65.42%	7.04%	83.99%	6.47x	$0.36	3.29%	20.59%	$1,586	10.75%	8.58%	0.71%	1.06%	9.87%	1.18%	10.93%
ACNB	ACNB Corporation	PA	$23.81	$206.43	$3.49	$26.77	$7.09	88.94%	9.80%	101.84%	6.83x	$1.00	4.20%	29.76%	$1,720	11.02%	9.76%	0.47%	1.40%	13.33%	1.46%	13.83%
AMAL	Amalgamated Bank	NY	$9.31	$291.37	$1.53	$15.56	$6.33	59.84%	5.51%	62.34%	6.10x	$0.32	3.44%	19.05%	$5,325	9.21%	8.88%	1.24%	0.96%	10.03%	0.99%	10.42%
ASRV	AmeriServ Financial, Inc.	PA	$2.76	$46.98	$0.37	$5.78	$7.89	47.74%	4.02%	54.32%	7.51x	$0.10	3.62%	28.57%	$1,171	8.42%	7.48%	0.20%	0.51%	6.02%	0.54%	6.32%
AROW	Arrow Financial Corporation	NY	$26.35	$394.74	$2.50	$20.12	$10.54	130.98%	12.41%	141.90%	10.55x	$1.04	3.95%	40.80%	$3,184	9.48%	8.81%	0.17%	1.24%	13.17%	1.24%	13.15%
TBBK	Bancorp, Inc.	DE	$6.27	$359.27	$1.05	$8.52	$6.97	73.56%	6.30%	73.91%	5.96x	NA	NA	NA	$5,657	8.56%	8.53%	NA	1.09%	11.57%	1.28%	13.51%
BK	Bank of New York Mellon Corporation	NY	$37.39	$33,106.71	$4.60	$42.12	$8.04	88.04%	7.13%	191.45%	7.89x	$1.24	3.32%	20.00%	$381,508	10.90%	5.84%	0.03%	1.29%	10.82%	1.31%	11.08%
BPRN	Bank of Princeton	NJ	$20.20	$136.72	$1.59	$28.98	$13.74	69.71%	9.39%	74.51%	12.68x	$0.40	1.98%	17.69%	$1,455	13.47%	12.71%	0.81%	0.75%	5.33%	0.81%	5.78%
BCBP	BCB Bancorp, Inc.	NJ	$9.96	$174.43	$1.18	$12.24	$8.30	81.35%	6.05%	83.52%	8.47x	$0.56	5.62%	35.00%	$2,907	8.24%	8.06%	0.78%	0.76%	9.66%	0.75%	9.48%
BDGE	Bridge Bancorp, Inc.	NY	$18.25	$356.77	$2.61	$25.06	$7.05	72.82%	7.36%	93.10%	6.98x	$0.96	5.26%	36.29%	$4,922	10.10%	8.08%	0.62%	1.10%	10.84%	1.11%	10.93%
BMTC	Bryn Mawr Bank Corporation	PA	$27.54	$554.47	$3.25	$30.45	$9.40	90.43%	10.53%	135.26%	8.46x	$1.04	3.78%	26.62%	$5,263	11.63%	8.08%	0.30%	1.26%	10.05%	1.40%	11.18%
CBNK	Capital Bancorp, Inc.	MD	$11.08	$153.15	$1.22	$9.60	$9.16	115.47%	10.78%	115.47%	9.08x	NA	NA	NA	$1,428	9.33%	9.33%	0.49%	1.38%	13.66%	1.40%	13.77%
CARV	Carver Bancorp, Inc.	NY	$1.92	$7.10	($1.44)	$1.26	NM	152.27%	1.35%	152.27%	NM	$0.00	0.00%	NA	$569	8.75%	8.75%	1.59%	-0.90%	-10.14%	-0.92%	-10.39%
CBFV	CB Financial Services, Inc.	PA	$19.09	$102.97	$2.89	$27.65	$7.26	69.03%	7.89%	91.76%	6.60x	$0.96	5.03%	36.50%	$1,322	11.43%	8.85%	0.41%	1.09%	9.89%	1.20%	10.87%
CBMB	CBM Bancorp, Inc.	MD	$11.58	$41.53	$0.23	$14.24	NM	81.30%	22.11%	81.30%	NM	NA	NA	217.39%	$220	27.19%	27.19%	0.62%	0.42%	1.50%	0.42%	1.50%
CHMG	Chemung Financial Corporation	NY	$25.76	$125.46	$3.29	$37.60	$8.02	68.52%	7.00%	78.17%	7.82x	$1.04	4.04%	32.40%	$1,788	10.22%	9.07%	1.09%	0.88%	8.86%	0.91%	9.09%
CIT	CIT Group Inc.	NY	$19.91	$1,951.81	$5.76	$61.37	$3.78	32.44%	3.75%	35.07%	3.46x	$1.40	7.03%	26.57%	$50,833	12.47%	11.71%	NA	1.08%	8.82%	1.18%	9.62%
C	Citigroup Inc.	NY	$45.45	$94,617.81	$7.52	$82.90	$6.30	54.27%	4.30%	63.55%	6.90x	$2.04	4.49%	21.19%	$1,951,158	9.94%	8.70%	0.41%	0.98%	9.92%	0.92%	9.35%
CZNC	Citizens & Northern Corporation	PA	$18.40	$253.24	$1.71	$17.82	$12.60	103.24%	15.26%	117.49%	10.74x	$1.08	5.87%	55.48%	$1,654	14.78%	13.22%	0.79%	1.27%	8.50%	1.49%	9.97%
CCNE	CNB Financial Corporation	PA	$16.58	$254.32	$2.64	$20.00	$6.30	82.90%	6.72%	95.01%	6.29x	$0.68	4.10%	19.39%	$3,764	8.10%	7.14%	0.77%	1.17%	14.05%	1.18%	14.08%
CVLY	Codorus Valley Bancorp, Inc.	PA	$13.11	$127.99	$1.88	$19.59	$6.97	66.90%	6.78%	67.81%	6.97x	$0.64	4.88%	32.85%	$1,887	10.13%	10.01%	1.44%	1.01%	9.98%	1.01%	9.99%
CBU	Community Bank System, Inc.	NY	$61.73	$3,208.48	$3.53	$35.82	$19.35	162.49%	27.20%	280.83%	17.75x	$1.64	2.66%	50.47%	$11,410	16.26%	9.63%	0.21%	1.53%	9.42%	1.67%	10.29%
TCFC	Community Financial Corporation	MD	$18.78	$110.99	$2.80	$30.76	$6.83	61.05%	6.16%	65.74%	6.72x	$0.50	2.66%	18.18%	$1,798	10.10%	9.44%	1.46%	0.88%	9.32%	0.89%	9.47%
CNOB	ConnectOne Bancorp, Inc.	NJ	$13.59	$539.06	$2.35	$20.85	$6.57	65.19%	7.72%	84.64%	5.77x	$0.36	2.65%	17.39%	$6,174	11.84%	9.38%	1.15%	1.22%	10.40%	1.39%	11.83%
CUBI	Customers Bancorp, Inc.	PA	$10.58	$332.95	$2.26	$26.66	$5.16	39.69%	2.93%	40.43%	4.67x	NA	NA	NA	$11,521	9.14%	9.02%	0.27%	0.74%	7.94%	0.81%	8.62%
DCOM	Dime Community Bancshares, Inc.	NY	$15.33	$521.78	$1.09	$16.98	$15.18	90.31%	8.48%	99.59%	14.12x	$0.56	3.65%	55.45%	$6,354	9.39%	8.59%	0.17%	0.57%	5.96%	0.61%	6.41%
EGBN	Eagle Bancorp, Inc.	MD	$30.06	$968.20	$4.33	$35.82	$7.19	83.92%	11.12%	91.99%	6.95x	$0.88	2.93%	21.05%	$8,989	13.25%	12.23%	0.73%	1.61%	12.20%	1.67%	12.62%
ESBK	Elmira Savings Bank	NY	$11.38	$39.97	$0.98	$16.67	$11.38	68.25%	6.59%	86.44%	11.63x	$0.92	8.08%	92.00%	$607	9.66%	7.79%	0.82%	0.58%	5.94%	0.56%	5.83%
EMCF	Emclaire Financial Corp	PA	$22.00	$59.59	$2.89	$30.14	$7.69	72.98%	6.54%	97.78%	7.61x	$1.20	5.45%	40.91%	$915	9.38%	7.28%	0.31%	0.88%	9.50%	0.89%	9.60%
ESQ	Esquire Financial Holdings, Inc.	NY	$14.53	$111.84	$1.82	$14.51	$7.98	100.11%	13.93%	100.11%	7.98x	NA	NA	NA	$798	13.92%	13.92%	0.18%	1.93%	13.95%	1.93%	13.95%
ESSA	ESSA Bancorp, Inc.	PA	$11.60	$121.91	$1.23	$16.95	$9.43	68.44%	7.23%	74.17%	9.42x	$0.44	3.79%	34.15%	$1,811	10.57%	9.83%	0.57%	0.72%	6.92%	0.72%	6.93%
FNB	F.N.B. Corporation	PA	$7.66	$2,484.87	$1.22	$14.70	$6.60	52.12%	7.21%	101.75%	6.26x	$0.48	6.27%	41.38%	$34,615	14.11%	7.91%	0.43%	1.14%	8.14%	1.20%	8.57%
FDBC	Fidelity D & D Bancorp, Inc.	PA	$39.00	$149.23	$3.12	$28.25	$12.87	138.04%	14.60%	138.31%	12.51x	$1.12	2.87%	35.64%	$1,010	10.58%	10.56%	0.50%	1.18%	11.49%	1.21%	11.83%
FISI	Financial Institutions, Inc.	NY	$17.24	$273.27	$2.95	$26.35	$5.82	65.44%	6.32%	79.58%	5.85x	$1.04	6.03%	34.12%	$4,384	10.01%	8.45%	0.19%	1.14%	11.61%	1.14%	11.56%
FBP	First BanCorp.	PR	$5.42	$1,182.43	$0.80	$10.08	$7.13	53.75%	9.37%	54.63%	6.78x	$0.20	3.69%	14.47%	$12,611	17.67%	17.43%	5.67%	1.34%	7.75%	1.41%	8.14%
FRBA	First Bank	NJ	$6.73	$136.39	$0.86	$11.07	$9.75	60.82%	6.84%	66.18%	7.85x	$0.12	1.78%	17.39%	$2,012	11.25%	10.44%	1.17%	0.72%	6.48%	0.90%	8.05%
FCF	First Commonwealth Financial Corporation	PA	$8.89	$873.43	$1.13	$10.74	$8.31	82.79%	10.52%	118.54%	7.89x	$0.44	4.95%	38.32%	$8,309	12.71%	9.23%	0.42%	1.31%	10.32%	1.38%	10.87%
FLIC	First of Long Island Corporation	NY	$14.57	$346.67	$1.67	$16.26	$8.72	89.62%	8.51%	89.67%	8.73x	$0.72	4.94%	42.51%	$4,098	9.50%	9.49%	0.05%	0.99%	10.61%	0.99%	10.61%
FUNC	First United Corporation	MD	$13.70	$97.44	$1.73	$17.71	$7.41	77.34%	6.75%	84.75%	7.93x	$0.52	3.80%	25.95%	$1,442	8.73%	8.03%	1.30%	0.93%	10.44%	0.86%	9.75%
FFIC	Flushing Financial Corporation	NY	$11.73	$328.82	$1.45	$20.59	$8.15	56.98%	4.71%	58.63%	8.10x	$0.84	7.16%	58.33%	$7,018	8.26%	8.05%	0.24%	0.59%	7.35%	0.60%	7.40%
FNCB	FNCB Bancorp, Inc.	PA	$6.26	$126.29	$0.51	$6.62	$11.18	94.51%	10.49%	94.51%	12.39x	$0.22	3.51%	36.61%	$1,204	11.10%	11.10%	1.58%	0.92%	8.88%	0.83%	8.01%
FRAF	Franklin Financial Services Corporation	PA	$23.36	$101.14	$3.47	$29.30	$6.37	79.73%	8.01%	85.80%	6.73x	$1.20	5.14%	32.70%	$1,269	10.05%	9.40%	1.12%	1.29%	13.17%	1.22%	12.45%
FULT	Fulton Financial Corporation	PA	$10.93	$1,790.78	$1.40	$14.26	$8.10	76.63%	8.20%	99.34%	7.80x	$0.52	4.76%	41.48%	$21,886	10.70%	8.46%	0.85%	1.06%	9.81%	1.11%	10.19%
GLBZ	Glen Burnie Bancorp	MD	$8.54	$24.18	$0.57	$12.62	$14.99	67.69%	6.27%	67.69%	15.00x	$0.40	4.68%	70.18%	$385	9.27%	9.27%	1.26%	0.41%	4.56%	0.41%	4.55%
HBMD	Howard Bancorp, Inc.	MD	$9.48	$177.42	$1.13	$16.48	$10.65	57.54%	7.61%	75.40%	8.41x	NA	NA	NA	$2,375	13.23%	10.42%	0.94%	0.75%	5.54%	0.95%	7.01%
HVBC	HV Bancorp, Inc.	PA	$11.59	$26.31	$0.41	$14.81	$11.86	78.28%	7.42%	78.28%	14.28x	NA	NA	NA	$355	9.48%	9.48%	1.12%	0.60%	6.22%	0.50%	5.16%
ISBC	Investors Bancorp, Inc.	NJ	$8.27	$2,046.22	$0.79	$10.60	$11.18	78.05%	7.66%	80.68%	10.46x	$0.48	5.80%	60.81%	$26,699	9.82%	9.53%	0.46%	0.73%	6.64%	0.78%	7.10%
JPM	JPMorgan Chase & Co.	NY	$95.18	$289,924.38	$10.72	$75.98	$10.75	125.44%	9.33%	158.83%	NM	$3.60	3.78%	39.55%	$2,687,379	9.72%	8.06%	0.36%	1.33%	13.99%	1.33%	13.99%
KRNY	Kearny Financial Corp.	NJ	$8.26	$673.43	$0.53	$12.85	$16.86	64.26%	10.64%	80.03%	15.55x	$0.32	3.87%	55.10%	$6,610	16.56%	13.74%	0.42%	0.64%	3.73%	0.69%	4.04%
LBAI	Lakeland Bancorp, Inc.	NJ	$10.39	$524.84	$1.44	$14.36	$7.53	72.34%	7.82%	92.92%	7.21x	$0.50	4.81%	36.23%	$6,711	10.81%	8.62%	0.41%	1.12%	10.14%	1.17%	10.58%
MTB	M&T Bank Corporation	NY	$105.48	$13,707.19	$13.54	$110.78	$8.55	92.90%	10.97%	136.03%	NM	$4.40	4.17%	34.04%	$119,873	13.11%	9.63%	1.04%	1.61%	12.27%	1.59%	12.10%
MLVF	Malvern Bancorp, Inc.	PA	$11.62	$89.24	$1.12	$18.48	$10.96	62.87%	7.17%	62.87%	10.38x	$0.00	0.00%	NA	$1,259	11.40%	11.40%	1.42%	0.67%	5.79%	0.71%	6.11%
MRLN	Marlin Business Services Corp.	NJ	$7.47	$88.52	$2.45	$17.75	$3.40	42.10%	7.49%	45.07%	3.05x	$0.56	7.50%	25.45%	$1,207	17.80%	16.82%	0.77%	2.18%	13.33%	2.43%	14.80%
MRBK	Meridian Corporation	PA	$12.07	$73.56	$1.75	$18.84	$7.40	64.08%	6.73%	66.72%	6.90x	NA	NA	NA	$1,150	10.50%	10.12%	0.60%	1.01%	9.09%	1.09%	9.76%
MCB	Metropolitan Bank Holding Corp.	NY	$22.17	$184.03	$3.55	$35.32	$6.23	62.77%	5.50%	64.92%	6.24x	NA	NA	NA	$3,358	8.91%	8.64%	0.16%	1.06%	10.66%	1.06%	10.64%
MPB	Mid Penn Bancorp, Inc.	PA	$17.05	$144.60	$2.04	$28.05	$8.16	60.79%	6.48%	85.38%	8.35x	$0.72	4.22%	36.84%	$2,231	10.66%	7.83%	0.54%	0.82%	7.67%	0.80%	7.50%
NBTB	NBT Bancorp Inc.	NY	$31.71	$1,382.16	$2.80	$25.58	$11.57	123.96%	14.29%	166.60%	11.34x	$1.08	3.41%	39.05%	$9,716	11.53%	8.84%	0.42%	1.26%	11.32%	1.29%	11.56%
NYCB	New York Community Bancorp, Inc.	NY	$10.17	$4,752.46	$0.75	$13.29	$13.21	76.55%	8.94%	125.66%	13.51x	$0.68	6.69%	88.31%	$53,641	12.51%	8.37%	0.14%	0.76%	5.93%	0.74%	5.81%
NFBK	Northfield Bancorp, Inc.	NJ	$10.55	$518.94	$0.81	$14.15	$12.41	74.56%	10.26%	79.00%	13.06x	$0.44	4.17%	51.76%	$5,055	13.76%	13.09%	0.47%	0.86%	5.89%	0.82%	5.60%
NWBI	Northwest Bancshares, Inc.	PA	$9.99	$1,068.27	$1.12	$12.66	$9.61	78.88%	10.17%	108.48%	8.93x	$0.76	7.61%	52.88%	$10,494	12.90%	9.72%	0.88%	1.07%	8.36%	1.15%	8.99%
NWFL	Norwood Financial Corp.	PA	$23.10	$146.19	$2.23	$21.72	$10.27	106.38%	11.88%	116.15%	10.35x	$1.00	4.33%	43.56%	$1,231	11.17%	10.32%	0.19%	1.18%	10.83%	1.17%	10.74%
OCFC	OceanFirst Financial Corp.	NJ	$14.75	$882.63	$2.15	$22.88	$8.43	64.48%	9.02%	97.46%	6.87x	$0.68	4.61%	38.86%	$8,246	13.98%	9.71%	0.44%	1.10%	7.84%	1.35%	9.61%

Exhibit III-3

Public Market Pricing of Mid-Atlantic Institutions

As of April 17, 2020

			Market		Per Share Data
			Capitalization		Core	Book						Dividends(3)			Financial Characteristics(5)
			Price/	Market	12 Month	Value/	Pricing Ratios(2)					Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Exchange	2nd Step
			Share	Value	EPS(1)	Share	P/E	P/B	P/A	P/TB	P/Core	Share	Yield	Ratio(4)	Assets	Assets	T. Assets	Assets	ROAA	ROAE	ROAA	ROAE	Ratio	Proceeds
			($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	($Mil)
OFG	OFG Bancorp	PR	$11.39	$585.66	$1.18	$18.55	$12.38	61.40%	6.36%	72.24%	9.69x	$0.28	2.46%	30.43%	$9,298	11.24%	9.86%	2.34%	0.83%	5.15%	1.04%	6.41%
ORRF	Orrstown Financial Services, Inc.	PA	$12.11	$136.32	$2.07	$19.93	$7.52	60.75%	5.69%	69.15%	5.84x	$0.68	5.62%	29.19%	$2,383	9.37%	8.32%	0.50%	0.76%	8.21%	0.98%	10.57%
PKBK	Parke Bancorp, Inc.	NJ	$12.57	$148.95	$2.69	$16.48	$4.61	76.26%	8.05%	76.26%	4.68x	$0.64	5.09%	21.86%	$1,681	10.67%	10.67%	1.60%	1.94%	17.97%	1.92%	18.02%
PBHC	Pathfinder Bancorp, Inc.	NY	$9.40	$43.48	$0.73	$15.94	$11.75	58.98%	4.11%	62.91%	12.91x	$0.24	2.55%	30.00%	$1,094	8.29%	7.89%	0.67%	0.43%	5.35%	0.39%	4.96%
PCSB	PCSB Financial Corporation	NY	$13.08	$207.72	$0.54	$16.11	$24.22	81.20%	13.78%	83.09%	24.02x	$0.16	1.22%	29.63%	$1,649	16.97%	16.65%	NA	0.56%	3.15%	0.56%	3.17%
PGC	Peapack-Gladstone Financial Corporation	NJ	$16.28	$304.75	$2.49	$26.61	$6.67	61.18%	5.95%	66.69%	6.55x	$0.20	1.23%	8.20%	$5,183	9.72%	8.99%	0.60%	0.99%	9.70%	1.01%	9.89%
PWOD	Penns Woods Bancorp, Inc.	PA	$21.86	$153.92	$2.22	$22.01	$9.94	99.32%	9.24%	112.37%	9.84x	$1.28	5.86%	57.58%	$1,665	9.31%	8.32%	1.02%	0.94%	10.55%	0.95%	10.51%
PFIS	Peoples Financial Services Corp.	PA	$34.03	$251.49	$3.54	$40.47	$9.78	84.09%	10.16%	107.41%	9.61x	$1.44	4.23%	39.94%	$2,475	12.08%	9.71%	0.41%	1.10%	8.87%	1.12%	9.03%
PNC	PNC Financial Services Group, Inc.	PA	$101.50	$43,036.00	NA	$104.67	$9.45	95.07%	9.75%	120.06%	NM	$4.60	4.53%	42.83%	$410,295	12.03%	9.95%	0.63%	1.35%	11.14%	NA	NA
BPOP	Popular, Inc.	PR	$35.19	$3,120.14	$6.71	$62.42	$5.11	56.38%	6.46%	63.87%	5.25x	$1.60	4.55%	18.90%	$52,115	11.55%	10.34%	3.81%	1.33%	11.75%	1.30%	11.45%
PFS	Provident Financial Services, Inc.	NJ	$13.35	$878.78	$1.81	$21.49	$7.67	62.12%	8.95%	89.86%	7.39x	$0.92	6.89%	52.87%	$9,809	14.41%	10.43%	0.87%	1.15%	8.07%	1.19%	8.38%
PBIP	Prudential Bancorp, Inc.	PA	$12.04	$107.10	$1.01	$16.01	$10.20	79.95%	8.34%	84.08%	13.82x	$0.28	2.33%	94.92%	$1,295	10.98%	10.53%	1.11%	0.82%	7.10%	0.74%	6.37%
FRBK	Republic First Bancorp, Inc.	PA	$2.01	$118.29	($0.07)	$4.23	NM	47.47%	3.54%	49.34%	NM	NA	NA	NA	$3,341	7.46%	7.19%	0.61%	-0.12%	-1.41%	-0.15%	-1.76%
RIVE	Riverview Financial Corporation	PA	$4.96	$45.76	$0.79	$12.81	$10.55	38.70%	4.23%	50.45%	6.27x	$0.30	6.05%	69.15%	$1,080	10.94%	8.61%	0.47%	0.38%	3.69%	0.65%	6.22%
STBA	S&T Bancorp, Inc.	PA	$26.03	$1,020.92	$3.07	$30.13	$9.23	86.39%	11.75%	127.22%	8.49x	$1.12	4.30%	29.43%	$8,765	13.60%	9.66%	1.08%	1.32%	9.98%	1.44%	10.86%
SASR	Sandy Spring Bancorp, Inc.	MD	$22.00	$1,048.25	$3.31	$32.40	$6.77	67.91%	8.92%	98.89%	6.65x	$1.20	5.45%	36.92%	$8,629	13.13%	9.40%	0.50%	1.39%	10.51%	1.42%	10.69%
SBBX	SB One Bancorp	NJ	$17.00	$158.15	$2.33	$21.29	$7.08	79.85%	7.95%	93.48%	7.29x	$0.34	2.00%	13.75%	$2,002	9.95%	8.63%	0.83%	1.20%	11.66%	1.16%	11.33%
SVBI	Severn Bancorp, Inc.	MD	$5.13	$65.73	$0.65	$8.23	$7.89	62.31%	7.95%	62.97%	7.89x	$0.16	3.12%	23.08%	$827	12.75%	12.64%	1.87%	0.92%	8.16%	0.92%	8.16%
SHBI	Shore Bancshares, Inc.	MD	$8.80	$110.17	$1.31	$15.42	$6.93	57.06%	7.05%	63.57%	6.71x	$0.48	5.45%	34.65%	$1,559	12.37%	11.24%	1.16%	1.08%	8.52%	1.12%	8.80%
SBNY	Signature Bank	NY	$88.79	$4,662.14	$10.85	$89.12	$8.17	99.63%	9.39%	100.59%	8.18x	$2.24	2.52%	15.46%	$50,616	9.42%	9.34%	0.34%	1.20%	12.70%	1.20%	12.69%
STND	Standard AVB Financial Corp.	PA	$21.20	$95.41	$1.97	$30.25	$11.16	70.09%	10.10%	87.11%	10.77x	$0.88	4.17%	46.53%	$984	14.41%	11.93%	0.43%	0.90%	6.28%	0.93%	6.51%
STL	Sterling Bancorp	NY	$10.63	$2,067.11	$2.14	$22.13	$5.24	48.03%	6.93%	81.18%	4.97x	$0.28	2.63%	13.79%	$30,586	14.81%	9.50%	0.79%	1.42%	9.57%	1.49%	10.08%
TSC	TriState Capital Holdings, Inc.	PA	$10.54	$313.70	$1.91	$17.21	$5.58	61.25%	4.04%	70.43%	5.52x	NA	NA	NA	$7,766	8.00%	7.21%	0.06%	0.89%	10.77%	0.90%	10.87%
TRST	TrustCo Bank Corp NY	NY	$5.37	$517.84	$0.60	$5.55	$8.99	96.70%	9.97%	96.79%	9.02x	$0.27	5.07%	45.64%	$5,221	10.31%	10.30%	0.64%	1.12%	11.26%	1.12%	11.24%
UNTY	Unity Bancorp, Inc.	NJ	$12.76	$138.91	$2.06	$14.77	$6.05	84.52%	7.98%	87.72%	6.23x	$0.32	2.51%	15.17%	$1,719	9.35%	9.22%	0.47%	1.54%	15.86%	1.48%	15.25%
UVSP	Univest Financial Corporation	PA	$15.76	$462.53	$2.27	$23.01	$7.04	68.48%	8.59%	92.67%	6.93x	$0.80	5.08%	35.71%	$5,381	12.55%	9.59%	0.73%	1.26%	10.07%	1.28%	10.23%
VLY	Valley National Bancorp	NJ	$7.27	$2,935.25	$0.84	$10.35	$8.36	70.23%	7.88%	107.05%	8.60x	$0.44	6.05%	50.57%	$37,436	11.71%	8.19%	0.47%	0.93%	8.71%	0.90%	8.47%
WSFS	WSFS Financial Corporation	DE	$23.33	$1,188.87	$3.91	$35.88	$7.78	65.02%	9.82%	93.63%	5.97x	$0.48	2.06%	16.00%	$12,256	15.09%	10.98%	0.33%	1.29%	8.85%	1.68%	11.55%
WVFC	WVS Financial Corp.	PA	$13.57	$23.95	$1.64	$19.38	$8.33	70.02%	7.39%	70.02%	8.29x	$0.40	2.95%	23.31%	$355	10.56%	10.56%	0.00%	0.81%	8.04%	0.81%	8.07%
MHCs
BSBK	Bogota Financial Corp. (MHC)	NJ	$8.29	$109.08	NA	NA	NM	NA	NA	NA	NM	NA	NA	NA	$767	9.78%	9.78%	0.16%	0.36%	3.30%	0.36%	3.30%
CLBK	Columbia Financial, Inc. (MHC)	NJ	$14.65	$1,632.00	$0.49	$8.64	29.90x	169.63%	20.35%	182.25%	30.07x	NA	NA	NA	$8,189	12.00%	11.26%	0.33%	0.77%	5.50%	0.77%	5.47%
GCBC	Greene County Bancorp, Inc. (MHC)	NY	$21.00	$179.26	$2.17	$14.12	9.68x	148.71%	12.41%	148.71%	9.68x	$0.44	2.10%	15.21%	$1,444	8.35%	8.35%	0.33%	1.42%	16.48%	1.42%	16.48%
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	$12.73	$73.77	$0.67	$13.98	18.72x	91.04%	12.35%	91.04%	19.08x	$0.48	3.77%	70.59%	$611	13.56%	13.56%	0.71%	0.71%	4.99%	0.70%	4.89%
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	$8.83	$51.40	$0.47	$9.49	18.02x	93.06%	8.02%	93.06%	18.61x	NA	NA	NA	$641	8.62%	8.62%	2.55%	0.45%	5.34%	0.43%	5.16%
PDLB	PDL Community Bancorp (MHC)	NY	$8.24	$142.55	$0.15	$9.08	NM	90.78%	13.65%	90.78%	NM	NA	NA	NA	$1,054	15.03%	15.03%	1.92%	-0.49%	-3.08%	0.26%	1.64%
PBFS	Pioneer Bancorp, Inc. (MHC)	NY	$8.72	$218.09	NA	$8.78	NM	99.36%	16.28%	103.74%	NM	NA	NA	NA	$1,392	16.38%	15.80%	0.82%	0.07%	0.53%	0.50%	3.95%
RBKB	Rhinebeck Bancorp, Inc. (MHC)	NY	$6.17	$66.13	$0.57	$9.87	11.02x	62.51%	7.05%	63.47%	10.86x	NA	NA	NA	$974	11.28%	11.13%	1.06%	0.65%	5.73%	0.66%	5.81%

(1)

Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items. Assumed tax rate is 35%.

(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.

(3)	Indicated 12 month dividend, based on last quarterly dividend declared.

(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.

(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

EXHIBIT III-4

Peer Group Market Area Comparative Analysis

Exhibit III-4

Peer Group Market Area Comparative Analysis

				Proj.			Per Capita Income		Deposit
		Population		Pop.	2012-2020	2020-2025		% State	Market
Institution	County	2012	2020	2025	% Change	% Change	2020	Average	Share(1)
Brookline Bancorp, Inc.	Norfolk, MA	674,623	710,869	732,203	0.7%	0.6%	60,142	135.2%	4.51%
Independent Bank Corp.	Plymouth, MA	499,828	522,509	538,315	0.6%	0.6%	48,264	108.5%	24.10%
Meridian Bancorp, Inc.	Essex, MA	745,584	798,315	825,652	0.9%	0.7%	45,369	102.0%	7.95%
Eagle Bancorp, Inc.	Montgomery, MD	986,694	1,062,998	1,100,926	0.9%	0.7%	58,725	139.8%	8.00%
Kearny Financial Corp.	Essex, NJ	781,981	803,742	815,095	0.3%	0.3%	42,146	100.4%	0.71%
Northwest Bancshares, Inc.	Warren, PA	41,657	39,086	38,207	-0.8%	-0.5%	28,282	82.0%	69.14%
OceanFirst Financial Corp.	Ocean, NJ	583,493	607,982	623,306	0.5%	0.5%	39,452	94.0%	11.95%
Provident Financial Services, Inc.	Hudson, NJ	640,926	681,795	699,303	0.8%	0.5%	46,024	109.6%	2.99%
S&T Bancorp, Inc.	Indiana, PA	89,257	83,604	81,801	-0.8%	-0.4%	28,118	81.5%	53.90%
Sandy Spring Bancorp, Inc.	Montgomery, MD	986,694	1,062,998	1,100,926	0.9%	0.7%	58,725	170.8%	8.35%
WSFS Financial Corporation	New Castle, DE	542,053	562,663	580,279	0.5%	0.6%	38,330	111.5%	1.34%

	Averages:	597,526	630,596	648,728	0.4%	0.4%	44,871	112.3%	17.54%
	Medians:	640,926	681,795	699,303	0.6%	0.6%	45,369	108.5%	8.00%
Eastern Bank Corporation	Suffolk, MA	727,188	819,759	858,540	1.5%	0.9%	46,958	105.6%	1.38%

(1)	Total institution deposits in headquarters county as percent of total county deposits as of June 30, 2019.

Sources: S&P Global Market Intelligence, FDIC.

EXHIBIT IV-1

Stock Prices:

As of April 17, 2020

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of April 17, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
FCCY	1st Constitution Bancorp	MA	10.95	10,201	111.7	22.91	10.09	13.06	-16.16	-40.07	-50.52	1.53	1.69	16.74	13.04	155.50
SRCE	1st Source Corporation	MW	32.65	25,526	833.4	53.42	26.07	35.07	-6.90	-29.74	-37.07	3.57	3.53	32.47	29.18	259.46
ACNB	ACNB Corporation	MA	23.81	8,670	206.4	39.57	20.05	26.23	-9.23	-39.31	-37.04	3.36	3.49	26.77	23.38	198.42
ALRS	Alerus Financial Corporation	MW	15.90	17,106	272.0	24.00	15.05	17.41	-8.67	-16.54	-30.42	1.91	2.00	16.76	14.08	137.78
ABTX	Allegiance Bancshares, Inc.	SW	23.15	20,354	471.2	38.95	20.88	27.12	-14.64	-37.42	-38.43	2.47	2.64	34.59	22.62	245.29
AMAL	Amalgamated Bank	MA	9.31	31,297	291.4	20.00	7.90	9.70	-4.02	-41.30	-52.13	1.47	1.53	15.56	14.93	170.16
AMTB	Amerant Bancorp Inc.	SE	12.49	42,214	480.9	23.59	10.95	14.75	-15.32	-20.70	-42.68	1.20	1.20	19.35	18.84	189.17
AMNB	American National Bankshares Inc.	SE	22.07	10,958	241.8	41.50	18.53	24.62	-10.36	-36.94	-44.23	1.98	2.94	28.93	20.64	226.20
AMRB	American River Bankshares	WE	10.41	5,918	61.6	16.43	8.00	9.29	12.06	-19.30	-29.99	0.94	0.92	14.06	11.29	121.71
ABCB	Ameris Bancorp	SE	22.56	69,154	1,560.1	44.90	17.89	26.60	-15.19	-36.97	-46.97	2.75	3.93	35.53	20.81	263.80
ASRV	AmeriServ Financial, Inc.	MA	2.76	17,022	47.0	4.30	2.36	2.79	-1.08	-31.85	-34.29	0.35	0.37	5.78	5.08	68.80
ATLO	Ames National Corporation	MW	19.31	9,223	178.1	29.30	17.80	20.84	-7.34	-29.93	-31.18	1.86	1.93	20.34	18.60	188.36
AROW	Arrow Financial Corporation	MA	26.35	14,981	394.7	38.31	20.79	28.77	-8.41	-21.03	-30.29	2.50	2.50	20.12	18.57	212.56
ASB	Associated Banc-Corp	MW	12.44	156,243	1,943.7	23.26	10.23	14.41	-13.67	-45.13	-43.56	1.91	1.97	23.32	15.28	207.28
ACBI	Atlantic Capital Bancshares, Inc.	SE	11.33	21,485	243.4	20.21	8.89	12.48	-9.21	-37.88	-38.26	1.20	1.23	15.01	13.96	135.46
AUB	Atlantic Union Bankshares Corporation	SE	22.09	78,857	1,741.9	40.20	18.84	26.18	-15.62	-37.72	-41.17	2.41	2.94	31.41	18.80	222.72
AUBN	Auburn National Bancorporation, Inc.	SE	40.84	3,566	145.6	61.60	22.51	40.95	-0.27	12.76	-22.94	2.72	2.41	27.57	27.57	232.15
AX	Axos Financial, Inc.	WE	17.81	61,349	1,092.6	33.44	13.69	20.35	-12.48	-44.29	-41.18	2.62	2.84	18.84	16.71	199.99
BANC	Banc of California, Inc.	WE	8.98	50,278	451.5	19.12	6.44	9.39	-4.37	-40.41	-47.73	0.05	0.23	14.10	13.26	155.70
BANF	BancFirst Corporation	SW	33.36	32,647	1,089.1	63.96	26.00	37.94	-12.07	-40.18	-46.57	4.05	4.18	30.74	25.50	262.38
BCTF	Bancorp 34, Inc.	SW	9.25	3,005	27.8	16.10	9.12	10.06	-8.05	-40.01	-39.42	0.64	0.65	14.05	14.01	131.04
TBBK	Bancorp, Inc.	MA	6.27	57,301	359.3	13.73	3.36	6.91	-9.26	-26.32	-51.66	0.89	1.05	8.52	8.48	98.72
BXS	BancorpSouth Bank	SE	20.78	104,487	2,171.2	32.97	17.24	23.04	-9.81	-31.55	-33.84	2.30	2.48	24.09	15.62	201.49
BFC	Bank First Corporation	MW	55.50	7,156	397.2	76.90	43.63	59.82	-7.22	-9.76	-20.73	3.87	3.74	32.49	25.60	308.86
BAC	Bank of America Corporation	SE	23.28	8,675,487	201,965.3	35.72	17.95	24.86	-6.36	-22.48	-33.90	2.75	NA	27.32	19.33	280.57
BOCH	Bank of Commerce Holdings	WE	6.42	17,244	110.7	12.31	5.68	8.08	-20.54	-42.42	-44.51	0.83	0.97	9.62	8.71	85.81
BOH	Bank of Hawaii Corporation	WE	57.63	40,053	2,308.3	95.68	46.70	62.72	-8.12	-29.60	-39.44	5.56	5.63	32.14	31.35	451.79
BMRC	Bank of Marin Bancorp	WE	31.03	13,560	420.8	47.77	23.80	33.63	-7.73	-28.25	-31.12	2.48	2.52	24.81	22.24	199.65
BK	Bank of New York Mellon Corporation	MA	37.39	885,443	33,106.7	51.60	26.40	37.14	0.67	-22.67	-25.71	4.51	4.60	42.12	19.37	430.87
BPRN	Bank of Princeton	MA	20.20	6,768	136.7	32.50	17.51	22.50	-10.22	-37.69	-35.85	1.47	1.59	28.98	27.11	214.95
BKSC	Bank of South Carolina Corporation	SE	15.50	5,530	85.7	20.81	11.43	15.98	-3.00	-15.58	-17.47	1.31	1.30	9.25	9.25	80.47
BOTJ	Bank of the James Financial Group, Inc.	SE	9.80	4,339	42.5	16.15	8.00	10.05	-2.52	-31.40	-35.84	1.28	1.21	14.10	14.10	167.16
OZK	Bank OZK	SE	18.34	129,334	2,372.0	34.34	14.20	19.85	-7.61	-39.61	-39.88	3.30	3.35	32.19	26.88	182.13
BSVN	Bank7 Corp.	SW	7.17	9,264	66.4	20.04	5.58	7.87	-8.89	-58.91	-62.18	0.81	1.74	9.96	9.78	93.52
BFIN	BankFinancial Corporation	MW	7.64	15,207	116.2	15.52	6.73	8.99	-15.02	-50.49	-41.59	0.75	0.74	11.41	11.41	97.85
BKU	BankUnited, Inc.	SE	18.85	92,399	1,741.7	37.60	14.50	21.37	-11.79	-47.64	-48.44	3.13	3.11	31.33	30.50	355.75
BWFG	Bankwell Financial Group, Inc.	NE	15.87	7,871	124.9	30.93	12.07	16.00	-0.81	-46.94	-44.97	2.31	2.31	23.18	22.82	239.12
BANR	Banner Corporation	WE	33.31	35,322	1,176.6	60.21	27.12	36.93	-9.80	-40.04	-41.14	4.18	4.56	44.59	33.33	356.84
BCML	BayCom Corp	WE	12.22	12,183	148.9	24.89	10.65	12.85	-4.90	-46.29	-46.26	1.47	2.02	20.43	16.84	163.68
BCBP	BCB Bancorp, Inc.	MA	9.96	17,513	174.4	14.96	8.51	10.80	-7.78	-23.74	-27.77	1.20	1.18	12.24	11.93	166.02
BHLB	Berkshire Hills Bancorp, Inc.	NE	15.32	50,202	769.1	33.72	11.43	17.15	-10.67	-48.56	-53.41	2.05	2.51	34.65	22.56	263.26
BOKF	BOK Financial Corporation	SW	47.53	70,397	3,346.0	88.70	34.57	53.72	-11.52	-45.37	-45.62	7.03	7.39	68.80	52.17	599.06
BPFH	Boston Private Financial Holdings, Inc.	NE	6.98	83,264	580.8	13.08	5.18	7.64	-8.64	-39.92	-42.02	0.97	1.00	9.84	9.03	106.05
BDGE	Bridge Bancorp, Inc.	MA	18.25	19,549	356.8	34.25	17.17	20.68	-11.75	-42.41	-45.57	2.59	2.61	25.06	19.60	251.75
BWB	Bridgewater Bancshares, Inc.	MW	8.96	28,945	259.4	13.90	7.99	9.82	-8.76	-14.75	-34.98	1.05	1.04	8.45	8.33	78.38
BYFC	Broadway Financial Corporation	WE	1.39	27,435	38.1	2.03	1.04	1.28	8.59	5.30	-9.74	-0.01	-0.01	1.75	1.75	16.05
BRKL	Brookline Bancorp, Inc.	NE	10.72	79,521	852.5	16.96	9.62	12.57	-14.72	-28.44	-34.87	1.10	1.12	11.79	9.74	98.80
BMTC	Bryn Mawr Bank Corporation	MA	27.54	20,133	554.5	41.41	22.20	31.03	-11.25	-26.81	-33.22	2.93	3.25	30.45	20.36	261.42
BFST	Business First Bancshares, Inc.	SW	12.04	13,438	161.8	26.64	9.17	13.45	-10.48	-51.27	-51.70	1.74	1.82	21.47	17.31	169.21
BY	Byline Bancorp, Inc.	MW	9.92	38,444	381.4	20.73	8.13	11.63	-14.70	-47.76	-49.31	1.48	1.72	19.33	14.41	143.63
CFFI	C&F Financial Corporation	SE	31.78	3,658	116.2	57.61	28.15	39.90	-20.35	-37.95	-42.56	5.47	5.69	47.93	43.47	453.15
CADE	Cadence Bancorporation	SW	5.47	128,115	700.8	23.22	4.63	6.60	-17.12	-73.93	-69.83	1.56	1.89	19.29	14.65	138.94
CALB	California BanCorp	WE	13.00	8,122	105.6	21.00	9.11	12.00	8.33	-31.11	-35.00	0.86	0.86	16.09	15.15	141.84
CATC	Cambridge Bancorp	NE	47.15	5,412	255.2	85.95	44.20	53.68	-12.16	-42.65	-41.17	5.37	6.23	53.06	46.66	527.61
CAC	Camden National Corporation	NE	28.35	15,148	429.5	48.48	26.00	32.78	-13.51	-34.04	-38.45	3.69	3.68	31.26	24.77	292.41
CBNK	Capital Bancorp, Inc.	MA	11.08	13,822	153.1	15.07	6.98	12.00	-7.67	-2.12	-25.59	1.21	1.22	9.60	9.60	103.35
CCBG	Capital City Bank Group, Inc.	SE	18.17	16,840	306.0	30.95	15.61	20.16	-9.87	-22.88	-40.43	1.83	1.83	19.50	14.44	183.42
COF	Capital One Financial Corporation	SE	54.63	457,123	24,972.6	107.59	38.00	60.11	-9.12	-37.86	-46.91	11.02	12.13	116.43	83.96	853.96
CFFN	Capitol Federal Financial, Inc.	MW	11.80	137,963	1,628.0	14.57	10.01	12.24	-3.59	-13.62	-14.06	0.67	0.68	9.23	9.12	66.95
CSTR	CapStar Financial Holdings, Inc.	SE	9.54	18,308	174.7	17.48	7.44	11.02	-13.43	-39.54	-42.70	1.20	NA	14.87	12.45	111.28
CARE	Carter Bank & Trust	SE	7.93	26,334	208.8	24.25	6.44	8.75	-9.37	-57.82	-66.57	1.01	0.96	17.97	15.74	152.13
CARV	Carver Bancorp, Inc.	MA	1.92	3,700	7.1	3.75	1.25	1.80	6.58	-42.21	-21.08	-1.40	-1.44	1.26	1.26	153.82
CATY	Cathay General Bancorp	WE	23.43	79,420	1,860.8	38.91	17.58	26.20	-10.57	-35.70	-38.42	3.48	3.43	28.78	24.04	227.83
CBFV	CB Financial Services, Inc.	MA	19.09	5,394	103.0	30.95	16.25	19.10	-0.05	-17.18	-36.66	2.63	2.89	27.65	20.81	245.01
CBMB	CBM Bancorp, Inc.	MA	11.58	3,586	41.5	15.30	10.61	11.97	-3.27	-10.45	-18.00	0.23	0.23	14.24	14.24	61.45
CBTX	CBTX, Inc.	SW	16.70	24,956	416.8	32.68	12.50	18.00	-7.22	-49.04	-46.34	2.02	1.94	21.45	18.01	139.39
CFBK	Central Federal Corporation	MW	10.10	5,374	54.3	15.00	8.44	10.19	-0.88	-19.33	-27.60	2.03	2.03	15.00	15.00	163.86
CPF	Central Pacific Financial Corp.	WE	15.08	28,264	426.2	30.82	12.40	16.84	-10.45	-49.73	-49.02	2.03	1.95	18.68	18.68	212.73
CVCY	Central Valley Community Bancorp	WE	12.93	12,473	161.3	22.15	10.59	13.65	-5.27	-34.53	-40.33	1.59	1.33	17.48	13.21	128.02
CNBK.A	Century Bancorp, Inc.	NE	58.78	5,568	327.3	95.70	51.40	69.19	-15.05	-35.21	-34.66	7.13	7.11	59.73	59.24	986.44
CHMG	Chemung Financial Corporation	MA	25.76	4,870	125.5	50.33	21.75	29.53	-12.77	-48.25	-39.39	3.21	3.29	37.60	32.95	367.08

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of April 17, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
COFS	ChoiceOne Financial Services, Inc.	MW	24.99	7,250	181.2	34.00	16.86	25.00	-0.04	-4.44	-21.81	1.58	1.99	26.52	18.39	191.20
CNNB	Cincinnati Bancorp, Inc.	MW	7.40	2,976	22.0	11.01	6.33	7.98	-7.27	-10.37	-27.76	0.27	0.28	8.02	7.95	81.26
CIT	CIT Group Inc.	MA	19.91	98,032	1,951.8	54.02	12.02	21.82	-8.75	-60.91	-56.37	5.27	5.76	61.37	56.77	518.53
C	Citigroup Inc.	MA	45.45	2,081,800	94,617.8	83.11	32.00	47.41	-4.13	-35.39	-43.11	8.04	7.52	82.90	70.39	937.25
CZNC	Citizens & Northern Corporation	MA	18.40	13,763	253.2	29.25	15.69	19.75	-6.84	-33.36	-34.87	1.46	1.71	17.82	15.66	120.19
CZWI	Citizens Community Bancorp, Inc.	MW	6.01	11,151	67.0	12.75	5.26	6.27	-4.15	-49.50	-50.82	0.85	1.10	13.36	9.89	137.32
CFG	Citizens Financial Group, Inc.	NE	19.87	426,587	8,476.3	41.29	14.12	22.11	-10.13	-43.23	-51.07	3.81	3.92	47.63	31.21	388.51
CIZN	Citizens Holding Company	SE	18.49	5,578	103.1	22.99	16.02	19.33	-4.35	-16.52	-15.49	1.17	1.14	20.22	17.74	214.31
CHCO	City Holding Company	SE	65.67	16,313	1,071.3	83.07	54.03	70.30	-6.59	-20.46	-19.87	5.42	5.45	40.36	32.98	307.65
CIVB	Civista Bancshares, Inc.	MW	13.91	16,541	230.1	24.32	11.62	14.98	-7.14	-36.94	-42.04	2.01	2.05	19.78	14.77	0.00
CCNE	CNB Financial Corporation	MA	16.58	15,339	254.3	33.78	14.83	17.09	-2.98	-38.41	-49.27	2.63	2.64	20.00	17.45	0.00
CCB	Coastal Financial Corporation	WE	13.99	11,928	166.9	18.59	8.41	13.25	5.58	-13.11	-15.06	1.08	1.07	10.42	10.42	0.00
CVLY	Codorus Valley Bancorp, Inc.	MA	13.11	9,763	128.0	23.60	12.52	15.65	-16.23	-37.99	-43.07	1.88	1.88	19.59	19.33	0.00
CBAN	Colony Bankcorp, Inc.	SE	10.87	9,499	103.3	17.75	9.97	12.08	-10.02	-35.41	-34.12	1.12	1.40	13.74	11.68	0.00
COLB	Columbia Banking System, Inc.	WE	25.15	71,257	1,792.1	41.40	21.88	28.10	-10.50	-28.89	-38.18	2.68	2.67	29.95	18.84	0.00
CMA	Comerica Incorporated	SW	30.00	140,344	4,210.3	79.74	24.28	34.75	-13.67	-62.15	-58.19	7.87	7.84	51.56	47.07	0.00
CBSH	Commerce Bancshares, Inc.	MW	57.32	112,087	6,424.8	71.92	45.51	59.37	-3.45	0.66	-15.63	3.58	3.46	26.66	25.41	0.00
CBU	Community Bank System, Inc.	MA	61.73	51,976	3,208.5	72.63	47.01	65.10	-5.18	-2.92	-12.98	3.23	3.53	35.82	19.66	0.00
ESXB	Community Bankers Trust Corporation	SE	4.65	22,427	104.3	9.75	4.00	5.47	-14.99	-36.39	-47.64	0.70	0.69	6.93	6.93	0.00
TCFC	Community Financial Corporation	MA	18.78	5,910	111.0	36.23	18.10	21.60	-13.06	-34.70	-47.20	2.75	2.80	30.76	28.57	0.00
CTBI	Community Trust Bancorp, Inc.	MW	32.67	17,820	582.2	47.54	27.69	34.77	-6.04	-24.78	-29.95	3.64	3.61	34.56	30.88	0.00
CWBC	Community West Bancshares	WE	5.88	8,472	49.8	11.86	5.27	6.20	-5.16	-41.20	-47.03	0.93	0.93	9.68	9.58	0.00
CNOB	ConnectOne Bancorp, Inc.	MA	13.59	39,666	539.1	26.50	8.86	15.45	-12.04	-34.38	-47.16	2.07	2.35	20.85	16.06	0.00
CLDB	Cortland Bancorp	MW	13.83	4,189	58.0	25.00	11.70	13.80	0.25	-42.66	-36.56	1.68	1.68	17.19	17.19	0.00
ICBK	County Bancorp, Inc.	MW	18.45	6,507	120.1	27.98	13.55	18.70	-1.34	8.02	-28.01	2.36	2.49	24.36	23.58	0.00
CFB	CrossFirst Bankshares, Inc.	MW	8.46	52,098	440.7	15.50	5.66	10.01	-15.48	-41.66	-41.33	0.58	0.55	11.58	11.43	0.00
CFR	Cullen/Frost Bankers, Inc.	SW	62.34	62,640	3,905.0	103.86	47.69	70.93	-12.11	-40.13	-36.24	6.84	6.85	60.11	49.62	0.00
CUBI	Customers Bancorp, Inc.	MA	10.58	31,470	333.0	25.72	8.59	11.37	-6.95	-53.78	-55.56	2.05	2.26	26.66	26.17	0.00
CVBF	CVB Financial Corp.	WE	19.36	135,881	2,630.6	22.23	14.92	20.65	-6.25	-11.48	-10.29	1.48	1.52	14.23	9.19	0.00
DCOM	Dime Community Bancshares, Inc.	MA	15.33	34,037	521.8	22.50	11.43	16.22	-5.49	-22.89	-26.62	1.01	1.09	16.98	15.39	0.00
EBMT	Eagle Bancorp Montana, Inc.	WE	16.39	6,496	106.5	22.98	11.74	16.61	-1.32	-4.54	-23.38	1.69	2.04	18.94	16.04	0.00
EGBN	Eagle Bancorp, Inc.	MA	30.06	32,209	968.2	57.38	23.08	33.81	-11.09	-45.55	-38.19	4.18	4.33	35.82	32.68	0.00
EWBC	East West Bancorp, Inc.	WE	28.01	142,007	3,977.6	52.97	22.55	31.11	-9.96	-46.00	-42.48	4.61	4.61	34.46	31.19	0.00
ESBK	Elmira Savings Bank	MA	11.38	3,512	40.0	17.40	10.73	11.45	-0.61	-31.86	-24.64	1.00	0.98	16.67	13.17	0.00
EMCF	Emclaire Financial Corp	MA	22.00	2,709	59.6	37.75	20.45	23.49	-6.34	-26.26	-32.37	2.86	2.89	30.14	22.50	0.00
EBTC	Enterprise Bancorp, Inc.	NE	23.34	11,738	274.0	34.75	20.50	27.09	-13.84	-19.57	-31.09	2.89	2.88	25.09	24.61	0.00
EFSC	Enterprise Financial Services Corp	MW	27.30	26,161	714.2	48.81	24.13	31.18	-12.44	-38.43	-43.37	3.55	4.25	32.67	23.76	0.00
EQBK	Equity Bancshares, Inc.	MW	16.36	15,407	252.1	31.91	13.63	17.84	-8.30	-45.43	-47.00	1.61	1.81	30.95	20.75	0.00
ESQ	Esquire Financial Holdings, Inc.	MA	14.53	7,697	111.8	28.89	11.70	15.00	-3.13	-35.59	-44.27	1.82	1.82	14.51	14.51	0.00
ESSA	ESSA Bancorp, Inc.	MA	11.60	10,509	121.9	17.73	9.70	12.99	-10.70	-24.68	-31.56	1.23	1.23	16.95	15.64	0.00
FNB	F.N.B. Corporation	MA	7.66	324,396	2,484.9	12.93	5.05	8.36	-8.37	-33.16	-39.69	1.16	1.22	14.70	7.53	0.00
FMAO	Farmers & Merchants Bancorp, Inc.	MW	20.73	11,046	229.0	31.80	17.40	24.46	-15.25	-32.37	-31.24	1.66	1.81	20.68	16.11	0.00
FMNB	Farmers National Banc Corp.	MW	11.32	28,317	320.5	16.50	10.32	12.81	-11.63	-18.33	-30.64	1.28	1.32	10.82	9.28	0.00
FBSS	Fauquier Bankshares, Inc.	SE	13.41	3,795	50.9	22.16	11.27	14.49	-7.44	-38.34	-36.86	1.80	1.78	17.74	17.74	0.00
FBK	FB Financial Corporation	SE	19.84	31,071	616.4	40.33	14.38	22.99	-13.70	-43.46	-49.89	2.65	2.94	24.56	18.55	0.00
FFBW	FFBW, Inc.	MW	8.77	7,334	64.3	12.30	6.74	8.78	-0.11	-18.42	-24.07	0.24	0.24	9.42	9.41	0.00
FDBC	Fidelity D & D Bancorp, Inc.	MA	39.00	3,826	149.2	70.00	37.02	45.70	-14.66	-33.55	-37.31	3.03	3.12	28.25	28.20	0.00
FITB	Fifth Third Bancorp	MW	16.63	711,133	11,826.1	31.64	11.10	17.82	-6.68	-39.99	-45.90	3.33	2.94	27.41	21.13	0.00
FISI	Financial Institutions, Inc.	MA	17.24	15,851	273.3	33.28	12.78	18.89	-8.73	-39.66	-46.29	2.96	2.95	26.35	21.66	0.00
FBNC	First Bancorp	SE	23.37	29,207	682.6	41.34	17.32	26.01	-10.15	-36.29	-41.44	3.10	3.23	28.80	20.48	0.00
FNLC	First Bancorp, Inc.	NE	19.90	10,921	217.3	30.64	18.22	23.88	-16.67	-24.88	-34.17	2.34	2.33	19.50	16.75	0.00
FBP	First BanCorp.	MA	5.42	218,161	1,182.4	11.65	3.50	5.85	-7.35	-52.62	-48.82	0.76	0.80	10.08	9.92	0.00
FBMS	First Bancshares, Inc.	SE	18.44	21,400	394.6	35.88	15.27	22.22	-17.01	-39.46	-48.09	2.55	2.94	28.91	18.87	0.00
FRBA	First Bank	MA	6.73	20,266	136.4	11.82	6.00	7.21	-6.66	-41.02	-39.10	0.69	0.86	11.07	10.17	0.00
BUSE	First Busey Corporation	MW	16.64	54,387	905.0	28.00	11.00	19.20	-13.33	-35.35	-39.49	1.87	2.27	22.28	15.45	0.00
FBIZ	First Business Financial Services, Inc.	MW	15.88	8,587	136.4	27.35	12.86	16.40	-3.17	-24.02	-39.69	2.68	2.69	22.67	21.27	0.00
FCAP	First Capital, Inc.	MW	53.48	3,378	180.6	75.79	42.72	61.97	-13.70	3.74	-26.74	3.09	3.15	29.38	27.22	0.00
FCBP	First Choice Bancorp	WE	14.73	11,690	172.2	27.39	10.25	15.41	-4.41	-29.49	-45.36	2.36	2.48	22.50	15.68	0.00
FCNC.A	First Citizens BancShares, Inc.	SE	336.00	10,509	3,449.4	542.12	276.08	353.47	-4.94	-23.74	-36.87	41.05	41.46	337.38	300.25	0.00
FCF	First Commonwealth Financial Corporation	MA	8.89	98,248	873.4	14.93	7.86	9.98	-10.92	-34.87	-38.73	1.07	1.13	10.74	7.50	0.00
FCBC	First Community Bankshares, Inc.	SE	22.51	17,691	398.2	35.23	18.35	24.89	-9.56	-34.18	-27.43	2.46	2.26	23.33	15.82	0.00
FCCO	First Community Corporation	SE	13.88	7,462	103.6	22.00	12.60	14.76	-5.96	-24.40	-35.77	1.45	1.52	16.16	13.99	0.00
FDEF	First Defiance Financial Corp.	MW	15.08	37,666	568.0	32.39	10.98	16.60	-9.16	-48.34	-52.11	2.48	2.56	21.60	16.34	0.00
FFBC	First Financial Bancorp.	MW	13.64	97,969	1,336.3	26.19	11.82	15.64	-12.79	-45.37	-46.38	2.00	2.22	22.82	12.53	0.00
FFIN	First Financial Bankshares, Inc.	SW	25.66	141,295	3,625.6	36.45	20.70	28.27	-9.23	-15.29	-26.89	1.21	1.23	9.03	7.75	0.00
THFF	First Financial Corporation	MW	31.98	13,754	439.8	46.93	27.62	35.73	-10.50	-24.07	-30.05	3.80	4.06	40.58	34.08	0.00
FFNW	First Financial Northwest, Inc.	WE	9.36	9,870	92.4	17.24	8.04	10.53	-11.11	-43.41	-37.35	1.03	1.02	15.25	15.07	0.00
FFWM	First Foundation Inc.	WE	11.18	44,760	500.4	17.64	8.01	11.52	-2.95	-21.21	-35.75	1.25	1.30	13.74	11.57	0.00
FGBI	First Guaranty Bancshares, Inc.	SW	12.90	9,741	125.7	22.38	11.33	15.34	-15.91	-36.42	-40.74	1.47	1.51	17.04	15.05	0.00
FHB	First Hawaiian, Inc.	WE	16.39	130,351	2,136.4	31.25	14.19	17.62	-6.98	-39.61	-43.19	2.13	2.19	20.32	12.66	0.00
FHN	First Horizon National Corporation	SE	8.01	311,788	2,497.4	17.42	6.27	9.50	-15.68	-46.53	-51.63	1.38	1.63	15.04	10.02	0.00

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of April 17, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
INBK	First Internet Bancorp	MW	14.56	9,755	142.0	28.50	10.47	18.39	-20.83	-32.45	-38.59	2.51	2.51	31.30	30.76	0.00
FIBK	First Interstate BancSystem, Inc.	WE	28.48	65,249	1,858.3	43.83	24.50	31.76	-10.33	-32.99	-32.06	2.83	3.22	30.87	19.96	0.00
FRME	First Merchants Corporation	MW	26.32	54,904	1,445.1	42.48	22.86	28.60	-7.97	-33.06	-36.72	3.19	3.44	32.26	21.81	0.00
FMBH	First Mid Bancshares, Inc.	MW	23.91	16,699	399.3	36.45	18.60	27.10	-11.77	-29.39	-32.17	2.87	3.20	31.58	23.68	0.00
FMBI	First Midwest Bancorp, Inc.	MW	13.66	114,327	1,561.7	23.64	11.44	14.76	-7.45	-36.23	-40.76	1.82	2.06	21.56	13.60	0.00
FXNC	First National Corporation	SE	14.95	4,850	72.5	31.00	14.00	15.63	-4.35	-30.47	-30.14	1.92	1.97	15.54	15.50	0.00
FNWB	First Northwest Bancorp	WE	10.73	9,834	105.5	18.25	8.77	11.05	-2.90	-33.06	-40.82	0.91	0.87	16.48	16.48	0.00
FLIC	First of Long Island Corporation	MA	14.57	23,793	346.7	25.53	12.16	16.46	-11.48	-36.49	-41.91	1.67	1.67	16.26	16.25	0.00
FRC	First Republic Bank	WE	100.02	171,395	17,142.9	122.34	70.06	99.50	0.52	-3.09	-14.84	5.20	5.27	51.63	50.24	0.00
FSFG	First Savings Financial Group	MW	42.29	2,347	99.2	68.77	29.50	42.22	0.17	-21.54	-36.97	7.03	6.64	52.52	NA	0.00
FUNC	First United Corporation	MA	13.70	7,112	97.4	24.99	11.00	13.81	-0.80	-25.95	-43.13	1.85	1.73	17.71	16.17	0.00
FUSB	First US Bancshares, Inc.	SE	6.05	6,143	37.2	12.00	5.18	6.74	-10.27	-39.51	-47.90	0.67	0.72	13.76	12.33	0.00
MYFW	First Western Financial, Inc.	SW	13.55	7,917	107.3	18.98	10.75	13.70	-1.09	1.12	-17.73	1.01	1.19	16.08	13.60	0.00
FBC	Flagstar Bancorp, Inc.	MW	21.43	56,658	1,214.2	40.00	16.76	23.17	-7.51	-39.80	-43.97	3.80	3.58	31.57	28.57	0.00
FFIC	Flushing Financial Corporation	MA	11.73	28,032	328.8	23.23	8.86	12.32	-4.79	-49.13	-45.71	1.44	1.45	20.59	20.01	0.00
FNCB	FNCB Bancorp, Inc.	MA	6.26	20,174	126.3	9.41	5.10	7.00	-10.57	-17.96	-25.92	0.56	0.51	6.62	6.62	0.00
FRAF	Franklin Financial Services Corporation	MA	23.36	4,329	101.1	39.56	20.27	28.83	-18.97	-35.56	-39.62	3.67	3.47	29.30	27.23	0.00
FSBW	FS Bancorp, Inc.	WE	37.89	4,332	164.1	64.41	27.50	41.94	-9.66	-25.63	-40.60	5.01	5.45	44.91	43.16	0.00
FULT	Fulton Financial Corporation	MA	10.93	163,841	1,790.8	18.00	9.83	12.44	-12.14	-34.31	-37.29	1.35	1.40	14.26	11.00	0.00
FVCB	FVCBankcorp, Inc.	SE	10.10	13,452	135.9	19.64	9.27	12.98	-22.19	-39.05	-42.19	1.07	1.10	12.88	12.26	0.00
GABC	German American Bancorp, Inc.	MW	27.61	26,671	736.4	36.17	23.54	29.24	-5.57	-7.44	-22.49	2.29	2.44	21.51	16.49	0.00
GBCI	Glacier Bancorp, Inc.	WE	33.02	95,000	3,136.9	46.51	26.66	36.74	-10.13	-22.20	-28.20	2.38	2.57	21.25	15.61	0.00
GLBZ	Glen Burnie Bancorp	MA	8.54	2,830	24.2	11.80	7.05	9.13	-6.44	-19.87	-25.72	0.57	0.57	12.62	12.62	0.00
GSBC	Great Southern Bancorp, Inc.	MW	38.48	14,213	546.9	64.48	32.23	42.83	-10.16	-30.53	-39.23	5.14	5.17	42.29	41.72	0.00
GWB	Great Western Bancorp, Inc.	MW	18.65	56,200	1,048.1	36.65	16.66	20.28	-8.04	-45.96	-46.32	2.91	2.93	34.06	20.77	0.00
GNTY	Guaranty Bancshares, Inc.	SW	24.15	11,170	269.7	34.16	20.02	24.25	-0.41	-12.69	-26.55	2.25	2.31	22.65	19.53	0.00
GFED	Guaranty Federal Bancshares, Inc.	MW	14.00	4,373	61.2	26.93	12.70	13.82	1.29	-39.97	-44.44	2.11	2.18	19.51	18.60	0.00
HWC	Hancock Whitney Corporation	SE	18.40	88,652	1,631.2	44.74	14.32	22.87	-19.55	-57.75	-58.07	3.72	4.21	39.62	28.63	0.00
HAFC	Hanmi Financial Corporation	WE	10.47	30,433	318.6	24.09	8.00	11.35	-7.75	-54.02	-47.64	1.06	1.06	18.29	17.86	0.00
HONE	HarborOne Bancorp, Inc.	NE	7.38	54,354	401.1	11.20	6.45	8.13	-9.23	-26.63	-32.85	0.33	0.36	11.40	10.10	0.00
HWBK	Hawthorn Bancshares, Inc.	MW	19.24	6,256	120.4	27.75	13.45	19.50	-1.33	-14.01	-24.55	2.57	2.30	18.33	18.33	0.00
HBT	HBT Financial, Inc.	MW	10.80	27,457	296.5	20.71	9.11	13.00	-16.92	-32.50	-43.13	3.33	3.52	12.12	11.12	0.00
HTLF	Heartland Financial USA, Inc.	MW	30.04	36,807	1,105.7	51.85	25.26	32.67	-8.05	-35.98	-39.61	4.14	3.73	43.00	29.48	0.00
HTBK	Heritage Commerce Corp	WE	7.49	59,568	446.2	13.14	6.04	8.51	-11.99	-41.67	-41.62	0.84	1.06	9.71	6.54	0.00
HFWA	Heritage Financial Corporation	WE	18.26	36,225	661.5	31.81	17.07	21.46	-14.91	-42.01	-35.48	1.83	1.91	22.10	15.07	0.00
HTH	Hilltop Holdings Inc.	SW	16.41	90,799	1,490.0	26.28	11.05	17.32	-5.25	-19.68	-34.18	2.44	2.52	23.20	19.65	0.00
HIFS	Hingham Institution for Savings	NE	150.00	2,137	320.5	216.82	125.55	153.15	-2.06	-15.54	-28.64	17.83	15.08	115.75	115.75	0.00
HMNF	HMN Financial, Inc.	MW	15.55	4,848	75.4	23.00	15.23	17.77	-12.49	-29.64	-25.99	1.68	1.69	19.13	18.93	0.00
HBCP	Home Bancorp, Inc.	SW	24.79	9,090	225.4	40.80	18.57	28.20	-12.09	-31.97	-36.74	3.05	3.14	34.19	27.22	0.00
HOMB	Home BancShares, Inc.	SE	12.95	165,148	2,138.7	21.04	9.71	13.97	-7.30	-31.66	-34.13	1.73	1.76	15.10	9.12	0.00
HFBL	Home Federal Bancorp, Inc. of Louisiana	SW	23.19	1,697	39.4	37.99	20.00	22.30	4.00	-31.79	-35.13	2.25	2.25	27.88	27.88	0.00
HMST	HomeStreet, Inc.	WE	21.62	23,686	512.0	35.44	18.44	24.80	-12.84	-23.57	-36.43	1.55	1.74	28.45	27.02	0.00
HTBI	HomeTrust Bancshares, Inc.	SE	14.25	17,410	248.1	27.79	11.75	15.92	-10.49	-44.36	-46.89	1.63	1.69	23.61	22.06	0.00
HOPE	Hope Bancorp, Inc.	WE	8.39	124,291	1,042.8	15.51	7.06	9.22	-9.00	-40.11	-43.54	1.35	1.35	16.19	12.40	0.00
HBNC	Horizon Bancorp, Inc.	MW	10.05	44,795	450.2	19.48	7.42	11.21	-10.35	-38.42	-47.11	1.53	1.69	14.59	10.63	0.00
HBMD	Howard Bancorp, Inc.	MA	9.48	18,716	177.4	19.20	8.55	11.28	-15.96	-32.33	-43.84	0.89	1.13	16.48	12.57	0.00
HBAN	Huntington Bancshares Incorporated	MW	8.06	1,022,976	8,245.2	15.63	6.82	9.03	-10.69	-41.72	-46.55	1.27	1.33	10.38	8.18	0.00
HVBC	HV Bancorp, Inc.	MA	11.59	2,270	26.3	17.25	9.75	12.09	-4.13	-27.65	-31.82	0.49	0.41	14.81	14.81	0.00
IROQ	IF Bancorp, Inc.	MW	16.77	3,260	54.7	24.05	15.07	16.77	0.00	-14.26	-27.15	1.18	1.18	23.82	23.82	0.00
INDB	Independent Bank Corp.	NE	68.84	33,549	2,309.5	87.11	50.45	71.63	-3.90	-19.18	-17.31	5.03	5.72	49.69	34.11	0.00
IBCP	Independent Bank Corporation	MW	12.98	22,110	287.0	23.93	9.19	14.58	-10.97	-41.85	-42.69	2.00	2.03	15.58	14.08	0.00
IBOC	International Bancshares Corporation	SW	25.67	63,869	1,639.5	44.00	15.60	28.66	-10.43	-37.83	-40.40	3.12	3.08	32.49	28.15	0.00
ISTR	Investar Holding Corporation	SW	11.24	10,940	123.0	26.46	8.49	12.87	-12.67	-51.55	-53.17	1.66	1.84	21.55	18.79	0.00
ISBC	Investors Bancorp, Inc.	MA	8.27	247,427	2,046.2	12.74	6.31	8.58	-3.61	-33.25	-30.59	0.74	0.79	10.60	10.25	0.00
JPM	JPMorgan Chase & Co.	MA	95.18	3,046,064	289,924.4	141.10	76.91	102.76	-7.38	-16.73	-31.72	10.72	10.72	75.98	60.21	0.00
KRNY	Kearny Financial Corp.	MA	8.26	81,529	673.4	14.40	7.29	9.01	-8.32	-38.13	-40.27	0.49	0.53	12.85	10.32	0.00
KEY	KeyCorp	MW	10.81	975,319	10,543.2	20.53	7.45	12.01	-9.99	-37.04	-46.59	1.61	1.61	15.49	12.51	0.00
LBAI	Lakeland Bancorp, Inc.	MA	10.39	50,514	524.8	17.63	8.31	11.57	-10.20	-34.90	-40.22	1.38	1.44	14.36	11.18	0.00
LKFN	Lakeland Financial Corporation	MW	36.99	25,522	944.1	50.00	30.49	41.83	-11.57	-22.74	-24.40	3.38	3.35	23.50	23.31	0.00
LARK	Landmark Bancorp, Inc.	MW	20.94	4,508	94.4	26.00	14.95	20.50	2.15	-8.43	-16.41	2.31	2.38	23.62	19.73	0.00
LCNB	LCNB Corp.	MW	12.25	12,947	158.6	19.94	10.03	13.63	-10.12	-25.76	-36.53	1.44	1.50	17.63	12.78	0.00
LEVL	Level One Bancorp, Inc.	MW	16.93	7,735	130.9	26.69	13.45	18.00	-5.94	-27.65	-32.71	2.05	2.00	22.12	20.86	0.00
LMST	Limestone Bancorp, Inc.	MW	13.10	7,433	97.4	18.49	6.83	11.49	14.01	-12.08	-27.22	1.41	1.49	14.15	12.98	0.00
LOB	Live Oak Bancshares, Inc.	SE	13.65	40,347	550.7	20.46	7.57	13.25	3.02	-18.46	-28.20	0.44	0.51	13.21	12.66	0.00
LBC	Luther Burbank Corporation	WE	9.68	56,157	543.6	11.99	6.76	10.53	-8.07	-10.20	-16.05	0.87	0.87	10.97	10.91	0.00
MTB	M&T Bank Corporation	MA	105.48	129,951	13,707.2	174.93	87.64	114.75	-8.08	-37.39	-37.86	13.75	13.54	110.78	75.39	0.00
MCBC	Macatawa Bank Corporation	MW	7.19	34,114	245.1	11.42	6.01	7.75	-7.29	-32.41	-35.44	0.94	0.94	6.38	6.38	0.00
MFNC	Mackinac Financial Corporation	MW	9.95	10,755	107.0	17.75	6.52	10.75	-7.44	-36.83	-43.01	1.29	1.32	15.06	12.77	0.00
MNSB	MainStreet Bancshares, Inc.	SE	14.33	8,260	118.4	25.50	12.82	15.50	-7.55	-32.72	-37.70	1.69	1.69	16.59	16.59	0.00
MLVF	Malvern Bancorp, Inc.	MA	11.62	7,680	89.2	23.75	10.06	13.53	-14.12	-42.93	-49.68	1.06	1.12	18.48	18.48	0.00
MRLN	Marlin Business Services Corp.	MA	7.47	11,849	88.5	25.44	4.66	7.45	0.27	-65.78	-66.01	2.20	2.45	17.75	16.57	0.00

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of April 17, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
MBWM	Mercantile Bank Corporation	MW	21.68	16,205	351.3	37.32	18.64	23.49	-7.71	-35.86	-40.55	3.01	2.93	25.36	22.12	0.00
MBIN	Merchants Bancorp	MW	14.64	28,742	420.8	24.79	12.37	15.45	-5.24	-36.76	-25.72	2.37	2.39	15.37	14.68	0.00
EBSB	Meridian Bancorp, Inc.	NE	10.77	50,457	543.4	20.86	8.88	11.92	-9.65	-35.85	-46.39	1.30	1.28	13.61	13.19	0.00
MRBK	Meridian Corporation	MA	12.07	6,094	73.6	20.89	10.68	14.00	-13.79	-32.19	-40.22	1.63	1.75	18.84	18.09	0.00
CASH	Meta Financial Group, Inc.	MW	17.78	36,346	646.2	40.00	14.62	19.46	-8.63	-19.95	-51.30	2.65	3.35	22.40	12.73	0.00
MCBS	MetroCity Bankshares, Inc.	SE	10.20	25,530	260.4	19.07	9.15	11.16	-8.60	-25.82	-41.75	1.81	1.81	8.49	8.17	0.00
MCB	Metropolitan Bank Holding Corp.	MA	22.17	8,301	184.0	51.09	15.52	29.29	-24.31	-39.67	-54.03	3.56	3.55	35.32	34.15	0.00
MPB	Mid Penn Bancorp, Inc.	MA	17.05	8,481	144.6	29.88	15.50	19.97	-14.62	-29.22	-40.80	2.09	2.04	28.05	19.97	0.00
MBCN	Middlefield Banc Corp.	MW	17.00	6,378	108.4	28.80	12.00	16.89	0.65	-15.92	-34.84	1.95	1.96	21.45	18.78	0.00
MSBI	Midland States Bancorp, Inc.	MW	16.02	24,421	391.2	29.50	13.22	17.58	-8.87	-40.20	-44.68	2.26	2.81	27.10	18.64	0.00
MSVB	Mid-Southern Bancorp, Inc.	MW	11.50	3,361	38.6	13.85	9.71	11.94	-3.70	-7.03	-14.37	0.29	0.38	14.28	14.28	0.00
MOFG	MidWestOne Financial Group, Inc.	MW	19.30	16,146	311.6	39.03	15.62	21.73	-11.18	-33.68	-46.73	2.93	3.66	31.49	23.81	0.00
MVBF	MVB Financial Corp.	SE	13.79	11,947	164.7	27.00	8.22	15.73	-12.33	-17.92	-44.66	2.16	1.28	17.13	15.20	0.00
NBHC	National Bank Holdings Corporation	SW	23.18	30,658	710.6	38.92	20.25	25.54	-9.24	-34.02	-34.19	2.55	2.59	24.50	20.55	0.00
NKSH	National Bankshares, Inc.	SE	27.85	6,490	180.7	48.82	27.00	30.46	-8.57	-33.36	-38.01	2.65	2.58	28.31	27.06	0.00
NBTB	NBT Bancorp Inc.	MA	31.71	43,587	1,382.2	41.50	27.54	34.97	-9.32	-15.28	-21.82	2.74	2.80	25.58	19.03	0.00
NYCB	New York Community Bancorp, Inc.	MA	10.17	467,301	4,752.5	13.79	8.19	10.57	-3.78	-10.87	-15.39	0.77	0.75	13.29	8.09	0.00
NCBS	Nicolet Bankshares, Inc.	MW	53.05	10,473	555.6	75.99	47.34	58.96	-10.02	-10.51	-28.17	5.52	5.53	48.66	33.01	0.00
NBN	Northeast Bank	NE	10.51	9,052	95.1	27.58	6.20	14.11	-25.51	-50.26	-52.21	1.50	NA	18.05	17.76	0.00
NTRS	Northern Trust Corporation	MW	80.00	209,267	16,741.3	110.48	60.67	84.89	-5.76	-13.44	-24.70	6.63	6.80	46.82	42.92	0.00
NFBK	Northfield Bancorp, Inc.	MA	10.55	49,188	518.9	17.55	9.58	11.49	-8.18	-27.14	-37.79	0.85	0.81	14.15	13.35	0.00
NRIM	Northrim BanCorp, Inc.	WE	20.87	6,460	134.8	42.28	17.32	25.00	-16.52	-39.61	-45.51	3.04	NA	31.58	29.12	0.00
NWBI	Northwest Bancshares, Inc.	MA	9.99	106,934	1,068.3	17.76	9.55	12.13	-17.64	-42.19	-39.93	1.04	1.12	12.66	9.21	0.00
NWFL	Norwood Financial Corp.	MA	23.10	6,329	146.2	39.69	21.20	26.59	-13.13	-27.52	-40.62	2.25	2.23	21.72	19.89	0.00
OVLY	Oak Valley Bancorp	WE	13.00	8,115	105.5	19.95	10.72	15.73	-17.36	-34.34	-33.20	1.54	1.53	13.71	13.24	0.00
OCFC	OceanFirst Financial Corp.	MA	14.75	59,839	882.6	26.09	11.60	17.11	-13.79	-40.86	-42.25	1.75	2.15	22.88	15.13	0.00
OFG	OFG Bancorp	MA	11.39	51,419	585.7	24.95	8.63	13.17	-13.52	-41.08	-51.76	0.92	1.18	18.55	15.77	0.00
OVBC	Ohio Valley Banc Corp.	MW	24.39	4,787	116.8	41.50	20.38	28.00	-12.89	-37.20	-38.44	2.08	1.91	26.77	25.21	0.00
ONB	Old National Bancorp	MW	13.40	169,010	2,264.7	18.74	11.92	14.59	-8.16	-21.82	-26.74	1.38	1.54	16.82	10.35	0.00
OPOF	Old Point Financial Corporation	SE	15.40	5,201	80.1	30.05	10.86	15.86	-2.90	-27.19	-43.98	1.51	1.47	21.11	20.72	0.00
OSBC	Old Second Bancorp, Inc.	MW	7.17	29,932	214.6	13.77	6.00	8.24	-12.99	-46.57	-46.77	1.30	1.17	9.28	8.57	0.00
OPBK	OP Bancorp	WE	7.32	15,259	111.7	11.00	6.05	7.83	-6.51	-17.57	-29.41	1.03	0.97	8.95	8.93	0.00
OPHC	OptimumBank Holdings, Inc.	SE	2.35	2,860	6.7	4.91	2.12	2.47	-4.88	-35.99	-15.18	-0.58	-0.49	2.53	2.53	0.00
OBNK	Origin Bancorp, Inc.	SW	20.60	23,511	484.3	38.14	16.68	21.81	-5.55	-40.27	-45.56	2.28	2.31	25.52	24.18	0.00
ORRF	Orrstown Financial Services, Inc.	MA	12.11	11,257	136.3	23.48	11.40	14.80	-18.18	-37.09	-46.46	1.61	2.07	19.93	17.51	0.00
OTTW	Ottawa Bancorp, Inc.	MW	9.55	2,979	28.5	14.50	9.50	11.09	-13.89	-28.94	-30.95	0.62	0.63	16.05	15.79	0.00
PMBC	Pacific Mercantile Bancorp	WE	3.57	22,153	79.1	8.49	3.21	4.51	-20.84	-54.98	-56.03	0.24	0.24	6.32	NA	0.00
PPBI	Pacific Premier Bancorp, Inc.	WE	18.54	59,573	1,104.5	34.90	13.93	20.04	-7.49	-37.60	-43.14	2.60	2.72	33.82	18.71	0.00
PACW	PacWest Bancorp	WE	18.42	116,480	2,145.6	40.60	13.84	20.52	-10.23	-53.80	-51.87	3.90	3.86	41.36	19.76	0.00
PKBK	Parke Bancorp, Inc.	MA	12.57	11,849	148.9	23.46	9.05	13.23	-4.95	-42.05	-45.54	2.73	2.69	16.48	16.48	0.00
PBHC	Pathfinder Bancorp, Inc.	MA	9.40	4,624	43.5	16.25	9.30	10.19	-7.73	-28.99	-32.36	0.80	0.73	15.94	14.94	0.00
PNBK	Patriot National Bancorp, Inc.	NE	5.88	3,898	22.9	16.50	3.83	6.08	-3.39	-63.62	-53.96	NA	NA	NA	NA	0.00
PCB	PCB Bancorp	WE	8.98	15,394	138.2	18.70	7.31	9.42	-4.67	-50.61	-48.03	1.49	1.45	14.44	14.39	0.00
PCSB	PCSB Financial Corporation	MA	13.08	15,881	207.7	20.78	11.41	14.25	-8.21	-31.95	-35.41	0.54	0.54	16.11	15.74	0.00
PGC	Peapack-Gladstone Financial Corporation	MA	16.28	18,719	304.7	31.72	11.15	19.23	-15.34	-40.69	-47.31	2.44	2.49	26.61	24.41	0.00
PWOD	Penns Woods Bancorp, Inc.	MA	21.86	7,041	153.9	36.27	18.72	24.90	-12.21	-22.21	-38.53	2.20	2.22	22.01	19.45	0.00
PEBO	Peoples Bancorp Inc.	MW	22.23	20,454	454.7	39.28	17.91	23.74	-6.36	-30.81	-35.86	2.63	2.99	28.72	20.27	0.00
PEBK	Peoples Bancorp of North Carolina, Inc.	SE	17.84	5,914	105.5	34.32	15.66	21.00	-15.05	-34.91	-45.69	2.36	2.33	22.68	22.68	0.00
PFIS	Peoples Financial Services Corp.	MA	34.03	7,390	251.5	53.88	29.01	37.08	-8.23	-22.89	-32.41	3.48	3.54	40.47	31.68	0.00
PBCT	People’s United Financial, Inc.	NE	11.48	424,662	4,875.1	17.66	9.37	12.30	-6.67	-33.76	-32.07	1.27	1.44	17.36	9.98	0.00
PUB	People’s Utah Bancorp	SW	17.48	18,788	328.4	31.34	13.55	20.73	-15.68	-37.24	-41.97	2.33	2.35	17.61	16.09	0.00
PNFP	Pinnacle Financial Partners, Inc.	SE	38.87	76,412	2,970.1	65.00	27.80	44.84	-13.31	-32.18	-39.27	5.22	5.43	56.89	32.45	0.00
PLBC	Plumas Bancorp	WE	16.67	5,176	86.3	29.23	15.00	18.00	-7.39	-34.63	-36.81	2.97	2.99	16.36	16.18	0.00
PNC	PNC Financial Services Group, Inc.	MA	101.50	424,000	43,036.0	161.79	79.41	105.42	-3.72	-24.18	-36.42	11.39	NA	104.67	82.86	0.00
BPOP	Popular, Inc.	MA	35.19	88,666	3,120.1	61.46	23.69	39.07	-9.93	-36.19	-40.10	6.88	6.71	62.42	55.10	0.00
PFBC	Preferred Bank	WE	33.51	14,813	496.4	64.50	20.04	37.31	-10.18	-30.20	-44.23	5.16	5.16	31.47	31.42	0.00
PFBI	Premier Financial Bancorp, Inc.	SE	11.76	14,658	172.4	20.38	8.21	12.49	-5.84	-29.92	-35.17	1.64	1.69	16.39	12.77	0.00
PFHD	Professional Holding Corp.	SE	15.00	9,441	141.6	20.63	13.01	17.75	-15.49	-14.29	-21.05	0.40	0.47	13.52	13.52	0.00
PB	Prosperity Bancshares, Inc.	SW	50.20	94,744	4,756.1	75.22	42.02	54.00	-7.04	-30.42	-30.17	4.52	5.09	63.02	28.08	0.00
PVBC	Provident Bancorp, Inc.	NE	8.24	18,080	149.0	14.08	7.76	9.19	-10.34	-26.18	-33.82	0.60	0.60	11.86	11.86	0.00
PROV	Provident Financial Holdings, Inc.	WE	13.70	7,483	102.5	22.99	11.78	13.97	-1.93	-31.53	-37.44	0.72	1.01	16.54	16.54	0.00
PFS	Provident Financial Services, Inc.	MA	13.35	65,826	878.8	27.57	9.05	15.01	-11.06	-50.96	-45.84	1.74	1.81	21.49	14.86	0.00
PBIP	Prudential Bancorp, Inc.	MA	12.04	8,895	107.1	19.57	9.90	12.75	-5.57	-30.57	-35.02	1.12	1.01	16.01	15.27	0.00
QCRH	QCR Holdings, Inc.	MW	27.65	15,853	438.3	44.76	22.39	29.93	-7.62	-21.34	-36.96	3.60	3.60	33.82	28.15	0.00
RNDB	Randolph Bancorp, Inc.	NE	8.81	5,075	44.7	18.34	7.92	9.30	-5.27	-41.66	-50.08	0.64	0.64	14.07	NA	0.00
RBB	RBB Bancorp	WE	13.44	19,960	268.3	21.90	11.85	14.75	-8.88	-31.46	-36.51	1.92	1.99	20.35	16.92	0.00
RRBI	Red River Bancshares, Inc.	SW	33.00	7,323	241.6	59.00	29.90	41.44	-20.37	-26.67	-41.13	3.49	3.50	34.48	34.27	0.00
RF	Regions Financial Corporation	SE	9.52	957,393	9,114.4	17.54	6.94	11.01	-13.53	-39.59	-44.52	1.50	1.57	15.65	10.48	0.00
RBNC	Reliant Bancorp, Inc.	SE	11.39	11,719	133.5	25.00	9.45	12.10	-5.87	-49.71	-48.79	1.44	1.52	19.97	15.42	0.00
RNST	Renasant Corporation	SE	23.23	56,183	1,305.1	37.36	18.22	25.46	-8.76	-33.95	-34.42	2.88	2.99	37.39	20.17	0.00
RBCA.A	Republic Bancorp, Inc.	MW	31.24	20,948	654.4	52.68	27.47	34.40	-9.19	-32.82	-33.25	4.39	4.09	36.49	35.69	0.00

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of April 17, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
FRBK	Republic First Bancorp, Inc.	MA	2.01	58,851	118.3	5.53	1.86	2.42	-16.94	-63.91	-51.91	-0.06	-0.07	4.23	4.07	0.00
RMBI	Richmond Mutual Bancorporation, Inc.	MW	9.86	13,527	133.4	16.02	8.95	10.07	-2.09	-1.40	-38.22	-1.27	0.66	13.88	13.88	0.00
RVSB	Riverview Bancorp, Inc.	WE	5.08	22,748	115.6	8.70	4.05	5.34	-4.87	-32.36	-38.12	0.75	0.75	6.41	5.18	0.00
RIVE	Riverview Financial Corporation	MA	4.96	9,226	45.8	13.60	4.00	5.90	-15.93	-56.49	-60.29	0.47	0.79	12.81	9.83	0.00
STBA	S&T Bancorp, Inc.	MA	26.03	39,221	1,020.9	41.54	23.79	29.38	-11.40	-35.95	-35.39	2.82	3.07	30.13	20.46	0.00
SAL	Salisbury Bancorp, Inc.	NE	33.48	2,829	94.7	49.85	24.58	34.10	-1.82	-17.35	-26.69	3.93	3.80	40.22	34.98	0.00
SASR	Sandy Spring Bancorp, Inc.	MA	22.00	47,648	1,048.3	38.45	18.00	24.26	-9.32	-33.93	-41.92	3.25	3.31	32.40	22.25	0.00
SBFG	SB Financial Group, Inc.	MW	13.74	7,811	107.3	20.49	9.02	14.25	-3.58	-24.75	-30.22	1.51	1.49	17.53	15.23	0.00
SBCF	Seacoast Banking Corporation of Florida	SE	18.22	52,707	960.3	31.42	13.30	20.59	-11.51	-35.75	-40.40	1.90	2.00	19.13	14.79	0.00
SLCT	Select Bancorp, Inc.	SE	6.99	18,066	126.3	12.47	6.33	7.36	-5.03	-42.70	-43.17	0.68	0.73	11.61	10.18	0.00
SFBS	ServisFirst Bancshares, Inc.	SE	29.50	53,714	1,584.6	40.90	21.76	32.91	-10.36	-14.69	-21.71	2.76	2.76	15.71	15.44	0.00
SVBI	Severn Bancorp, Inc.	MA	5.13	12,813	65.7	9.50	4.26	6.41	-19.97	-42.36	-44.90	0.65	0.65	8.23	8.15	0.00
SHBI	Shore Bancshares, Inc.	MA	8.80	12,520	110.2	17.90	7.63	10.23	-13.98	-42.07	-49.31	1.28	1.31	15.42	13.84	0.00
BSRR	Sierra Bancorp	WE	16.92	15,190	257.0	30.15	13.05	18.62	-9.13	-31.55	-41.90	2.33	2.38	20.24	18.09	0.00
SBNY	Signature Bank	MA	88.79	52,507	4,662.1	148.64	68.98	90.23	-1.60	-30.67	-35.00	10.87	10.85	89.12	88.27	0.00
SI	Silvergate Capital Corporation	WE	13.72	18,668	256.1	16.95	7.60	11.30	21.42	14.33	-13.76	1.35	1.08	12.38	12.38	0.00
SFNC	Simmons First National Corporation	SE	17.91	113,281	2,028.9	27.29	14.56	19.75	-9.32	-30.96	-33.15	2.41	2.35	26.30	15.89	0.00
SMBK	SmartFinancial, Inc.	SE	12.99	15,227	197.8	23.99	11.05	13.74	-5.46	-34.76	-45.07	1.89	1.75	22.33	16.82	0.00
SFBC	Sound Financial Bancorp, Inc.	WE	22.00	2,569	56.5	43.20	17.00	22.16	-0.74	-35.01	-38.89	2.57	2.59	30.27	29.91	0.00
SPFI	South Plains Financial, Inc.	SW	13.00	18,056	234.7	22.00	11.61	15.70	-17.20	-25.71	-37.71	1.71	1.80	16.98	15.46	0.00
SSB	South State Corporation	SE	54.29	33,533	1,820.5	88.10	48.28	61.50	-11.72	-26.47	-37.42	5.36	5.92	70.32	39.13	0.00
SFST	Southern First Bancshares, Inc.	SE	26.55	7,718	204.9	44.43	20.89	29.29	-9.35	-25.21	-37.51	3.58	3.58	26.83	26.83	0.00
SMBC	Southern Missouri Bancorp, Inc.	MW	23.18	9,211	213.5	39.05	19.65	23.70	-2.19	-29.35	-39.57	3.26	3.44	27.03	24.75	0.00
SONA	Southern National Bancorp of Virginia, Inc.	SE	9.36	24,298	227.4	16.85	7.88	10.45	-10.43	-38.38	-42.75	1.36	1.47	15.60	11.09	0.00
SBSI	Southside Bancshares, Inc.	SW	28.92	33,488	968.5	37.89	23.74	31.43	-7.99	-15.64	-22.13	2.20	2.28	23.79	17.45	0.00
STXB	Spirit of Texas Bancshares, Inc.	SW	10.19	17,938	182.8	23.48	8.96	11.06	-7.87	-53.36	-55.70	1.40	1.60	18.93	14.37	0.00
STND	Standard AVB Financial Corp.	MA	21.20	4,501	95.4	31.40	17.01	21.99	-3.59	-22.68	-29.26	1.90	1.97	30.25	24.34	0.00
STT	State Street Corporation	NE	58.49	351,944	20,585.2	85.89	42.10	60.95	-4.04	-16.00	-26.06	5.38	6.18	60.07	33.25	0.00
STL	Sterling Bancorp	MA	10.63	194,460	2,067.1	22.17	7.01	12.05	-11.78	-47.99	-49.57	2.03	2.14	22.13	13.09	0.00
SBT	Sterling Bancorp, Inc.	MW	3.14	49,944	156.8	10.55	2.53	3.94	-20.30	-68.15	-61.23	1.11	NA	7.21	NA	0.00
SYBT	Stock Yards Bancorp, Inc.	MW	29.05	22,638	657.6	42.60	22.98	31.95	-9.08	-16.21	-29.25	2.89	2.93	17.97	17.32	0.00
SMMF	Summit Financial Group, Inc.	SE	17.07	12,982	221.6	27.83	14.22	18.35	-6.98	-34.19	-36.99	2.53	2.43	19.86	18.02	0.00
SSBI	Summit State Bank	WE	7.49	6,070	45.4	13.21	6.50	8.00	-6.41	-33.68	-42.25	1.07	1.07	11.10	10.30	0.00
SIVB	SVB Financial Group	WE	173.69	51,547	8,953.2	270.95	127.39	185.69	-6.46	-29.31	-30.81	21.73	18.97	118.67	115.05	0.00
SNV	Synovus Financial Corp.	SE	16.90	147,256	2,488.6	40.32	10.91	20.03	-15.63	-53.79	-56.89	3.47	3.95	29.93	26.15	0.00
TCF	TCF Financial Corporation	MW	24.80	152,304	3,777.1	47.46	16.96	28.88	-14.13	-43.80	-47.01	2.55	4.15	36.20	26.60	0.00
TBNK	Territorial Bancorp Inc.	WE	25.40	9,246	234.8	32.45	20.25	27.46	-7.50	-11.34	-17.91	2.34	2.09	25.19	25.19	0.00
TCBI	Texas Capital Bancshares, Inc.	SW	24.07	50,346	1,211.8	66.61	19.10	29.27	-17.77	-58.85	-57.60	6.21	6.06	53.29	52.93	0.00
TSBK	Timberland Bancorp, Inc.	WE	16.50	8,366	138.0	31.50	13.60	17.56	-6.04	-40.39	-44.52	2.95	3.06	21.05	19.00	0.00
TOWN	TowneBank	SE	18.39	72,624	1,335.6	29.02	15.03	20.87	-11.88	-31.74	-33.90	1.92	2.00	22.58	15.69	0.00
TCBK	TriCo Bancshares	WE	28.90	30,433	879.5	41.42	23.05	32.80	-11.89	-27.24	-29.18	3.00	3.12	29.70	21.69	0.00
TSC	TriState Capital Holdings, Inc.	MA	10.54	29,763	313.7	26.43	7.59	10.67	-1.22	-52.48	-59.65	1.89	1.91	17.21	14.97	0.00
TBK	Triumph Bancorp, Inc.	SW	25.51	24,101	614.8	43.15	19.03	28.05	-9.06	-17.09	-32.90	2.25	2.51	25.50	17.88	0.00
TFC	Truist Financial Corporation	SE	33.40	1,345,002	44,923.1	56.92	24.01	36.11	-7.50	-32.99	-40.70	3.71	4.49	45.66	25.32	0.00
TRST	TrustCo Bank Corp NY	MA	5.37	96,433	517.8	9.10	4.30	5.86	-8.36	-34.19	-38.06	0.60	0.60	5.55	5.55	0.00
TRMK	Trustmark Corporation	SE	24.48	63,943	1,565.3	36.64	20.47	26.92	-9.06	-29.33	-29.06	2.32	2.37	25.87	19.84	0.00
USB	U.S. Bancorp	MW	35.06	1,506,000	52,800.4	61.11	28.59	38.05	-7.86	-30.81	-40.87	4.16	4.26	29.90	23.16	0.00
UMBF	UMB Financial Corporation	MW	45.26	48,928	2,214.5	71.97	39.47	50.06	-9.59	-32.78	-34.06	4.96	5.00	53.09	48.84	0.00
UMPQ	Umpqua Holdings Corporation	WE	11.04	220,438	2,433.6	18.94	9.05	12.22	-9.66	-38.22	-37.63	1.60	1.37	19.59	11.36	0.00
UNB	Union Bankshares, Inc.	NE	25.98	4,473	116.2	40.30	16.50	27.63	-5.97	-35.85	-28.35	2.38	2.41	16.07	15.51	0.00
UBCP	United Bancorp, Inc.	MW	9.53	5,917	56.4	15.56	7.64	9.30	2.52	-12.93	-33.33	1.19	1.21	10.13	9.87	0.00
UBOH	United Bancshares, Inc.	MW	14.50	3,270	47.4	24.54	12.60	14.77	-1.83	-36.54	-36.15	3.25	2.81	29.00	20.00	0.00
UBSI	United Bankshares, Inc.	SE	25.21	101,549	2,560.1	40.70	19.67	26.77	-5.83	-35.01	-34.79	2.55	2.63	33.12	18.27	0.00
UCBI	United Community Banks, Inc.	SE	18.69	78,506	1,467.3	31.66	15.71	20.91	-10.62	-30.29	-39.48	2.31	2.43	20.70	16.28	0.00
UBFO	United Security Bancshares	WE	7.62	16,974	129.3	11.45	5.04	6.84	11.40	-26.94	-28.98	0.89	0.89	6.84	6.58	0.00
UNTY	Unity Bancorp, Inc.	MA	12.76	10,886	138.9	24.70	8.76	12.89	-1.01	-40.62	-43.46	2.14	2.06	14.77	14.55	0.00
UVSP	Univest Financial Corporation	MA	15.76	29,348	462.5	27.80	13.39	17.26	-8.69	-37.04	-41.15	2.24	2.27	23.01	17.01	0.00
VLY	Valley National Bancorp	MA	7.27	403,749	2,935.3	12.14	6.00	8.15	-10.80	-30.30	-36.51	0.87	0.84	10.35	6.79	0.00
VBTX	Veritex Holdings, Inc.	SW	13.87	50,497	700.4	29.41	10.02	15.86	-12.55	-47.78	-52.39	1.68	2.43	23.32	14.64	0.00
VBFC	Village Bank and Trust Financial Corp.	SE	26.34	1,454	38.3	48.39	24.75	25.88	1.75	-20.71	-29.04	3.10	3.50	29.53	29.53	0.00
WAFD	Washington Federal, Inc.	WE	24.71	77,762	1,921.5	38.26	20.92	27.95	-11.59	-25.28	-32.58	2.80	2.54	26.26	22.28	0.00
WASH	Washington Trust Bancorp, Inc.	NE	33.30	17,363	578.2	54.96	25.86	38.82	-14.22	-33.45	-38.09	3.96	4.00	29.00	24.90	0.00
WSBF	Waterstone Financial, Inc.	MW	12.79	24,963	319.3	19.48	12.29	13.98	-8.51	-21.63	-32.79	1.37	1.37	14.50	14.48	0.00
WBS	Webster Financial Corporation	NE	23.65	91,630	2,167.0	54.30	18.16	26.67	-11.32	-55.43	-55.68	4.06	NA	33.28	27.19	0.00
WFC	Wells Fargo & Company	WE	28.38	4,096,410	116,256.1	54.75	25.11	33.20	-14.52	-40.32	-47.25	4.05	3.72	40.31	33.70	0.00
WSBC	WesBanco, Inc.	SE	22.92	67,224	1,540.8	41.23	19.05	26.07	-12.08	-44.06	-39.35	2.83	3.15	38.24	21.30	0.00
WTBA	West Bancorporation, Inc.	MW	15.95	16,380	261.3	25.93	13.74	18.74	-14.89	-26.36	-37.77	1.74	1.73	12.93	12.93	0.00
WABC	Westamerica Bancorporation	WE	61.00	26,932	1,642.9	69.08	46.94	62.65	-2.63	-4.06	-9.99	2.98	2.99	27.03	22.48	0.00
WAL	Western Alliance Bancorporation	WE	30.99	100,193	3,105.0	58.94	20.90	35.08	-11.66	-31.42	-45.63	4.84	4.72	29.42	26.52	0.00
WNEB	Western New England Bancorp, Inc.	NE	5.58	25,682	143.3	10.10	4.45	6.20	-10.00	-42.94	-42.06	0.51	0.52	8.74	8.14	0.00
WTFC	Wintrust Financial Corporation	MW	33.74	57,545	1,941.6	78.25	22.02	39.86	-15.35	-56.49	-52.41	6.03	NA	61.68	49.70	0.00

RP® Financial, LC.

Exhibit IV-1A

Weekly Bank and Thrift Market Line - Part One

Prices As of April 17, 2020

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
WSFS	WSFS Financial Corporation	MA	23.33	50,959	1,188.9	46.05	17.84	27.27	-14.45	-44.75	-46.97	3.00	3.91	35.88	24.92	0.00
WVFC	WVS Financial Corp.	MA	13.57	1,765	23.9	17.81	13.00	14.30	-5.11	-20.17	-17.51	1.63	1.64	19.38	19.38	0.00
ZION	Zions Bancorporation, National Association	SW	29.08	164,013	4,769.5	52.48	23.58	31.00	-6.18	-39.87	-43.99	4.16	4.22	41.12	34.98	0.00
MHCs
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	MW	8.44	4,708	39.7	12.01	7.43	9.01	-6.33	-12.36	-21.71	0.10	0.16	12.03	12.03	0.00
BSBK	Bogota Financial Corp. (MHC)	MA	8.29	13,158	109.1	11.97	6.07	8.25	0.48	-17.10	-17.10	NA	NA	NA	NA	0.00
CLBK	Columbia Financial, Inc. (MHC)	MA	14.65	111,399	1,632.0	17.34	12.00	15.07	-2.79	-6.69	-13.52	0.49	0.49	8.64	8.04	0.00
CFBI	Community First Bancshares, Inc. (MHC)	SE	6.75	7,558	51.0	12.05	5.36	7.24	-6.70	-32.50	-41.05	0.05	0.03	10.21	10.21	0.00
FSEA	First Seacoast Bancorp (MHC)	NE	5.98	5,857	35.0	10.37	5.26	6.74	-11.33	-40.23	-36.55	-0.03	0.18	9.38	9.38	0.00
GCBC	Greene County Bancorp, Inc. (MHC)	MA	21.00	8,536	179.3	31.25	15.01	27.35	-23.22	-29.17	-27.06	2.17	2.17	14.12	14.12	0.00
KFFB	Kentucky First Federal Bancorp (MHC)	MW	5.80	8,250	47.8	8.27	4.40	5.91	-1.86	-23.18	-25.16	0.12	0.12	7.94	6.19	0.00
LSBK	Lake Shore Bancorp, Inc. (MHC)	MA	12.73	5,795	73.8	15.90	8.95	12.28	3.66	-15.75	-16.80	0.68	0.67	13.98	13.98	0.00
MGYR	Magyar Bancorp, Inc. (MHC)	MA	8.83	5,821	51.4	12.87	8.26	9.20	-4.02	-29.36	-28.21	0.49	0.47	9.49	9.49	0.00
OFED	Oconee Federal Financial Corp. (MHC)	SE	16.50	5,677	93.7	27.25	15.25	17.05	-3.23	-36.71	-36.81	0.68	0.68	15.54	15.04	0.00
PDLB	PDL Community Bancorp (MHC)	MA	8.24	17,300	142.5	14.85	7.31	9.71	-15.14	-41.85	-43.95	-0.29	0.15	9.08	9.08	0.00
PBFS	Pioneer Bancorp, Inc. (MHC)	MA	8.72	25,010	218.1	15.35	8.06	10.79	-19.18	-12.80	-43.04	NA	NA	8.78	8.41	0.00
RBKB	Rhinebeck Bancorp, Inc. (MHC)	MA	6.17	10,719	66.1	11.92	5.90	7.00	-11.86	-47.08	-45.45	0.56	0.57	9.87	9.72	0.00
TFSL	TFS Financial Corporation (MHC)	MW	13.91	275,796	3,836.3	22.47	12.65	13.50	3.04	-15.39	-29.32	0.30	NA	6.17	6.14	0.00
Under Acquisition
CARO	Carolina Financial Corporation	SE	28.46	24,713	703.3	43.85	20.72	30.16	-5.64	-22.20	-34.17	2.80	2.87	30.00	21.90	0.00
CSFL	CenterState Bank Corporation	SE	16.00	124,432	1,990.9	26.79	14.29	17.84	-10.31	-34.88	-35.95	1.87	2.23	23.14	12.77	0.00
FSB	Franklin Financial Network, Inc.	SE	20.96	14,860	311.5	39.00	14.86	24.06	-12.88	-25.91	-38.95	0.98	1.12	27.68	26.43	0.00
FSBC	FSB Bancorp, Inc.	MA	14.33	1,914	27.4	19.33	12.24	13.90	3.11	-19.22	-17.54	-0.28	-0.16	16.25	16.25	0.00
IBKC	IBERIABANK Corporation	SW	35.97	52,618	1,892.7	81.86	25.65	42.71	-15.78	-53.54	-51.93	6.92	7.37	78.37	53.63	0.00
IBTX	Independent Bank Group, Inc.	SW	24.43	43,041	1,051.5	63.16	20.35	29.46	-17.07	-57.22	-55.93	4.46	5.43	54.48	28.99	0.00
MSBF	MSB Financial Corp.	MA	11.08	5,016	55.6	18.51	9.96	11.79	-6.02	-38.27	-38.44	0.80	0.77	12.61	12.61	0.00
MFSF	MutualFirst Financial, Inc.	MW	24.12	8,608	207.6	40.61	22.24	29.15	-17.26	-17.88	-39.20	2.74	2.75	26.35	23.43	0.00
OPB	Opus Bank	WE	16.70	36,360	607.2	28.37	13.07	18.00	-7.22	-23.32	-35.45	1.62	1.85	29.44	19.38	0.00
PBBI	PB Bancorp, Inc.	NE	14.62	7,060	103.2	15.22	10.86	14.37	1.74	32.07	-3.56	0.52	0.59	11.60	10.67	0.00
SBBX	SB One Bancorp	MA	17.00	9,303	158.1	25.24	10.96	18.36	-7.41	-24.34	-31.78	2.40	2.33	21.29	18.19	0.00
WEBK	Wellesley Bancorp, Inc.	NE	26.70	2,510	67.0	45.97	22.79	29.30	-8.87	-20.30	-41.00	2.36	2.44	28.26	28.26	0.00

(1)	Average of High/Low or Bid/Ask price per share.

(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6)	Annualized based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing 12 month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of April 17, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
FCCY	1st Constitution Bancorp	MA	10.75	8.58	1.06	9.87	1.18	10.93	0.71	87.22	7.16	65.42	7.04	83.99	6.47	0.36	3.29	20.59
SRCE	1st Source Corporation	MW	12.81	11.69	1.41	11.38	1.39	11.37	0.44	555.52	9.15	100.56	12.61	111.90	9.25	1.16	3.55	23.81
ACNB	ACNB Corporation	MA	11.02	9.76	1.40	13.33	1.46	13.83	0.47	179.63	7.09	88.94	9.80	101.84	6.83	1.00	4.20	29.76
ALRS	Alerus Financial Corporation	MW	12.12	10.38	1.34	12.78	1.39	13.34	0.35	287.00	8.32	94.88	11.50	112.95	7.97	0.60	3.77	30.37
ABTX	Allegiance Bancshares, Inc.	SW	14.22	9.78	1.10	7.48	1.17	7.99	1.12	61.83	9.37	66.93	9.52	102.32	8.77	0.40	1.73	4.05
AMAL	Amalgamated Bank	MA	9.21	8.88	0.96	10.03	0.99	10.42	1.24	51.77	6.33	59.84	5.51	62.34	6.10	0.32	3.44	19.05
AMTB	Amerant Bancorp Inc.	SE	10.45	10.21	0.65	6.43	0.64	6.41	0.42	157.19	10.41	64.56	6.75	66.29	10.44	NA	NA	NM
AMNB	American National Bankshares Inc.	SE	12.92	9.57	0.91	7.16	1.35	10.64	0.17	451.65	11.15	76.30	9.86	106.92	7.50	1.08	4.89	53.54
AMRB	American River Bankshares	WE	11.51	9.46	0.78	6.92	0.77	6.80	1.02	86.06	10.52	70.94	8.60	87.35	10.68	0.28	2.69	21.21
ABCB	Ameris Bancorp	SE	13.54	8.40	1.10	8.19	1.58	11.71	0.58	43.77	8.20	63.49	8.60	108.41	5.74	0.60	2.66	20.00
ASRV	AmeriServ Financial, Inc.	MA	8.42	7.48	0.51	6.02	0.54	6.32	0.20	403.08	7.89	47.74	4.02	54.32	7.51	0.10	3.62	28.57
ATLO	Ames National Corporation	MW	10.80	9.96	1.14	9.48	1.18	9.83	0.51	263.55	10.73	94.13	9.87	102.96	10.50	1.00	5.18	53.89
AROW	Arrow Financial Corporation	MA	9.48	8.81	1.24	13.17	1.24	13.15	0.17	510.78	10.54	130.98	12.41	141.90	10.55	1.04	3.95	40.80
ASB	Associated Banc-Corp	MW	12.11	8.54	0.99	8.44	1.02	8.67	0.53	139.43	6.51	53.34	6.09	81.44	6.33	0.72	5.79	36.65
ACBI	Atlantic Capital Bancshares, Inc.	SE	11.22	10.51	1.93	15.10	1.11	8.73	0.67	96.73	5.34	75.48	8.47	81.19	9.24	NA	NA	NM
AUB	Atlantic Union Bankshares Corporation	SE	14.31	9.08	1.15	7.89	1.40	9.62	0.28	96.30	9.17	70.32	10.06	117.51	7.52	1.00	4.53	40.66
AUBN	Auburn National Bancorporation, Inc.	SE	11.88	11.88	1.18	10.35	1.05	9.18	0.02	NM	15.01	148.12	17.59	148.12	16.93	1.00	2.45	27.57
AX	Axos Financial, Inc.	WE	9.46	8.49	1.44	14.98	1.56	16.23	0.49	112.85	6.80	94.53	8.91	106.56	6.27	NA	NA	NM
BANC	Banc of California, Inc.	WE	11.59	11.11	0.26	2.51	0.36	3.51	0.64	115.36	NM	63.70	5.98	67.71	38.83	0.24	2.67	480.00
BANF	BancFirst Corporation	SW	11.73	9.93	1.69	14.04	1.75	14.50	0.44	170.36	8.24	108.53	12.73	130.81	7.97	1.28	3.84	31.11
BCTF	Bancorp 34, Inc.	SW	11.45	11.42	0.18	1.53	0.52	4.31	0.91	81.71	40.22	65.83	7.54	66.03	14.16	0.20	2.16	86.96
TBBK	Bancorp, Inc.	MA	8.56	8.53	1.09	11.57	1.28	13.51	NA	NA	6.97	73.56	6.30	73.91	5.96	NA	NA	NM
BXS	BancorpSouth Bank	SE	12.75	8.92	1.23	9.90	1.33	10.66	0.48	126.69	9.03	86.26	10.40	133.06	8.39	0.74	3.56	31.52
BFC	Bank First Corporation	MW	10.42	8.39	1.37	13.14	1.32	12.70	0.63	164.28	14.34	170.80	17.79	216.79	14.84	0.80	1.44	15.50
BAC	Bank of America Corporation	SE	10.88	8.22	1.14	10.24	NA	NA	0.35	112.90	9.54	83.63	7.78	118.18	NA	0.72	3.09	28.28
BOCH	Bank of Commerce Holdings	WE	11.79	10.80	1.03	9.09	1.20	10.64	0.71	117.62	8.56	65.09	7.41	72.19	7.65	0.20	3.12	26.67
BOH	Bank of Hawaii Corporation	WE	7.11	6.95	1.29	17.65	1.30	17.86	0.46	136.71	11.50	173.58	NA	177.80	NA	2.68	4.65	52.69
BMRC	Bank of Marin Bancorp	WE	12.44	11.30	1.34	10.49	1.36	10.66	0.42	145.02	12.51	121.68	15.60	135.21	12.67	0.92	2.96	33.87
BK	Bank of New York Mellon Corporation	MA	10.90	5.84	1.29	10.82	1.31	11.08	0.03	102.52	8.04	88.04	7.13	191.45	7.89	1.24	3.32	20.00
BPRN	Bank of Princeton	MA	13.47	12.71	0.75	5.33	0.81	5.78	0.81	107.00	13.74	69.71	9.39	74.51	12.68	0.40	1.98	17.69
BKSC	Bank of South Carolina Corporation	SE	11.50	11.50	1.66	14.86	1.65	14.78	0.50	178.75	12.11	167.52	NA	167.52	NA	0.64	4.13	57.81
BOTJ	Bank of the James Financial Group, Inc.	SE	8.47	8.47	0.80	9.52	0.76	8.99	0.56	282.23	7.65	69.47	5.88	69.47	8.10	0.28	2.86	22.66
OZK	Bank OZK	SE	17.63	15.17	1.87	10.71	1.90	10.88	0.18	454.52	5.56	56.98	10.04	68.24	5.48	1.08	5.89	30.91
BSVN	Bank7 Corp.	SW	11.56	11.37	1.03	8.44	2.22	18.17	0.31	288.35	8.85	72.02	8.32	73.33	4.11	0.40	5.58	74.07
BFIN	BankFinancial Corporation	MW	11.72	11.72	0.77	6.58	0.76	6.49	0.07	954.00	10.19	66.94	7.84	66.96	10.32	0.40	5.24	53.33
BKU	BankUnited, Inc.	SE	9.07	8.85	0.95	10.63	0.95	10.56	0.56	60.00	6.02	60.16	5.46	61.81	6.06	0.92	4.88	27.48
BWFG	Bankwell Financial Group, Inc.	NE	9.69	9.56	0.97	10.20	0.97	10.20	0.98	72.93	6.87	68.46	6.63	69.53	6.87	0.56	3.53	22.94
BANR	Banner Corporation	WE	12.65	9.77	1.22	9.50	1.33	10.35	0.36	228.71	7.97	74.71	9.45	99.93	7.31	1.64	4.92	63.16
BCML	BayCom Corp	WE	12.75	10.75	1.01	7.53	1.39	10.35	0.41	96.97	8.31	59.82	7.63	72.56	6.04	NA	NA	NM
BCBP	BCB Bancorp, Inc.	MA	8.24	8.06	0.76	9.66	0.75	9.48	0.78	112.01	8.30	81.35	6.05	83.52	8.47	0.56	5.62	35.00
BHLB	Berkshire Hills Bancorp, Inc.	NE	13.31	9.19	0.75	5.75	0.95	7.30	0.37	133.86	7.78	44.22	5.77	67.91	6.11	0.96	6.27	47.21
BOKF	BOK Financial Corporation	SW	11.53	9.00	1.19	10.70	1.25	11.25	0.46	120.54	6.76	69.09	7.96	91.10	6.43	2.04	4.29	28.73
BPFH	Boston Private Financial Holdings, Inc.	NE	9.27	8.58	0.93	10.09	0.96	10.36	0.26	310.58	7.19	70.91	6.58	77.25	7.00	0.48	6.88	37.11
BDGE	Bridge Bancorp, Inc.	MA	10.10	8.08	1.10	10.84	1.11	10.93	0.62	106.76	7.05	72.82	7.36	93.10	6.98	0.96	5.26	36.29
BWB	Bridgewater Bancshares, Inc.	MW	10.79	10.65	1.49	13.50	1.47	13.39	0.03	NM	8.53	106.05	11.44	107.58	8.60	NA	NA	NM
BYFC	Broadway Financial Corporation	WE	11.09	11.09	-0.05	-0.42	-0.05	-0.42	1.08	67.13	NM	79.30	8.80	79.30	NM	0.00	0.00	NM
BRKL	Brookline Bancorp, Inc.	NE	12.04	10.15	1.15	9.57	1.17	9.76	0.50	167.18	9.75	90.89	10.94	110.08	9.55	0.46	4.29	40.91
BMTC	Bryn Mawr Bank Corporation	MA	11.63	8.08	1.26	10.05	1.40	11.18	0.30	143.79	9.40	90.43	10.53	135.26	8.46	1.04	3.78	26.62
BFST	Business First Bancshares, Inc.	SW	12.54	10.36	1.11	8.70	1.16	9.09	0.71	101.90	6.92	56.08	7.03	69.54	6.62	0.40	3.32	22.99
BY	Byline Bancorp, Inc.	MW	13.58	10.53	1.08	8.05	1.25	9.33	0.79	94.45	6.70	51.31	6.89	68.83	5.77	0.12	1.21	4.05
CFFI	C&F Financial Corporation	SE	9.97	9.13	1.20	12.02	1.25	12.38	0.49	498.53	5.81	66.30	6.59	73.11	5.59	1.52	4.78	27.42
CADE	Cadence Bancorporation	SW	13.82	10.87	1.14	8.51	1.38	10.29	0.76	92.97	3.51	28.36	3.92	37.33	2.90	0.70	12.80	44.87
CALB	California BanCorp	WE	11.31	10.71	0.66	5.55	0.66	5.55	0.30	325.83	15.12	80.77	9.13	85.83	15.12	NA	NA	NM
CATC	Cambridge Bancorp	NE	10.04	8.93	0.97	11.40	1.13	13.20	0.16	414.41	8.78	88.86	8.92	101.05	7.57	2.12	4.50	28.86
CAC	Camden National Corporation	NE	10.69	8.66	1.30	12.44	1.29	12.42	0.25	225.77	7.68	90.69	9.69	114.44	7.70	1.32	4.66	34.15
CBNK	Capital Bancorp, Inc.	MA	9.33	9.33	1.38	13.66	1.40	13.77	0.49	291.82	9.16	115.47	10.78	115.47	9.08	NA	NA	NM
CCBG	Capital City Bank Group, Inc.	SE	10.59	8.06	1.03	9.72	1.03	9.72	0.72	65.10	9.93	93.19	9.87	125.82	9.93	0.56	3.08	27.87
COF	Capital One Financial Corporation	SE	14.86	11.50	1.48	9.96	1.61	10.87	0.61	309.36	4.94	46.92	6.47	65.07	4.50	1.60	2.93	14.48
CFFN	Capitol Federal Financial, Inc.	MW	14.15	13.99	0.98	6.86	1.00	6.99	NA	NA	17.61	127.79	18.08	129.41	17.29	0.34	2.88	126.12
CSTR	CapStar Financial Holdings, Inc.	SE	13.40	11.47	1.12	8.49	1.29	9.81	0.26	301.46	7.95	64.16	8.60	76.61	NA	0.20	2.10	16.67
CARE	Carter Bank & Trust	SE	11.81	10.50	0.66	5.77	0.62	5.46	4.24	25.60	7.85	44.14	5.21	50.40	8.30	0.00	0.00	13.86
CARV	Carver Bancorp, Inc.	MA	8.75	8.75	-0.90	-10.14	-0.92	-10.39	1.59	51.58	NM	152.27	1.35	152.27	NM	0.00	0.00	NM
CATY	Cathay General Bancorp	WE	12.68	10.82	1.61	12.63	1.59	12.44	0.48	162.44	6.73	81.42	10.32	97.47	6.83	1.24	5.29	35.63
CBFV	CB Financial Services, Inc.	MA	11.43	8.85	1.09	9.89	1.20	10.87	0.41	191.22	7.26	69.03	7.89	91.76	6.60	0.96	5.03	36.50
CBMB	CBM Bancorp, Inc.	MA	27.19	27.19	0.42	1.50	0.42	1.50	0.62	260.19	50.34	81.30	22.11	81.30	50.34	NA	NA	217.39
CBTX	CBTX, Inc.	SW	15.40	13.26	1.50	9.81	1.44	9.44	0.04	NM	8.27	77.87	11.99	92.74	8.59	0.40	2.40	19.80
CFBK	Central Federal Corporation	MW	9.16	9.16	1.30	17.57	1.30	17.57	0.60	135.27	4.98	67.32	6.17	67.32	4.98	0.00	0.00	NM
CPF	Central Pacific Financial Corp.	WE	8.79	8.79	0.99	11.36	0.95	10.90	0.15	531.18	7.43	80.72	7.10	80.72	7.74	0.92	6.10	45.32
CVCY	Central Valley Community Bancorp	WE	14.29	11.19	1.36	9.39	1.14	7.85	0.23	244.58	7.47	73.75	9.96	98.83	10.16	0.44	3.40	19.08
CNBK.A	Century Bancorp, Inc.	NE	6.06	6.01	0.76	12.44	0.76	12.40	0.08	676.23	8.19	96.07	5.88	96.84	NA	0.48	0.82	6.69
CHMG	Chemung Financial Corporation	MA	10.22	9.07	0.88	8.86	0.91	9.09	1.09	123.83	8.02	68.52	7.00	78.17	7.82	1.04	4.04	32.40

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of April 17, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
COFS	ChoiceOne Financial Services, Inc.	MW	13.86	10.04	0.85	6.48	1.07	8.15	0.53	63.26	15.82	94.23	13.06	135.86	12.58	0.80	3.20	88.61
CNNB	Cincinnati Bancorp, Inc.	MW	9.86	9.78	0.38	3.48	0.39	3.62	0.64	90.49	27.50	92.28	9.10	93.04	26.43	NA	NA	NM
CIT	CIT Group Inc.	MA	12.47	11.71	1.08	8.82	1.18	9.62	NA	NA	3.78	32.44	3.75	35.07	3.46	1.40	7.03	26.57
C	Citigroup Inc.	MA	9.94	8.70	0.98	9.92	0.92	9.35	0.41	162.32	6.30	54.27	4.30	63.55	6.90	2.04	4.49	21.19
CZNC	Citizens & Northern Corporation	MA	14.78	13.22	1.27	8.50	1.49	9.97	0.79	97.32	12.60	103.24	15.26	117.49	10.74	1.08	5.87	55.48
CZWI	Citizens Community Bancorp, Inc.	MW	9.83	7.47	0.68	6.59	0.88	8.54	1.69	42.21	7.07	44.98	4.42	60.75	5.46	0.21	3.49	24.71
CFG	Citizens Financial Group, Inc.	NE	13.40	9.51	1.10	8.33	1.14	8.56	0.87	89.75	6.78	41.59	4.84	63.90	NA	1.56	7.85	37.88
CIZN	Citizens Holding Company	SE	9.44	8.37	0.51	6.13	0.49	5.96	1.30	31.31	15.80	91.44	8.63	104.24	16.26	0.96	5.19	82.05
CHCO	City Holding Company	SE	13.11	10.98	1.80	14.01	1.81	14.08	0.85	30.32	12.12	162.72	21.33	199.10	12.05	2.28	3.47	30.81
CIVB	Civista Bancshares, Inc.	MW	14.29	11.08	1.51	10.64	1.54	10.84	0.37	171.65	6.92	70.31	10.05	94.16	6.79	0.44	3.16	16.42
CCNE	CNB Financial Corporation	MA	8.10	7.14	1.17	14.05	1.18	14.08	0.77	66.93	6.30	82.90	6.72	95.01	6.29	0.68	4.10	19.39
CCB	Coastal Financial Corporation	WE	11.00	11.00	1.28	11.29	1.27	11.18	0.09	NM	12.95	134.23	14.77	134.23	13.09	NA	NA	NM
CVLY	Codorus Valley Bancorp, Inc.	MA	10.13	10.01	1.01	9.98	1.01	9.99	1.44	79.96	6.97	66.90	6.78	67.81	6.97	0.64	4.88	32.85
CBAN	Colony Bankcorp, Inc.	SE	8.61	7.42	0.72	8.73	0.90	10.91	1.55	30.96	9.71	79.12	6.81	93.04	7.76	0.40	3.68	22.32
COLB	Columbia Banking System, Inc.	WE	15.34	10.23	1.46	9.19	1.45	9.14	0.31	197.92	9.38	83.98	12.88	133.51	9.43	1.12	4.45	55.22
CMA	Comerica Incorporated	SW	9.98	9.19	1.68	16.39	1.67	16.33	0.39	233.33	3.81	58.18	5.81	63.74	3.83	2.72	9.07	34.18
CBSH	Commerce Bancshares, Inc.	MW	12.04	11.56	1.68	13.74	1.62	13.24	0.31	196.60	16.01	214.97	24.80	225.59	16.59	1.08	1.88	21.38
CBU	Community Bank System, Inc.	MA	16.26	9.63	1.53	9.42	1.67	10.29	0.21	224.74	19.35	162.49	27.20	280.83	17.75	1.64	2.66	50.47
ESXB	Community Bankers Trust Corporation	SE	10.87	10.87	1.11	10.63	1.10	10.55	1.01	86.85	6.64	67.06	7.29	67.06	6.69	0.20	4.30	21.43
TCFC	Community Financial Corporation	MA	10.10	9.44	0.88	9.32	0.89	9.47	1.46	59.12	6.83	61.05	6.16	65.74	6.72	0.50	2.66	18.18
CTBI	Community Trust Bancorp, Inc.	MW	14.08	12.78	1.49	10.84	1.48	10.74	2.15	47.13	8.98	94.54	13.31	105.81	9.06	1.52	4.65	41.21
CWBC	Community West Bancshares	WE	8.97	8.89	0.91	10.15	0.91	10.15	0.76	198.25	6.32	60.77	5.45	61.40	6.32	0.22	3.74	23.66
CNOB	ConnectOne Bancorp, Inc.	MA	11.84	9.38	1.22	10.40	1.39	11.83	1.15	54.02	6.57	65.19	7.72	84.64	5.77	0.36	2.65	17.39
CLDB	Cortland Bancorp	MW	10.08	10.08	1.04	10.32	1.04	10.31	1.16	52.25	8.23	80.47	8.11	80.47	8.24	0.56	4.05	31.55
ICBK	County Bancorp, Inc.	MW	12.48	12.14	1.13	10.10	1.19	10.63	4.23	28.94	7.82	75.75	9.06	78.26	7.42	0.28	1.52	9.32
CFB	CrossFirst Bankshares, Inc.	MW	12.20	12.06	0.63	5.39	0.60	5.13	1.10	112.15	14.59	73.08	8.92	74.02	15.31	NA	NA	NM
CFR	Cullen/Frost Bankers, Inc.	SW	11.50	9.75	1.38	11.98	1.38	12.00	0.32	121.92	9.11	103.71	11.53	125.63	9.10	2.84	4.56	41.52
CUBI	Customers Bancorp, Inc.	MA	9.14	9.02	0.74	7.94	0.81	8.62	0.27	180.29	5.16	39.69	2.93	40.43	4.67	NA	NA	NM
CVBF	CVB Financial Corp.	WE	17.67	12.17	1.84	10.71	1.88	10.97	0.12	818.45	13.08	136.02	24.04	210.69	12.78	0.72	3.72	48.65
DCOM	Dime Community Bancshares, Inc.	MA	9.39	8.59	0.57	5.96	0.61	6.41	0.17	256.43	15.18	90.31	8.48	99.59	14.12	0.56	3.65	55.45
EBMT	Eagle Bancorp Montana, Inc.	WE	11.54	9.95	1.08	9.39	1.30	11.32	0.35	236.20	9.70	86.53	9.99	102.17	8.05	0.38	2.32	16.86
EGBN	Eagle Bancorp, Inc.	MA	13.25	12.23	1.61	12.20	1.67	12.62	0.73	112.79	7.19	83.92	11.12	91.99	6.95	0.88	2.93	21.05
EWBC	East West Bancorp, Inc.	WE	11.35	10.39	1.59	14.16	1.59	14.17	0.45	180.85	6.08	81.29	9.23	89.81	6.07	1.10	3.93	17.90
ESBK	Elmira Savings Bank	MA	9.66	7.79	0.58	5.94	0.56	5.83	0.82	102.69	11.38	68.25	6.59	86.44	11.63	0.92	8.08	92.00
EMCF	Emclaire Financial Corp	MA	9.38	7.28	0.88	9.50	0.89	9.60	0.31	253.42	7.69	72.98	6.54	97.78	7.61	1.20	5.45	40.91
EBTC	Enterprise Bancorp, Inc.	NE	9.17	9.01	1.10	12.31	1.09	12.27	0.99	105.46	8.08	93.04	8.53	94.85	8.10	0.70	3.00	17.13
EFSC	Enterprise Financial Services Corp	MW	11.82	8.89	1.35	11.66	1.61	13.97	0.44	165.38	7.69	83.56	9.88	114.88	6.42	0.72	2.64	18.59
EQBK	Equity Bancshares, Inc.	MW	12.10	8.45	0.64	5.52	0.72	6.21	1.19	31.87	10.16	52.85	6.40	78.82	9.03	NA	NA	NM
ESQ	Esquire Financial Holdings, Inc.	MA	13.92	13.92	1.93	13.95	1.93	13.95	0.18	473.51	7.98	100.11	13.93	100.11	7.98	NA	NA	NM
ESSA	ESSA Bancorp, Inc.	MA	10.57	9.83	0.72	6.92	0.72	6.93	0.57	129.02	9.43	68.44	7.23	74.17	9.42	0.44	3.79	34.15
FNB	F.N.B. Corporation	MA	14.11	7.91	1.14	8.14	1.20	8.57	0.43	160.66	6.60	52.12	7.21	101.75	6.26	0.48	6.27	41.38
FMAO	Farmers & Merchants Bancorp, Inc.	MW	14.33	11.53	1.23	8.26	1.33	8.98	0.29	165.02	12.49	100.27	14.36	128.69	11.48	0.64	3.09	37.35
FMNB	Farmers National Banc Corp.	MW	12.22	10.67	1.50	12.56	1.55	12.97	0.41	143.79	8.84	104.65	12.79	122.04	8.56	0.44	3.89	31.25
FBSS	Fauquier Bankshares, Inc.	SE	9.29	9.29	0.96	10.64	0.95	10.55	0.67	151.07	7.45	75.60	7.03	75.60	7.52	0.50	3.73	27.22
FBK	FB Financial Corporation	SE	12.45	9.69	1.45	11.58	1.61	12.86	0.77	110.95	7.49	80.77	10.05	106.95	6.74	0.36	1.81	9.43
FFBW	FFBW, Inc.	MW	21.17	21.15	0.60	2.54	0.60	2.57	0.80	100.40	36.54	93.08	19.71	93.19	36.17	NA	NA	NM
FDBC	Fidelity D & D Bancorp, Inc.	MA	10.58	10.56	1.18	11.49	1.21	11.83	0.50	208.94	12.87	138.04	14.60	138.31	12.51	1.12	2.87	35.64
FITB	Fifth Third Bancorp	MW	12.52	10.16	1.53	12.57	1.36	11.21	0.69	109.07	4.99	60.67	7.03	78.70	5.66	1.08	6.49	29.73
FISI	Financial Institutions, Inc.	MA	10.01	8.45	1.14	11.61	1.14	11.56	0.19	396.90	5.82	65.44	6.32	79.58	5.85	1.04	6.03	34.12
FBNC	First Bancorp	SE	13.87	10.28	1.53	11.32	1.59	11.81	0.62	63.09	7.54	81.16	11.26	114.12	7.23	0.72	3.08	19.35
FNLC	First Bancorp, Inc.	NE	10.27	8.95	1.27	12.51	1.26	12.44	1.43	39.76	8.50	102.06	10.48	118.80	8.55	1.20	6.03	51.28
FBP	First BanCorp.	MA	17.67	17.43	1.34	7.75	1.41	8.14	5.67	25.48	7.13	53.75	9.37	54.63	6.78	0.20	3.69	14.47
FBMS	First Bancshares, Inc.	SE	13.79	9.45	1.26	9.54	1.46	10.99	1.37	29.82	7.23	63.77	8.80	97.72	6.28	0.40	2.17	13.33
FRBA	First Bank	MA	11.25	10.44	0.72	6.48	0.90	8.05	1.17	78.11	9.75	60.82	6.84	66.18	7.85	0.12	1.78	17.39
BUSE	First Busey Corporation	MW	12.59	9.08	1.09	8.68	1.32	10.55	0.37	163.36	8.90	74.70	9.40	107.73	7.32	0.88	5.29	34.22
FBIZ	First Business Financial Services, Inc.	MW	9.26	8.74	1.14	12.55	1.14	12.59	1.13	94.06	5.93	70.06	6.49	74.65	5.91	0.66	4.16	22.95
FCAP	First Capital, Inc.	MW	11.96	11.17	1.27	11.14	1.29	11.30	0.37	172.67	17.31	182.01	21.74	196.50	16.99	0.96	1.80	31.07
FCBP	First Choice Bancorp	WE	15.49	11.33	1.74	10.93	1.82	11.47	0.69	116.71	6.24	65.47	10.14	93.94	5.95	1.00	6.79	38.14
FCNC.A	First Citizens BancShares, Inc.	SE	9.00	8.09	1.23	12.88	1.24	13.01	0.69	98.13	8.19	99.59	8.97	111.91	8.10	1.60	0.48	3.90
FCF	First Commonwealth Financial Corporation	MA	12.71	9.23	1.31	10.32	1.38	10.87	0.42	160.28	8.31	82.79	10.52	118.54	7.89	0.44	4.95	38.32
FCBC	First Community Bankshares, Inc.	SE	15.32	10.93	1.75	11.54	1.61	10.61	0.95	81.21	9.15	96.47	14.78	142.28	9.95	1.00	4.44	40.65
FCCO	First Community Corporation	SE	10.27	9.02	0.98	9.38	1.03	9.83	0.48	156.52	9.57	85.92	8.82	99.23	9.13	0.48	3.46	23.45
FDEF	First Defiance Financial Corp.	MW	12.29	9.58	1.50	12.15	1.55	12.56	0.63	142.51	6.08	69.81	8.58	92.31	5.88	0.88	5.84	33.06
FFBC	First Financial Bancorp.	MW	15.49	9.14	1.39	9.11	1.55	10.13	0.42	96.73	6.82	59.77	9.26	108.89	6.13	0.92	6.74	45.50
FFIN	First Financial Bankshares, Inc.	SW	14.85	13.02	2.08	14.37	2.11	14.58	0.31	213.34	21.21	284.14	42.20	330.98	20.91	0.48	1.87	39.67
THFF	First Financial Corporation	MW	13.86	11.91	1.42	9.83	1.52	10.49	0.43	145.26	8.42	78.81	10.92	93.83	7.88	1.04	3.25	27.37
FFNW	First Financial Northwest, Inc.	WE	11.65	11.53	0.80	6.73	0.79	6.66	0.43	247.48	9.09	61.39	7.15	62.13	9.18	0.40	4.27	35.92
FFWM	First Foundation Inc.	WE	9.72	8.31	0.92	9.67	0.96	10.09	0.25	131.55	8.94	81.36	7.91	96.66	8.57	0.28	2.50	17.60
FGBI	First Guaranty Bancshares, Inc.	SW	7.84	6.99	0.76	8.99	0.78	9.26	0.66	120.06	8.78	75.68	5.94	85.74	8.52	0.64	4.96	41.56
FHB	First Hawaiian, Inc.	WE	13.09	8.58	1.40	10.90	1.44	11.20	0.10	653.93	7.69	80.66	10.56	129.47	7.49	1.04	6.35	48.83
FHN	First Horizon National Corporation	SE	11.72	8.41	1.08	9.19	1.27	11.51	0.79	61.11	5.80	53.25	5.81	79.91	4.90	0.60	7.49	41.30

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of April 17, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
INBK	First Internet Bancorp	MW	7.44	7.32	0.65	8.52	0.65	8.50	0.21	331.36	5.80	46.52	3.46	47.34	5.81	0.24	1.65	7.17
FIBK	First Interstate BancSystem, Inc.	WE	13.75	9.35	1.28	9.53	1.45	10.85	0.39	150.83	10.06	92.27	12.69	142.70	8.84	1.36	4.78	66.08
FRME	First Merchants Corporation	MW	14.34	10.17	1.48	10.48	1.60	11.31	0.20	478.17	8.25	81.58	11.70	120.69	7.65	1.04	3.95	32.60
FMBH	First Mid Bancshares, Inc.	MW	13.72	10.65	1.25	9.49	1.39	10.56	0.82	96.74	8.33	75.70	10.38	100.98	7.48	0.80	3.35	26.48
FMBI	First Midwest Bancorp, Inc.	MW	13.28	8.81	1.17	8.81	1.33	9.98	0.57	131.93	7.51	63.36	8.42	100.45	6.62	0.56	4.10	30.77
FXNC	First National Corporation	SE	9.65	9.63	1.23	13.19	1.26	13.53	0.18	338.18	7.79	96.22	9.29	96.43	7.59	0.44	2.94	19.79
FNWB	First Northwest Bancorp	WE	13.53	13.53	0.72	5.13	0.69	4.91	0.41	183.08	11.79	65.11	8.81	65.11	12.32	0.20	1.86	16.48
FLIC	First of Long Island Corporation	MA	9.50	9.49	0.99	10.61	0.99	10.61	0.05	NM	8.72	89.62	8.51	89.67	8.73	0.72	4.94	42.51
FRC	First Republic Bank	WE	8.47	8.29	0.88	10.06	0.89	10.19	0.13	317.06	19.46	186.04	13.96	190.86	19.30	0.80	0.80	14.98
FSFG	First Savings Financial Group	MW	9.61	NA	1.47	15.31	1.39	14.56	1.14	82.07	6.02	80.52	7.71	NA	6.37	0.68	1.61	9.25
FUNC	First United Corporation	MA	8.73	8.03	0.93	10.44	0.86	9.75	1.30	85.34	7.41	77.34	6.75	84.75	7.93	0.52	3.80	25.95
FUSB	First US Bancshares, Inc.	SE	10.74	9.73	0.58	5.51	0.62	5.89	0.66	149.90	9.03	43.95	4.72	49.06	8.45	0.12	1.98	14.93
MYFW	First Western Financial, Inc.	SW	10.20	8.76	0.68	6.51	0.80	7.68	1.03	64.18	13.42	84.27	8.60	99.65	11.37	NA	NA	NM
FBC	Flagstar Bancorp, Inc.	MW	7.69	7.01	1.05	12.86	0.99	12.37	0.34	155.07	5.64	67.88	5.22	75.01	5.99	0.20	0.93	4.47
FFIC	Flushing Financial Corporation	MA	8.26	8.05	0.59	7.35	0.60	7.40	0.24	130.26	8.15	56.98	4.71	58.63	8.10	0.84	7.16	58.33
FNCB	FNCB Bancorp, Inc.	MA	11.10	11.10	0.92	8.88	0.83	8.01	1.58	53.18	11.18	94.51	10.49	94.51	12.39	0.22	3.51	36.61
FRAF	Franklin Financial Services Corporation	MA	10.05	9.40	1.29	13.17	1.22	12.45	1.12	83.83	6.37	79.73	8.01	85.80	6.73	1.20	5.14	32.70
FSBW	FS Bancorp, Inc.	WE	11.69	11.29	1.38	11.92	1.50	12.96	0.19	436.17	7.56	84.37	9.86	87.78	6.96	0.84	2.22	14.17
FULT	Fulton Financial Corporation	MA	10.70	8.46	1.06	9.81	1.11	10.19	0.85	91.68	8.10	76.63	8.20	99.34	7.80	0.52	4.76	41.48
FVCB	FVCBankcorp, Inc.	SE	11.65	11.15	1.09	9.32	1.12	9.56	0.88	105.55	9.44	78.41	9.13	82.41	9.20	NA	NA	NM
GABC	German American Bancorp, Inc.	MW	13.05	10.32	1.43	11.41	1.53	12.16	0.32	116.96	12.06	128.33	16.75	167.42	11.31	0.76	2.75	30.57
GBCI	Glacier Bancorp, Inc.	WE	14.33	10.95	1.64	12.01	1.78	12.98	0.50	198.76	13.87	155.42	22.27	211.47	12.84	1.16	3.51	56.30
GLBZ	Glen Burnie Bancorp	MA	9.27	9.27	0.41	4.56	0.41	4.55	1.26	50.06	14.99	67.69	6.27	67.69	15.00	0.40	4.68	70.18
GSBC	Great Southern Bancorp, Inc.	MW	12.03	11.88	1.52	12.88	1.53	12.96	0.19	684.34	7.49	91.00	10.94	92.23	7.44	1.36	3.53	45.53
GWB	Great Western Bancorp, Inc.	MW	14.94	9.68	1.29	8.81	1.30	8.87	1.77	38.77	6.41	54.75	8.18	89.78	6.37	1.20	6.43	41.24
GNTY	Guaranty Bancshares, Inc.	SW	11.28	9.88	1.13	10.37	1.16	10.64	0.84	87.57	10.73	106.62	12.03	123.65	10.46	0.76	3.15	32.00
GFED	Guaranty Federal Bancshares, Inc.	MW	8.36	8.00	0.96	11.26	0.99	11.66	NA	NA	6.64	71.75	6.00	75.25	6.41	0.60	4.29	26.54
HWC	Hancock Whitney Corporation	SE	11.33	8.45	1.12	9.91	1.27	11.19	1.10	62.28	4.95	46.44	5.26	64.27	4.37	1.08	5.87	29.03
HAFC	Hanmi Financial Corporation	WE	10.17	9.95	0.60	5.80	0.60	5.77	1.15	96.73	9.88	57.25	5.82	58.64	9.92	0.96	9.17	90.57
HONE	HarborOne Bancorp, Inc.	NE	16.40	14.81	0.49	3.82	0.54	4.21	1.14	52.97	22.36	64.75	10.62	73.08	20.26	NA	NA	NM
HWBK	Hawthorn Bancshares, Inc.	MW	7.71	7.71	1.09	14.77	0.98	13.22	1.34	171.18	7.49	104.97	8.09	104.97	8.37	0.48	2.49	18.50
HBT	HBT Financial, Inc.	MW	10.26	9.49	2.07	19.58	2.18	20.67	1.01	80.86	3.24	89.07	9.14	97.14	3.07	0.60	5.56	4.50
HTLF	Heartland Financial USA, Inc.	MW	11.95	8.51	1.24	10.12	1.12	9.11	0.52	113.10	7.26	69.87	8.35	101.90	8.06	0.80	2.66	17.39
HTBK	Heritage Commerce Corp	WE	14.03	9.90	1.21	9.51	1.52	11.95	0.22	255.57	8.92	77.10	10.82	114.52	7.09	0.52	6.94	58.33
HFWA	Heritage Financial Corporation	WE	14.57	10.42	1.25	8.56	1.30	8.91	NA	NA	9.98	82.62	12.04	121.19	9.58	0.80	4.38	46.99
HTH	Hilltop Holdings Inc.	SW	14.03	12.17	1.66	11.43	1.72	11.95	0.37	159.67	6.73	70.73	9.82	83.49	6.50	0.36	2.19	13.52
HIFS	Hingham Institution for Savings	NE	9.54	9.54	1.55	16.82	1.31	14.22	0.27	220.57	10.47	128.93	12.07	128.93	9.70	1.68	1.12	15.49
HMNF	HMN Financial, Inc.	MW	11.91	11.81	1.05	8.74	1.06	8.79	0.57	222.38	9.26	81.30	9.69	82.15	9.21	0.00	0.00	NM
HBCP	Home Bancorp, Inc.	SW	14.38	11.79	1.27	8.95	1.31	9.21	1.41	66.76	8.13	72.51	10.42	91.07	7.90	0.88	3.55	28.20
HOMB	Home BancShares, Inc.	SE	16.71	10.80	1.93	12.01	1.96	12.22	0.46	170.98	9.89	88.00	13.77	150.38	9.77	0.52	4.02	39.69
HFBL	Home Federal Bancorp, Inc. of Louisiana	SW	10.98	10.98	0.95	8.51	0.95	8.51	1.55	52.99	10.31	83.20	9.13	83.20	10.31	0.64	2.76	21.33
HMST	HomeStreet, Inc.	WE	9.98	9.52	0.25	2.43	0.65	6.34	0.36	178.78	33.25	75.97	7.58	80.00	12.43	0.60	2.78	23.08
HTBI	HomeTrust Bancshares, Inc.	SE	12.02	11.32	0.83	7.14	0.86	7.40	0.89	74.76	8.74	60.36	7.25	64.60	8.44	0.28	1.96	15.95
HOPE	Hope Bancorp, Inc.	WE	13.00	10.26	1.12	8.63	1.13	8.66	0.73	104.03	6.21	51.82	6.73	67.68	6.20	0.56	6.67	31.11
HBNC	Horizon Bancorp, Inc.	MW	12.50	9.43	1.35	10.98	1.49	12.12	0.47	83.97	6.57	68.90	8.61	94.54	5.96	0.48	4.78	31.37
HBMD	Howard Bancorp, Inc.	MA	13.23	10.42	0.75	5.54	0.95	7.01	0.94	54.34	10.65	57.54	7.61	75.40	8.41	NA	NA	NM
HBAN	Huntington Bancshares Incorporated	MW	10.82	8.94	1.31	12.21	1.37	12.79	1.08	68.05	6.35	77.62	7.63	98.59	6.04	0.60	7.44	46.46
HVBC	HV Bancorp, Inc.	MA	9.48	9.48	0.60	6.22	0.50	5.16	1.12	36.26	11.86	78.28	7.42	78.28	14.28	NA	NA	NM
IROQ	IF Bancorp, Inc.	MW	11.46	11.46	0.57	4.89	0.57	4.88	0.32	361.11	14.21	70.40	8.07	70.40	14.22	0.30	1.79	25.42
INDB	Independent Bank Corp.	NE	14.99	10.80	1.52	10.85	1.73	12.34	0.57	104.62	13.69	138.54	20.77	201.81	12.04	1.84	2.67	35.39
IBCP	Independent Bank Corporation	MW	9.82	8.96	1.35	13.63	1.37	13.81	1.65	45.79	6.49	83.33	8.19	92.19	6.40	0.80	6.16	37.00
IBOC	International Bancshares Corporation	SW	17.63	15.67	1.72	10.10	1.70	9.97	0.74	503.20	8.23	79.02	13.84	91.18	8.33	1.10	4.29	35.26
ISTR	Investar Holding Corporation	SW	11.26	9.96	0.85	8.21	0.94	9.10	0.31	164.36	6.77	52.16	5.87	59.83	6.11	0.24	2.14	14.16
ISBC	Investors Bancorp, Inc.	MA	9.82	9.53	0.73	6.64	0.78	7.10	0.46	210.70	11.18	78.05	7.66	80.68	10.46	0.48	5.80	60.81
JPM	JPMorgan Chase & Co.	MA	9.72	8.06	1.33	13.99	1.33	13.99	0.36	142.38	10.75	125.44	9.33	158.83	NA	3.60	3.78	39.55
KRNY	Kearny Financial Corp.	MA	16.56	13.74	0.64	3.73	0.69	4.04	0.42	112.63	16.86	64.26	10.64	80.03	15.55	0.32	3.87	55.10
KEY	KeyCorp	MW	11.75	9.94	1.19	10.32	1.18	10.27	0.61	107.78	7.95	67.97	6.83	83.60	NA	0.74	6.85	53.31
LBAI	Lakeland Bancorp, Inc.	MA	10.81	8.62	1.12	10.14	1.17	10.58	0.41	149.33	7.53	72.34	7.82	92.92	7.21	0.50	4.81	36.23
LKFN	Lakeland Financial Corporation	MW	12.09	12.00	1.76	15.47	1.75	15.32	0.50	206.04	10.94	157.39	19.03	158.70	11.04	1.20	3.24	26.63
LARK	Landmark Bancorp, Inc.	MW	10.88	9.25	1.07	10.58	1.10	10.89	0.90	74.50	9.06	88.64	9.64	106.15	8.81	0.80	3.82	25.15
LCNB	LCNB Corp.	MW	13.91	10.49	1.15	8.42	1.20	8.75	0.61	41.20	8.51	69.49	9.67	95.87	8.19	0.72	5.88	48.61
LEVL	Level One Bancorp, Inc.	MW	10.77	10.22	1.08	9.90	1.05	9.66	1.28	65.21	8.26	76.52	8.24	81.16	8.46	0.20	1.18	8.29
LMST	Limestone Bancorp, Inc.	MW	8.49	7.84	0.95	10.50	1.00	11.12	0.42	418.17	10.16	93.88	7.70	102.39	9.48	0.00	0.00	NM
LOB	Live Oak Bancshares, Inc.	SE	11.06	10.65	0.42	3.46	0.48	3.97	0.66	157.22	31.02	103.37	11.43	107.86	27.02	0.12	0.88	27.27
LBC	Luther Burbank Corporation	WE	8.72	8.68	0.69	8.15	0.69	8.15	0.11	471.34	11.13	88.22	7.69	88.70	11.13	0.23	2.38	26.44
MTB	M&T Bank Corporation	MA	13.11	9.63	1.61	12.27	1.59	12.10	1.04	91.66	8.55	92.90	10.97	136.03	NA	4.40	4.17	34.04
MCBC	Macatawa Bank Corporation	MW	10.51	10.51	1.59	15.66	1.59	15.66	0.80	124.53	7.64	112.68	11.84	112.68	7.64	0.32	4.45	30.85
MFNC	Mackinac Financial Corporation	MW	12.27	10.60	1.04	8.78	1.07	9.01	1.03	46.66	7.71	66.05	8.10	77.89	7.51	0.56	5.63	41.86
MNSB	MainStreet Bancshares, Inc.	SE	10.73	10.73	1.19	10.79	1.19	10.79	0.21	646.69	8.33	84.37	8.90	84.37	8.33	NA	NA	NM
MLVF	Malvern Bancorp, Inc.	MA	11.40	11.40	0.67	5.79	0.71	6.11	1.42	82.27	10.96	62.87	7.17	62.87	10.38	0.00	0.00	NM
MRLN	Marlin Business Services Corp.	MA	17.80	16.82	2.18	13.33	2.43	14.80	0.77	233.61	3.40	42.10	7.49	45.07	3.05	0.56	7.50	25.45

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of April 17, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
MBWM	Mercantile Bank Corporation	MW	11.47	10.15	1.39	12.52	1.35	12.18	0.40	169.76	7.20	85.48	9.80	98.03	7.41	1.12	5.17	27.24
MBIN	Merchants Bancorp	MW	10.26	9.98	1.47	14.37	1.48	14.50	0.10	259.36	6.18	95.28	6.82	99.72	6.12	0.32	2.19	12.24
EBSB	Meridian Bancorp, Inc.	NE	11.45	11.14	1.06	9.56	1.04	9.39	0.09	876.54	8.28	79.12	9.06	81.65	8.44	0.32	2.97	23.08
MRBK	Meridian Corporation	MA	10.50	10.12	1.01	9.09	1.09	9.76	0.60	139.20	7.40	64.08	6.73	66.72	6.90	NA	NA	NM
CASH	Meta Financial Group, Inc.	MW	13.54	8.20	1.71	13.02	2.14	16.42	0.42	123.92	6.71	79.36	10.70	139.70	5.30	0.20	1.12	7.55
MCBS	MetroCity Bankshares, Inc.	SE	13.28	12.84	2.87	24.23	2.87	24.23	0.93	46.54	5.64	120.16	15.96	124.87	5.64	0.44	4.31	24.31
MCB	Metropolitan Bank Holding Corp.	MA	8.91	8.64	1.06	10.66	1.06	10.64	0.16	475.43	6.23	62.77	5.50	64.92	6.24	NA	NA	NM
MPB	Mid Penn Bancorp, Inc.	MA	10.66	7.83	0.82	7.67	0.80	7.50	0.54	79.55	8.16	60.79	6.48	85.38	8.35	0.72	4.22	36.84
MBCN	Middlefield Banc Corp.	MW	11.65	10.35	1.05	9.35	1.06	9.38	1.07	54.24	8.72	79.26	9.24	90.51	8.69	0.60	3.53	29.74
MSBI	Midland States Bancorp, Inc.	MW	10.87	7.74	0.96	8.74	1.19	10.86	0.82	67.18	7.09	59.10	6.43	85.93	5.69	1.07	6.68	44.03
MSVB	Mid-Southern Bancorp, Inc.	MW	24.38	24.38	0.47	1.92	0.62	2.52	1.24	61.32	39.66	80.52	19.63	80.52	30.17	0.08	0.70	27.59
MOFG	MidWestOne Financial Group, Inc.	MW	10.94	8.50	1.04	9.65	1.30	12.06	1.06	63.42	6.59	61.29	6.70	81.05	5.27	0.88	4.56	21.33
MVBF	MVB Financial Corp.	SE	10.90	9.83	1.46	13.83	0.87	8.23	0.56	123.65	6.27	80.50	8.50	90.75	10.79	0.36	2.61	11.36
NBHC	National Bank Holdings Corporation	SW	13.01	11.14	1.38	10.89	1.40	11.05	0.61	136.43	9.09	94.60	12.31	112.80	8.96	0.80	3.45	30.59
NKSH	National Bankshares, Inc.	SE	13.90	13.37	1.39	9.87	1.36	9.62	0.51	134.46	10.51	98.37	13.67	102.92	10.79	1.44	5.17	52.45
NBTB	NBT Bancorp Inc.	MA	11.53	8.84	1.26	11.32	1.29	11.56	0.42	183.77	11.57	123.96	14.29	166.60	11.34	1.08	3.41	39.05
NYCB	New York Community Bancorp, Inc.	MA	12.51	8.37	0.76	5.93	0.74	5.81	0.14	236.23	13.21	76.55	8.94	125.66	13.51	0.68	6.69	88.31
NCBS	Nicolet Bankshares, Inc.	MW	14.45	10.29	1.76	12.99	1.76	12.98	0.42	98.94	9.61	109.03	15.74	160.69	9.60	NA	NA	NM
NBN	Northeast Bank	NE	13.53	13.34	1.18	8.95	NA	NA	3.11	15.41	7.01	58.22	7.88	59.18	NA	0.04	0.38	2.67
NTRS	Northern Trust Corporation	MW	8.11	7.55	1.27	14.01	1.30	14.35	0.08	93.89	12.07	170.88	12.38	186.40	11.77	2.80	3.50	40.72
NFBK	Northfield Bancorp, Inc.	MA	13.76	13.09	0.86	5.89	0.82	5.60	0.47	121.76	12.41	74.56	10.26	79.00	13.06	0.44	4.17	51.76
NRIM	Northrim BanCorp, Inc.	WE	12.60	11.73	1.33	9.92	NA	NA	1.30	123.96	6.87	66.09	8.33	71.66	NA	1.36	6.52	42.76
NWBI	Northwest Bancshares, Inc.	MA	12.90	9.72	1.07	8.36	1.15	8.99	0.88	63.10	9.61	78.88	10.17	108.48	8.93	0.76	7.61	52.88
NWFL	Norwood Financial Corp.	MA	11.17	10.32	1.18	10.83	1.17	10.74	0.19	NM	10.27	106.38	11.88	116.15	10.35	1.00	4.33	43.56
OVLY	Oak Valley Bancorp	WE	9.81	9.51	1.15	11.78	1.14	11.68	0.10	829.19	8.44	94.81	9.30	98.16	8.51	0.28	2.15	17.86
OCFC	OceanFirst Financial Corp.	MA	13.98	9.71	1.10	7.84	1.35	9.61	0.44	46.95	8.43	64.48	9.02	97.46	6.87	0.68	4.61	38.86
OFG	OFG Bancorp	MA	11.24	9.86	0.83	5.15	1.04	6.41	2.34	63.12	12.38	61.40	6.36	72.24	9.69	0.28	2.46	30.43
OVBC	Ohio Valley Banc Corp.	MW	12.65	12.00	0.96	8.10	0.88	7.42	1.80	35.43	11.73	91.10	11.52	96.75	12.80	0.84	3.44	40.38
ONB	Old National Bancorp	MW	13.97	9.09	1.19	8.57	1.33	9.56	0.72	37.73	11.26	78.36	NA	127.88	NA	0.56	4.18	44.54
OPOF	Old Point Financial Corporation	SE	10.41	10.24	0.76	7.33	0.74	7.13	0.80	114.41	10.20	72.96	7.59	74.33	10.48	0.48	3.12	31.79
OSBC	Old Second Bancorp, Inc.	MW	10.54	9.81	1.50	15.37	1.36	13.88	0.81	121.65	5.52	77.24	8.14	83.64	6.11	0.04	0.56	2.31
OPBK	OP Bancorp	WE	11.92	11.89	1.51	12.42	1.43	11.70	0.13	649.22	7.11	81.77	9.75	82.01	7.55	0.28	3.83	21.36
OPHC	OptimumBank Holdings, Inc.	SE	5.69	5.69	-0.98	-21.32	-0.83	-18.03	NA	NA	NM	93.01	5.29	93.01	NM	NA	NA	NM
OBNK	Origin Bancorp, Inc.	SW	11.25	10.73	1.06	9.27	1.07	9.40	0.73	110.63	9.04	80.72	9.08	85.20	8.91	0.37	1.80	13.60
ORRF	Orrstown Financial Services, Inc.	MA	9.37	8.32	0.76	8.21	0.98	10.57	0.50	125.95	7.52	60.75	5.69	69.15	5.84	0.68	5.62	29.19
OTTW	Ottawa Bancorp, Inc.	MW	16.87	16.65	0.65	3.29	0.67	3.37	NA	NA	15.40	59.50	10.04	60.48	15.05	0.32	3.35	98.39
PMBC	Pacific Mercantile Bancorp	WE	10.52	NA	0.40	3.87	0.40	3.87	1.12	86.79	14.88	56.46	5.94	NA	14.88	NA	NA	NM
PPBI	Pacific Premier Bancorp, Inc.	WE	17.09	10.24	1.38	8.00	1.45	8.37	0.10	306.42	7.13	54.82	9.37	99.10	6.82	1.00	5.39	26.54
PACW	PacWest Bancorp	WE	18.51	9.79	1.80	9.63	1.78	9.53	0.33	159.32	4.72	44.53	8.24	93.23	4.77	2.40	13.03	61.54
PKBK	Parke Bancorp, Inc.	MA	10.67	10.67	1.94	17.97	1.92	18.02	1.60	98.48	4.61	76.26	8.05	76.26	4.68	0.64	5.09	21.86
PBHC	Pathfinder Bancorp, Inc.	MA	8.29	7.89	0.43	5.35	0.39	4.96	0.67	119.51	11.75	58.98	4.11	62.91	12.91	0.24	2.55	30.00
PNBK	Patriot National Bancorp, Inc.	NE	NA	NA	NA	NA	NA	NA	NA	NA	NM	33.82	2.37	34.82	NM	0.04	0.68	NM
PCB	PCB Bancorp	WE	12.99	12.95	1.40	10.88	1.37	10.60	0.19	444.24	6.03	62.18	8.08	62.41	6.19	0.40	4.45	20.13
PCSB	PCSB Financial Corporation	MA	16.97	16.65	0.56	3.15	0.56	3.17	NA	NA	24.22	81.20	13.78	83.09	24.02	0.16	1.22	29.63
PGC	Peapack-Gladstone Financial Corporation	MA	9.72	8.99	0.99	9.70	1.01	9.89	0.60	139.82	6.67	61.18	5.95	66.69	6.55	0.20	1.23	8.20
PWOD	Penns Woods Bancorp, Inc.	MA	9.31	8.32	0.94	10.55	0.95	10.51	1.02	71.69	9.94	99.32	9.24	112.37	9.84	1.28	5.86	57.58
PEBO	Peoples Bancorp Inc.	MW	13.65	10.04	1.27	9.48	1.44	10.76	0.65	76.78	8.45	77.41	10.57	109.65	7.44	1.36	6.12	51.71
PEBK	Peoples Bancorp of North Carolina, Inc.	SE	11.61	11.61	1.23	10.45	1.21	10.31	0.31	188.01	7.56	78.64	9.13	78.64	7.66	0.60	3.36	30.51
PFIS	Peoples Financial Services Corp.	MA	12.08	9.71	1.10	8.87	1.12	9.03	0.41	233.81	9.78	84.09	10.16	107.41	9.61	1.44	4.23	39.94
PBCT	People’s United Financial, Inc.	NE	13.56	8.45	1.01	7.36	1.14	8.34	0.58	77.23	9.04	66.12	8.73	115.01	7.95	0.71	6.18	41.93
PUB	People’s Utah Bancorp	SW	13.81	12.77	1.93	14.14	1.94	14.25	1.38	94.37	7.50	99.25	13.71	108.61	7.44	0.56	3.20	22.32
PNFP	Pinnacle Financial Partners, Inc.	SE	15.67	9.58	1.52	9.57	1.58	9.96	0.35	142.62	7.45	68.32	10.70	119.77	7.16	0.64	1.65	9.20
PLBC	Plumas Bancorp	WE	9.77	9.67	1.82	20.21	1.83	20.37	0.43	245.53	5.81	95.63	9.81	103.03	NA	0.46	2.76	8.01
PNC	PNC Financial Services Group, Inc.	MA	12.03	9.95	1.35	11.14	NA	NA	0.63	111.64	9.45	95.07	9.75	120.06	NA	4.60	4.53	42.83
BPOP	Popular, Inc.	MA	11.55	10.34	1.33	11.75	1.30	11.45	3.81	25.66	5.11	56.38	6.46	63.87	5.25	1.60	4.55	18.90
PFBC	Preferred Bank	WE	10.15	10.14	1.82	17.43	1.82	17.45	0.06	NM	6.49	106.47	10.81	106.66	6.49	1.20	3.58	23.26
PFBI	Premier Financial Bancorp, Inc.	SE	13.49	10.83	1.40	10.43	1.44	10.73	1.67	77.57	7.17	71.75	9.68	92.07	6.97	0.60	5.10	36.59
PFHD	Professional Holding Corp.	SE	7.53	7.53	0.26	2.94	0.31	3.43	0.25	247.37	37.50	110.98	8.36	110.98	32.15	NA	NA	NM
PB	Prosperity Bancshares, Inc.	SW	18.55	9.21	1.38	7.46	1.55	8.40	0.19	158.25	11.11	79.66	14.78	178.76	9.87	1.84	3.67	38.50
PVBC	Provident Bancorp, Inc.	NE	20.59	20.59	1.04	7.38	1.03	7.32	0.68	181.61	13.73	69.49	14.30	69.49	13.85	NA	NA	NM
PROV	Provident Financial Holdings, Inc.	WE	11.18	11.18	0.51	4.59	0.71	6.40	0.31	201.96	19.03	82.83	9.26	82.83	13.60	0.56	4.09	77.78
PFS	Provident Financial Services, Inc.	MA	14.41	10.43	1.15	8.07	1.19	8.38	0.87	67.03	7.67	62.12	8.95	89.86	7.39	0.92	6.89	52.87
PBIP	Prudential Bancorp, Inc.	MA	10.98	10.53	0.82	7.10	0.74	6.37	1.11	39.83	10.20	79.95	8.34	84.08	13.82	0.28	2.33	94.92
QCRH	QCR Holdings, Inc.	MW	10.91	9.25	1.12	11.31	1.12	11.30	0.26	410.69	7.68	81.75	8.92	98.21	7.69	0.24	0.87	6.67
RNDB	Randolph Bancorp, Inc.	NE	12.43	NA	0.54	4.31	0.54	4.29	0.86	79.16	13.77	62.62	7.79	NA	13.82	NA	NA	NM
RBB	RBB Bancorp	WE	14.62	12.46	1.38	9.95	1.43	10.37	0.48	142.35	7.00	66.05	9.65	79.45	6.75	0.48	3.57	21.88
RRBI	Red River Bancshares, Inc.	SW	12.67	12.60	1.30	10.86	1.31	10.88	0.41	198.70	9.46	95.72	12.13	96.31	9.44	0.24	0.73	1.72
RF	Regions Financial Corporation	SE	12.91	9.35	1.26	9.84	1.32	10.30	0.83	87.69	7.44	56.86	6.89	82.23	7.04	0.62	6.51	47.27
RBNC	Reliant Bancorp, Inc.	SE	11.79	9.36	0.90	7.53	0.95	7.94	NA	NA	7.91	57.04	6.72	73.85	7.51	0.40	3.51	19.44
RNST	Renasant Corporation	SE	15.86	9.23	1.30	7.95	1.35	8.25	0.36	128.79	8.07	62.13	9.86	115.19	7.77	0.88	3.79	30.56
RBCA.A	Republic Bancorp, Inc.	MW	13.60	13.34	1.64	12.49	1.53	11.62	0.79	97.98	7.12	85.61	11.64	87.53	7.64	1.14	3.66	24.56

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of April 17, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
FRBK	Republic First Bancorp, Inc.	MA	7.46	7.19	-0.12	-1.41	-0.15	-1.76	0.61	49.85	NM	47.47	3.54	49.34	NM	NA	NA	NM
RMBI	Richmond Mutual Bancorporation, Inc.	MW	19.04	19.04	-1.47	-10.89	0.77	5.70	0.12	578.69	NM	71.02	13.53	71.02	14.84	NA	NA	NM
RVSB	Riverview Bancorp, Inc.	WE	12.31	10.20	1.47	12.27	1.47	12.30	0.47	205.08	6.77	79.26	9.76	97.99	6.76	0.20	3.94	25.33
RIVE	Riverview Financial Corporation	MA	10.94	8.61	0.38	3.69	0.65	6.22	0.47	151.75	10.55	38.70	4.23	50.45	6.27	0.30	6.05	69.15
STBA	S&T Bancorp, Inc.	MA	13.60	9.66	1.32	9.98	1.44	10.86	1.08	68.37	9.23	86.39	11.75	127.22	8.49	1.12	4.30	29.43
SAL	Salisbury Bancorp, Inc.	NE	10.22	9.01	1.00	10.22	0.96	9.88	1.05	78.06	8.52	83.24	8.50	95.72	8.82	1.16	3.46	28.75
SASR	Sandy Spring Bancorp, Inc.	MA	13.13	9.40	1.39	10.51	1.42	10.69	0.50	136.02	6.77	67.91	8.92	98.89	6.65	1.20	5.45	36.92
SBFG	SB Financial Group, Inc.	MW	13.10	11.59	1.16	8.99	1.15	8.87	0.64	137.35	9.10	78.37	10.27	90.19	9.22	0.38	2.77	18.54
SBCF	Seacoast Banking Corporation of Florida	SE	13.87	11.07	1.45	10.63	1.52	11.19	0.71	92.38	9.59	95.23	13.20	123.17	9.11	0.00	0.00	NM
SLCT	Select Bancorp, Inc.	SE	16.69	14.94	1.03	6.08	1.10	6.52	1.23	68.52	10.28	60.22	10.05	68.67	9.59	NA	NA	NM
SFBS	ServisFirst Bancshares, Inc.	SE	9.42	9.27	1.73	19.16	1.73	19.21	0.43	249.33	10.69	187.83	17.68	191.05	10.67	0.70	2.37	23.55
SVBI	Severn Bancorp, Inc.	MA	12.75	12.64	0.92	8.16	0.92	8.16	1.87	54.49	7.89	62.31	7.95	62.97	7.89	0.16	3.12	23.08
SHBI	Shore Bancshares, Inc.	MA	12.37	11.24	1.08	8.52	1.12	8.80	1.16	58.08	6.93	57.06	7.05	63.57	6.71	0.48	5.45	34.65
BSRR	Sierra Bancorp	WE	11.92	10.80	1.40	12.23	1.43	12.49	0.58	70.12	7.49	80.45	9.62	89.56	7.33	0.80	4.73	25.66
SBNY	Signature Bank	MA	9.42	9.34	1.20	12.70	1.20	12.69	0.34	200.13	8.17	99.63	9.39	100.59	8.18	2.24	2.52	15.46
SI	Silvergate Capital Corporation	WE	10.86	10.86	1.19	11.54	0.96	9.25	0.31	95.28	10.16	110.86	12.04	110.86	12.67	NA	NA	NM
SFNC	Simmons First National Corporation	SE	14.06	9.00	1.33	9.93	1.30	9.66	0.56	69.82	7.43	68.11	9.57	112.70	7.63	0.68	3.80	26.97
SMBK	SmartFinancial, Inc.	SE	12.77	9.93	1.13	8.89	1.05	8.21	0.19	365.30	6.87	58.18	7.43	77.25	7.44	0.20	1.54	5.29
SFBC	Sound Financial Bancorp, Inc.	WE	10.80	10.68	0.92	8.63	0.93	8.68	1.74	47.19	8.56	72.67	7.85	73.55	8.51	0.60	2.73	29.96
SPFI	South Plains Financial, Inc.	SW	9.46	8.69	1.04	10.94	1.09	11.52	0.26	372.43	7.60	76.58	7.24	84.10	7.22	0.12	0.92	7.02
SSB	South State Corporation	SE	14.90	8.88	1.21	7.89	1.33	8.71	0.35	140.76	10.13	77.20	11.51	138.76	9.18	1.88	3.46	32.84
SFST	Southern First Bancshares, Inc.	SE	9.08	9.08	1.35	14.72	1.35	14.73	0.53	138.53	7.42	98.96	8.99	98.96	7.41	NA	NA	NM
SMBC	Southern Missouri Bancorp, Inc.	MW	10.76	9.95	1.36	12.74	1.43	13.44	1.25	82.49	7.11	85.75	9.23	93.67	6.74	0.60	2.59	13.80
SONA	Southern National Bancorp of Virginia, Inc.	SE	13.86	10.26	1.22	9.13	1.32	9.89	0.43	187.66	6.88	60.00	8.31	84.42	6.36	0.40	4.27	27.21
SBSI	Southside Bancshares, Inc.	SW	11.92	9.03	1.17	9.53	1.21	9.89	0.26	146.06	13.15	121.58	14.49	165.76	12.66	1.24	4.29	57.73
STXB	Spirit of Texas Bancshares, Inc.	SW	14.50	11.40	1.14	8.38	1.30	9.60	0.43	101.03	7.28	53.82	7.80	70.91	6.35	NA	NA	NM
STND	Standard AVB Financial Corp.	MA	14.41	11.93	0.90	6.28	0.93	6.51	0.43	126.54	11.16	70.09	10.10	87.11	10.77	0.88	4.17	46.53
STT	State Street Corporation	NE	9.95	6.29	1.00	8.95	1.14	10.15	0.00	NM	10.07	96.24	5.72	172.68	8.83	2.08	3.56	34.94
STL	Sterling Bancorp	MA	14.81	9.50	1.42	9.57	1.49	10.08	0.79	46.42	5.24	48.03	6.93	81.18	4.97	0.28	2.63	13.79
SBT	Sterling Bancorp, Inc.	MW	11.12	NA	1.74	16.37	NA	NA	NA	NA	2.83	43.52	4.84	45.08	NA	0.04	1.27	3.60
SYBT	Stock Yards Bancorp, Inc.	MW	10.91	10.55	1.90	17.09	1.93	17.34	0.32	232.40	10.05	161.62	17.63	167.73	9.91	1.08	3.72	36.68
SMMF	Summit Financial Group, Inc.	SE	10.31	9.44	1.40	13.43	1.34	12.92	2.25	37.56	6.75	85.95	8.86	94.75	7.01	0.68	3.98	24.51
SSBI	Summit State Bank	WE	9.68	9.05	1.00	9.99	1.01	10.00	0.42	233.98	7.00	67.48	6.53	72.68	6.99	0.48	6.41	44.86
SIVB	SVB Financial Group	WE	9.32	9.09	1.87	20.34	1.65	18.34	0.19	226.44	7.99	146.36	12.72	150.97	9.15	0.00	0.00	NM
SNV	Synovus Financial Corp.	SE	10.25	9.20	1.20	11.86	1.37	13.45	0.56	109.83	4.87	56.46	5.22	64.62	4.27	1.32	7.81	35.45
TCF	TCF Financial Corporation	MW	12.28	9.43	0.92	7.84	1.45	12.50	0.51	57.96	9.73	68.50	8.16	93.22	5.97	1.40	5.65	52.76
TBNK	Territorial Bancorp Inc.	WE	11.69	11.69	1.06	9.04	0.95	8.09	0.06	206.55	10.85	100.83	11.79	100.83	12.13	0.92	3.62	64.10
TCBI	Texas Capital Bancshares, Inc.	SW	8.70	8.65	1.04	12.05	1.02	11.77	0.69	86.54	3.88	45.17	3.74	45.48	3.97	NA	NA	NM
TSBK	Timberland Bancorp, Inc.	WE	13.83	12.65	2.02	15.12	2.10	15.66	0.62	165.69	5.59	78.40	10.84	86.84	5.40	0.80	4.85	28.81
TOWN	TowneBank	SE	13.84	10.07	1.23	8.99	1.29	9.45	0.40	179.57	9.58	81.43	11.19	117.24	9.18	0.72	3.92	37.50
TCBK	TriCo Bancshares	WE	14.01	10.63	1.43	10.49	1.49	10.92	0.37	144.87	9.63	97.31	13.63	133.23	9.26	0.88	3.04	28.33
TSC	TriState Capital Holdings, Inc.	MA	8.00	7.21	0.89	10.77	0.90	10.87	0.06	NM	5.58	61.25	4.04	70.43	5.52	NA	NA	NM
TBK	Triumph Bancorp, Inc.	SW	12.58	9.16	1.23	9.04	1.37	10.10	0.79	79.95	11.34	100.04	12.59	142.70	10.15	NA	NA	NM
TFC	Truist Financial Corporation	SE	14.07	8.81	1.31	9.49	1.57	10.83	NA	NA	9.49	73.42	NA	131.59	NA	1.80	5.39	49.86
TRST	TrustCo Bank Corp NY	MA	10.31	10.30	1.12	11.26	1.12	11.24	0.64	138.62	8.99	96.70	9.97	96.79	9.02	0.27	5.07	45.64
TRMK	Trustmark Corporation	SE	12.30	9.72	1.11	9.28	1.14	9.48	0.64	150.28	10.55	94.64	11.64	123.39	10.33	0.92	3.76	39.66
USB	U.S. Bancorp	MW	10.59	8.69	1.46	13.04	1.49	13.49	0.60	142.50	9.08	115.92	9.85	150.99	8.91	1.68	4.79	42.23
UMBF	UMB Financial Corporation	MW	9.81	9.10	1.02	9.94	1.03	10.02	0.22	179.40	9.13	85.26	8.37	92.67	9.05	1.24	2.74	24.60
UMPQ	Umpqua Holdings Corporation	WE	14.95	9.26	1.27	8.42	1.09	7.23	0.17	351.69	6.90	56.36	8.43	97.15	8.03	0.84	7.61	52.50
UNB	Union Bankshares, Inc.	NE	8.23	7.97	1.30	15.63	1.32	15.80	0.52	135.65	11.39	157.45	13.16	162.80	NA	1.28	4.93	41.23
UBCP	United Bancorp, Inc.	MW	8.74	8.53	1.07	12.52	1.09	12.74	NA	NA	8.01	94.15	8.23	96.63	7.87	0.57	5.98	35.29
UBOH	United Bancshares, Inc.	MW	10.77	7.69	1.24	12.30	1.07	10.64	0.29	160.05	4.46	50.00	5.38	72.49	5.16	0.56	3.86	12.31
UBSI	United Bankshares, Inc.	SE	17.11	10.22	1.34	7.80	1.38	8.04	0.70	63.38	9.89	76.11	13.02	137.95	9.59	1.40	5.55	54.12
UCBI	United Community Banks, Inc.	SE	12.66	10.24	1.46	11.94	1.54	12.54	0.63	76.34	8.09	90.28	11.43	114.78	7.70	0.72	3.85	30.30
UBFO	United Security Bancshares	WE	12.12	11.71	1.58	13.30	1.58	13.30	2.18	56.14	9.29	110.16	13.24	114.54	9.45	0.44	5.77	53.66
UNTY	Unity Bancorp, Inc.	MA	9.35	9.22	1.54	15.86	1.48	15.25	0.47	260.44	6.05	84.52	7.98	87.72	6.23	0.32	2.51	15.17
UVSP	Univest Financial Corporation	MA	12.55	9.59	1.26	10.07	1.28	10.23	0.73	91.46	7.04	68.48	8.59	92.67	6.93	0.80	5.08	35.71
VLY	Valley National Bancorp	MA	11.71	8.19	0.93	8.71	0.90	8.47	0.47	97.40	8.36	70.23	7.88	107.05	8.60	0.44	6.05	50.57
VBTX	Veritex Holdings, Inc.	SW	14.97	9.95	1.14	7.57	1.65	10.96	0.47	95.51	8.26	59.48	8.90	94.73	5.70	0.68	4.90	32.44
VBFC	Village Bank and Trust Financial Corp.	SE	7.94	7.94	0.84	11.16	0.95	12.61	1.75	35.69	8.50	89.17	7.08	89.17	7.52	NA	NA	NM
WAFD	Washington Federal, Inc.	WE	12.49	10.80	1.35	11.03	1.23	10.01	0.89	97.10	8.83	94.11	11.75	110.89	9.74	0.88	3.56	30.00
WASH	Washington Trust Bancorp, Inc.	NE	9.51	8.28	1.34	14.37	1.35	14.52	0.36	151.90	8.41	114.84	10.92	133.73	8.32	2.04	6.13	51.52
WSBF	Waterstone Financial, Inc.	MW	19.72	19.69	1.82	9.14	1.82	9.14	0.54	123.34	9.34	88.20	17.39	88.35	9.34	0.48	3.75	71.53
WBS	Webster Financial Corporation	NE	10.56	8.88	1.32	12.48	NA	NA	0.97	72.77	5.83	71.06	7.20	86.97	NA	1.60	6.77	39.41
WFC	Wells Fargo & Company	WE	9.75	8.45	1.05	10.14	0.97	9.45	0.69	72.88	10.03	71.47	5.93	84.21	9.52	2.04	7.19	69.96
WSBC	WesBanco, Inc.	SE	16.50	9.92	1.24	7.49	1.37	8.33	0.35	104.22	8.10	59.93	9.89	107.60	7.29	1.28	5.58	44.17
WTBA	West Bancorporation, Inc.	MW	8.56	8.56	1.20	14.34	1.19	14.26	0.02	NM	9.17	123.34	10.56	123.34	9.22	0.84	5.27	48.28
WABC	Westamerica Bancorporation	WE	13.02	11.07	1.44	11.90	1.44	11.95	0.13	260.38	21.18	232.85	29.19	282.01	21.13	1.64	2.69	56.94
WAL	Western Alliance Bancorporation	WE	11.25	10.25	2.00	17.54	1.96	17.13	0.37	198.99	6.87	104.50	10.75	116.00	6.90	1.00	3.23	16.63
WNEB	Western New England Bancorp, Inc.	NE	10.64	9.98	0.63	5.79	0.64	5.89	0.52	123.91	10.94	63.87	6.79	68.54	10.75	0.20	3.58	39.22
WTFC	Wintrust Financial Corporation	MW	10.08	8.35	1.07	10.28	NA	NA	0.43	109.95	5.60	54.70	5.35	67.88	NA	1.12	3.32	17.08

RP® Financial, LC.

Exhibit IV-1B

Weekly Bank and Thrift Market Line - Part Two

Prices As of April 17, 2020

			Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
			Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
			Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
WSFS	WSFS Financial Corporation	MA	15.09	10.98	1.29	8.85	1.68	11.55	0.33	125.32	7.78	65.02	9.82	93.63	5.97	0.48	2.06	16.00
WVFC	WVS Financial Corp.	MA	10.56	10.56	0.81	8.04	0.81	8.07	0.00	NM	8.33	70.02	7.39	70.02	8.29	0.40	2.95	23.31
ZION	Zions Bancorporation, National Association	SW	10.63	9.30	1.17	10.84	1.19	10.97	0.47	154.21	6.99	70.72	7.00	83.14	6.90	1.36	4.68	31.73
MHCs
BCOW	1895 Bancorp Of Wisconsin, Inc. (MHC)	MW	13.71	13.71	0.10	0.90	0.15	1.44	0.57	81.33	NM	70.16	9.62	70.16	53.15	NA	NA	NM
BSBK	Bogota Financial Corp. (MHC)	MA	9.78	9.78	0.36	3.30	0.36	3.30	0.16	160.89	NA	NA	NA	NA	NA	NA	NA	NA
CLBK	Columbia Financial, Inc. (MHC)	MA	12.00	11.26	0.77	5.50	0.77	5.47	0.33	231.23	29.90	169.63	20.35	182.25	30.07	NA	NA	NM
CFBI	Community First Bancshares, Inc. (MHC)	SE	24.17	24.17	0.11	0.46	0.08	0.31	NA	NA	NM	66.11	15.98	66.11	200.52	NA	NA	NM
FSEA	First Seacoast Bancorp (MHC)	NE	13.94	13.94	-0.02	-0.16	0.12	0.99	0.26	270.72	NM	63.71	8.88	63.71	32.72	NA	NA	NM
GCBC	Greene County Bancorp, Inc. (MHC)	MA	8.35	8.35	1.42	16.48	1.42	16.48	0.33	315.95	9.68	148.71	12.41	148.71	9.68	0.44	2.10	15.21
KFFB	Kentucky First Federal Bancorp (MHC)	MW	20.02	16.32	0.30	1.49	0.30	1.48	NA	NA	48.33	73.05	14.62	93.70	48.71	0.40	6.90	333.33
LSBK	Lake Shore Bancorp, Inc. (MHC)	MA	13.56	13.56	0.71	4.99	0.70	4.89	0.71	119.36	18.72	91.04	12.35	91.04	19.08	0.48	3.77	70.59
MGYR	Magyar Bancorp, Inc. (MHC)	MA	8.62	8.62	0.45	5.34	0.43	5.16	2.55	57.43	18.02	93.06	8.02	93.06	18.61	NA	NA	NM
OFED	Oconee Federal Financial Corp. (MHC)	SE	17.66	17.19	0.76	4.54	0.76	4.52	0.82	36.87	24.26	106.20	18.75	109.71	24.37	0.40	2.42	58.82
PDLB	PDL Community Bancorp (MHC)	MA	15.03	15.03	-0.49	-3.08	0.26	1.64	1.92	61.04	NM	90.78	13.65	90.78	53.54	NA	NA	NM
PBFS	Pioneer Bancorp, Inc. (MHC)	MA	16.38	15.80	0.07	0.53	0.50	3.95	0.82	145.03	NA	99.36	16.28	103.74	NA	NA	NA	NA
RBKB	Rhinebeck Bancorp, Inc. (MHC)	MA	11.28	11.13	0.65	5.73	0.66	5.81	1.06	66.74	11.02	62.51	7.05	63.47	10.86	NA	NA	NM
TFSL	TFS Financial Corporation (MHC)	MW	11.68	11.62	0.60	4.92	NA	NA	1.12	22.96	46.37	225.37	26.32	226.65	NA	1.12	8.05	356.67
Under Acquisition
CARO	Carolina Financial Corporation	SE	15.79	12.04	1.61	10.36	1.65	10.61	0.68	55.74	10.16	94.85	14.98	129.97	9.92	0.40	1.41	13.57
CSFL	CenterState Bank Corporation	SE	16.90	10.09	1.42	8.49	1.70	10.16	0.29	90.49	8.56	69.14	11.68	125.33	7.16	0.56	3.50	25.13
FSB	Franklin Financial Network, Inc.	SE	10.53	10.10	0.37	3.75	0.42	4.28	0.70	166.15	21.39	75.71	7.97	79.31	18.78	0.24	1.15	20.41
FSBC	FSB Bancorp, Inc.	MA	9.76	9.76	-0.16	-1.64	-0.09	-0.92	0.55	155.69	NM	88.17	8.60	88.17	NM	NA	NA	NM
IBKC	IBERIABANK Corporation	SW	13.67	9.99	1.22	9.07	1.30	9.64	0.74	70.86	6.22	45.95	5.91	66.98	5.73	1.88	5.23	31.14
IBTX	Independent Bank Group, Inc.	SW	15.64	8.98	1.32	8.50	1.61	10.33	0.11	425.75	5.48	44.85	7.01	84.28	4.50	1.00	4.09	22.42
MSBF	MSB Financial Corp.	MA	11.02	11.02	0.71	6.19	0.69	5.99	2.12	45.56	13.85	87.88	9.69	87.88	14.32	0.00	0.00	62.50
MFSF	MutualFirst Financial, Inc.	MW	10.99	9.89	1.15	11.09	1.16	11.15	0.50	158.21	8.80	91.54	10.06	102.93	8.76	0.80	3.32	29.20
OPB	Opus Bank	WE	13.75	9.62	0.80	5.78	0.92	6.60	0.07	683.70	10.31	56.73	7.62	86.18	9.04	0.44	2.63	27.16
PBBI	PB Bancorp, Inc.	NE	16.32	15.21	0.69	4.34	0.78	4.90	NA	NA	28.12	126.01	20.56	136.97	24.88	0.28	1.92	40.38
SBBX	SB One Bancorp	MA	9.95	8.63	1.20	11.66	1.16	11.33	0.83	79.77	7.08	79.85	7.95	93.48	7.29	0.34	2.00	13.75
WEBK	Wellesley Bancorp, Inc.	NE	7.77	7.77	0.64	8.56	0.66	8.85	0.55	148.08	11.31	94.48	7.34	94.48	10.94	0.24	0.90	10.17

(1)	Average of High/Low or Bid/Ask price per share.

(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.

(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.

(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(6)	Annualized based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing 12 month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2020 by RP® Financial, LC.

EXHIBIT IV-2

Historical Stock Price Indices

Exhibit IV-2

Historical Stock Price Indices(1)

Year/Qtr. Ended		DJIA	S&P 500	NASDAQ Composite	SNL Thrift Index	SNL Bank Index
2005:	Quarter 1	10503.8	1180.6	1999.2	1516.6	551.00
	Quarter 2	10275.0	1191.3	2057.0	1577.1	563.27
	Quarter 3	10568.7	1228.8	2151.7	1527.2	546.30
	Quarter 4	10717.5	1248.3	2205.3	1616.4	582.80
2006:	Quarter 1	11109.3	1294.8	2339.8	1661.1	595.50
	Quarter 2	11150.2	1270.2	2172.1	1717.9	601.14
	Quarter 3	11679.1	1335.9	2258.4	1727.1	634.00
	Quarter 4	12463.2	1418.3	2415.3	1829.3	658.60
2007:	Quarter 1	12354.4	1420.9	2421.6	1703.6	634.40
	Quarter 2	13408.6	1503.4	2603.2	1645.9	622.63
	Quarter 3	13895.6	1526.8	2701.5	1523.3	595.80
	Quarter 4	13264.8	1468.4	2652.3	1058.0	492.85
2008:	Quarter 1	12262.9	1322.7	2279.1	1001.5	442.5
	Quarter 2	11350.0	1280.0	2293.0	822.6	332.2
	Quarter 3	10850.7	1166.4	2082.3	760.1	414.8
	Quarter 4	8776.4	903.3	1577.0	653.9	268.3
2009:	Quarter 1	7608.9	797.9	1528.6	542.8	170.1
	Quarter 2	8447.0	919.3	1835.0	538.8	227.6
	Quarter 3	9712.3	1057.1	2122.4	561.4	282.9
	Quarter 4	10428.1	1115.1	2269.2	587.0	260.8
2010:	Quarter 1	10856.6	1169.4	2398.0	626.3	301.1
	Quarter 2	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 3	9744.0	1030.7	2109.2	564.5	257.2
	Quarter 4	11577.5	1257.6	2652.9	592.2	290.1
2011:	Quarter 1	12319.7	1325.8	2781.1	578.1	293.1
	Quarter 2	12414.3	1320.6	2773.5	540.8	266.8
	Quarter 3	10913.4	1131.4	2415.4	443.2	198.9
	Quarter 4	12217.6	1257.6	2605.2	481.4	221.3
2012:	Quarter 1	13212.0	1408.5	3091.6	529.3	284.9
	Quarter 2	12880.1	1362.2	2935.1	511.6	257.3
	Quarter 3	13437.1	1440.7	3116.2	557.6	276.8
	Quarter 4	13104.1	1426.2	3019.5	565.8	292.7
2013:	Quarter 1	14578.5	1569.2	3267.5	602.3	318.9
	Quarter 2	14909.6	1606.3	3404.3	625.3	346.7
	Quarter 3	15129.7	1681.6	3771.5	650.8	354.4
	Quarter 4	16576.7	1848.4	4176.6	706.5	394.4
2014:	Quarter 1	16457.7	1872.3	4199.0	718.9	410.8
	Quarter 2	16826.6	1960.2	4408.2	723.9	405.2
	Quarter 3	17042.9	1972.3	4493.4	697.7	411.0
	Quarter 4	17823.1	2058.9	4736.1	738.7	432.8
2015:	Quarter 1	17776.1	2067.9	4900.9	749.3	418.8
	Quarter 2	17619.5	2063.1	4986.9	795.7	448.4
	Quarter 3	16284.7	1920.0	4620.2	811.7	409.4
	Quarter 4	17425.0	2043.9	5007.4	809.1	431.5
2016:	Quarter 1	17685.1	2059.7	4869.9	788.1	381.4
	Quarter 2	17930.0	2098.9	4842.7	780.9	385.6
	Quarter 3	18308.2	2168.3	5312.0	827.2	413.7
	Quarter 4	19762.6	2238.8	5383.1	966.7	532.7
2017:	Quarter 1	20663.2	2362.7	5911.7	918.9	535.8
	Quarter 2	21349.6	2423.4	6140.4	897.1	552.4
	Quarter 3	22405.1	2519.4	6496.0	939.3	573.2
	Quarter 4	24719.2	2673 6	6903.4	937.6	617.7
2018:	Quarter 1	24103.1	2640.9	7063.5	941.5	606.8
	Quarter 2	24271.4	2718.4	7510.3	961.2	597.8
	Quarter 3	26458.3	2914.0	8046.4	905.6	597.8
	Quarter 4	23327.5	2506.9	6635.3	772.0	502.9
2019:	Quarter 1	25928.7	2834.4	7729.3	837.8	543.8
	Quarter 2	26600.0	2941.8	8006.2	845.3	573.0
	Quarter 3	26916.8	2976.7	7999.3	890.5	584.5
	Quarter 4	28538.4	3230.8	8972.6	920.7	663.9
2020:	Quarter 1	21917.2	2584.6	7700.1	632.8	392.9
	As of April 17, 2020	24242.5	2874.6	8650.1	619.6	413.3

(1)	End of period data.

Sources: S&P Global Market Intelligence and The Wall Street Journal.

EXHIBIT IV-3

Stock Indices as of April 17, 2020

Bank & Thrift Daily	Monday, April 20, 2020

Daily Index Values

			Percentage Change					Percentage Change
	Value	1 Day	1 Week YTD	52 Week		Value	1 Day	1 Week YTD	52 Week
Bank	413.3	8.56	-7.82 -37.75	-28.82	Thrift	619.6	5.10	-6.17-32.71	-27.75
SNL TARP Participants	57.9	10.30	-10.28-57.32	-58.96	Bank/Thrift	394.2	8.48	-7.79-37.65	-28.80
NE Bank	380.3	5.08	-6.90-36.52	-30.46	Thrift MHCs	4,711.6	2.64	-1.32-27.36	-17.33
Mid-Atlc Bank	442.2	9.30	-6.15-35.03	-23.83	NE Thrift	2,147.8	5.82	-7.68-37.60	-27.55
SE Bank	274.9	9.13	-7.66-37.44	-28.10	Mid-Atic Thrift	2,350.8	4.96	-7.49-30.32	-28.56
MW Bank	432.2	8.80	-8.31-39.48	-31.49	SE Thrift	297.9	0.25	-4.41-38.32	-37.16
SW Bank	656.7	8.93	-10.80-44.32	-43.34	MW Thrift	2,332.2	4.05	-1.80-33.41	-23.53
W Bank	824.7	6.09	-11.69-42.56	-36.00	SW Thrift	604.4	8.39	-8.24-39.73	-27.01
Bank< $500M	707.0	-1.19	-3.85-19.49	-17.29	W Thrift	98.3	8.56	-9.61-38.66	-37.66
Bank$500M-$1B	868.6	3.65	-2.93-34.61	-23.03	Thrift < $250M	1,189.5	-0.41	-4.32-19.91	-13.12
Bank$1B-$5B	770.5	7.11	-9.71-38.69	-32.33	Thrift $250M-$500M	4,679.7	2.46	-3.72-29.24	-26.71
Bank$5B-$10B	939.4	7.20	-9.75-36.36	-30.64	Thrift $500M-$1B	2,649.4	1.77	-4.95-32.10	-25.23
Bank > $10B	359.9	8.65	-7.71 -37.78	-28.68	Thrift $1B-$5B	1,801.9	6.20	-10.07-38.96	-33.71
					Thrift > $5B	265.9	5.16	-5.63-31.68	-26.78
					NASDAQ	8,650.1	1.38	6.09 -3.59	8.15

Note: All SNL indexes are market-value weighted; i.e., an institution’s effect on an index is proportional to that institution’s market capitalization. All SNL bank indexes began at 100 on June 30, 1987. On that date, the S&P stood at 304.0. All SNL thrift indexes, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. The SNL Bank and Thrift Index began at 100.00 on June 29, 1987. On March 30, 1984, the S&P 500 stood at 159.2. The SNL TARP Index began at 100.00 on September 29, 2003. On that date, the S&P 500 stood at 1006.6.

NEWSLETTER RESEND: If you do not receive your newsletter, call our Subscriptions Department at +1.434.977.5877.

©2020 by S&P Global Market Intelligence, a subsidiary of S&P Global Inc. All rights reserved. No content (including ratings, credit-related analyses and data, valuations, model, software or other application or output there from) or any part thereof (Content) may be modified, reverse engineered, reproduced or distributed in any form by any means, or stored in a database or retrieval system, without the prior written permission of S&P Global Market Intelligence or its affiliates (collectively, S&P). The Content shall not be used for any unlawful or unauthorized purposes. S&P and any third- party providers, as well as their directors, officers, shareholders, employees or agents (collectively S&P Parties) do not guarantee the accuracy, completeness, timeliness or availability of the Content. S&P Parties are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, for the results obtained from the use of the Content, or for the security or maintenance of any data input by the user. The Content is provided on an “as is” basis. S&P PARTIES DISCLAIM ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, FREEDOM FROM BUGS, SOFTWARE ERRORS OR DEFECTS, THAT THE CONTENT’S FUNCTIONING WILL BE UNINTERRUPTED OR THAT THE CONTENT WILL OPERATE WITH ANY SOFTWARE OR HARDWARE CONFIGURATION. In no event shall S&P Parties be liable to any party for any direct, indirect, incidental, exemplary, compensatory, punitive, special or consequential damages, costs, expenses, legal fees, or losses (including, without limitation, lost income or lost profits and opportunity costs or losses caused by negligence) in connection with any use of the Content even if advised of the possibility of such damages.

Credit-related and other analyses, including ratings, and statements in the Content are statements of opinion as of the date they are expressed and not statements of fact. S&P Global Market Intelligence’s opinions, analyses and rating acknowledgment decisions (described below) are not recommendations to purchase, hold, or sell any securities or to make any investment decisions, and do not address the suitability of any security. S&P Global Market Intelligence assumes no obligation to update the Content following publication in any form or format. The Content should not be relied on and is not a substitute for the skill, judgment and experience of the user, its management, employees, advisors and/or clients when making investment and other business decisions. S&P Global Market Intelligence does not act as a fiduciary or an investment advisor except where registered as such. While S&P Global Market Intelligence has obtained information from sources it believes to be reliable, S&P Global Market Intelligence does not perform an audit and undertakes no duty of due diligence or independent verification of any information it receives.

S&P keeps certain activities of its business units separate from each other in order to preserve the independence and objectivity of their respective activities. As a result, certain business units of S&P may have information that is not available to other S&P business units. S&P has established policies and procedures to maintain the confidentiality of certain nonpublic information received in connection with each analytical process.

S&P may receive compensation for its ratings and certain analyses, normally from issuers or underwriters of securities or from obligors. S&P reserves the right to disseminate its opinions and analyses. S&P’s public ratings and analyses are made available on its Web sites, www.standardandpoors.com (free of charge), and www.ratingsdirect.com and www.global- creditportal.com (subscription), and may be distributed through other means, including via S&P publications and third-party redistributors. Additional information about our ratings fees is available at www.standardandpoors.com/usratingsfees

Copyright © 2020 by S&P Global Market Intelligence, a division of S&P Global Inc. All rights reserved.

spglobal.com/marketintelligence	18

EXHIBIT IV-4

Massachusetts Bank and Thrift Acquisitions 2017 - Present

Exhibit IV-4

Massachusetts Bank and Thrift Acquisitions 2017-Present

						Target Financials at Announcement							Deal Terms and Pricing at Announcement
Announce Date	Complete Date	Buyer Name		Target Name		Total Assets ($000)	E/A (%)	TE/A (%)	ROAA (%)	ROAE (%)	NPAs/ Assets (%)	Rsrvs/ NPLs (%)	Deal Value ($M)	Value/ Share ($)	P/B (%)	P/TB (%)	P/E (x)	P/A (%)	Prem/ Cdeps (%)
02/18/2020	Pending	LendingClub Corp.	CA	Radius Bancorp, Inc.	MA	1,390,254	8.90	8.78	0.47	5.09	0.92	64.83	188.3	NA	176.41	179.49	35.39	13.54	NA
12/18/2019	Pending	Cambridge Financial Group Inc.	MA	Melrose Bancorp, Inc.	MA	340,813	11.93	11.93	0.38	2.93	NA	NA	52.8	25.000	129.80	129.80	44.64	15.48	NA
12/05/2019	Pending	Cambridge Bancorp	MA	Wellesley Bancorp, Inc.	MA	985,867	7.28	7.28	0.70	9.48	NA	NA	121.0	44.289	158.53	158.53	17.44	12.28	NA
12/04/2019	Pending	Bridgewater Financial MHC	MA	Mansfield Co-operative Bank	MA	527,235	10.66	10.66	0.60	5.77	0.35	378.22	NA	NA	NA	NA	NA	NA	NA
06/18/2019	01/01/2020	Fidelity MHC	MA	Family Federal Savings, F.A.	MA	97,894	11.76	11.76	0.05	0.47	1.36	32.11	NA	NA	NA	NA	NA	NA	NA
02/27/2019	10/21/2019	Hometown Financial Group MHC	MA	Millbury Savings Bank	MA	228,126	12.46	12.46	0.81	6.72	0.76	99.48	NA	NA	NA	NA	NA	NA	7.97
04/09/2019	10/01/2019	North Shore Bancorp	MA	Beverly Financial, MHC	MA	486,825	8.53	8.53	0.72	8.40	0.30	294.09	NA	NA	NA	NA	NA	NA	NA
02/06/2019	05/17/2019	Hometown Financial Group MHC	MA	Abington Bank	MA	314,124	10.55	9.92	0.47	4.45	1.31	37.00	NA	NA	NA	NA	NA	NA	14.91
11/06/2018	04/30/2019	North Easton Savings Bank	MA	Mutual Bank	MA	517,988	8.99	8.99	0.59	6.65	0.31	232.63	NA	NA	NA	NA	NA	NA	13.10
11/27/2018	04/01/2019	People’s United Financial Inc.	CT	BSB Bancorp, Inc.	MA	2,971,807	6.66	6.66	0.74	11.00	0.19	322.35	328.7	32.420	159.75	159.75	14.87	11.06	13.01
09/20/2018	04/01/2019	Independent Bank Corp.	MA	Blue Hills Bancorp, Inc.	MA	2,741,162	14.60	14.31	0.70	4.54	0.52	189.63	725.4	25.872	173.72	177.91	34.96	26.46	1.64
08/14/2018	04/01/2019	Equitable Bancorp MHC	MA	South Shore Mutual Holding Company	MA	522,836	9.15	8.87	0.29	3.07	1.12	117.09	NA	NA	NA	NA	NA	NA	NA
07/25/2018	01/31/2019	Hometown Financial Group MHC	MA	Pilgrim Bancshares, Inc.	MA	265,562	12.93	12.93	0.52	4.04	1.34	35.71	53.8	23.000	151.43	151.43	35.38	20.26	5.60
05/29/2018	11/14/2018	Independent Bank Corp.	MA	MNB Bancorp	MA	365,356	8.19	8.19	0.55	6.19	0.44	258.96	54.3	273.230	203.72	203.72	41.35	14.87	NA
04/30/2018	08/20/2018	Salem Five Bancorp	MA	Sage Bank	MA	141,727	7.22	7.22	-1.25	-15.66	1.48	36.17	9.3	NA	112.97	112.97	NM	6.59	11.54
09/19/2017	04/01/2018	Fidelity MHC	MA	Colonial Co-operative Bank	MA	69,027	8.12	8.12	0.11	1.40	6.44	8.31	NA	NA	NA	NA	NA	NA	9.37
09/21/2017	03/01/2018	Brookline Bancorp Inc.	MA	First Commons Bank, National Association	MA	323,797	10.83	10.83	0.74	7.45	0.00	NA	55.5	16.700	158.31	158.31	22.06	17.15	NA
06/26/2017	12/29/2017	Meridian Bancorp Inc.	MA	Meetinghouse Bancorp, Inc.	MA	117,764	9.29	9.29	0.06	0.62	NA	NA	17.9	26.000	157.21	157.21	NM	15.23	11.34
07/18/2017	10/31/2017	South Shore Bancorp MHC	MA	Braintree Bancorp MHC	MA	258,583	8.09	8.09	0.20	2.54	1.69	35.95	NA	NA	NA	NA	NA	NA	8.10
05/22/2017	10/13/2017	Berkshire Hills Bancorp Inc.	MA	Commerce Bancshares Corp.	MA	2,219,402	7.33	6.85	0.75	8.80	1.14	63.29	209.2	33.062	128.63	138.27	14.59	9.43	NA
05/17/2017	10/01/2017	Abington Bank	MA	Avon Co-operative Bank	MA	90,491	10.15	10.15	0.22	2.10	0.00	NA	NA	NA	NA	NA	NA	NA	NA
				Average:		713,173	9.70	9.61	0.40	4.10	1.09	137.86			155.50	157.04	28.96	14.76	9.66
				Median:		340,813	9.15	8.99	0.52	4.54	0.84	82.16			158.31	158.31	34.96	14.87	10.36

Source: S&P Global Market Intelligence.

EXHIBIT IV-5

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Exhibit IV-5

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Directors

Robert F. Rivers has served as the Chief Executive Officer and Chair of the Board of Directors of Eastern Bank since January 1, 2017. Mr. Rivers joined Eastern Bank in 2006 as its Vice Chair and Chief Banking Officer, becoming President in 2007, Chief Operating Officer in 2012 and an Eastern Bank director in 2015. He has also served as a trustee of Eastern Bank Corporation since 2007. Prior to joining Eastern, from 1991 to 2005, Mr. Rivers held a number of staff and line leadership positions at M&T Bank in Buffalo, NY. Immediately prior to joining Eastern, he was an Executive Vice President for Retail Banking at the former Commercial Federal Bank in Omaha, Nebraska. Mr. Rivers serves as the Board Chair of the Dimock Health Center, is a member of the executive committee of the Greater Boston Chamber of Commerce and is a trustee of Stonehill College. He also serves on the Board of the Lowell Plan and on the Advisory Boards of the Lawrence Partnership and the JFK Library Foundation, and the Boston Women’s Workforce Council. A leader in Boston’s business community, Mr. Rivers has been recognized as a champion for social justice issues, having led the “Yes on 3” campaign to protect the rights of members of the LGBTQ+ community. He received his undergraduate degree from Stonehill College and holds an M.B.A. from the University of Rochester. We believe that Mr. Rivers is qualified to serve as a director based upon his experience as our Chief Executive Officer beginning in January 2017, his prior service as one of our senior executive officers, his prior senior management positions at other banks, and his familiarity with the communities that Eastern serves, including through his involvement with numerous non-profit organizations in the greater Boston area.

Richard E. Holbrook currently serves as director and Chairman Emeritus of Eastern Bank. Mr. Holbrook retired as Chairman and Chief Executive Officer of Eastern Bank in 2016, having served in those roles since 2007. He has served as a trustee of Eastern Bank Corporation since 2001. Mr. Holbrook joined Eastern Bank in 1996 as Chief Financial Officer and Executive Vice President and was named President and Chief Operating Officer of Eastern Bank and Eastern Bank Corporation in 2001. He has more than 25 years of banking experience as a commercial lender, trust officer and planning and financial manager. During his leadership at Eastern, Mr. Holbrook served as the Federal Advisor Council (“FAC”) representative for the First Federal Reserve District, meeting quarterly to discuss business and financial conditions with the Federal Reserve Board of Governors in Washington, D.C. Mr. Holbrook also served on the Board of Directors of the Federal Reserve Bank of Boston, and on the executive committee of the Boston Chamber of Commerce. He is also the former chair of the Massachusetts Bankers Association. He received his undergraduate degree from Yale University and his M.B.A. from Harvard Business School. We believe Mr. Holbrook’s experience working in the banking industry, particularly his decades of experience on our executive management team, qualifies him to serve on our board of directors.

Deborah C. Jackson is the Lead Director of Eastern Bank and has been a member of the Board of Directors since 2000. She serves as the President of Cambridge College in Cambridge Massachusetts, a position she has held since 2011. Prior to that, Ms. Jackson served for nearly a decade as CEO of the American Red Cross of Eastern Massachusetts, one of the nation’s largest Red Cross units. Prior to that, she served as Vice President of the Boston Foundation where she managed its $50 million grant and initiatives program. Throughout her career, Ms. Jackson has served and continues to serve on numerous commissions, task forces and boards including the Boston Green Ribbon Commission; the Mayor’s Task Force to Eliminate Racial and Ethnic Disparities in Health Care; the “City to City” program focusing on national and global best practices for urban policies; and the American Red Cross National Diversity Advisory Council. Ms. Jackson served for over 15 years on the board of the American Student Assistance Corporation, the nation’s first student loan guarantor agency; and she has served on the Boston College Carroll School of Management’s Advisory Board, and the boards of Milton Academy and Harvard Pilgrim Health Care. She also served as Chairman of the Board of Directors of the Association of Independent Colleges and Universities in Massachusetts and is a board member of the New England Chapter of The National Association of Corporate Directors. In addition, Ms. Jackson served as the Chair of the Audit Committee and on the Board of Directors of the Boston Stock Exchange, and currently serves on the Board of Directors of John Hancock Investments. Ms. Jackson attended Hampton University, graduated from Northeastern University with a B.A. and she pursued graduate studies in urban studies and planning from the Massachusetts Institute of Technology. Ms. Jackson

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

was also a fellow of the British American Project of Johns Hopkins University, and previously served as a fellow of the Harvard University Advanced Leadership Institute and the Harvard University Institute for College Presidents. We believe Ms. Jackson’s extensive executive, civic, community and board leadership experience qualifies her to serve on our board of directors.

Richard C. Bane has served as a director of Eastern Bank since 2001 and as a Trustee of Eastern Bank Corporation since 1996. He is the President and Chief Executive Officer of Bane Care Management LLC, which operates skilled nursing facilities and assisted living facilities in Massachusetts. Mr. Bane formerly served as Chairman of the Massachusetts Senior Care Association, the state’s largest professional provider group, and now chairs that organization’s Payment Reform Task Force and Legislative Committees. Currently he leads many of the regional efforts to help determine the role of skilled and post-acute care in accountable care organizations. He lectures frequently on many aspects of senior services and post-acute care and is considered one of New England’s senior care industry leaders. In 2015 he was named to the Leadership Council of nationally recognized Schwartz Center for Compassionate Care. Mr. Bane is also involved in a wide range of corporate and community service activities. He is also a Board member of Targeted Risk Assurance Company (“TRACO”) and Carney Hospital (Steward) in Dorchester, MA. Mr. Bane holds an A.B. in Economics from Dartmouth College, and an M.B.A. from Harvard Business School. He was also awarded an Honorary Doctorate from Salem State University. We believe Mr. Bane’s extensive experience and civic leadership qualify him to serve on our board of directors.

Luis A. Borgen has been a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2016. Since 2019, he has been the Chief Financial Officer for athenahealth, Inc., a leading cloud-based developer and provider of healthcare software that automates and manages revenue cycle management and electronic health records for physician practices and health systems. Prior to that, he was Chief Financial Officer for Vistaprint, an e-commerce company that produces marketing products for small and micro businesses. Prior to that, he served as Chief Financial Officer for two publicly traded companies: DAVIDsTEA and DaVita, Inc. Beginning in 1997, Mr. Borgen served in increasing roles of responsibility at Staples, Inc. leading to his appointment as Senior Vice President, Finance for the U.S. Retail business. He served in the U.S. Air Force from 1992 to 1997 and attained the rank of Captain. Mr. Borgen holds a B.S. in Management from the United States Air Force Academy, an M.S. from Boston College and an M.B.A. with Honors from the University of Chicago. Mr. Borgen is also a CFA charter holder. We believe Mr. Borgen’s experience with financial accounting matters and oversight of the financial reporting process of public companies qualifies him to serve on our board of directors.

Joseph T. Chung has served as a director of Eastern Bank and trustee of Eastern Bank Corporation since 2014. He is co-founder and CEO of Kinto, a care management platform for family caregivers looking after loved ones with Alzheimer’s Disease and related dementias. He is also co-founder and Managing Director of Redstar Ventures, an innovative venture foundry developing a series of new companies through a top-down, market driven process. Prior to Kinto and Redstar, Mr. Chung was Chairman and CEO of Allurent and co-founder, Chairman and Chief Technology Officer of Art Technology Group, a publicly traded, global enterprise software company. Mr. Chung holds B.S. and M.S. degrees in Computer Science from the Massachusetts Institute of Technology, and he conducted his graduate work at MIT’s Media Lab. He is a Venture Partner at the Media Lab’s E14 Fund. We believe Mr. Chung’s extensive expertise in innovation and technology experience qualifies him to serve on our board of directors.

Paul M. Connolly has served as a director of Eastern Bank and trustee of Eastern Bank Corporation since 2011. Mr. Connolly retired in 2010 as the First Vice President and Chief Operating Officer at the Federal Reserve Bank of Boston, a position he had held since 1994. As Chief Operating Officer of the Federal Reserve Bank of Boston, Mr. Connolly had the responsibility for the Bank’s financial services, information technology, finance, and support and administrative activities. Mr. Connolly joined The Federal Reserve Bank in 1975. Throughout his 36-year career, he served in a variety of positions in information technology, payments, planning and economic research, served on the Federal Reserve Financial Services Policy Committee and had national leadership responsibility for payment services and financial management. He currently serves on the board of directors for John Hancock Life Insurance Company and received an M.B.A. from Harvard Business School and an A.B. from Boston College. We believe Mr. Connolly’s extensive banking and regulatory experiences qualify him to serve on our board of directors.

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Bari A. Harlam has served as a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2014. Ms. Harlam currently serves as Board Director for the Mohawk Group, Inc. and Champion Petfoods, LP. Through March 2020, Ms. Harlam served as the Chief Marketing Officer for Hudson’s Bay Company. Prior to that, she served as the Executive Vice President of Membership, Marketing, and Analytics for BJ’s Wholesale Club. Before that, she was Chief Marketing Officer at Swipely, a technology startup and served as Senior Vice President of Marketing for CVS Health Corporation. Ms. Harlam has also served on the faculties of The Wharton School at the University of Pennsylvania, Columbia University’s Graduate School of Business, and the University of Rhode Island. She received her B.S., M.S., and Ph.D. from the University of Pennsylvania, The Wharton School of Business. Her work has been published in a variety of journals including Marketing Science, Journal of Marketing Research, and the Journal of Business Research. We believe Ms. Harlam’s extensive marketing and analytics expertise qualifies her to serve on our board of directors.

Diane Hessan has served as a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2016. She currently serves as CEO of Salient Ventures, an investment and advisory company with a portfolio of angel investments focused on technology companies. Previously, she was CEO of Startup Institute, which is dedicated to helping people transform their careers to succeed in the innovation economy. She is also Chairman of C Space, where she was Founder and CEO for 14 years. C Space (formerly Communispace) is a market research company, which builds online communities to help marketers generate consumer insights. Ms. Hessan serves on the boards of Tufts University, MassChallenge, Panera, Brightcove, CoachUp, and Beth Israel Deaconess Medical Center, and received her M.B.A. from Harvard Business School and her B.A. in Economics from Tufts University. We believe Ms. Hessan’s executive experience, entrepreneurial passion and customer-centric, data driven perspective qualify her to serve on our board of directors.

Peter K. Markell has served as a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2006. He is Executive Vice President of Administration and Finance, Chief Financial Officer and Treasurer for Partners HealthCare Systems, Inc. He joined Partners in 1999. Prior to that, he was a partner at Ernst & Young LLP for 21 years. A Certified Public Accountant, Mr. Markell is a Boston College graduate with a B.A. in Accounting and Finance and serves as the Chairman of the Board of Boston College. We believe Mr. Markell’s extensive expertise in innovation and technology experience qualify him to serve on our board of directors.

Greg A. Shell has served as a director of Eastern Bank and trustee of Eastern Bank Corporation since 2018. Prior to joining the Board, he served on the Bank’s Investment Advisory committee. Since 2016, Mr. Shell has served as Managing Director of Bain Capital, co-leading the Double Impact Fund, Bain Capital’s private equity fund focused on social impact. Prior to joining Bain Capital, Mr. Shell was a Portfolio Manager at Grantham, Mayo, Van Otterloo (“GMO”), a global investment management firm. Prior to that, he was a Senior Equity Analyst in the Global Equity Research group at Columbia Management Group, a global investment management firm. Mr. Shell has served on the New England Advisory Committee of the Federal Reserve Bank of Boston, and as a Director at Harvard Pilgrim Health Care, Fiduciary Trust, Massachusetts General Hospital and the Boston Foundation. Mr. Shell earned his M.B.A. from Harvard Business School and received a B.S. from the Massachusetts Institute is Technology. We believe Mr. Shell’s financial and investment experience, as well as his civic leadership qualifies him to serve on our board of directors.

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Paul D. Spiess has served as a director of Eastern Bank and a trustee of Eastern Bank Corporation since 2014. He has spent twenty-five years in the banking and financial services industry, serving as former Chairman of the Board of Centrix Bank and Trust, which merged with Eastern in 2014. He also served as Executive Vice President and Chief Operating Officer of CFX Bank in Keene, New Hampshire from 1993 to 1997. From 2004 to 2010, Mr. Spiess served in the office of the Governor of Massachusetts as an insurance and banking advisor. From 2000 to 2004, he served as a state legislator in Concord, New Hampshire, during which time he served on the House Commerce Committee. From 1983 to 1993, Mr. Spiess was Founder and President of Colonial Mortgage, Inc., of Amherst, New Hampshire. He graduated with a B.A. from Colby College and with an M.B.A from Boston University. We believe Mr. Spiess’s extensive knowledge of banking operations and credit risk, his experience in the banking and mortgage industries, and his board leadership experience qualify him to serve on our board of directors.

Executive Officers

Paul Alexander, 59, is the Chief Marketing and Communications Officer for Eastern Bank. Mr. Alexander joined Eastern in 2015 and since then has developed and executed marketing, communications and PR strategies resulting in increases in brand equity and employee engagement – via the “Join Us For Good” campaign. Before Eastern, Paul served as EVP and Chief Communications Officer for Liberty Mutual Insurance, where he held responsibility for all corporate brand marketing, advertising, communications, public relations, meeting management and event strategy, and major sports sponsorships. Before that he was Vice President of Global Advertising and Design for the Campbell Soup Company, a director of Advertising Development and a Brand Manager at Procter and Gamble. He began his career at Time Inc. as a Circulation Manager for Money Magazine. Mr. Alexander is on the Board of Directors of Skyword, a content marketing software and services company, and a member of the Board of the Ad Club of Boston. He is also on the Executive Committee of the Board of the Association of National Advertisers. Mr. Alexander is Chair of the Trustee Board of Myrtle Baptist Church and serves on the Board of Directors of The Partnership, Incorporated and the Board of Advisors of the Museum of Fine Arts of Boston (“MFA”). Mr. Alexander earned his undergraduate degree from Harvard College and M.B.A. from Harvard Business School.

Steven L. Antonakes, 51, is the Executive Vice President for Enterprise Risk Management at Eastern Bank. He joined Eastern Bank in 2015. He oversees Eastern Bank’s Enterprise Risk Management function, which includes Bank Secrecy Act/Anti-Money Laundering, Compliance, Corporate Security, Credit Risk Review, Information Security, Market and Model Risk Management, and Operational Risk. Mr. Antonakes previously served as the Deputy Director and the Associate Director for Supervision, Enforcement, and Fair Lending at the Consumer Financial Protection Bureau. Prior to joining the Bureau, Mr. Antonakes served as the Massachusetts Commissioner of Banks from 2003 to 2010. Preceding his appointment as Commissioner, Mr. Antonakes served in a variety of managerial positions at the Division of Banks having joined the agency as an entry-level bank examiner in 1990. During his 25-year regulatory career, Mr. Antonakes staffed the Financial Stability Oversight Council, served as the first state-voting member of the Federal Financial Institutions Examination Council, Vice Chairman of the Conference of State Bank Supervisors, and as a founding member of the governing board of the Nationwide Multistate Licensing System. In March 2007, Mr. Antonakes received NeighborWorks America’s Government Service Award for his work in combatting foreclosures. Mr. Antonakes earned his B.A. from Penn State University, an M.B.A. from Salem State University, and a PhD in Law and Public Policy from Northeastern University.

James B. Fitzgerald, 62, is the Vice Chair, Chief Administrative Officer and Chief Financial Officer of Eastern Bank. Since joining Eastern in 2012, his responsibilities have included managing the Finance, Legal, Technology, Operations and General Services groups. He brings nearly 39 years of experience in the financial services industry to Eastern Bank. In 2009, Mr. Fitzgerald co-founded and was chief financial officer for NBH Holdings Corp., the bank holding company for Bank Midwest NA of Kansas City. Prior to that, Mr. Fitzgerald

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

served as an executive vice president and chief financial officer at Citizens Financial Group for eight years. He began his career as a financial leader in mergers and acquisitions at First Fidelity Bancorp, Citizens Financial Group and Washington Mutual. Mr. Fitzgerald currently services as a trustee of the Massachusetts Taxpayers Association, a trustee of SBERA, and serves on the board of the Thompson Island Outward Bound Education Center. Mr. Fitzgerald earned his bachelor’s degree in finance at Lehigh University and his MBA at Fordham University.

Barbara Heinemann, 57, is Executive Vice President of Consumer Banking at Eastern Bank. She joined Eastern in 2001. She oversees Retail Banking, Private Banking, Mortgage Banking and the Customer Service Center, bringing more than 35 years of experience to her role. Barbara was previously the Executive Vice President of Enterprise Risk Management overseeing Corporate Security, Corporate Compliance, Bank Secrecy Act Compliance, Information Security and Operational Risk Management Departments. Prior to that she held the title of Executive Vice President, Chief Information Officer at Eastern with responsibilities for the Technology and Operations Divisions. Before joining Eastern, Ms. Heinemann spent more than 13 years with Cambridgeport Bank, where she was Director of Retail Banking and then served as SVP of Technology & Operations for 7 years in addition to managing numerous enterprise-wide initiatives. She serves as a trustee of the North Shore Community College, holds Board seats on the North Shore Community College Foundation Board, the New England Automated Clearing House (“NEACH”) Board, the NEACH Payments Group Board, the Burbank Reading YMCA Board of Advisors, and participates as a member of the Greater Boston YMCA Capital Planning and Facilities committee. She earned an MBA from the University of Maryland and graduated from America’s Community Bankers’ National School of Banking at Fairfield University, and the Massachusetts Bankers’ Association School of Financial Studies at Babson College.

Kathleen C. Henry, 47, is Executive Vice President, General Counsel and Corporate Secretary of Eastern Bank. Ms. Henry joined Eastern in 2016. She oversees a legal team responsible for managing the legal affairs of Eastern Bank Corporation and its affiliates, including Eastern Bankshares, Inc., Eastern Bank and Eastern Insurance Group LLC. She also serves as the primary legal advisor to Eastern’s Board of Directors, Chief Executive Officer and senior management. She is responsible for serving as Secretary to the Board of Trustees of Eastern Bank Corporation and the Boards of Directors of Eastern Bankshares, Inc. and Eastern Bank, directing all governance activities for the Eastern Bank Corporation, Eastern Bankshares, Inc., Eastern Bank and their respective subsidiaries. Before joining Eastern, she was General Counsel and before that Deputy General Counsel of Plymouth Rock Assurance Corporation, and a litigation partner at Choate, Hall & Stewart LLP, specializing in insurance and reinsurance litigation. Ms. Henry serves on the board of directors of the Political Asylum Representation Project, the Advisory Board for the Northeastern University School of Law’s Women in the Law Conference, as trustee of the Boston Bar Foundation and has served on numerous committees of the Boston Bar Association. She earned a B.A in journalism from Boston University and a J.D. from Northeastern University School of Law.

John F. Koegel, 69, is President and Chief Executive Officer of Eastern Insurance Group LLC. Mr. Koegel first joined Eastern Insurance Group in 2003. He started his career with the Metropolitan Insurance Company and then worked at American Mutual Insurance Company. In 1989, he joined Allied American Insurance Agency, the predecessor of Eastern Insurance, where he had oversight for both personal and commercial lines. Mr. Koegel has served on the Board for the Massachusetts Association of Independent Agents, its Executive Committee and is most recent past Chairman. He earned a B.S. from Northwest Missouri State University.

Jan A. Miller, 69, is currently a Vice Chair, the Chief Commercial Banking Officer of Eastern Bank and President of Eastern Bank Corporation. He joined Eastern as part of its acquisition of Wainwright Bank and Trust Company in 2010. Prior to joining Eastern, he served as President, Chief Executive Officer and director of Wainwright Bank and Trust Company since 1997 and prior to that served as Executive Vice President and Senior Lending Officer. Before joining Wainwright Bank, he spent 19 years with Shawmut National Corporation in a

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

number of positions, including President and Director of Shawmut First County Bank and Business Line Manager, Business Banking, where he was responsible for all business banking activity for Shawmut throughout New England. He started his banking career at Bradford National Bank in Bradford, Vermont. Mr. Miller is a Past Chairman of the Board of both the Federal Home Loan Bank of Boston and the Massachusetts Bankers Association. Mr. Miller was an original member of the FDIC Advisory Committee on Community Banking and has served in various leadership positions in banking and community organizations throughout his banking career. Mr. Miller received his B.S. in Finance from Northeastern University.

Quincy Miller, 45, is President of Eastern Bank and a Vice Chair of Eastern Bank Corporation. Mr. Miller joined Eastern in 2016. He oversees a number of departments, including our Consumer Banking businesses, Business Banking, Institutional Banking an Eastern Wealth Management, and with Chief Executive Officer, leads the overall strategic direction of Eastern. Prior to joining Eastern, Mr. Miller served as the President of Citizens Bank, Massachusetts, and President of its Business Banking division. He started his career in consumer banking at M&T Bank in New York City in 1997. Mr. Miller serves on the Board of Directors for The Boys and Girls Club of Boston, The Bottom Line, Blue Cross Blue Shield of MA, The Alliance for Business Leadership, The Greater Boston YMCA Board of Overseers, Board Emeritus of The Greater Boston Food Bank and Chair Emeritus of The Urban League of Eastern Massachusetts. In 2020, Mr. Miller was honored at the Martin Luther King Jr. Memorial Breakfast with the MLK 50th Anniversary Award for his commitment to Diversity & Inclusion that expresses Dr. King’s commitment to justice and equity. Mr. Miller earned a B.A. in economics and business from Lafayette College and graduated from the Consumer Bankers Association’s Graduate School of Retail Bank Management. He currently serves on the Board of The Consumer Bankers Association.

Nancy Huntington Stager, 59, is Executive Vice President and Chief Human Resource Officer for Eastern Bank. She also serves as President and Chief Executive Officer of Eastern Bank Charitable Foundation. Ms. Stager joined the Bank in 1995. As Chief Human Resource Officer, Ms. Stager oversees talent recruitment and development, compensation and benefits, volunteerism and diversity and inclusion efforts. As the Eastern Bank Charitable Foundation’s President & Chief Executive Officer, she leads efforts to provide financial assistance and volunteer programs to support non-profit organizations across Eastern Bank’s footprint. She serves as a leading advocate for social justice issues in line with Eastern Bank’s advocacy platform. She is Board President for the Foundation for Business Equity, a private foundation started through a grant from Eastern Bank Charitable Foundation, that works with Black and Latinx enterprises to build capacity and facilitate access to capital and contracts to enable growth. Ms. Stager serves on a number of community boards across the Greater Boston area. Ms. Stager earned a B.S. in industrial and labor relations from Cornell University.

Dan Sullivan, 59, is Executive Vice President and Chief Credit Officer of Eastern Bank. Mr. Sullivan joined Eastern Bank in 1996. He oversees all credit underwriting, credit training, managed assets and default management for the Bank. He also serves as chair of the Credit Policy and Credit Committee, where credit policies and larger credit requests are approved. In addition, he oversees all loan portfolio reviews. Prior to joining Eastern Bank, Mr. Sullivan was a vice president at Shawmut Bank, where he worked in loan workout and as a commercial relationship manager. Mr. Sullivan is an active member of the Risk Management Association (“RMA”) at the national and local levels and is certified by the RMA in credit risk management. Locally, Mr. Sullivan is active in the Northeast Region Chief Credit Officer Roundtables and is a presenter at the Loan Officer Residency Seminar, also on behalf of RMA. He earned a B.S. in Economics from the University of Lowell.

Donald M. Westermann, 42, is an Executive Vice President and the Chief Information Officer at Eastern Bank. He joined Eastern in 2007. Currently, he leads the Technology, Operations and Eastern Labs Teams, and is responsible for all aspects of the technology, operations and innovation strategy for Eastern, including digital, cyber-security, innovation, software engineering, data management, and delivery. Prior to joining Eastern, Mr. Westermann served as a Senior Manager with Grant Thornton and before that served as a consultant with Arthur

Exhibit IV-5 (continued)

Eastern Bankshares, Inc.

Director and Senior Management Summary Resumes

Anderson, in each case in positions focused on technology and management information systems. Mr. Westermann earned a B.S. in Business Administration and Management Information Systems from Villanova University and an M.B.A. from the Sloan School of Management of the Massachusetts Institute of Technology.

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT IV-6

Eastern Bankshares, Inc.

Pro Forma Regulatory Capital Ratios

Exhibit IV-6

Eastern Bankshares, Inc.

Pro Forma Regulatory Capital Ratios

	Eastern Bank		Pro Forma at December 31, 2019, Based Upon the Sale in the Offering of
	Actual as of		129,625,000		152,500,000		175,375,000		201,681,250
	December 31, 2019		Shares		Shares		Shares		Shares
		Percent		Percent		Percent		Percent		Percent
(Dollars in thousands)	Amount	of Assets	Amount	of Assets	Amount	of Assets	Amount	of Assets	Amount	of Assets
Equity	$1,594,025	13.71%	$2,067,156	16.86%	$2,150,650	17.38%	$2,234,144	17.89%	$2,330,163	18.47%
Tier 1 leverage capital	$1,268,791	11.42%	$1,741,922	14.84%	$1,825,416	15.40%	$1,908,910	15.95%	$2,004,929	16.58%
Tier 1 leverage capital requirement	555,330	5.00%	587,088	5.00%	592,693	5.00%	598,297	5.00%	604,742	5.00%

Excess	$713,461	6.42%	$1,154,834	9.84%	$1,232,723	10.40%	$1,310,612	10.95%	$1,400,187	11.58%

Tier 1 risk-based capital	$1,268,791	12.60%	$1,741,922	17.09%	$1,825,416	17.87%	$1,908,910	18.65%	$2,004,929	19.53%
Tier 1 risk-based requirement	805,282	8.00%	815,445	8.00%	817,238	8.00%	819,031	8.00%	821,094	8.00%

Excess	$463,509	4.60%	$926,477	9.09%	$1,008,178	9.87%	$1,089,878	10.65%	$1,183,835	11.53%

Total risk-based capital	$1,360,008	13.51%	$1,833,139	17.98%	$1,916,633	18.76%	$2,000,127	19.54%	$2,096,146	20.42%
Total risk-based requirement	1,006,603	10.00%	1,019,306	10.00%	1,021,548	10.00%	1,023,789	10.00%	1,026,367	10.00%

Excess	$353,405	3.51%	$813,833	7.98%	$895,085	8.76%	$976,337	9.54%	$1,069,779	10.42%

Common equity Tier 1 risk-based capital	$1,268,791	12.60%	$1,741,922	17.09%	$1,825,416	17.87%	$1,908,910	18.65%	$2,004,929	19.53%
Common equity Tier 1 risk-based requirement	654,292	6.50%	662,549	6.50%	664,006	6.50%	665,463	6.50%	667,139	6.50%

Excess	$614,499	6.10%	$1,079,373	10.59%	$1,161,410	11.37%	$1,243,447	12.15%	$1,337,790	13.03%

Reconciliation of capital infused into Eastern Bank
Proceeds contributed to Eastern Bank			$635,163		$747,250		$859,338		$988,239
Less common stock acquired by employee stock ownership plan			(108,021)		(127,083)		(146,146)		(168,068)
Less common stock acquired by stock-based benefit plans			(54,010)		(63,542)		(73,073)		(84,034)

Pro forma increase			$473,131		$556,625		$640,119		$736,137

Source: Eastern Bankshares’ draft prospectus.

EXHIBIT IV-7

Eastern Bankshares, Inc.

Pro Forma Analysis Sheet – Fully Converted Basis

Exhibit IV-7

PRO FORMA ANALYSIS SHEET

Eastern Bankshares, Inc.

Prices as of April 17, 2020

					Peer Group		Massachusetts Companies		All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average	Median	Average	Median	Average	Median
Price-earnings ratio (x)		P/E	12.12	x	9.57x	8.43x	10.93x	9.91x	9.07x	8.26x
Price-core earnings ratio (x)		P/Core	13.10	x	8.80x	8.44x	10.46x	9.55x	8.92x	7.98x
Price-book ratio (%)	=	P/B	54.38%		80.14%	78.88%	84.83%	83.99%	82.80%	77.74%
Price-tangible book ratio (%)	=	P/TB	62.46%		107.37%	97.46%	103.40%	94.85%	99.55%	93.04%
Price-assets ratio (%)	=	P/A	12.27%		11.01%	10.17%	9.55%	8.72%	9.59%	8.92%

Valuation Parameters

Pre-Conversion Earnings (Y)	$135,098,000
Pre-Conversion Earnings (CY)	$125,356,000
Pre-Conversion Book Value (B)	$1,600,153,000
Pre-Conv. Tang. Book Val. (TB)	$1,222,419,000
Pre-Conversion Assets (A)	$11,628,775,000
Reinvestment Rate (2)(R)	1.69%
Est. Conversion Expenses (3)(X)	2.00%
Tax Rate (TAX)	26.00%
Shares Tax	$0

ESOP Stock Purchases (E)	8.00	% (5)
Cost of ESOP Borrowings (S)	0.00	% (4)
ESOP Amortization (T)	30.00	years
RRP Amount (M)	4.00%
RRP Vesting (N)	5.00	years (5)
Foundation (F)	4.17%
Tax Benefit (Z)	16,520,834
Percentage Sold (PCT)	100.00%
Option (O1)	10.00	% (6)
Estimated Option Value (O2)	26.40	% (6)
Option vesting (O3)	5.00	(6)
Option pct taxable (O4)	25.00	% (6)

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$1,588,541,670
	1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/Core * (Y)	V=	$1,588,541,670
	1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$1,588,541,670
	1 - P/B * PCT * (1-X-E-M-F)

4. V=	P/TB * (TB+Z)	V=	$1,588,541,670
	1 - P/TB * PCT * (1-X-E-M-F)

5. V=	P/A * (A+Z)	V=	$1,588,541,670
	1 - P/A * PCT * (1-X-E-M-F)

	Shares Issued	Price Per	Gross Offering	Shares Issued To	Total Shares	Aggregate Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	201,681,250	10.00	$2,016,812,500	8,403,386	210,084,636	$2,100,846,360
Maximum	175,375,000	10.00	1,753,750,000	7,307,292	182,682,292	1,826,822,920
Midpoint	152,500,000	10.00	1,525,000,000	6,354,167	158,854,167	1,588,541,670
Minimum	129,625,000	10.00	1,296,250,000	5,401,042	135,026,042	1,350,260,420

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Net return reflects a reinvestment rate of 1.69 percent and a tax rate of 26.0 percent.
(3)	Offering expenses shown at estimated midpoint value.
(4)	No cost is applicable since holding company will fund the ESOP loan.
(5)	ESOP and MRP amortize over 30 years and 5 years, respectively; amortization expenses tax effected at 26.0 percent.
(6)

10 percent option plan with an estimated Black-Scholes valuation of 26.40 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 26.0 percent.

EXHIBIT IV-8

Eastern Bankshares, Inc.

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Eastern Bankshares, Inc.

At the Minimum

1.	Pro Forma Market Capitalization				$1,350,260,420
	Less: Foundation Shares				54,010,420

2.	Offering Proceeds				$1,296,250,000
	Less: Estimated Offering Expenses				25,925,000

	Net Conversion Proceeds				$1,270,325,000
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds				$1,270,325,000
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				162,031,250

	Net Proceeds Reinvested				$1,108,293,750
	Estimated net incremental rate of return				1.25%

	Reinvestment Income				$13,860,322
	Less: Shares Tax				0
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				2,664,514
	Less: Amortization of Options (4)				6,665,966
	Less: Recognition Plan Vesting (5)				7,993,542

	Net Earnings Impact				($3,463,700)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion
4.	Pro Forma Earnings
	12 Months ended December 31, 2109 (reported)		$135,098,000	($3,463,700)	$131,634,300
	12 Months ended December 31, 2019 (core)		$125,356,000	($3,463,700)	$121,892,300

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth
	December 31, 2019	$1,600,153,000	$1,108,293,750	$14,042,709	$2,722,489,459
	December 31, 2019 (Tangible)	$1,222,419,000	$1,108,293,750	$14,042,709	$2,344,755,459

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets
	December 31, 2019	$11,628,775,000	$1,108,293,750	$14,042,709	$12,751,111,459

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 30 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Eastern Bankshares, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization				$1,588,541,670
	Less: Foundation Shares				63,541,670

2.	Offering Proceeds				$1,525,000,000
	Less: Estimated Offering Expenses				30,500,000

	Net Conversion Proceeds				$1,494,500,000
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds				$1,494,500,000
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				190,625,000

	Net Proceeds Reinvested				$1,303,875,000
	Estimated net incremental rate of return				1.25%

	Reinvestment Income				$16,306,261
	Less: Shares Tax				0
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				3,134,722
	Less: Amortization of Options (4)				7,842,313
	Less: Recognition Plan Vesting (5)				9,404,167

	Net Earnings Impact				($4,074,941)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion
4.	Pro Forma Earnings
	12 Months ended December 31, 2109 (reported)		$135,098,000	($4,074,941)	$131,023,059
	12 Months ended December 31, 2019 (core)		$125,356,000	($4,074,941)	$121,281,059

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth
	December 31, 2019	$1,600,153,000	$1,303,875,000	$16,520,834	$2,920,548,834
	December 31, 2019 (Tangible)	$1,222,419,000	$1,303,875,000	$16,520,834	$2,542,814,834

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets
	December 31, 2019	$11,628,775,000	$1,303,875,000	$16,520,834	$12,949,170,834

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 30 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Eastern Bankshares, Inc.

At the Maximum Value

1.	Pro Forma Market Capitalization				$1,826,822,920
	Less: Foundation Shares				73,072,920

2.	Offering Proceeds				$1,753,750,000
	Less: Estimated Offering Expenses				35,075,000

	Net Conversion Proceeds				$1,718,675,000
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds				$1,718,675,000
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				219,218,750

	Net Proceeds Reinvested				$1,499,456,250
	Estimated net incremental rate of return				1.25%

	Reinvestment Income				$18,752,200
	Less: Shares Tax				0
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				3,604,931
	Less: Amortization of Options (4)				9,018,659
	Less: Recognition Plan Vesting (5)				10,814,792

	Net Earnings Impact				($4,686,182)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion
4.	Pro Forma Earnings
	12 Months ended December 31, 2109 (reported)		$135,098,000	($4,686,182)	$130,411,818
	12 Months ended December 31, 2019 (core)		$125,356,000	($4,686,182)	$120,669,818

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth
	December 31, 2019	$1,600,153,000	$1,499,456,250	$18,998,959	$3,118,608,209
	December 31, 2019 (Tangible)	$1,222,419,000	$1,499,456,250	$18,998,959	$2,740,874,209

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets
	December 31, 2019	$11,628,775,000	$1,499,456,250	$18,998,959	$13,147,230,209

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 30 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

Exhibit IV-8

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Eastern Bankshares, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization				$2,100,846,360
	Less: Foundation Shares				84,033,860

2.	Offering Proceeds				$2,016,812,500
	Less: Estimated Offering Expenses				40,336,250

	Net Conversion Proceeds				$1,976,476,250
3.	Estimated Additional Income from Conversion Proceeds
	Net Conversion Proceeds				$1,976,476,250
	Less: Cash Contribution to Foundation				0
	Less: Non-Cash Stock Purchases (1)				252,101,563

	Net Proceeds Reinvested				$1,724,374,687
	Estimated net incremental rate of return				1.25%

	Reinvestment Income				$21,565,030
	Less: Shares Tax				0
	Less: Estimated cost of ESOP borrowings (2)				0
	Less: Amortization of ESOP borrowings (3)				4,145,670
	Less: Amortization of Options (4)				10,371,458
	Less: Recognition Plan Vesting (5)				12,437,010

	Net Earnings Impact				($5,389,109)

				Net
			Before	Earnings	After
			Conversion	Increase	Conversion
4.	Pro Forma Earnings
	12 Months ended December 31, 2109 (reported)		$135,098,000	($5,389,109)	$129,708,891
	12 Months ended December 31, 2019 (core)		$125,356,000	($5,389,109)	$119,966,891

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
5.	Pro Forma Net Worth
	December 31, 2019	$1,600,153,000	$1,724,374,687	$21,848,804	$3,346,376,490
	December 31, 2019 (Tangible)	$1,222,419,000	$1,724,374,687	$21,848,804	$2,968,642,490

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
6.	Pro Forma Assets
	December 31, 2019	$11,628,775,000	$1,724,374,687	$21,848,804	$13,374,998,490

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 30 years, amortization expense is tax-effected at a 26.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 26.0 percent.

EXHIBIT V-1

RP® Financial, LC.

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (39)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (35)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (36)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (32)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (32)	(703) 647-6549	joren@rpfinancial.com

Washington Headquarters
1311-A Dolley Madison Boulevard	Telephone: (703) 528-1700
Suite 2A	Fax No.: (703) 528-1788
McLean, VA 22101	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com